    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20548
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                             8021                           04-325-6557
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                               DONALD E. STRANGE

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.
                              85 DEVONSHIRE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 742-4750
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             ARTHUR I. ANDERSON, P.C.                               JOHN SCHUSTER, ESQ.
              MICHAEL L. BLAU, ESQ.                               CAHILL GORDON & REINDEL
             MCDERMOTT, WILL & EMERY                                   80 PINE STREET
           75 STATE STREET, SUITE 1700                               NEW YORK, NY 10005
                 BOSTON, MA 02109                                      (212) 701-3000
                  (617) 345-5000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                         PROPOSED MAXIMUM          AMOUNT OF
                                                                        AGGREGATE OFFERING        REGISTRATION
          TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED                 PRICE(1)                 FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value)........................................       $34,000,000             $10,304
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                 PRELIMINARY PROSPECTUS DATED OCTOBER 23, 1997

                                            SHARES

                              [FIRST DENTAL LOGO]
                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                                  COMMON STOCK
                            ------------------------

     All of the shares of Common Stock, $.01 par value per share, offered hereby are being sold by First New England Dental Centers, Inc. ("the Company"). Prior to this Offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will
be between $          and $          per share. See "Underwriting" for a
discussion of the factors to be considered in determining the initial public offering price.

     Application has been made to include the Common Stock on the NASDAQ National Market under the symbol MOLR.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=====================================================================================================
                                                                Underwriting
                                             Price to          Discounts and         Proceeds to
                                              Public           Commissions(1)         Company(2)
-----------------------------------------------------------------------------------------------------
Per Share..............................        $                   $                    $
-----------------------------------------------------------------------------------------------------
Total..................................     $                    $                   $
-----------------------------------------------------------------------------------------------------
Total Assuming Full Exercise of Over-
  Allotment Option(3)..................        $                   $                    $
=====================================================================================================

(1) See "Underwriting."

(2) Before deducting expenses estimated at $           , which are payable by
    the Company.

(3) Assumes exercise in full of a 30-day option granted by the Company to the
    Underwriters to purchase up to           additional shares of Common Stock,
    on the same terms and conditions, solely to cover over-allotments, if any. See "Underwriting."

                            ------------------------

     The shares of Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New York City on or about
          , 1997.

                            ------------------------

PAINEWEBBER INCORPORATED                      PRUDENTIAL SECURITIES INCORPORATED

                            ------------------------

                The date of this Prospectus is           , 1997.

      [MAP OF EASTERN UNITED STATES SHOWING LOCATION OF DENTAL FACILITIES]

                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, THE PURCHASE OF THE COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and combined financial statements, including the notes thereto, appearing elsewhere in this Prospectus. First New England Dental Centers, Inc. ("First Dental") is a dental practice management company. It manages dental facilities (each, a "Dental Facility" and collectively, the "Dental Facilities") at which it provides office space, equipment, non-clinical support personnel, information systems and management services to general dentists and specialists. By law, First Dental does not employ any dentists to practice dentistry nor does it otherwise control the practice of dentistry. First Dental has entered into a Management Agreement (the "Management Agreement") with a dental professional corporation (the "P.C.", and together with other affiliated professional corporations and associations, the "affiliated P.C.s"), pursuant to which dentists employed by the P.C. practice dentistry at the Dental Facilities. Concurrently with this Offering, First Dental will acquire DentalCare Partners, Inc. ("DCP") which manages 17 Dental Facilities in the Southeastern United States, and subsequent to this Offering, expects to acquire Group Dental Associates ("GDA") which operates eight Dental Facilities in New Jersey and certain related businesses (collectively, the "Pending Acquisitions"). As used in this Prospectus, unless the context otherwise requires, the "Company" shall mean (a) the combined operations of First Dental and the P.C., when used with respect to historical information contained herein or (b) the combined operations of First Dental, the Pending Acquisitions, the P.C. and other affiliated professional corporations when used with respect to the current business description and information about events that will occur after the consummation of this Offering. "First Dental" shall include the Pending Acquisitions when used with respect to information about events that will occur after the consummation of this Offering and the "Network" shall mean the network for the provision of dental services by the Company at the Dental Facilities. Unless otherwise indicated, the information in this Prospectus (i) gives effect to a one-for-three reverse stock split of the Common Stock to be effected prior to the closing of the Offering, (ii) assumes that the Underwriters' over-allotment option will not be exercised, and (iii) assumes an initial public
offering price per share of $       . All references herein to industry
financial and statistical information are based on trade articles and industry reports that First Dental believes to be reliable, although there can be no assurance to that effect.

                                  THE COMPANY

     First Dental is among the largest providers of dental practice management services in the Eastern United States, with geographic concentrations of managed Dental Facilities in New England, the Mid-Atlantic and the Southeastern United States. The Company provides dental services at 58 Dental Facilities in 11 states, served by approximately 102 general dentists and 50 specialists, 107 hygienists, and 163 dental assistants. Dentists practicing at the Dental Facilities provide a mix of general dentistry services and specialty services such as endodontics, oral surgery, orthodontics, periodontics and pediatric dentistry which varies by site. The Company's Dental Facilities generated net revenue, on a pro forma basis, of $43.0 million for the year ended December 31, 1996, and $22.5 million for the six months ended June 30, 1997. For the six months ended June 30, 1997, approximately 87% of the Company's net revenue, on a pro forma basis, was generated by fee-for-service or indemnity insurance patients, and approximately 13% was generated by managed care patients.

     The Company seeks to enhance its presence in the markets it currently serves and to continue to expand its Network through the acquisition or development of additional Dental Facilities in other markets in the Eastern United States where there are opportunities to acquire or develop Dental Facilities fitting First Dental's facility profile. Operationally, the Company seeks to enhance the quality and profitability of each Dental Facility by increasing both patient visits and the range of dental services offered and by achieving operating efficiencies.

     The Health Care Financing Administration ("HCFA") has estimated the aggregate domestic market for dental services in 1996 to be approximately $45.9 billion, representing approximately 4.2% of total health care expenditures in the United States, and HCFA has projected that dental expenditures will reach approximately $79.1 billion by the year 2005. Based on HCFA estimates, the dental services market grew at an annual compound rate of approximately 8.1% from 1980 to 1995, and is projected to grow at an annual compound rate of approximately 6.2% through the year 2005. First Dental believes that the growth in dental expenditures has resulted in part from an increase in the availability of dental insurance, and from an increase in the demand for dental services, particularly preventive and cosmetic dentistry. Although the market for dental services is currently largely fragmented and has not yet undergone the consolidation experienced in other parts of the health care industry, First Dental believes that dentistry is evolving away from the solo, general practitioner model towards that of a multi-specialty group practice. According to the American Dental Association ("ADA"), approximately 12.4% of dental practices in the United States consisted of three or more dentists in 1995, an increase from approximately 4.1% in 1991.

     First Dental believes that three major trends are impacting consumers' demand for dental care in the United States: (i) an increased emphasis on preventive and cosmetic dentistry; (ii) the development of multi-specialty group practices; and (iii) the evolution from direct pay to third-party reimbursement. First Dental intends to take advantage of each of these industry trends. First, the Company stresses the importance of preventive dentistry, while providing consumers with access to high quality cosmetic dental care. Second, First Dental is developing dense geographic networks that can share dental specialists, maximize the utilization of existing Dental Facilities and offer comprehensive geographic coverage for managed care plans. Finally, First Dental works closely with insurance companies to negotiate dental contracts which are simple to administer and provide adequate compensation for services performed.

     First Dental's long term objective is to make each of its Dental Facilities the leading multi-specialty dental care provider in the local market it serves. Key elements of the Company's strategy include expanding the size and density of the Network through acquisitions and de novo Dental Facility development; increasing Dental Facility net patient revenue through expansion of hours and addition of dental staff, through advertising and marketing, and through selective managed care contracting; and lowering the cost of service delivery through economies of scale in purchasing, reducing administrative expenses, utilizing management information systems, and creating more efficient practices with standardized quality-control protocols. By using its approach to managing an integrated network of Dental Facilities, First Dental believes it will enable dentists to focus on delivering quality patient care and to realize significantly greater productivity than traditional individual and small-group dental practices.

     The Company expands the Network by acquiring the operating assets of existing dental practices or developing de novo Dental Facilities. First Dental believes that individual dentists increasingly will seek to affiliate with dental practice management organizations, such as the Company, which offer specialized management, billing and accounting services, information systems, and capital resources because affiliating allows the dentists to focus on the delivery of high quality patient care rather than on practice administration. In addition, dental practice management companies are attractive to individual and small-group dentists because they offer these dentists the opportunity to obtain liquidity for the equity that they have built in their practices while remaining affiliated with their practices. By using its approach to managing an integrated network of Dental Facilities, First Dental believes it will enable dentists to realize significantly greater productivity and profitability than traditional individual and small-group dental practices.

                                  THE OFFERING

Common Stock Offered by the
Company..............................               shares(1)

Common Stock to be Outstanding after
the Offering.........................               shares(1)

Use of Proceeds......................     Repay outstanding indebtedness,
                                          consummate the Pending Acquisitions,
                                          acquire and expand other Dental
                                          Facilities and for general corporate
                                          purposes, including working capital.
                                          See "Use of Proceeds."

Proposed NASDAQ National Market
symbol...............................     MOLR
---------------
(1) Assumes (i) the issuance of an aggregate of 453,000 shares in connection with the consummation of the Pending Acquisitions, (ii) the issuance of 10,250 shares of Common Stock which First Dental is obligated to issue to a Selling Dentist as partial consideration for the acquisition of his dental practice in September 1996, on or prior to the date the Offering commences,
    (iii) no exercise of any outstanding options or warrants to purchase 534,891 shares of Common Stock at a weighted average exercise price of $14.37 per share, (iv) no issuance of any of the 100,000 shares of Common Stock reserved under First Dental's 1996 Stock Plan, of which 26,333 shares are issuable upon the exercise of outstanding stock options exercisable at the initial public offering price, no issuance of any shares issuable to employees of the affiliated P.C. of which 67,138 shares are issuable upon the exercise of outstanding stock options at the initial public offering price, and no issuance of 242,203 shares issuable upon the exercise of stock options issued in exchange for options to acquire DCP common stock in connection with the DCP Acquisition.

     SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

                                  YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                             ----------------------------------   ------------------------------------
                                                     PRO FORMA                              PRO FORMA
                               1995        1996       1996(1)        1996         1997       1997(1)
                             --------   ----------   ----------   ----------   ----------   ----------
                                      (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
  DATA:
Net revenue................  $  2,190   $   15,313   $   42,996   $    3,881   $   13,806   $   22,581
Dental Facility expenses...     3,273       18,168       45,179        5,405       14,028       21,485
                             --------   ----------   ----------      -------      -------     --------
Dental Facility margin
  (deficit)................    (1,083)      (2,855)      (2,183)      (1,524)        (222)       1,096
General and administrative
  expenses.................       976        3,541        4,873        1,129        2,212        3,172
Interest expense, net......        51          655        1,572           31          715          983
                             --------   ----------   ----------      -------      -------     --------
Net loss...................  $ (2,110)  $   (7,051)  $   (8,628)  $   (2,684)  $   (3,149)  $   (3,059)
                             ========   ==========   ==========      =======      =======     ========
Net loss per share.........  $ (10.68)  $    (5.22)  $    (4.59)  $    (2.22)  $    (1.62)  $    (1.28)
                             ========   ==========   ==========      =======      =======     ========
Weighted average shares
  outstanding..............   197,607    1,348,043    1,879,608    1,203,517    1,937,202    2,390,038
                             ========   ==========   ==========      =======      =======     ========
OTHER OPERATING DATA(2):
Number of dentists.........        19           91                        63          100          152
Number of Dental
  Facilities...............         9           36                        17           33           58
Number of states...........         1            5                         2            5           11
Number of operatories......        69          210                       118          197          381

                                                                          JUNE 30, 1997
                                                              -------------------------------------
                                                                                       PRO FORMA AS
                                                              ACTUAL    PRO FORMA(3)   ADJUSTED(4)
                                                              -------   ------------   ------------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $   580     $  8,515
Working capital (deficit)...................................   (9,030)      (1,388)
Management Agreement, net...................................   13,354       26,508
Total assets................................................   24,975       52,513
Long-term debt and capital lease obligations, less current
  portion...................................................    1,788       19,049
Total stockholders' equity..................................    9,088       16,087

---------------
(1) Pro forma to give effect to (i) all acquisitions of Dental Facilities consummated during 1996 (collectively, the "1996 Acquisitions") and (ii) the Pending Acquisitions, in each case as if such acquisitions had occurred on January 1, 1996. See "Business -- Dental Facilities Acquired or Developed to Date," "Unaudited Pro Forma Condensed Combined Financial Information," "The Pending Acquisitions" and Note 3 to the Company's Combined Financial Statements.

(2) Presented as of end of period.

(3) Pro forma to reflect the Pending Acquisitions and the issuance in July 1997 of $15.0 million in Senior Secured Fixed Rate Notes (the "Senior Notes") as such transactions had been consummated on June 30, 1997.

(4) Pro forma as adjusted to reflect: (i) the Pending Acquisitions; (ii) the
    issuance of the Senior Notes; and (iii) the sale of      shares of Common
    Stock offered hereby (at an assumed initial public offering price of $ per share) and the application of the net proceeds therefrom as described under "Use of Proceeds."

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the securities offered hereby. This Prospectus contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth hereunder, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", as well as in the Prospectus generally. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this Prospectus generally.

LIMITED OPERATING HISTORY; LOSSES; ACCUMULATED OPERATING DEFICIT

     First Dental has operated its current business only since January 1995. It has grown principally through acquisitions and is pursuing a strategy of significant growth. Results of operations for any particular period are not necessarily indicative of results of operations for a full year or predictive of future periods. For the year ended December 31, 1995, the Company incurred a net loss of $2.1 million, for the year ended December 31, 1996, a net loss of $7.1 million and for the six months ended June 30, 1997, a net loss of $3.1 million. At June 30, 1997, the Company had an accumulated operating deficit of $12.3 million. On a pro forma basis, for the year ended December 31, 1996, the Company incurred a net loss of $8.6 million and for the six months ended June 30, 1997, a net loss of $3.1 million. There can be no assurance that the Company's results of operations will improve or will become profitable. See "Selected Combined Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS ASSOCIATED WITH IDENTIFICATION, ACQUISITION, DEVELOPMENT AND INTEGRATION OF DENTAL FACILITIES

     First Dental's strategy involves, among other things, significant growth through the acquisition of additional Dental Facilities. First Dental acquired nine Dental Facilities in 1995 and 27 Dental Facilities in 1996. Upon the consummation of the Pending Acquisitions, First Dental will acquire 25 additional Dental Facilities. Substantially all of the Company's net revenue is derived from the provision of dental services at the Dental Facilities; therefore, the Company's financial success will be dependent, in part, upon an increased number of profitable Dental Facilities.

     The Company devotes substantial time and resources to acquisition-related activities. Identifying appropriate acquisition candidates and negotiating and consummating acquisitions can be a lengthy and costly process. There can be no assurance that suitable acquisition candidates will be identified or that acquisitions will be consummated on terms favorable to the Company, on a timely basis or at all. The GDA Acquisition is not a condition to the consummation of the Offering and there can be no assurance that such acquisition will be consummated. In the event the closing of a planned acquisition fails to occur or is delayed, the Company's quarterly financial results may be materially adversely affected, which would likely cause a decline, perhaps substantial, in the market price of the Common Stock. In addition, increasing consolidation in the dental services industry may result in an increase in the difficulty of identification of suitable facilities and in purchase prices required to be paid by the Company to acquire dental practices.

     The integration of acquired Dental Facilities typically requires the implementation and centralization of purchasing, accounting, management information systems, cash management and other systems, which may be difficult, costly, and time-consuming. There can be no assurance that First Dental will be successful in managing its combined operations as they currently exist or upon consummation of the Pending Acquisitions or other subsequent acquisitions or that any additionally acquired Dental Facilities will be effectively and profitably integrated into the Network. The Company's operating results in fiscal quarters immediately following an acquisition may be adversely affected while First Dental attempts to integrate the acquired practices. First Dental may encounter significant unanticipated costs or other problems associated with the Company's integration of future acquisitions into the Network. There can be no assurance that any future acquisition will not have a material adverse effect on the Company's operating results, particularly during the period immediately following such acquisition.

LIMITED CAPITAL; NEED FOR ADDITIONAL FINANCING

     Implementation of First Dental's growth strategy requires significant capital resources. Such resources will be needed for the acquisition of additional Dental Facilities, for the development of de novo Dental Facilities and for the effective integration, operation, and expansion of the Dental Facilities. First Dental historically has used a combination of cash, Common Stock, promissory notes and the assumption of certain liabilities as consideration for the operating assets of dental practices and intends to continue to do so. First Dental expects that capital requirements over the next several years will substantially exceed cash flow generated from operations and the net proceeds of the Offering. At June 30, 1997, the Company had a working capital deficit of $9.0 million. To finance capital requirements, First Dental anticipates that it will from time to time issue additional equity securities and incur additional debt. First Dental is seeking to obtain a credit facility with a commercial lender for acquisitions, working capital and other corporate purposes. Additional debt or non-Common Stock equity financing could be required to fund the Company's growth and operations. There can be no assurance that First Dental will be able to obtain additional required capital on satisfactory terms, if at all. The failure to raise the funds necessary to finance its future cash requirements could materially adversely affect First Dental's ability to pursue its strategy and its results of operations for future periods. If additional funds are raised through the issuance of equity securities, dilution to First Dental's existing stockholders may result and, if additional funds are raised through the incurrence of debt, such debt instruments may contain restrictive financial, maintenance and security covenants. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

RISKS ASSOCIATED WITH MANAGEMENT AND STAFFING OF DENTAL FACILITIES

     A key component of the Company's operating strategy is to increase profitability by maximizing Dental Facility utilization through extended hours of operation and the addition of general dentists, specialists, hygienists, and dental assistants. Accordingly, the Company's financial success will be dependent, in part, upon its ability to attract and retain for the Dental Facilities a sufficient number of qualified dentists, specialists, hygienists, and dental assistants. See "Business -- Business Strategy -- Increase Dental Facility Revenue." No assurance can be made that the Company will continue to be able to attract qualified dentists, specialists and clinical staff at acceptable compensation levels, or at all. Failure to appropriately staff Dental Facilities could have an adverse effect on the Company's revenues and results of operations. First Dental believes that its future success will also depend in part upon its ability to attract and retain qualified management personnel. Competition for such personnel is intense, and First Dental competes with numerous other employers, some of which have greater financial and other resources than First Dental. There can be no assurances that First Dental will be successful in attracting and retaining such personnel.

MANAGEMENT OF GROWTH

     First Dental's strategy calls for rapid growth, substantially through the acquisition of additional Dental Facilities, including through the consummation of the Pending Acquisitions. The acquisition of 36 Dental Facilities in a series of transactions during the period from January 1995 to October 1996, together with the consummation of several private financings, required significant attention from senior management and resulted in a reduced focus on the increasing day-to-day needs of the finance and accounting departments. As a result there were material weaknesses in the design and operation of the Company's internal control structure during 1996. The Company has hired additional qualified personnel and implemented certain operating policies and procedures which it believes have substantially corrected such weaknesses. The number of Dental Facilities managed by First Dental will increase from 33 at September 30, 1997 to 58 upon consummation of the Pending Acquisitions. This growth will place further strains on the Company's management, operations and systems. First Dental's ability to manage its growth and compete effectively will depend upon its ability to hire, train and assimilate additional management and other employees, and to expand, improve and effectively utilize its operating, management, marketing, information, and financial systems to accommodate its expanded operations. Any failure by First Dental's management to anticipate, implement and manage effectively the changes required to sustain its growth may have a material adverse effect on its business, financial condition and operating results. In addition, failure by First Dental to integrate successfully the management team and the operations of the DCP Acquisition may adversely affect its business, financial condition or operating results.

RELIANCE ON CERTAIN PERSONNEL AND RELATIONSHIPS

     The success of First Dental depends to a great degree on the continued services of its Chairman, Chief Executive Officer and President, Donald Strange; its Chief Financial Officer, Joseph Anoli; and its Senior Vice Presidents, Arnold Watkin, D.D.S. and Julian Osorio, D.M.D., who are also the directors, stockholders and executive officers of the P.C. Upon the closing of the DCP Acquisition, First Dental will be dependent on the services of DCP's Chief Executive Officer and President, Douglas Brown, to help integrate the management and operations of DCP with those of First Dental. The loss of the services of one or more of these individuals could have a material adverse effect on First Dental's business. See "Management."

COMPETITION

     The dental practice management segment of the health care industry is in its formative stage. First Dental expects the dental practice management segment to develop in a manner similar to that of the physician practice management segment, which began evolving in the early 1980s and is currently highly competitive. In addition, First Dental expects that the provision of multi-specialty dental services at a network of convenient locations will become increasingly common. First Dental is aware of several dental practice management companies that are currently operating in the Eastern United States. Moreover, dental practice management companies that currently operate in other parts of the country may begin targeting this region in the future. Such competitors may be better capitalized or otherwise enjoy competitive advantages which may make it difficult for First Dental to compete against them or to acquire or develop additional Dental Facilities on terms acceptable to First Dental. As the Company seeks to consolidate its Network in the Southeastern United States after consummation of the DCP Acquisition, and then to expand its operations throughout the Eastern United States, it will face additional competition from dental practice management companies which may have already established a strong business presence in such new markets.

     The business of providing general dental, orthodontic and other specialty dental services is highly competitive in the markets in which the Company operates. Competition may include general dentists and specialists who have more established practices and reputations. The Company also competes against these established practices in the recruitment and retention of general dentists, specialists and clinical staff to accommodate the increase in number and expansion of the Dental Facilities. If the availability of dentists begins to decline in the markets in the Eastern United States in which the Company is or intends to be active, the Company may find it more difficult to attract qualified dentists to staff the Dental Facilities sufficiently. There can be no assurance that the Company will be able to compete effectively against other existing practices or against new single or multi-specialty dental practices that enter its markets, or to compete against such other practices in the recruitment of qualified dentists. See "Business -- Competition."

RELIANCE ON CONTINUED EMPLOYMENT OF SELLING DENTISTS

     Most dentists practicing at the Dental Facilities have entered into employment agreements with the P.C.; others are independent contractors. The employment agreements with dentists who have sold their practice assets to the Company (each, a "Selling Dentist") generally are for an initial term of five years, and are terminable by the P.C. only for cause. Some employment agreements are terminable by the Selling Dentists without cause, and some agreements are renewable for an additional five-year term at the sole option of the Selling Dentists. Although the P.C. will endeavor to renew the employment agreements, in the event that a significant number of Selling Dentists terminates or does not renew their employment agreements, First Dental could be materially adversely affected. See "Business -- Affiliation Structure."

RISKS ASSOCIATED WITH MANAGEMENT AGREEMENTS

     A substantial portion of the Company's assets will consist of the Management Agreement and similar agreements which First Dental will enter into upon consummation of the Pending Acquisitions with each of the affiliated P.C.s employing dentists practicing at the new Dental Facilities (collectively, the "Management Agreements"). At June 30, 1997, the Company's combined balance sheet reflected $13.4 million allocable to the existing Management Agreement, which represented a substantial portion of its $25.0 million in total assets and $9.1 million in total stockholders' equity at such date. The amount allocable to the Management Agreements on the Company's combined balance sheet will increase to $26.5 million upon consummation of the Pending Acquisitions, and First Dental expects such amount to increase further in the future in connection with additional acquisitions. This increase will have an adverse impact on earnings as the Management Agreements are amortized.

     In the event of any sale or liquidation of First Dental or a portion of its assets, there can be no assurance that the value of the Management Agreements will be realized. In addition, First Dental continually evaluates whether events and circumstances have occurred which indicate that any portion of the remaining amount allocable to one or more of the Management Agreements may not be recoverable. When factors indicate that the amount allocable to one or more of the Management Agreements should be evaluated for possible impairment, the Company may be required to reduce the carrying value of such Management Agreements, which could have a material adverse effect on the results of operations of the Company during the periods in which such reduction is recognized.

     Because First Dental derives its revenues through the Management Agreements, any material loss of revenue by one or more affiliated P.C.s could have a material adverse effect on First Dental's business, financial condition and operating results, and any termination by one of the affiliated P.C.s of a Management Agreement (which is permitted in the event of a bankruptcy by First Dental or such affiliated P.C., or material breach without cure within 90 days by First Dental), could have such an effect. The stockholders of the P.C. are officers, and in the case of Dr. Watkin, also a director, of First Dental who are licensed to practice dentistry. First Dental has entered into a Stock Transfer Restriction Agreement with the stockholders of the P.C. whereby First Dental controls the transfer of the P.C.s stock and may, in certain circumstances, require the stock to be transferred to a designee of First Dental. In the event of a breach of a Management Agreement by the P.C. or another affiliated P.C., however, there can be no assurance that the legal remedies available to First Dental will be adequate to compensate First Dental or cover its damages resulting from such breach. See "Business -- Affiliation Structure" and "-- Government Regulation -- State Regulation."

GOVERNMENT REGULATION

  Federal Regulation

     The dental industry is extensively regulated at both the federal and state levels. Many of the federal laws apply only to dental services which are reimbursed under the Medicare or Medicaid programs. Because very little dental care is currently provided by Medicare and Medicaid, the Company derives very little revenue from these programs. Therefore, the current impact of these laws is negligible. However, there can be no assurance that the reach of these laws will not be broadened in the future to cover services reimbursable by any payor. If these laws were to be broadened in such a manner, they could have a material adverse effect on the Company.

     Fraud and Abuse. The federal fraud and abuse statute prohibits, subject to certain safe harbors, the payment or receipt of remuneration in return for, or in order to induce, referrals for items or services which are reimbursable under Medicare or Medicaid. Federal laws also impose significant penalties for false or improper billings or inappropriate coding for dental services, and impose restrictions on dentists' referrals for certain designated health services to entities with which they have financial relationships. Violations of these federal laws may result in substantial civil or criminal penalties for individuals or entities, including exclusion from participation in the Medicare and Medicaid programs. Such exclusion or penalties, if applied to the dentists at the Dental Facilities, could have a material adverse effect upon the Company.

     Risk-Based Incentive Plans. Federal regulations also govern physician incentive plans associated with certain managed care organizations that offer risk-based Medicare or Medicaid contracts. These regulations define physician incentive plans to include any compensation arrangements (such as capitation arrangements, bonuses, and withholds) that place the dentist at substantial financial risk. Where applicable, the regulations generally require disclosure to the federal government or, upon request, to a Medicare beneficiary or Medicaid recipient regarding financial incentives, that may directly or indirectly have the effect of reducing or limiting services furnished to patients covered by the Medicare or Medicaid programs, and require the dentist to obtain stop-loss insurance to limit the dentist's exposure to such financial risk. The regulations specifically prohibit physician incentive plans which involve payments made directly to induce the limitation or reduction of medically necessary covered services. If an enforcement agency determines the Company violated any of these regulations the Company could be suspended from participation in the Medicare and Medicaid programs and civil penalties.

     Medicare Regulations. The Company may also be subject to Medicare rules governing billing agents. These rules prohibit a billing agent from receiving a fee based on a percentage of Medicare collections and may require Medicare payments for the services of the dentists to be made directly to the dentist providing the services or to an account opened in the name of the affiliated P.C. If an enforcement agency determines the Company violated any of these rules, the Company could be excluded from the Medicare program.

     In the event that a dentist defaults in the payment of a government-guaranteed student loan, federal regulations permit the Office of the Inspector General to offset such overdue loan payments against Medicare income due to the defaulting dentist's employer. First Dental cannot assure compliance by the Company's dentists with the payment terms of their student loans, if any.

     Reassignment Rules. The Company's revenues from all insurers, including governmental insurers, are subject to significant regulation. Under certain "reassignment" rules, First Dental may not be able to require the dentists to assign third-party payor revenues received from government-sponsored payment programs unless the dentists are employees of First Dental or other conditions are met. In addition, under certain "incident to" rules, First Dental may only be able to receive reimbursement from government-sponsored payment programs for services provided by certain non-dentist personnel, who are either direct or leased employees of First Dental, provided that certain other conditions are met. If an enforcement agency determines the Company violated any of the various "reassignment" and "incident to" rules pertaining to reimbursement from government-sponsored payment programs, the Company could be excluded from the Medicare program, and continued violation after notice, could result in criminal penalties.

  State Regulation

     Fraud, Abuse and Fee-Splitting. Many states in which First Dental will manage Dental Facilities have fraud and abuse laws which are similar to the federal law, and in many cases apply to referrals for items or services reimbursable by any insurer, not just by Medicare and Medicaid. A number of states in which First Dental manages, or will manage, Dental Facilities also impose significant penalties for false claims for dental services. Many states also prohibit dentists from splitting fees with non-dentists. If an enforcement agency determines the Company violated any of these fee-splitting laws, First Dental's management agreements may be voidable. In addition, First Dental could be prohibited from being paid for its management services in a manner related to the revenues of the practice. Several states in which First Dental manages, or will manage, Dental Facilities, including Maryland, New Hampshire, North Carolina and South Carolina, either prohibit or require disclosure of self-referral arrangements and may impose penalties for violation of these laws. If an enforcement agency determines the Company violated any of the various state laws pertaining to fraud, abuse and fee-splitting, First Dental could be subject to civil or criminal penalties, termination from participation in the Medicaid program and disciplinary action, including suspension or revocation of license, imposed by the pertinent state board of dentistry against an affiliated P.C.-employed dentist.

     Corporate Practice of Dentistry. The laws of many states, including each of the states in which First Dental manages or will manage Dental Facilities, prohibit, either by specific provisions or as a matter of general policy, non-dental entities, such as First Dental, from practicing dentistry, from employing dentists and, in certain circumstances, dental assistants or dental hygienists, or from exercising control over the provision of dental services. Many such states may also limit the ability of a person other than a licensed dentist to own or control equipment or offices used in a dental practice. If an enforcement agency determines the Company's provision of its management services to the affiliated P.C.s violates any of the state restrictions on the corporate practice of dentistry, the Company could be subject to criminal or civil penalties and potential disciplinary action taken by the relevant state board of dentistry against the affiliated P.C.-employed dentist assisting the Company.

     Some states in which First Dental manages or will manage Dental Facilities, including Massachusetts, New Hampshire, New Jersey and Rhode Island, require clinics to be licensed, and may define clinics to include dental practices that are owned or controlled in whole or in part by non-dentists. If an enforcement agency determines that the services which First Dental renders to the affiliated P.C.s, pursuant to the management agreements, vest sufficient control over the pertinent Dental Facility to require clinic licensure, and First Dental has not obtained clinic licensure, First Dental may be subject to civil penalties or denial of facility fee payments. The laws of some states in which First Dental manages or will manage Dental Facilities, including Kentucky, Maine, New Jersey and Vermont, may prohibit the advertising of dental services under a trade or corporate name and require all advertisements to be solely in the name of the dentist. A number of states, including each of the states in which First Dental will manage Dental Facilities, may also regulate the content of advertisements of dental services or the use of promotional gift items. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. Although First Dental believes the management services which it provides comply with various state regulations pertaining to advertisements, promotional gift items and delegation of duties by dentists to dental assistants, noncompliance could result in criminal or civil penalties and disciplinary action taken by the pertinent state board of dentistry against the affiliated P.C.-employed dentist to whom the advertisement or promotional gift item applies or who delegated improperly duties to a dental assistant.

     Insurance Regulation. Except for Group Dental Health Administrators, Inc., a licensed dental plan organization in New Jersey that will be acquired as part of the GDA Acquisition, First Dental does not engage in the business of insurance. Nonetheless, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care contracts. State insurance laws are subject to broad interpretation by regulators. As the Company contracts with third-party payors or self-insured plans, on a captitation or other basis under which the Company assumes financial risk, insurance regulators in some states may determine that the Company is engaged in the business of insurance. If First Dental or an affiliated P.C. is determined to be engaged in the business of insurance, First Dental or such affiliated P.C. could be required to either seek licensure as an insurance company or to change the method of payment from third-party payors. There can be no assurance that the Company's operations would not be materially adversely affected if First Dental or an affiliated P.C. were to become subject to state insurance regulations. If an enforcement agency determines that First Dental is engaging in the business of insurance without a proper license, First Dental could be subject to criminal penalties.

     Although First Dental believes the Company's operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that First Dental's contractual arrangements with the P.C., or any other affiliated P.C., and the dentists employed by such affiliated P.C.s will not be successfully challenged as violating federal or state fraud and abuse, self-referral, false claims, fee splitting, insurance, facility licensure or certificate of need laws or that the enforceability of such arrangements will not be limited as a result of such laws. In addition, there can be no assurance that the business structure under which the Company operates, or the advertising strategy it employs, will not be deemed to constitute the unlicensed practice of dentistry or the operation of an unlicensed clinic or health care facility. First Dental has not sought judicial or regulatory interpretations with respect to the way the Company conducts its business. There can be no assurance that a review of the business of the Company by courts or regulatory authorities will not result in a determination that could materially adversely affect the Company's operations or that the regulatory environment will not change so as to restrict the Company's existing or future operations. Any such development could substantially limit the potential market for First Dental's management services. In addition, there can be no assurance that the integration into the network of Dental Facilities in states in which the Company does not currently operate, such as the Dental Facilities to be acquired in the Pending Acquisitions, will not be challenged as violating federal or state laws with respect to the foregoing matters. In the event that any legislative measures, regulatory provisions or rulings, or judicial decisions restrict or prohibit the Company from carrying on its business or from expanding the operations of the Company to the jurisdictions in which the Dental Facilities to be acquired in the Pending Acquisitions operate or to other jurisdictions, structural and organizational modifications of the Company's organization and arrangements may be required, which could have a material adverse effect on the Company's business, financial condition and results of operations, or the Company may be required to cease operations. See "Business -- Government Regulation."

BROAD DISCRETION OF MANAGEMENT IN APPLYING PROCEEDS OF OFFERING

     First Dental intends to use the net proceeds of the Offering to pay off certain indebtedness, to finance the acquisition of Dental Facilities, including the Dental Facilities described under "The Pending Acquisitions," to finance expansion of the operations of existing and future Dental Facilities, for working capital, and for other general corporate purposes. Accordingly, First Dental's management will have broad discretion in applying the net proceeds of the Offering. See "Use of Proceeds."

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS

     The health care industry, including the dental services market, is experiencing a trend toward cost containment, as government and managed-care payors seek to impose lower reimbursement rates upon providers. First Dental believes that this trend will continue and will increasingly affect dental services, resulting in a reduction in per-patient and per-procedure revenue from historical levels. Significant reductions in payments to dentists or other changes in reimbursement by governmental or third-party payors for dental services could have a material adverse effect on First Dental.

     Part of First Dental's growth strategy involves facilitating the award of managed care contracts, including both preferred provider organization ("PPO") and capitated arrangements, to the P.C. PPO arrangements reduce the fees paid to providers for providing specific dental treatments and usually restrict member choice to a selected panel of providers. Capitation contracts, under which the participating dentist receives a fixed monthly capitation payment for each plan member, shift much of the risk of providing care from the payor to the provider. In contrast, under traditional indemnity or "fee-for-service" insurance arrangements, the insurance company pays whatever reasonable charges are billed for dental services provided. To date, the P.C. has entered managed care contracts of a material nature (representing one percent or more of the Company's revenues on a pro forma basis) with four dental plans, of which two are PPO arrangements and two are capitation contracts. The P.C. also maintains contracts with several additional PPOs which do not generate material revenues for the Company. For the six months ended June 30, 1997 approximately 4% of the Company's revenues, on a pro forma basis, were derived from PPO plans and 9% from capitation plans. Except for the GDA Dental Facilities, the revenues of the Dental Facilities described in the Pending Acquisitions are primarily fee-for-service.

     There can be no assurance that First Dental will be able to negotiate, on behalf of the affiliated P.C.s, future PPO or capitation arrangements on satisfactory terms or that the fees offered in current PPO and capitation arrangements will not be reduced to levels unsatisfactory to First Dental. Moreover, to the extent that costs incurred by the Company in providing services to patients covered by capitated contracts exceed the revenues under such contracts, the Company may be materially adversely affected. See "Business -- Government Regulation."

POSSIBLE EXPOSURE TO PROFESSIONAL LIABILITY

     In recent years, dentists and other participants in the health care industry have become subject to an increasing number of lawsuits alleging malpractice and related legal theories. Although First Dental believes that general dentists to date have typically been subject to lower monetary claims for professional liability than experienced by providers of general medicine, some of these lawsuits involve large claims and significant defense costs. Such suits, if successful, could result in substantial damage awards that may exceed the limits of insurance coverage. First Dental provides practice management services; it does not engage in the practice of dentistry, or control the practice of dentistry by the P.C. or the dentists or their compliance with regulatory requirements directly applicable to providers. Nevertheless, there can be no assurance that First Dental will not become subject to litigation in the future as a result of the dental services provided by the dentists or clinical staff at the Dental Facilities. First Dental maintains professional malpractice and general liability insurance for itself, and is a named insured under professional liability insurance policies covering its employees. First Dental is also indemnified under the Management Agreement by the P.C. for liabilities resulting from the performance of dental services. Certain types of risks and liabilities are not covered by insurance, however, and there can be no assurance that coverage will continue to be available upon terms satisfactory to First Dental or that the coverage will be adequate to cover losses. Malpractice insurance, moreover, can be expensive and varies from state to state. Successful malpractice claims asserted against the dentists, an affiliated P.C. or First Dental could have a material adverse effect on the Company. See "Business -- Insurance."

CONCENTRATION OF OWNERSHIP

     Upon completion of the Offering, the current principal shareholders, executive officers and Directors of First Dental will collectively own
approximately   % of the outstanding shares of Common Stock. Accordingly, some of these persons may have the ability to influence First Dental's Board of Directors and, therefore, the business, policies, and affairs of First Dental. See "Principal Stockholders" and "Description of Capital Stock."

REPURCHASE OF PRACTICE ASSETS BY SELLING DENTISTS

     Certain of the Selling Dentists have the right to elect to terminate their employment agreements with the P.C., repurchase their dental practice assets from First Dental at fair market value, and reacquire the site of the Dental Facility in the event that one or more of the following occurs: (i) a material breach of the Selling Dentist's employment agreement, practice acquisition agreement, or lease by the Company; (ii) failure by First Dental to pay any promissory notes issued in connection with the practice acquisition; or (iii) failure by the Company to meet payroll or other obligations at the Dental Facility. The Dental Facilities subject to these acquisition unwind provisions for the six months ended June 30, 1997 accounted for 28.8% of the Company's net patient revenue and 18.5% of the Company's total assets, pro forma to give effect to the 1996 Acquisitions and the Pending Acquisitions as if they had occurred on January 1, 1996. If a significant number of dentists were to exercise such rights, the Company could be materially adversely affected.

     None of the Selling Dentists have ever exercised their acquisition unwind provisions. First Dental does not intend to offer these acquisition unwind provisions in future acquisition agreements.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Common Stock in the public market following the Offering, or the perception that such sales could occur, could materially adversely affect prevailing market prices of the Common Stock and could impair the future ability of First Dental to raise capital through the sale of its equity securities. First Dental is unable to make any prediction as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for sale may have on the market price of the Common Stock prevailing from time to time. Certain existing stockholders, including 21 Selling Dentists, have the right to require First Dental to register their Common Stock from time to time.

     After giving effect to the issuance of the shares of Common Stock offered hereby, upon the closing of this Offering First Dental will have outstanding
shares of Common Stock. Of these shares,           shares (          shares if
the Underwriters' over-allotment option is exercised in full) of Common Stock sold in this Offering will be freely tradable without restriction or limitation under the Securities Act, except for shares purchased by "affiliates" of First Dental, as that term is defined under the Securities Act. The remaining 2,400,288 shares are "restricted securities" within the meaning of Rule 144 as promulgated under the

Securities Act of 1933 (the "Securities Act"). Beginning 180 days after the date of this Prospectus (or earlier for certain limited transactions with the consent of PaineWebber Incorporated on behalf of the Underwriters), 1,937,202 restricted shares will become eligible for sale in the public market upon the expiration of lock-up agreements between the Underwriters and the holders of such shares, subject to compliance with Rule 144. See "Shares Eligible for Future Sale" and "Underwriting."

DILUTION

     Purchasers of the Common Stock offered hereby will incur immediate and
substantial dilution of approximately $     per share in pro forma net tangible
book value from the initial public offering price. In addition, if First Dental does not redeem the Senior Notes, together with accrued interest, by December 16, 1997, then the holders of such Senior Notes are entitled to warrants to purchase an additional 174,421 shares of Common Stock, subject to certain adjustments, at an exercise price of $.03 per share. The per share net tangible book value of the Common Stock may be further diluted through First Dental's use of Common Stock to acquire additional Dental Facilities. See "Dilution."

ABSENCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering there has been no public market for the Common Stock. Accordingly, there can be no assurance that an active trading market will develop or be sustained upon completion of the Offering or that the market price of the Common Stock will not decline below the initial public offering price. The trading prices of First Dental's Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in the Company's operating results, material announcements by First Dental, governmental regulatory action, general conditions in the health care industry, or other events or factors, many of which are beyond First Dental's control.

     The offering price of the Common Stock offered hereunder was determined by negotiations between the Representatives of the Underwriters and First Dental. In determining the offering price of the Common Stock, First Dental and the Representatives considered several factors, including estimates of the Company's business potential and prospects, First Dental's capital structure, the current market price of other publicly-traded companies in the dental practice management or similar health care services businesses, and the general condition of the securities markets. Nevertheless, the offering price of the Common Stock may bear no direct relation to the net book value, assets or earnings of First Dental or the Company and may not be indicative of the price at which the Common Stock will trade after completion of the Offering. During 1996, First Dental issued 659,871 shares of Common Stock, resulting in gross proceeds of approximately $14.7 million.

     The stock market has experienced extreme price and volume fluctuations, which have particularly affected the market prices of many health care services companies and which have often been unrelated to the operating performance of such companies. The Company's operating results in future quarters may be below the expectations of securities analysts and investors. In such event, the price of the Common Stock would likely decline, perhaps substantially. See "Underwriting."

                                  THE COMPANY

     Upon closing of this Offering and the acquisition of DCP, First Dental intends to change its name to DentalCare Partners, Inc. First Dental was incorporated in 1991 as Stanwich, Inc. but was inactive prior to changing its name to First New England Dental Centers, Inc. in December 1994. First Dental is a Delaware corporation. Its executive offices are located at 85 Devonshire Street, Boston, Massachusetts 02109, and its telephone number is (617) 742-4750.

     First Dental commenced operations in January 1995 with the acquisition of five Dental Facilities in Massachusetts. First Dental acquired four additional Dental Facilities in Massachusetts during 1995 and 27 Dental Facilities in Connecticut, Massachusetts, New Hampshire, Rhode Island and Vermont during 1996. First Dental currently manages 33 Dental Facilities in the states of Connecticut, Massachusetts, New Hampshire, Rhode Island, and Vermont, at which the P.C. employs 59 general dentists and 41 specialists. First Dental had $15.3 million in net revenue for the year ending December 31, 1996.

                            THE PENDING ACQUISITIONS

     First Dental has entered into definitive agreements to acquire 17 Dental Facilities in the Southeastern United States and eight Dental Facilities and related businesses in New Jersey. The addition of the Dental Facilities currently operated by DCP and GDA will significantly change the size and geographic scope of the Company. The concurrent consummation of the DCP Acquisition is a condition to the consummation of this Offering, and First Dental intends to consummate the remaining Pending Acquisitions upon completion of this Offering. There can be no assurance that First Dental will successfully complete the GDA Acquisition.

THE DCP ACQUISITION

     On October 2, 1997, First Dental entered into an agreement to merge with DCP, in a transaction whereby DCP will become a wholly owned subsidiary of First Dental (the "DCP Acquisition"). DCP is a dental practice management company managing 17 Dental Facilities at which 28 general dentists and 61 clinical staff provide services in the states of Kentucky, Maryland, North Carolina, South Carolina, and Tennessee under the trade name DentalWorks. DCP reported net patient revenues of approximately $12.4 million and $12.6 million for the years ended December 31, 1995 and 1996 respectively. Shareholders of DCP shall receive approximately 452,836 shares of Common Stock of First Dental in exchange for all of the outstanding common stock of DCP. Upon consummation of the DCP Acquisition, the shareholders of DCP will own 17% of the Common Stock of First Dental outstanding prior to this Offering. Consummation of the DCP Acquisition is a condition to the consummation of this Offering.

     It is First Dental's intent that dentists providing dental services at the Dental Facilities to be acquired in the Pending Acquisitions will be employed by the P.C., or additional professional corporations or associations established, in states where the P.C. does not qualify to do business, that utilize agreements and documents similar to those between First Dental and the P.C.

     DCP was incorporated in 1990 and is one of the Southeast's largest dental practice management companies. Until 1996, DCP pursued exclusively a de novo Dental Facility strategy, opening removable prosthodontic (denture) facilities in major population centers of Maryland, North Carolina, South Carolina, Kentucky and Tennessee. In 1996 in response to the changing needs of dental consumers and the requirements of managed care payors, DCP expanded its focus to include all general dentistry services in addition to removal prosthodontic services. At the same time, DCP decided to pursue a strategy of filling out its regional network of providers through the acquisition of leading dental practices in each of the markets in which they had established a presence. 15 of the 17 Dental Facilities owned by DCP were developed de novo and most of DCP's dentists are paid on a salary plus bonus basis.

THE GDA ACQUISITION

     First Dental entered into agreements on August 29, 1997 to acquire all of the common stock of eight dental practices, and a dental laboratory and all of the common stock of Group Dental Health Administrators, a dental plan organization (the "GDA Acquisition") owned by Drs. Saul Herman and Robert Armento, (together, "GDA"). All the aforementioned entities are located in northern New Jersey and collectively employ 15 general dentists, nine specialists and 41 clinical staff. GDA reported net patient revenues of approximately $4.7 million for each of the years ended December 31, 1995 and 1996.

     According to the proposed terms of acquisition, all dentists, except Drs. Herman and Armento, and all clinical staff, except those working for Dr. Armento, will be offered employment with First Dental Associates, P.A. a New Jersey professional corporation. Dr. Herman has entered into a non-compete agreement and both Drs. Herman and Armento have entered into non-solicitation agreements with First Dental. Dr. Armento will enter an agreement to provide certain orthodontic services on behalf of the Company, but will continue to retain the revenue from his existing patient base, and will be responsible for his own staff, supplies and malpractice insurance. First Dental has agreed to purchase GDA for an aggregate purchase price of $5.7 million in cash. First Dental has paid Drs. Armento and Herman a $350,000 deposit which will be applied to the purchase price unless the acquisition does not close by December 15, 1997, in which case the agreement may be terminated by either party. In that case, the deposit will be forfeited. There can be no assurance that the GDA Acquisition will be completed.

     GDA was formed in 1983. Each of GDA's eight facilities provide general dentistry and several also provide orthodontic care or oral surgery. All of GDA's facilities receive a significant portion of their revenue from capitated managed dental care plans, have been developed de novo and pay their dentists on a salary basis.

     The Company is continually in discussions with dentists and other dental practice consolidators regarding the acquisition of such dental practices, although, except as set forth above, no binding agreements with respect to material acquisitions have been reached.

                                USE OF PROCEEDS

     The net proceeds to First Dental from the sale of shares of Common Stock
offered hereby (assuming an initial public offering price of $     per share)
are estimated to be $     million ($     million if the over-allotment option
granted to the Underwriters is exercised in full), after deducting underwriting discounts and commissions and estimated expenses of the Offering payable by First Dental. First Dental intends to use the net proceeds of the Offering as follows: (i) approximately $15.9 million to redeem First Dental's outstanding Senior Notes, together with accrued interest, (ii) $5.7 million to finance the Pending Acquisitions, (iii) approximately $3.5 million to discharge certain indebtedness of DCP, and (iv) the balance (including additional net proceeds received from the exercise of the Underwriters' over-allotment option, if any) for working capital and other general corporate purposes, including the acquisition or expansion of Dental Facilities. First Dental's strategy involves, among other things, significant growth through the acquisition of additional Dental Facilities. Accordingly, First Dental is continually in discussions with different dental practices regarding possible acquisitions. First Dental currently does not have any binding understandings or agreements to acquire any dental practices, other than the Pending Acquisitions.

     The foregoing represents First Dental's best estimates based upon its current plans and certain assumptions regarding the results of its future operations and industry and general economic conditions. If actual results or conditions differ from assumptions, First Dental may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes. Pending use for the purposes described above, First Dental intends to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

     The proceeds of the Senior Notes were used: (i) to pay off certain indebtedness and (ii) for working capital of First Dental. The Senior Notes accrue interest at the rate of 15% per annum and mature on July 25, 1998. For additional information about the Senior Notes, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                DIVIDEND POLICY

     First Dental has not declared or paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. First Dental currently intends to retain all earnings, if any, for use in its operations and the expansion of its business. Any future determination with respect to payment of dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's results of operations, financial condition and capital requirements, the terms of any then existing indebtedness, general business conditions, and such other factors the Board of Directors deems relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the capitalization of First Dental at June 30, 1997, pro forma to reflect the issuance of the Senior Notes and the Pending Acquisitions as if they occurred at June 30, 1997, and pro forma as adjusted to reflect the foregoing plus the sale of the shares of Common Stock offered by First Dental hereby (assuming an initial public offering price of $ per share), after deducting underwriting discounts and commissions and estimated expenses payable by First Dental and the initial application of the estimated net proceeds therefrom. This table should be read in conjunction with the Company's combined financial statements and related notes thereto appearing elsewhere in this Prospectus.

                                                                        JUNE 30, 1997
                                                         -------------------------------------------
                                                                                        PRO FORMA,
                                                          ACTUAL      PRO FORMA(1)    AS ADJUSTED(2)
                                                         --------     ------------    --------------
                                                            (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Cash and cash equivalents..............................  $    580       $  8,515         $
                                                          =======        =======          =======
Line of credit.........................................     5,994             --               --
Current portion of long-term debt and capital lease
  obligations(3).......................................     2,273          2,637
Long-term debt including capital lease obligations,
  less current portion(3)..............................     1,788         19,049
Stockholders' equity:
  Preferred Stock, $.10 par value 1,000,000 shares
     authorized; no shares issued and outstanding......        --             --
  Common Stock, $.01 par value 19,000,000 shares
     authorized; 1,937,202 shares issued and
     outstanding actual; 2,390,038 shares issued and
     outstanding pro forma; and             shares
     issued and outstanding pro forma, as adjusted.....        58             72
  Additional paid-in capital...........................    21,195         28,425
  Unearned compensation................................      (101)          (101)
  Shares issuable(4)...................................       245             --               --
  Accumulated deficit..................................   (12,309)       (12,309)
                                                          -------        -------          -------
     Total stockholders' equity........................     9,088         16,087
                                                          -------        -------          -------
          Total capitalization.........................  $ 10,867       $ 37,773         $     --
                                                          =======        =======          =======

---------
(1) Assumes: (i) the issuance of $15.0 million in Senior Notes, the proceeds of which were used to repay amounts outstanding under the line of credit, and to provide working capital funds, (ii) the issuance of an aggregate of 452,836 shares in connection with the consummation of the Pending Acquisitions, (iii) the issuance of the shares issuable as described in footnote (4) hereof, (iv) no exercise of any outstanding options or warrants to purchase 534,891 shares of Common Stock at a weighted average exercise price of $14.37 per share, and (v) no issuance of any of the 100,000 shares of Common Stock reserved under First Dental's 1996 Stock Plan, of which 26,333 shares are issuable upon the exercise of outstanding stock options exercisable at the initial public offering price and 242,203 shares are issuable upon the exercise of stock options issued in exchange for options to acquire DCP common stock, in connection with the DCP Acquisition. See "Description of Capital Stock."

(2) Pro forma as adjusted to reflect: (i) the Pending Acquisitions; (ii) the
    issuance of the Senior Notes; and (iii) the sale of      shares of Common
    Stock offered hereby (at an assumed initial public offering price of $ per share) and the application of the net proceeds therefrom as described under "Use of Proceeds."

(3) See Note 6 to Combined Financial Statements of the Company for information concerning long-term debt.

(4) Based upon 10,250 shares of Common Stock which First Dental is obligated to issue to a Selling Dentist, as partial consideration for the acquisition of his dental practice in September 1996, on or prior to the date this Offering commences.

                                    DILUTION

     The pro forma net tangible book value of the Company at June 30, 1997, pro forma to give effect to the issuance of the Senior Notes was ($11.6) million or ($4.87) per share. Pro forma net tangible book value per share represents the amount of the Company's total pro forma tangible assets, less total pro forma liabilities, divided by the number of pro forma shares of Common Stock
outstanding. After giving effect to the sale by First Dental of           shares
of Common Stock offered hereby at an assumed initial public offering price of
$     per share, the pro forma net tangible book value of the Company at June
30, 1997 would have been approximately $     per share. This represents an
immediate increase of $     per share to existing stockholders and an immediate
and substantial dilution of $     per share to new investors. The following
table illustrates this per share dilution:

    Assumed initial public offering price per share....................            $
      Pro forma net tangible book value per share before the
         Offering......................................................  $4.87
      Increase in net tangible book value per share attributable to new public investors..............................................
                                                                         ------
                                                                             -
    Pro forma net tangible book value per share after the Offering.....
                                                                                   -------
    Dilution per share to new investors................................            $
                                                                                   =======

     The following table summarizes, on a pro forma basis at June 30, 1997, after giving effect to the issuance of the Senior Notes, the differences between the number of shares of Common Stock purchased from First Dental, the total consideration received (before deducting Underwriters' discounts and commissions and estimated offering expenses), and the average price per share for existing stockholders and the investors purchasing shares of Common Stock in the Offering
(based upon an assumed initial public offering price of $       per share):

                                          SHARES PURCHASED        TOTAL CONSIDERATION
                                        --------------------     ----------------------     AVERAGE PRICE
                                          NUMBER     PERCENT       AMOUNT       PERCENT       PER SHARE
                                        ----------   -------     -----------    -------     -------------
Existing stockholders.................   2,400,288        %      $22,496,377         %         $ 11.55
New investors.........................
                                         ---------     ---       -----------      ---            -----
Total.................................                 100%      $                   %         $
                                         =========     ===       ===========      ===            =====

     The foregoing tables assume (i) the issuance of an aggregate of 452,836 shares in connection with the consummation of the Pending Acquisitions, (ii) the issuance of 10,250 shares of Common Stock which First Dental is obligated to issue to a Selling Dentist, as partial consideration for the acquisition of his dental practice in September 1996, on or prior to the date the Offering commences, (iii) no exercise of any outstanding options or warrants to purchase 534,891 shares of Common Stock at a weighted average exercise price of $14.37 per share, and (iv) no issuance of any of the 100,000 shares of Common Stock reserved under First Dental's 1996 Stock Plan, of which 26,333 shares are issuable upon the exercise of outstanding stock options exercisable at the initial public offering price, no issuance of any shares issuable to employees of the affiliated P.C. of which 67,138 are issuable upon the exercise of outstanding stock options at the initial public offering price, and no issuance of 242,203 shares issuable upon the exercise of stock options issued in exchange for options to acquire DCP common stock in connection with the DCP Acquisition.

                  SELECTED COMBINED HISTORICAL FINANCIAL DATA

     The following selected combined financial data presented under the captions "Statement of Operations Data" for the years ended December 31, 1995 and December 31, 1996 and "Balance Sheet Data" as of December 31, 1995, and December 31, 1996 are derived from the combined financial statements of the Company, which combined financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected combined financial data presented below for the six months ended June 30, 1996 and 1997 are unaudited and were prepared by management of First Dental on the same basis as the audited combined financial statements included elsewhere herein and, in the opinion of First Dental's management, include all adjustments necessary to present fairly the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year ended December 31, 1997 or future periods.

     The following data should be read in conjunction with the combined financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

     First Dental's acquisitions during the periods reflected in the selected combined financial data materially affect the comparability of that information from one period to another.

                                                           YEAR ENDED             SIX MONTHS
                                                          DECEMBER 31,          ENDED JUNE 30,
                                                       -------------------   ---------------------
                                                        1995       1996        1996        1997
                                                       -------   ---------   ---------   ---------
                                                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                        AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue........................................... $ 2,190   $  15,313   $   3,881   $  13,806
Dental Facility expenses..............................   3,273      18,168       5,405      14,028
                                                       --------  ----------  ----------  ----------
Dental Facility deficit...............................  (1,083)     (2,855)     (1,524)       (222)
General and administrative expenses...................     976       3,541       1,129       2,212
Interest expense, net.................................      51         655          31         715
                                                       --------  ----------  ----------  ----------
Net loss.............................................. $(2,110)  $  (7,051)  $  (2,684)  $  (3,149)
                                                       ========  ==========  ==========  ==========
Net loss per share.................................... $(10.68)  $   (5.22)  $   (2.22)  $   (1.62)
                                                       ========  ==========  ==========  ==========
Weighted average shares outstanding................... 197,607   1,348,043   1,203,517   1,937,202
                                                       ========  ==========  ==========  ==========

                                                                                              JUNE
                                                         DECEMBER 31,      DECEMBER 31,        30,
                                                             1995              1996           1997
                                                         ------------     --------------     -------
                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..............................    $     43          $  2,272        $   580
Working capital (deficit)..............................      (1,683)           (4,616)        (9,030)
Management Agreement, net..............................       2,953            13,538         13,354
Total assets...........................................       4,575            24,705         24,975
Long-term debt and capital lease obligations,
  less current portion.................................         229             1,924          1,788
Total stockholders' equity.............................       1,926            12,203          9,088

                              UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL DATA

     The unaudited pro forma condensed combined financial data set forth below gives effect to: (i) the 1996 Acquisitions as if they had occurred on January 1, 1996, (ii) the Pending Acquisitions as if they had occurred at January 1, 1996, and (iii) issuance of the Senior Notes as if it had occurred on June 30, 1997 for purposes of the pro forma condensed combined balance sheet.

     The pro forma unaudited financial data set forth below reflects certain adjustments, including, among others, the amortization of the amounts allocable to the Management Agreements with affiliated P.C.s resulting from the 1996 Acquisitions and the Pending Acquisitions, the financing costs associated with each acquisition and the increase in shares outstanding associated with each acquisition for which stock was issued. The pro forma financial data set forth below does not purport to represent what the results of operations or financial condition of the Company would actually have been if the 1996 Acquisitions and the Pending Acquisitions, the issuance of the Senior Notes and the transactions reflected therein had in fact occurred on such dates or to project the future combined results of operations or financial condition of the Company. See "The Pending Acquisitions" and Note [12] to the Company's Combined Financial Statements.

                                                               YEAR ENDED DECEMBER 31, 1996
                                  ---------------------------------------------------------------------------------------
                                                                                         PRO FORMA
                                                     1996          1996 ACQUISITIONS      FOR 1996
                                  ACTUAL(1)     ACQUISITIONS(2)     ADJUSTMENTS(3)      ACQUISITIONS      DCP       GDA
                                  ----------    ---------------    -----------------    ------------    -------    ------
                                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net revenue...................... $   15,313        $10,358              $  --            $ 25,671      $12,628    $5,774
Dental Facility expenses.........     18,168         10,291                193              28,652       12,103     5,744
                                      ------         ------               ----              ------       ------     -----
Dental Facility margin
  (deficit)......................     (2,855)            67               (193)             (2,981)         525        30
General and administrative
  expenses.......................      3,541             --                 --               3,541        1,332        --
Interest expense, net............        655            100                176                 931          621        20
                                      ------         ------               ----              ------       ------     -----
Net income (loss)................ $   (7,051)       $   (33)             $(369)           $ (7,453)     $(1,428)   $   10
                                      ======         ======               ====              ======       ======     =====
Net income (loss) per share...... $    (5.22)
                                      ======
Weighted average shares
  outstanding....................  1,348,043
                                      ======

                                    YEAR ENDED DECEMBER 31, 1996
                                  --------------------------------

                                                       PRO FORMA
                                                        FOR 1996
                                       PENDING        ACQUISITIONS
                                    ACQUISITIONS      AND PENDING
                                   ADJUSTMENTS(4)     ACQUISITIONS
                                   ---------------    ------------
                                  <C
STATEMENT OF OPERATIONS DATA:
Net revenue......................      $(1,077)        $   42,996
Dental Facility expenses.........       (1,320)            45,179
                                      ========
                                      ========
                                      ========
                                       -------
Dental Facility margin
  (deficit)......................                          (2,183)
                                           243
General and administrative
  expenses.......................                           4,873
                                            --
Interest expense, net............                           1,572
                                            --
                                      ========
                                      ========
                                      ========
                                       -------
Net income (loss)................                      $   (8,628)
                                       $   243
                                   =======================================================
Net income (loss) per share......                      $    (4.59)
Weighted average shares
  outstanding....................                       1,879,608

                                                                                SIX MONTHS ENDED JUNE 30, 1997
                                                             --------------------------------------------------------------------
                                                             ACTUAL(1)       DCP         GDA        ADJUSTMENTS(5)    PRO FORMA
                                                             ---------      ------      ------      -----------      ------------
                                                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
Net revenue...............................................   $ 13,806       $6,129      $3,262         $(616)         $   22,581
Dental Facility expenses..................................     14,028        5,676       2,402          (621)             21,485
                                                             ---------      -------     ------         -----           ---------
Dental Facility margin (deficit)..........................       (222)         453         860             5               1,096
General and administrative expenses.......................      2,212          505         455            --               3,172
Interest expense, net.....................................        715          249          19            --                 983
                                                             ---------      -------     ------         -----           ---------
Net income (loss).........................................   $ (3,149)      $ (301)     $  386         $   5          $   (3,059)
                                                             =========      =======     ======         =====           =========
Net income (loss) per share...............................   $  (1.62)                                                $    (1.28)
                                                             =========                                                 =========
Weighted average shares outstanding.......................   1,937,202                                                 2,390,038
                                                             =========                                                 =========

                                                                                        JUNE 30, 1997
                                                            ---------------------------------------------------------------------
                                                                               HISTORICAL
                                                                           -------------------
                                                             COMPANY         DCP         GDA        ADJUSTMENTS      PRO FORMA(6)
                                                            ---------      -------      ------      -----------      ------------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents................................    $   580       $     5      $    8        $ 7,922          $  8,515
Working capital (deficit)................................     (9,030)       (1,104)        145          8,601            (1,388)
Management Agreements, net...............................     13,354            --          --         13,154            26,508
Total assets.............................................     24,975         3,219       1,210         23,109            52,513
Long-term debt and capital lease obligations, less
  current portion........................................      1,788         3,131         130         14,000            19,049
Total stockholders' equity...............................      9,088        (2,433)        591          8,841            16,087

---------------
(1) Included in the actual combined statement of operations data of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 are the results of operations of the 1996 Acquisitions since the date each such acquisition occurred.

(2) Included in "1996 Acquisitions" are the combined results of operations for each of the 1996 acquired companies from January 1, 1996 to the date each such acquisition occurred.

(3) Adjustments give effect to the 1996 Acquisitions as if they occurred on January 1, 1996. Adjustments include $193,000 in amortization of the Management Agreements and $176,000 in interest expense on notes payable.

(4) Adjustments give effect to the 1996 Acquisitions and the Pending Acquisitions as if they had occurred on January 1, 1996. Adjustments have been made for: (i) the elimination of intercompany revenue of $1.1 million;
    (ii) net reduction in Dental Facility expenses comprised of the elimination of $1.1 million of intercompany expense; and the reduction of $1.1 million in salaries and other costs associated with previous owners; offset by $438,000 in amortization of the Management Agreements and $405,000 in other operating costs; and (iii) to increase the weighted average shares outstanding for the shares issued in connection with each acquisition.

(5) Pro forma to give effect to the Pending Acquisitions for the six months ended June 30, 1997 as if they had occurred on January 1, 1996. Adjustments have been made for: (i) the elimination of intercompany revenue of $616,000, and (ii) net reduction in Dental Facility expenses comprised of the elimination of $616,000 in intercompany expense; and the reduction of $546,000 in salaries and other costs associated with previous owners; offset by $219,000 in amortization of the Management Agreements and $322,000 in other operating costs.

(6) Pro forma to give combined balance sheet effect to (i) the Pending Acquisitions and (ii) the issuance of the Senior Debt, in each case as if such transactions had occurred as of June 30, 1997. Adjustments for the DCP Acquisition include issuance of 452,836 shares issued for value of $4.5 million, assumed net liabilities of $2.4 million and acquisition costs of $700,000. Excess of consideration over fair value of assets acquired of $7.7 million was allocated to Management Agreements. Adjustments for the GDA Acquisition include $5.7 million cash consideration, which is reflected as a reduction of working capital (deficit), and $384,000 for acquisition costs. Excess of consideration over fair value of assets acquired of $5.5 million was allocated to Management Agreements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the combined financial statements and the notes thereto included elsewhere in the Prospectus.

OVERVIEW

     First New England Dental Centers, Inc. is the largest provider of dental practice management in New England. First Dental commenced its operations in January 1995 when it began acquiring Dental Facilities. First Dental entered into its Management Agreement with the P.C. in August 1995. First Dental currently provides practice management services only at the Dental Facilities, which are staffed exclusively by employees of First Dental and dentists and specialists employed by the P.C. First Dental's significant growth in 1995 and 1996 resulted primarily from its acquisition of additional Dental Facilities. Through September 30, 1997, First Dental had acquired 36 Dental Facilities in five states, providing facility and management services to 100 dentists. In January 1997, the operations of two of the acquired Dental Facilities were combined with those of other Dental Facilities, and in April 1997, the operations of a third acquired Dental Facility were combined with those of another Dental Facility, resulting in First Dental providing management services to 33 Dental Facilities.

     The Company's revenues are derived from payment by fee-for-service customers and third-party payors for dental services provided by the P.C. at the Dental Facilities. First Dental has entered into a Management Agreement with the P.C., pursuant to which First Dental provides practice management services to the P.C. at the Dental Facilities. Practice management services include providing premises, furnishings and equipment for the practice, as well as secretarial, reception and clerical functions, strategic business planning, financial management, marketing and advertising, materials purchasing, billing and collection services. First Dental earns a base fee (the "Management Fee") equal to its direct and indirect costs, including an allocable share of corporate overhead. In addition, First Dental is entitled to an "Incentive Management Fee" of approximately 70% of the P.C.'s net operating income, which is defined as net patient revenues minus certain P.C. expenses, including the Management Fee and the cost of supplies and clinical staff compensation expenses but excluding compensation expenses for the P.C.'s dentists and specialists. Upon acquisition of the operating assets of a dental practice by First Dental, Selling Dentists typically enter into employment agreements with the P.C. The P.C. has appointed First Dental as its billing agent. The risk for non-payment of accounts receivable from patients or third-party payors (i.e., bad debts) is borne by the P.C. However, these bad debts will reduce First Dental's Incentive Management Fee.

     Management believes that industry trends toward cost containment and lower reimbursement rates will continue to result in a reduction from historical levels in per visit revenue. Further reductions in reimbursement rates could have an adverse effect on the Company's operations unless it is otherwise able to offset such payment reductions through control of operating expenses or an increase in patient volume. In addition, managed care arrangements, whereby the provider of dental services assumes the financial risk of providing dental care to a group of patients against a generally fixed fee, do not currently account for a material amount of the Company's revenue. However, a material increase in the volume or complexity of services required by capitated patients would increase the risk that the cost of providing such care would exceed the fees earned by the Company.

     Compensation is the Company's primary expense. Additional expenses include dental supplies, laboratory fees and occupancy expense. The mix of general and specialty dental services affects the cost of management and administration services, salaries and benefits, supplies, and depreciation and amortization incurred by the Dental Facilities. Generally, general dentistry practices are less capital intensive, but require a higher number of support staff than specialty dentistry practices. Occupancy expense for the Dental Facilities vary based on the size of each Dental Facility and the current rental rate for dental office space in the particular geographic market. Costs of the Dental Facilities, including salaries and benefits of dentists employed by the P.C., vary based on regional cost differences and First Dental's ability to implement operational efficiencies and negotiate more favorable purchasing arrangements.

     On a pro forma basis for the six months ended June 30, 1997, the five largest Dental Facilities collectively contributed 23.8% of the Company's net revenue.

ACQUISITIONS

     First Dental commenced operations in January 1995 and acquired nine Dental Facilities in 1995 and 27 Dental Facilities in 1996. Changes in results of operations for the years ended December 31, 1995 and December 31, 1996 and the six month periods ending June 30, 1996 and 1997 were caused primarily by the acquisition of these additional Dental Facilities. To date, all acquisitions have been accounted for under the purchase method of accounting. As a result of the number of acquisitions consummated by First Dental and the limited period of operation of the Dental Facilities, First Dental does not believe that period-to-period comparisons are meaningful.

     First Dental typically purchases the operating assets, which typically consist of dental chairs, equipment, supplies and leasehold improvements, of a practice for a percentage of its annual net revenue. In most transactions the Selling Dentist receives a mixture of Common Stock, cash and promissory notes. Through 1996, First Dental offered new Selling Dentists a salary based on attaining revenue targets equivalent to annualized net revenue prior to acquisition. First Dental intends to utilize a new compensation formula for Selling Dentists in future acquisitions, including the Selling Dentists in the Pending Acquisitions. This new formula seeks to guarantee a certain percentage of Dental Facility net revenue to the affiliated professional corporation by reducing the Selling Dentist's initial compensation. However, when an individual Dental Facility reaches a specified margin, additional Dental Facility profit is split between the Selling Dentist and the professional corporation.

     To date, the Company has acquired primarily fee-for-service practices from individual dentists. Management believes that in the future, the dental delivery system will include a variety of dental delivery sites, including large entrepreneurial group practices, staff model practices developed in conjunction with medical HMO plans, de novo facilities designed and implemented in quick response to the needs of managed care payors, and de novo facilities designed to respond to unique consumer demands (removable prosthodontics, cosmetic dentistry, dental implants).

     On August 29, 1997, First Dental entered agreements to acquire GDA, which operates eight Dental Facilities in New Jersey. On October 22, 1997, First Dental entered into an agreement to merge with DCP, which operates 17 Dental Facilities in Maryland, Tennessee, Kentucky, North Carolina, and South Carolina. See "The Pending Acquisitions."

RESULTS OF OPERATIONS

     The following table sets forth, as a percentage of net revenue certain items in the Company's statements of operations for the periods indicated.

                                                                YEAR ENDED          SIX MONTHS
                                                               DECEMBER 31,       ENDED JUNE 30,
                                                              ---------------     ---------------
                                                              1995      1996      1996      1997
                                                              -----     -----     -----     -----
Net revenue.................................................  100.0%    100.0%    100.0%    100.0%
Dental Facility Expenses:
  Dentists' salaries........................................   31.5      36.8      37.1      35.6
  Clinical staff salaries...................................   17.5      13.1      21.3      16.6
  Staff salaries............................................   16.8      11.4      14.3      10.1
  Payroll tax and fringe benefits...........................   11.3       6.5       8.4       6.0
  Dental supplies and laboratory fees.......................   25.3      14.2      20.5      10.9
  Occupancy expense.........................................   16.7       7.7      10.4       6.9
  Advertising and marketing.................................    9.5       2.3       4.5       2.2
  Depreciation and amortization.............................    3.4       5.1       5.0       4.9
  Dental Facility closings..................................     --       4.1        --        --
  Bad debt expense..........................................    9.7       8.2      11.2       3.6
  Other.....................................................    7.7       9.3       6.6       4.9
                                                              -----     -----     -----     -----
  Total Dental Facility expenses............................  149.4     118.7     139.3     101.7
                                                              -----     -----     -----     -----
Dental Facility deficit.....................................  (49.4)    (18.7)    (39.3)     (1.7)
General and administrative expense..........................   44.6      23.1      29.1      16.0
                                                              -----     -----     -----     -----
Operating loss..............................................  (94.0)    (41.8)    (68.4)    (17.7)
Interest expense, net.......................................    2.3       4.2       0.8       5.2
                                                              -----     -----     -----     -----
Net loss....................................................  (96.3)%   (46.0)%   (69.2)%   (22.9)%
                                                              =====     =====     =====     =====

Year Ended December 31, 1995 Compared to Year Ended December 31, 1996

  Net Revenue. Net revenue was $2.2 million for the year ended December 31, 1995 and $15.3 million for the year ended December 31, 1996. The increase in net revenue for the years ended December 31, 1995 and December 31, 1996 resulted primarily from the acquisition of additional Dental Facilities and the addition of specialty dental services and increased hours of operation.

  Dental Facility Expenses. Dental Facility expenses were $3.3 million for the year ended December 31, 1995 and $18.2 million for the year ended December 31, 1996. The percentage of specialists of total dentists affiliated with First Dental was 21% at December 31, 1995 and 28% at December 31, 1996 and First Dental expects the percentage of specialists to continue increasing over time.

     Salary expense (including payroll tax and fringe benefits) represented approximately 52% and 57% of total Dental Facility expenses for the years ended December 31, 1995 and December 31, 1996, respectively. However, as a percentage of net revenue, salary expense declined from approximately 77% to approximately 68% for the years ended December 31, 1995 and December 31, 1996, respectively. This improvement was attributable primarily to growth in revenue and stabilization of personnel costs.

     Dental supplies and lab fees represented approximately 17% and approximately 12% of total Dental Facility expenses for the years ended December 31, 1995 and December 31, 1996, respectively. As a percentage of net revenue, however, dental supplies and lab fees declined from approximately 25% to approximately 14% for the years ended December 31, 1995 and December 31, 1996, respectively. This decline was attributable to improved discounts on such items as a result of First Dental's bulk purchasing power.

     Occupancy expense represented approximately 11% and 7% of total Dental Facility expenses for the years ended December 31, 1995 and December 31, 1996, respectively. As a percentage of net revenue, occupancy expense declined from approximately 17% to approximately 8% for the years ended December 31, 1995 and December 31, 1996, respectively. This improvement was attributable primarily to the growth in net revenue without expanding the space occupied by existing Dental Facilities.

     During 1996, First Dental incurred costs of $624,000 in connection with the closing of its Danvers, Lowell, and Framingham, Massachusetts Dental Facilities. A portion of the patients in these facilities were transferred to other facilities and all of the dentists transferred to other facilities. In accordance with First Dental's policy of continuously evaluating its Management Agreement asset, a writedown of $445,000 was charged against the 1996 statement of operations. An additional $179,000 was recorded as a reserve for estimated closing costs of those facilities.

     As a percentage of net revenue, bad debt expense declined from approximately 10% to approximately 8% for the years ended December 31, 1995 and December 31, 1996, respectively. This was primarily a result of improved credit and collection procedures and more sophisticated tracking and control of patient receivables.

     General and Administrative Expenses. General and administrative expenses were $1.0 million for the year ended December 31, 1995 and $3.5 million for the year ended December 31, 1996. The increase was primarily the result of First Dental's continuing additions to its management infrastructure during these periods. Such additions consisted of additional executive, senior management and staff personnel necessary to support the Company's expanding operations. As a percentage of net revenue, however, general and administrative expenses declined from approximately 45% to approximately 23% for the years ended December 31, 1995 and December 31, 1996, respectively. While First Dental expects that these expenses will increase as it increases the number of Dental Facilities, it believes that these expenses should continue to decline as a percentage of net revenue.

     Interest Expense. Interest expense was $51,000 and $655,000 for the years ended December 31, 1995 and 1996, respectively. The increase was attributable primarily to increased borrowings under the Company's line of credit with a commercial bank. Such borrowings were used primarily to acquire additional Dental Facilities and for general working capital purposes.

     Net Loss. As a result of the foregoing, the Company reported a net loss of $2.1 million for the year ended December 31, 1995 and $7.1 million for the year ended December 31, 1996.

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1997

     Net Revenue. Net revenue was $3.9 million for the six months ended June 30, 1996 and $13.8 million for the six months ended June 30, 1997. The increase in 1997 was attributable primarily to the acquisition of 27 Dental Facilities in 1996, of which 19 were acquired subsequent to June 30, 1996. The June 30, 1997 stub period reflects the operations of all 27 Dental Facilities acquired in 1996 for the entire 1997 period. In addition to new acquisitions, the Company continued to increase net revenue through the addition of specialty dental services, increased hours of operation and a marketing and promotion program.

     Dental Facility Expenses. Dental Facility expenses were $5.4 million and $14.0 million for the six months ended June 30, 1996 and 1997, respectively. The primary reason for the increase was the acquisition of additional Dental Facilities during 1996. As a percentage of net revenue, the Company has made progress in reducing Dental Facility expenses during 1997 as a result of several actions set forth in the following paragraphs.

     Salary expense (including payroll taxes and fringe benefits) represented approximately 58% and 67% of total Dental Facility expenses for the six months ended June 30, 1996 and 1997, respectively. However, as a percentage of net revenue, salary expense declined from approximately 81% to approximately 68% for six months ended June 30, 1996 and 1997, respectively. This improvement was attributable primarily to the following factors: (i) a reduction of non-clinical staff at the Dental Facilities as functions were transferred to the corporate office and clinical staffing at the Dental Facilities was adjusted based on patient volume and workflows; (ii) a refinement of the associate dentist compensation program to reflect salaries that were comparable with regional norms; (iii) a reduction in salary and/or bonuses of certain dentists in exchange for stock options; and (iv) more efficient utilization of part-time associate dentists to staff peak periods of business.

     Dental supplies and lab fees represented approximately 15% and 11% of total Dental Facility expenses for the six months ended June 30, 1996 and 1997, respectively. As a percentage of net revenue, such costs declined from approximately 21% to approximately 11% for the same periods. The decline in 1997 was attributable to the following protocols implemented during 1997: (i) consolidation of purchases of laboratory services to an approved list of vendors with whom First Dental has negotiated favorable pricing; (ii) consolidation of dental supply purchases to one primary vendor with whom First Dental has negotiated significant discounts; and (iii) the establishment of more efficient ordering and utilization protocols for dental supplies.

     Occupancy expense represented approximately 7% of total Dental Facility expenses for each of the six months ended June 30, 1996 and 1997. As a percentage of net revenue, occupancy expense declined from approximately 10% to 7% for the same periods. The improvement was attributable to the growth of net revenue without expanding the space occupied by existing Dental Facilities.

     Bad debt expense as a percentage of net revenue declined from approximately 11% to approximately 4% for the six months ended June 30, 1996 and 1997, respectively. This was primarily a result of improved credit and collection procedures and more sophisticated tracking and control of patient receivables at both the Dental Facility and corporate levels.

     General and Administrative Expenses. General and administrative expense were $1.1 million and $2.2 million for the six months ended June 30, 1996 and 1997, respectively. The increase was primarily the result of First Dental's additions to its management infrastructure to support the Company's expanding operations. As a percentage of net revenue, however, general and administrative expenses declined from approximately 29% to approximately 16% for the six months ended June 30, 1996 and 1997, respectively. While First Dental expects that these expenses will increase as it increases the number of Dental Facilities, it believes that these expenses should continue to decline as a percentage of net revenue.

     Interest Expense. Interest expense was $31,000 and $714,000 for the six months ended June 30, 1996 and 1997, respectively. The increase was attributable primarily to increased borrowings under the Company's line of credit with a commercial bank. Such borrowings were used primarily to acquire additional Dental Facilities and for general working capital purposes.

     Net Loss. As a result of the foregoing, the Company reported a net loss of $2.7 million and $3.1 million for the six months ended June 30, 1996 and 1997, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, the Company had a net loss of $2.1 million, $7.1 million and $3.1 million, respectively. At June 30, 1997, the Company's net working capital deficit was $9.0 million.

     For the years ended December 31, 1995 and December 31, 1996, and the six months ended June 30, 1997 net cash used in operating activities was $1.8 million, $5.7 million and $2.5 million, respectively. Net cash used in investing activities was $734,000 for the year ended December 31, 1995 and $8.4 million for the year ended December 31, 1996. During both periods, net cash used in investing activities was primarily for the acquisition of Dental Facilities. Net cash used in investing activities was $1.1 million for the six months ended June 30, 1997. Such net cash was used primarily for expenses in connection with this Offering and Dental Facility capital expenditures.

     Net cash provided by financing activities for the years ended December 31, 1995 and December 31, 1996 totaled $2.5 million and $16.3 million, respectively, primarily as a result of (i) $2.1 million and $13.5 million in proceeds received from the issuance of Common Stock during the years ended December 31, 1995 and December 31, 1996, respectively, and (ii) net borrowings of $3.7 million during the year ended December 31, 1996. Net cash provided by financing activities for the six months ended June 30, 1997 was primarily the result of $2.3 million in net borrowings.

     During the years ended December 31, 1995 and December 31, 1996, First Dental acquired nine and 27 Dental Facilities, respectively. The aggregate purchase price paid in connection with the acquisitions made during the year ended December 31, 1995 consisted of $661,000 in cash, 143,280 shares of Common Stock, $2.0 million principal amount of promissory notes and of assumed liabilities. The aggregate purchase price paid in connection with the acquisitions made during the year ended December 31, 1996 consisted of $6.2 million in net cash, 180,576 shares of Common Stock, $4.5 million in principal amount of promissory notes and of assumed liabilities.

     First Dental has historically financed its acquisitions, capital expenditures and working capital needs through a combination of (i) private placements of Common Stock; (ii) the issuance of Common Stock, unsecured promissory notes, and the assumption of equipment financing and other indebtedness in connection with the acquisition of Dental Facilities; and (iii) other borrowings, including the Senior Notes. First Dental also has unsecured notes payable to certain Selling Dentists in the amount of $3.1 million outstanding at June 30, 1997. Such notes are at interest rates ranging from 7% to 10% with varying maturities through 2006.

     On July 25, 1997, First Dental issued $15.0 million in aggregate principal amount of Senior Notes. The Senior Notes bear interest at a rate of 15% per annum and mature on July 25, 1998. The purchasers of the Senior Notes also received warrants to purchase 174,421 shares of Common Stock exercisable at $.03 per share. The holders of the warrants have certain anti-dilution rights, entitling them to additional warrants according to a weighted average formula, in the event First Dental issues additional Common Stock (i) prior to the earlier of the date on which First Dental's Common Stock becomes publicly traded or July 25, 1998, at a price less than $30.00 per share, (ii) after July 25, 1998, if First Dental's Common Stock is not publicly traded, at a price per share less than the higher of First Dental's book value or fair market value, or
(iii) once First Dental's Common Stock is publicly traded, at a price per share less than the average over the preceding 20 days of the last reported sale price. If the Senior Notes and all accrued interest are not paid in full by December 16, 1997, First Dental will be required to issue to the Senior Note holders warrants to purchase an additional 174,421 shares of Common Stock, subject to adjustments, exercisable at $.03 per share. The Senior Notes will be repaid from the net proceeds of the Offering. See "Use of Proceeds."

     Under a Revolving Credit Agreement with the P.C., First Dental may extend credit, up to $1.0 million, to the P.C. for working capital purposes; however, no specific amount has been committed in advance. Such drawdowns on the Revolving Credit Agreement, if any, will bear an interest rate equal to the prime rate, plus 2% per annum.

     First Dental's acquisition and de novo development strategy will require substantial capital resources. First Dental is continually in discussion with different dental practices regarding possible acquisition. At the present time however, First Dental does not have any binding understanding or agreement to acquire any Dental Facilities other than the Pending Acquisitions. First Dental currently expects to develop on a de novo basis one or more Dental Facilities during fiscal 1998. In addition, the operation and expansion of existing Dental Facilities will require ongoing capital expenditures. The financing of future Dental Facility acquisitions, de novo developments and expansions is anticipated to be provided by a combination of the proceeds of this Offering, a new credit facility anticipated to be in place at the closing of the Offering, and cash flows from operations. Although no assurances can be made, First Dental believes that the combination of these sources will be sufficient to meet its currently anticipated acquisition, de novo development expansion and working capital needs for fiscal 1998. See "Risk Factors -- Limited Capital; Need for Additional Financing." In order to meet its long-term liquidity needs, First Dental may incur, from time to time, additional short- and long-term bank indebtedness and issue additional equity and debt securities, the availability and terms of which will depend upon market and other conditions.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all entities that have publicly traded common stock or potential common stock (options, warrants, convertible securities or contingent stock arrangements). SFAS 128 also requires a presentation of earnings per share by an entity that has made a filing or is in the process of filing with a regulatory agency in preparation for the sale of those securities in a public market. Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. SFAS 128 is effective for both interim and annual periods ending after December 15, 1997. The Company does not believe that the effect on the Company's earnings per share resulting from the adoption of SFAS 128 will be material.

     This Prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of First Dental, including statements under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." These forward-looking statements are subject to certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, competitive conditions in the industry in which First Dental operates, and general economic conditions that are less favorable than expected. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                    BUSINESS

GENERAL

     First Dental is among the largest providers of dental practice management services in the Eastern United States, with geographic concentrations of managed Dental Facilities in New England, the Mid-Atlantic and the Southeastern United States. The Company provides dental services at 58 Dental Facilities in 11 states, served by approximately 102 general dentists and 50 specialists, 107 hygienists, and 163 dental assistants. Dentists practicing at the Dental Facilities provide a mix of general dentistry services and specialty services such as endodontics, oral surgery, orthodontics, periodontics and pediatric dentistry which varies by site. The Company's Dental Facilities generated net patient revenue, on a pro forma basis, of $43.0 million for the year ended December 31, 1996, and $22.5 million for the six months ended June 30, 1997. For the six months ended June 30, 1997, 87% of the Company's revenue, on a pro forma basis, was generated by fee-for-service or indemnity insurance patients, 9% was generated by capitation insured patients, and 4% was generated by PPO-insured patients.

     The Company seeks to enhance its presence in the markets it currently serves and to continue to expand its Network through the acquisition or development of additional Dental Facilities in other markets in the Eastern United States where there are opportunities to acquire or develop Dental Facilities fitting First Dental's facility profile. Operationally, the Company seeks to enhance the quality and profitability of each Dental Facility by increasing both patient visits and the range of dental services offered and by achieving operating efficiencies. First Dental's long term objective is to make each of its Dental Facilities the leading multi-specialty dental care provider in the local market it serves.

     First Dental believes that three major trends are impacting consumers' demand for dental care in the United States: (i) an increased emphasis on preventive and cosmetic dentistry; (ii) the development of multi-specialty group practices; and (iii) the evolution from direct pay to third party reimbursement. First Dental intends to take advantage of each of these industry trends. First, the Company stresses the importance of preventive dentistry, while providing consumers with access to high quality cosmetic dental care. Second, First Dental is developing dense geographic networks that can share dental specialists, maximize the utilization of existing Dental Facilities and offer comprehensive geographic coverage for managed care plans. Finally, First Dental works closely with insurance companies to negotiate dental contracts which are simple to administer and provide adequate compensation for services performed.

     Key elements of the Company's strategy include expanding the size and density of the Network through acquisitions and de novo Dental Facility development; increasing Dental Facility net patient revenue through expansion of hours and addition of dental staff, through advertising and marketing, and through selective managed care contracting; and lowering the cost of service delivery through economies of scale in purchasing, reducing administrative expenses, utilizing management information systems, and creating more efficient practices with standardized quality-control protocols. By using its approach to managing an integrated network of Dental Facilities, First Dental believes it will enable dentists to focus on delivering quality patient care and to realize significantly greater productivity than traditional individual and small-group dental practices.

INDUSTRY OVERVIEW

     HCFA has estimated the aggregate domestic market for dental services in 1996 to be $45.9 billion, representing approximately 4.2% of total health care expenditures in the United States, and HCFA has projected that dental expenditures will reach $79.1 billion by the year 2005. Based on HCFA estimates, the dental services market grew at an annual compound rate of approximately 8.1% from 1980 to 1995, and is projected to grow at an annual compound rate of approximately 6.2% through the year 2005. First Dental believes that the growth in dental expenditures has resulted in part from an increase in the availability of dental insurance, and from an increase in the demand for dental services, particularly preventive and cosmetic dentistry.

     The market for dental services has not yet undergone the consolidation experienced in other parts of the health care industry. Dental care services in the United States are generally delivered through fragmented local providers, primarily solo practitioners or small groups of general dentists, orthodontists or other dental specialists, practicing at a single location with a limited number of dental hygienists or assistants and business office personnel. Traditionally, dentists have devoted substantial time managing the business aspects of the practice, reducing their time to deliver quality dental care. According to the ADA's 1995 Survey of Dental Practice, 67.4% of the nation's dental practitioners are working in a practice with no other dentists and 20.3% are working in a practice with one other dentist. Recently, general dental, orthodontic and other specialty practices have begun to follow the trend of the health care industry and are increasingly forming larger group practices in which a separate professional management team handles staffing, practice management, billing, information systems, managed care contracting, real estate, purchasing, marketing and other business functions. Group practices of three or more dentists have grown since 1991, according to the ADA, from 4.1% of practicing dentists to 12.4% of practicing dentists in 1995. First Dental believes that this trend toward group practice will continue for the foreseeable future.

     First Dental believes that there are several factors contributing to increased consolidation in dentistry, including: (i) the increasing complexity of managing a dental practice, due to government regulation and the shift to third-party reimbursement; (ii) increasing competition; (iii) the economies of scale achievable in administration and purchasing; (iv) capital constraints on dentists' ability to build or acquire dental practices in light of rising educational debt; (v) the growing importance of capital resources to acquire and maintain state-of-the-art dental equipment, laboratory and clinical facilities, and management information systems; (vi) the desire to retain revenues from higher-margin specialty procedures, which would otherwise be referred to independent specialists; and (vii) the perceived need among dentists to prepare for the cost-containment pressures and organizational demands of managed care.

     First Dental believes that, as a result of these factors, individual dentists increasingly will seek to affiliate with dental practice management organizations which offer specialized management, billing and accounting services, information systems, and capital resources. Affiliating with a dental practice management company allows the dentist to focus on delivering high quality patient care rather than on practice administration. Dentists, over time, can assume positions of professional leadership without investing significant amounts of capital to acquire or build a dental practice. In addition, dental practice management companies are attractive to individual and small-group dentists because they offer an opportunity for these dentists to obtain liquidity for the equity that they have built in their practices while remaining affiliated with their practices.

     Dental services have historically been provided on a fee-for-service basis. In a fee-for-service system, individual dentists established the fees charged for each service and directly collected from the patient or billed the patient for each service. The growth of dental insurance has greatly increased the complexity of dental office administration and billing. Most dental offices now submit claims to numerous dental plans, most of which have different guidelines. First Dental believes that the trend toward third-party reimbursements, which are growing as a percentage of total dental payments, will attract individual dentists to dental practice management companies. According to the National Association of Dental Plans ("NADP"), in 1995 approximately 46% of Americans were covered by a dental benefit plan; by contrast according to statistics from the National Center for Health Statistics only 6% of the population in 1970 were covered by dental benefit plans.

     Recently, the increasing costs of health care, including dental care, have resulted in an increase in the amount of health care provided under managed care arrangements. Managed dental care plans fall into two categories: PPO plans and capitation plans. PPO plans pay providers a discounted fee for performing specific dental treatments and, in turn, restrict member choice to a select panel of providers. Capitation plans pay the participating dentist a fixed monthly amount, or "capitation" payment, for each plan member for a select menu of services, regardless of the quantity or cost of services rendered. In addition, the dentist is typically paid a separate co-payment by the plan member for many of the dental services provided. The NADP estimates that enrollment in capitated managed dental care plans grew from 7.8 million patients in 1990 to
20.7 million patients in 1995. Another 14.1 million consumers were enrolled in PPO managed dental care plans in 1995, according to the NADP.

     First Dental believes that managed dental care plans, particularly capitated managed dental care plans, are just beginning to penetrate the dental insurance market in New England, North Carolina, South Carolina, and Tennessee. According to the NADP, in 1995 7.9% of Americans were enrolled in capitated dental care plans. In all states in which the Company manages Dental Facilities, other than Maryland in which 14.5% of its residents were enrolled in dental capitation plans, the percentage of residents enrolled in dental capitation plans is less than the national average. The creation of dental practice management companies and large, multi-specialty group practices that utilize advanced data management systems and which are capable of bearing financial risk may increase the demand for capitation plans among group purchasers in the future. First Dental believes that dental practice management companies, such as itself, will be well positioned to serve both PPO and capitation plans in the future.

BUSINESS STRATEGY

     First Dental is currently a major provider of dental practice management services in New England, the Mid-Atlantic and the Southeastern United States and seeks to pursue attractive expansion opportunities in other markets in the Eastern United States. The key elements of the Company's strategy are to (i) expand the size of the Network, (ii) increase the net revenue generated by each Dental Facility, and (iii) lower the cost of service delivery in each of the Dental Facilities as follows:

  Expand the Size of the Network

     Acquire Additional Dental Practices. First Dental intends to continue to acquire Dental Facilities in the Eastern United States. With geographic concentrations in New England, the Mid Atlantic and the Southeastern United States, First Dental is able to cost-effectively advertise, contract with managed care payors and maximize utilization of specialists among multiple Dental Facilities. Priority locations for future acquisitions include both significant population centers in which the Company does not yet have a presence, and other strategic markets. First Dental will also acquire additional Dental Facilities in regions where Dental Facilities have already been established in order to enhance the Network's market share, maximize the utilization of dental specialists, and be better positioned to negotiate managed care contracts. Although First Dental historically has acquired Dental Facilities individually, it may also purchase consolidated groups of Dental Facilities, such as DCP, when appropriate.

     De Novo Facility Development. The Company also intends to expand the Network by developing de novo Dental Facilities. The Company opened its first de novo Dental Facility in October 1997 and has developed plans for additional de novo Dental Facilities, particularly in markets with opportunities to obtain managed care contracts with sizeable enrolled patient populations. The acquisition of DCP adds particular experience in this area as DCP has developed 15 of its 17 Dental Facilities on a de novo basis. De novo Dental Facilities typically have lower operating expenses than acquired Dental Facilities and thus are favorably positioned to contract more profitably with managed care companies. De novo Dental Facilities also permit the Company to optimize facility utilization by standardizing the layout of operations.

  Increase Dental Facility Revenue

     Maximize Dental Facility Utilization. The Company expands the capacity and productivity of existing Dental Facilities by increasing practice hours and by adding dentists, hygienists and dental assistants. Additionally, capacity can be generated by reconfiguring or expanding certain Dental Facilities. The Company seeks to increase net revenue at each Dental Facility by delivering higher-margin specialty services that previously would have been referred off-site, such as endodontics, oral surgery, orthodontics, periodontics, and pediatric dentistry. These specialty services are performed by specialists who generally rotate among a number of Dental Facilities.

     Advertising and Marketing. First Dental uses a variety of targeted marketing and advertising techniques to increase Dental Facility revenue. In New England, First Dental emphasizes the retention and reactivation of existing patients using direct mail and telephone campaigns. All of the Dental Facilities utilize print advertising, in conjunction with the Company's toll-free numbers, to attract new dental patients. Since May

1997, First Dental has utilized extensive radio advertising in a variety of New England markets. In the Southeastern United States, DCP uses extensive television advertising to attract new patients and create brand name recognition for its trade name, DentalWorks. As First Dental creates a denser Network in major population centers, its print, radio and television advertising campaigns should become increasingly more cost-effective. First Dental believes its advertising and marketing campaigns provide it with a competitive advantage.

     Managed Care. While the Company's primary focus is on fee-for-service business, it also selectively pursues managed care contracts. The Company offers both geographic concentration in certain markets and a package of dental services emphasizing quality, availability and price that are tailored to meet the needs of managed care organizations. Managed care patients can effectively supplement a Dental Facility's fee-for-service patient base, thus maximizing its capacity utilization. For example, several Dental Facilities have begun participating in two managed care plans offered to Medicare-eligible senior citizens. In these two instances, patients have effectively helped to fill available Dental Facility chair capacity.

  Lower the Cost of Service Delivery

     High Quality Care. The Company believes that the delivery of high quality patient care keeps costs low. Appropriate diagnoses and treatment can prevent untimely emergencies or uncompensated rework. The Company promotes the development and implementation of treatment protocols to ensure high quality dental care at each Dental Facility. As part of the Company's commitment to high quality care, it sponsors continuing professional education and training for dentists and hygienists at the First Dental Education Institute focusing on both clinical and practice management subjects. The First Dental Education Institute is approved to offer continuing education credits by the Academy of General Dentistry. The Company has also adopted and disseminated to all dentists formalized standards of care to be utilized at all Dental Facilities.

     Economies of Scale. Through the integration of the Dental Facilities into the Network, First Dental is able to capitalize on economies of scale in administration, finance, and in the purchase of equipment, dental supplies, dental laboratories, professional liability insurance, and advertising. These cost savings are generally not available to solo or small group dental practices. First Dental employs a skilled managerial staff which assists in the integration of all newly acquired or developed Dental Facilities and assists the affiliated P.C.s in managing staff resources, scheduling patients, collecting revenue and building dental practices.

     Management Information Systems. First Dental uses information systems technology to assist in managing the Dental Facilities, enhance the productivity of the dentists and clinical staff, improve the quality of services provided, and meet the data management requirements of managed care organizations and other volume dental services purchasers. First Dental believes that the use of information systems capable of producing managed care contract performance data will, in the future, become an important component of its efforts to contract with managed care organizations.

NETWORK DEVELOPMENT

     Acquisition Criteria. The Company expands the Network's geographical coverage primarily through the acquisition of additional Dental Facilities. Dental Facilities are acquired by purchasing the operating assets of what are typically leading dental practices from the dentists who own and operate them. First Dental typically acquires the operating assets of a dental practice from the Selling Dentist in exchange for a combination of cash, Common Stock, promissory notes and the assumption of certain liabilities. Operating assets typically consist of dental chairs, equipment, supplies and leasehold improvements, and usually constitute a small portion of the purchase price for a practice.

     First Dental believes that factors defining a leading dental practice include: local reputation, patient base, profitability, capacity to accommodate six or more operatories, a convenient location such as a professional office building or shopping center, patient volume per dentist, malpractice history, education credentials of the dentists, and references. First Dental identifies potential candidates for acquisition through several means, including selected inquiries of dentists by acquisition staff, direct inquiries by dentists, referrals from other dentists, referrals from dental supply vendors, targeted direct mail campaigns, participation in professional conferences, including the First Dental Education Institute seminars, and referrals from practice brokers.

     First Dental believes that acquisition opportunities will continue to increase as it expands the geographic scope of the Company's operations throughout the Eastern United States. Dedicated acquisition teams based in Boston, Massachusetts and Raleigh, North Carolina identify and negotiate acquisitions in New England and the Southeastern United States, respectively. First Dental intends to establish a third team in the Mid-Atlantic region during the second quarter of 1998.

     Beginning in the third quarter of 1997, First Dental adopted a new acquisition formula under which it negotiates a targeted "preferred margin" from each acquired Dental Facility. Selling Dentists typically will reduce their annual compensation in exchange for obtaining liquidity for the equity of their practice. Once an acquired Dental Facility reaches a negotiated facility margin, the Selling Dentist shares additional profits with the Company, increasing his or her annual income.

     De Novo Development Criteria. First Dental will consider de novo Dental Facility development in three specific situations. First, First Dental will seek to open de novo Dental Facilities in attractive regional markets where it has been unable to identify an appropriate acquisition candidate. Second, First Dental will seek to open de novo Dental Facilities in markets where it is trying to develop additional managed care payor relationships, because de novo Dental Facilities typically have lower operating expenses, making them more profitable candidates for managed care opportunities. Finally, First Dental will open de novo Dental Facilities in markets in which it has already established a presence in order to achieve desired geographic concentration or address capacity constraints.

     Consummation of the Pending Acquisitions will bring expertise to First Dental in de novo development. In particular, 15 of DCP's 17 Dental Facilities are de novo Dental Facilities, as are all eight Dental Facilities operated by GDA. First Dental recently opened its first de novo Dental Facility in Hyannis, Massachusetts and has developed plans to open additional de novo Dental Facilities in selected markets in New England and New Jersey. First Dental expects de novo Dental Facilities typically to break even in six to 12 months, although de novo Dental Facilities that start operation with significant managed care contracts may break even more quickly. Future de novo Dental Facilities will typically be designed as multi-specialty facilities with six to eight operatories.

     Affiliation and Integration of Dental Facilities. Upon the acquisition of a Dental Facility, First Dental immediately assumes responsibility for the management and administrative functions. The management and administrative services provided by First Dental include administrative staffing, patient scheduling, billing, collection services, accounting, marketing, centralized purchase of office and dental supplies, equipment and insurance, access to preferred laboratories (including internal laboratories) at favorable prices and facility maintenance. These management services are available at favorable prices from negotiated prime vendor agreements. First Dental utilizes a proprietary Integration and Operations Manual, which formalizes its approach to the management of personnel, accounting, insurance and reporting, at each Dental Facility. First Dental assists the affiliated P.C.s with the implementation of managed care contracts by reviewing plans submitted by managed care organizations, negotiating contracts on behalf of the affiliated P.C.s., training Dental Facility business staff in plan implementation and reviewing the financial results of these plans. Substantially all clinical staff and management personnel formerly employed at the acquired Dental Facility become employees of the affiliated P.C.s and First Dental, respectively.

     The Company seeks to increase patient volume, dental chair utilization rates and office hours at a newly acquired Dental Facility by recruiting additional general dentists, specialists and clinical staff and, where appropriate, providing capital for the expansion of the Dental Facility. First Dental believes that these additions will increase both revenues and profit margins at the Dental Facility. In addition, the Company seeks to increase revenues at the Dental Facility by arranging for specialists employed by the affiliated P.C.s to rotate among several Dental Facilities clustered in one geographic area. These specialists perform the higher margin procedures that the general dentist historically would refer to an independent provider. First Dental believes that these procedures, which include orthodontics, dental implants, and periodontal surgery, potentially represent one of the fastest growing market segments in dental services.

     Advantages to Dentists of Affiliation. First Dental believes that participation in the Network offers the Selling Dentist several advantages over the typical solo or small group practice. First Dental relieves the Selling Dentist of most management and administrative responsibilities by providing a practice management system that includes centralization of administrative services, a management information system, marketing and advertising designed to attract and retain patients, insurance processing and assistance with managed care negotiations. First Dental's purchase of the operating assets of the practice provides liquidity to Selling Dentists seeking to capitalize on the equity created by the reputation that they have established in their local markets. Selling Dentists may expand their practices through the addition of general dentists, specialists and clinical staff and have the opportunity to consult with other experienced colleagues in a multi-specialty setting. Dentists also gain access to in-house continuing education programs at the First Dental Education Institute, a competitive, productivity-based salary, and participation in any increased profitability of the Dental Facility.

     Recruiting additional general dentists to the Network is an important element in the expansion and increased utilization of each Dental Facility. In First Dental's experience, many dentists in the early stages of their careers are carrying high education-related indebtedness. As a result, they face significant financial hurdles to starting their own practices or buying an existing practice, especially in view of the capital-intensive nature of modern dentistry. First Dental believes the Company offers both recently graduated dentists and more experienced dentists without their own practices substantial advantages over a solo or small group practice. The Company offers general dentists the opportunity to join a Dental Facility with a compensation formula which rewards productivity. Dentists have the opportunity over time to assume clinical leadership positions and can benefit from the resources of more experienced dentists practicing at the Dental Facilities, as well as clinical and other training programs, such as those at the First Dental Education Institute. General dentists are also spared the burden of administrative and management responsibilities, and can focus their efforts on delivering high quality dental care.

     First Dental has in-house staff to recruit dental specialists to be employed by the affiliated P.C.s in the Dental Facilities. Many independent specialists, due to cost and competitive pressures, already practice in several different dental offices, where they are paid as independent contractors. First Dental believes a Network specialist is more likely to receive a steady stream of referrals than an independent specialist, because the trend toward consolidation and the growth of multi-specialty practice groups may have the effect of reducing referrals to independent specialists. Such a relationship allows them to focus on practicing dentistry and building a series of specialty practices without having to concentrate on the myriad business responsibilities faced by the independent contractor.

DENTAL FACILITIES ACQUIRED OR DEVELOPED TO DATE

     First New England Dental Centers, Inc.: Since January 1995, First Dental has acquired 36 Dental Facilities in Connecticut, Massachusetts, New Hampshire, Rhode Island and Vermont. In 1997, the clinical operations and patient base of three Dental Facilities were merged into adjacent Dental Facilities and one acquired Dental Facility was merged into a de novo Dental Facility. Currently, the First Dental Facilities in New England include a total of 100 dentists (including 41 specialists) and 168 clinical staff employed by the P.C., and 104 business and administrative staff working at the Dental Facilities and employed by First Dental.

     DentalCare Partners, Inc.: Since March 1990, DCP has developed 24 and acquired two dental facilities in Florida, Maryland, Kentucky, North Carolina, South Carolina and Tennessee. In 1996 and 1997 DCP divested nine Dental Facilities that it had developed in Florida, South Carolina, North Carolina and Maryland. Currently, DCP Dental Facilities in the Southeastern United States include a total of 28 dentists and 61 clinical staff employed by affiliated professional corporations, and 83 business, prosthodontic laboratory staff and administrative staff working at the Dental Facilities and employed by DCP.

     Group Dental Associates: Since December 1978, GDA has developed eight Dental Facilities in New Jersey. Currently, GDA's Dental Facilities include a total of 24 dentists (including nine specialists), 41 clinical staff, and 19 business and administrative staff working at the Dental Facilities and employed by GDA.

     Upon closing of the Pending Acquisitions, the Network will consist of 58 Dental Facilities in 11 states at which 152 dentists and 270 clinical staff provides services. The following table sets forth certain information as of October 15, 1997 concerning the Dental Facilities owned and operated by First Dental.

                                                                                                      NUMBER OF
              LOCATION                DATE ACQUIRED OR OPENED(1)   SPECIALIST SERVICES PROVIDED(2)   OPERATORIES
------------------------------------  --------------------------   -------------------------------   -----------
FIRST DENTAL FACILITIES
------------------------------------
Worcester, MA.......................     January 1995              E, OS, O, P                             9
Weymouth, MA........................     January 1995              E, OS, O, P, PD                         9
Wellesley, MA.......................     January 1995              O, P                                    4
Boston, MA (Newbury Street).........     May 1995                  E, OS, O, P                             7
Watertown, MA.......................     June 1995                 E, OS, O, P                             4
Boston, MA (Federal Street).........     December 1995             E, OS, O, P                            13
Leominster, MA......................     December 1995             E, OS, O, P                            10
Hadley, MA..........................     January 1996              O, P                                    7
Malden, MA..........................     January 1996              E, OS, O, P                             5
Marshfield, MA......................     April 1996                E, OS, P                                5
Fitchburg, MA.......................     April 1996                OS, O, P                                6
Billerica, MA.......................     April 1996                OS, O, P                                6
Peabody, MA.........................     June 1996                 E, OS, O, P(6)                         11
Raymond, NH.........................     June 1996                 OS, O, P                                6
Exeter, NH..........................     July 1996                 E, OS, O, P                             4
Hingham, MA.........................     July 1996                 OS, P                                   6
Hyannis, MA(3)......................     August 1996               --                                      8
Dudley, MA..........................     August 1996               OS, O,P                                 5
Morrisville, VT.....................     September 1996            --                                      4
Dalton, MA..........................     September 1996            P                                       6
Orange, CT..........................     September 1996            OS, O, P                                5
Gardner, MA.........................     October 1996              O                                       4
Athol, MA...........................     October 1996              O                                       2
Fitchburg, MA.......................     October 1996              O                                       4
Springfield, MA.....................     October 1996              OS                                      4
Dover, NH...........................     October 1996              O, P                                   12
Braintree, MA.......................     October 1996              OS, O, P                                6
Brookline, MA.......................     October 1996              OS                                      3
Cranston, RI........................     October 1996              P                                       4
Hartford, CT........................     October 1996              OS, P                                   7
South Weymouth, MA..................     October 1996              --                                      3
Lebanon, NH.........................     October 1996              --                                     10
Lebanon, NH.........................     October 1996              O                                       4

DCP DENTAL FACILITIES(4)
------------------------------------
Memphis, TN.........................     March 1990                --                                      9
Louisville, KY......................     May 1990                  --                                      8
Gastonia, NC........................     June 1990                 --                                      8
West Columbia, SC...................     June 1990                 --                                      8
Glen Burnie, MD.....................     July 1990                 --                                      8
Greensboro, NC......................     February 1991             --                                      7
Durham, NC..........................     July 1991                 --                                      8
Knoxville, TN.......................     January 1992              --                                      8
Charlotte, NC.......................     May 1992                  --                                      8
Nashville, TN.......................     June 1992                 --                                      8
Cary, NC............................     August 1992               --                                      7

                                                                                                      NUMBER OF
              LOCATION                DATE ACQUIRED OR OPENED(1)   SPECIALIST SERVICES PROVIDED(2)   OPERATORIES
------------------------------------  --------------------------   -------------------------------   -----------
DCP DENTAL FACILITIES (CONTINUED)
Rosedale, MD........................     February 1994             --                                      8
Nashville, TN.......................     February 1994             --                                      8
Memphis, TN.........................     March 1994                --                                      8
Winston-Salem, NC...................     July 1995                 --                                      8
Jacksonville, NC....................     March 1996                --                                      8
Memphis, TN.........................     June 1997                 --                                      5

GDA DENTAL FACILITIES
------------------------------------
Roselle Park, NJ....................     December 1978             OS, O                                  11
Toms River, NJ......................     March 1981                O                                       8
East Brunswick, NJ..................     January 1984              O, P                                    7
Newark, NJ (South Street)...........     December 1988             O                                       4
Kearney, NJ.........................     December 1989             --                                      3
Newark, NJ (Ferry Street)...........     March 1993                OS, O, P, PD                            7
West New York, NJ...................     October 1995              --                                      6
Basking Ridge, NJ...................     June 1996                 --                                      4

---------------
(1) Effective date of acquisition or opening.

(2) Services provided by Board Certified Specialists employed by the P.C.:

               E      =      Endodontics
               OS     =      Oral Surgery
               O      =      Orthodontics
               P      =      Periodontics
               PD     =      Pediatric Dentistry

(3) The Hyannis Dental Facility was merged into a de novo Dental Facility opened in Hyannis in October 1997.

(4) No dental specialists are employed at any DCP dental facilities, but general dentists provide some specialty services at these dental facilities.

DENTAL FACILITY OPERATIONS

     Within six to 12 months of acquisition or de novo development, a typical Dental Facility generally will possess the following attributes: six to ten single-dental chair operatories, at least two full-time general dentists, several dental hygienists and dental assistants, a business manager and a receptionist. One general dentist, designated as the Clinical Director, oversees professional matters at the Dental Facility. In addition to general dentistry, which includes examinations, cleanings, filling cavities, bonding, fabricating dentures and partial dentures, and placing crowns and bridges, most Dental Facilities provide, to varying degrees, specialty dental services, such as endodontics, oral surgery, orthodontics, periodontics and pediatric dentistry. Dental specialists typically work in multiple Dental Facilities. As a result of the multi-specialty nature of the Dental Facilities, First Dental plans to equip most Dental Facilities with advanced dental equipment including fiber optic handpieces, intraoral cameras, and panoramic and cephalometric X-ray equipment. To ensure patient safety, most Dental Facilities possess an array of emergency monitoring and response instruments generally unavailable at most solo practices.

     Scheduling. In First Dental's experience, individual dentists are only able to treat patients approximately 35 hours per week, due to the administrative burden of the practice and the exacting nature of the work. By adding general dentists and specialists, First Dental typically increases the number of hours per week that patients can see a dentist at the Dental Facilities. At many Dental Facilities, First Dental can expand hours if necessary to accommodate additional patient volume. Although heavily influenced by different regional patterns of consumer demand, First Dental's goal is to staff each Dental Facility with dentists at least 55 hours per week, typically from 8:00 a.m. to 8:00 p.m., Monday through Friday, with many Dental Facilities open partial or full days on Saturdays.

     DCP has already developed a customized patient scheduling system that allows telephone operators to schedule patients at any of their Dental Facilities in the Southeastern United States. Centralized scheduling capacity allows Dental Facility front desk staff to respond more effectively and quickly to walk-in patients and to patients arriving at, or leaving the facility. Such centralized scheduling capacity is particularly valuable when coordinating appointments for managed care patients. First Dental is evaluating the DCP scheduling system for use by all Network Dental Facilities.

     Fees and Payment Plans. The affiliated P.C.s establish an office fee schedule for each Dental Facility based on market conditions in each region. Delta Dental Plans and Blue Cross/Blue Shield Plans typically require pre-filing of dental fee schedules and Dental Facilities participating in these plans file fee schedules annually. Although Dental Facilities may offer promotions, the Dental Facilities, in accordance with insurance company requirements, charge insured and uninsured patients identical rates. Managed care patients are charged fees by the Dental Facility providing care based on the particular contracts under which they are covered.

     Once a course of treatment is agreed upon, the business manager works with the patient to arrange payment, either by explaining the extent of the patient's insurance benefits or by setting up an acceptable payment plan. If a patient requires financing, the business manager will assist the patient in filing a credit application with one of several finance companies with which the Company does business. The application typically is approved or denied by the finance company in less than one half-hour.

     Advertising and Marketing. First Dental uses a variety of targeted marketing and advertising techniques to increase Dental Facility revenue. The Dental Facilities in New England emphasize the retention and reactivation of existing patients using direct mail and telephone campaigns. Since May 1997, First Dental has utilized extensive radio advertising in a variety of New England markets. From its inception, DCP has utilized extensive television advertising to attract new patients and create brand name recognition for the trade name, DentalWorks. The GDA Dental Facilities currently make extensive use of print media. As the Company creates a denser Network in major population centers, its print, radio and television advertising campaigns should become increasingly more cost-effective. All of the Dental Facilities utilize print advertising, in conjunction with toll-free numbers (1-800-33-SMILE, 1-800-4R-SMILE and 1-888-DENTURE), to attract new dental patients. Solo doctors or small dental groups cannot as cost-effectively utilize these advertising techniques. For the year-ended December 31, 1996, First Dental spent 2.3% of its net revenue on marketing and advertising and DCP spent 10.7% of its net revenue on marketing and advertising. In the future, the Company plans to spend approximately 4% of its net revenue on marketing and advertising.

     Purchasing. The integration of the Dental Facilities enables First Dental to take advantage of economies of scale that are generally not available to solo or small group practices. First Dental is able to purchase laboratory services, dental supplies and dental equipment, general liability and malpractice insurance, employee benefit products, advertising and office furniture and office equipment at reduced costs. First Dental has successfully negotiated contracts both with large dental supply wholesalers as well as directly with dental equipment manufacturers.

     Management Information Systems. First Dental has licensed for use a dental practice management information system that is currently used at 17 of its 33 Dental Facilities to track data related to each Dental Facility's operations and financial performance. This system provides each of the currently participating Dental Facilities with patient and practitioner scheduling, clinical record-keeping, and revenue and collection data on a year-to-date basis. DCP currently links all of its Dental Facilities with a customized management information system.

     First Dental is reviewing the capability of each of the current management information systems to provide timely clinical, scheduling, and financial data. First Dental intends to either (i) utilize a single management information system to link all current and future Dental Facilities or (ii) utilize advanced data warehousing technology to link groups of Dental Facilities using similar software while simultaneously developing a single management information system to be installed in future acquired or de novo Dental Facilities.

     Quality Assurance. The Company conducts initial training for its dentists and for the clinical staff regarding standardized dental management systems and treatment protocols, as well as uniform business and administrative standards under which dental services are provided at each Dental Facility. The protocols include treatment planning, record keeping, specialty referrals, insurance information, and dental assistant protocols. The Company is developing internal quality assurance monitoring systems to assess the quality of patient care and to measure improvement over time. State licensing authorities require dentists to undergo annual training. The Network's dentists and hygienists can obtain some of the required continuing education training through the First Dental Education Institute, which has been accredited by the American Academy of General Dentistry. The Company has also adopted and disseminated to all dentists providing services at the Dental Facilities formalized standards of care to be utilized throughout the Network.

MANAGED CARE

     Given the increasingly complex demands of third-party payors, First Dental seeks managed care plans that are comparatively simple to administer on behalf of the affiliated P.C.s. The Company seeks plans that enhance its image as a provider of high-quality dental care, and insurers that are establishing treatment protocols and systems for measuring the impact of dental insurance programs on the oral health of a population. The affiliated P.C.s will participate in selective PPOs that offer acceptable reimbursement levels and that promptly pay claims. The Company also seeks capitation plans providing accurate enrollment information, timely capitation payments, and contractually agreed-upon chairtime revenue guarantees in which the affiliated P.C.s can participate.

     The Company seeks to identify strategic dental plan carriers in each of their regional market areas and participate in programs sponsored by these carriers. The Company also seeks to participate in dental insurance plans newly introduced to their regions, because those plans provide a significant opportunity to access new patients. According to the NADP, 21% of Americans with a capitated dental plan receive that coverage through their medical HMO. Other medical HMOs have established PPO dental plans. These medical HMO-sponsored plans are particularly popular among Medicare-eligible senior citizens. The Company seeks to contract, through the affiliated P.C.s, with managed care companies that have, or are introducing, these dental care components.

     The affiliated P.C.s maintain material contracts with Delta Dental of Massachusetts/Mass Public Employees PPO and Fallon Health Plan PPO and material capitation contracts with Prudential Dental Maintenance Organization and CIGNA Dental Health. The Company's Dental Facilities currently have a monthly roster of 40,000 capitated lives, including 4,000 capitated lives at the DCP Dental Facilities and 21,000 capitated lives at the GDA Dental Facilities.

     The P.C.'s contracts with PPOs require participating Dental Facilities to provide specified dental services to eligible participants at a discounted fee level. All of the existing PPO arrangements involve a combination of patient co-payments and insurance company payments made upon submission of a claim form. Patients who are insured under the PPO may receive services from any office that participates in the PPO. Patients are not assigned to a particular office and participating offices are not "prepaid" by the insurance companies.

     The capitation plans with which the P.C. contracts assign capitation plan members to a particular Dental Facility. Dental Facilities are compensated in several ways. First, the capitation plans provide a monthly capitation fee for each patient assigned to a particular Dental Facility. Second, some procedures require a patient co-payment. Third, some procedures require an additional payment from the insurance company upon submission of a claim form. Fourth, some capitation contracts provide guarantees upon submission of encounter data by the P.C. and the insurance company makes these payments on a periodic basis.

     The P.C. assumes financial risk in its PPO contracts because it performs dental services at a discounted rate from the fees charged to fee-for-service payors and these discounted fees may not be sufficient to cover the cost of the services or may reduce the operating margin. The P.C. also assumes financial risk in its capitation contracts because capitation plan members may require more frequent or extensive dental services than expected or that may cost more to provide than the monthly capitation payments, any additional payments provided by the insurance company and the co-payments received by the P.C.

     Although the P.C., and not First Dental, is party to these managed care contracts, First Dental also assumes risk under these contracts due to the formula by which it is compensated under the Management Agreement. Lower operating margins or losses sustained by the P.C. under one or more managed care contracts may diminish the Incentive Management Fee or even render the P.C. unable to satisfy the Management Fee. First Dental manages this financial risk through its review of plans submitted by managed care organizations, negotiation of contracts on behalf of the P.C., training of Dental Facilities in plan implementation, review of the financial results of plans and billing, collection and other management services designed to maximize revenues and revenue collection.

AFFILIATION STRUCTURE

     Relationship with the P.C. The Company's net revenue are derived from payments by fee-for-service customers and third-party payors for dental services provided by dentists employed by the P.C. at the Dental Facilities. First Dental enters into Management Agreements with the P.C. pursuant to which First Dental provides practice management services to the P.C. at each of the Dental Facilities. The practice management services which First Dental provides to the P.C. include providing, for the practice at each of the Dental Facilities, premises, furnishings, equipment and non-dentist staff who perform secretarial, reception and clerical functions, strategic business planning, financial management, marketing and advertising, materials purchasing, billing and collection services. In some states, however, the practice management services which First Dental provides are limited due to corporate practice of dentistry restrictions.

     First Dental employs two full-time dentist recruiters who participate with the P.C. in selection and compensation decisions regarding new dentists. Under the Management Agreements, First Dental is also appointed the P.C.'s agent for billing and collection purposes. First Dental earns a Management Fee equal to its direct and indirect costs, including an allocable share of general and administrative expenses. In addition, First Dental is entitled to the Incentive Management Fee of approximately 70% of the P.C. net operating income, which is defined as net revenue minus certain P.C. expenses, including the Management Fee, but excluding compensation expenses for the P.C. dentists.

     The P.C. is responsible for all aspects of the dental and related clinical services rendered by the practice, and for hiring and termination decisions regarding its dentists, dental hygienists and dental assistant employees. Nevertheless, the P.C. is obligated under the Management Agreements to conduct the practice 52 weeks per year and to establish and enforce quality assurance procedures. Additionally, First Dental has the right to terminate each of the Management Agreements if the P.C. fails to remove any dentist determined by First Dental to disrupt or interfere with its performance of its duties.

     The term of each of the Management Agreements is 30 years, automatically renewable for successive five-year terms unless either party gives 90 days written notice of its intention not to renew the Management Agreement. The Management Agreements may be terminated prior to the end of its respective initial term by First Dental in the event of several specified contingencies. The P.C. may terminate each of the Management Agreements only in the event of a material breach by First Dental of a material term that is not cured within 90 days of written notice, or bankruptcy of First Dental or the P.C. In addition, pursuant to the issuance of the Senior Notes, the P.C. has agreed not to exercise its termination rights in certain circumstances.

     First Dental has also entered into a Stock Transfer Restriction Agreement with the existing P.C. and its stockholders, pursuant to which the P.C.'s stockholders cannot sell, transfer, bequeath, pledge, encumber or otherwise dispose of, whether voluntarily or involuntarily, any shares of the common stock of the P.C. owned by such stockholder, except upon instruction from First Dental. Further, upon the occurrence of any one of several events, including the receipt of written transfer instructions from First Dental, the common stock of the P.C. held by a stockholder automatically transfers to a designee of First Dental. In addition, the stockholders may not take any of several specified actions with respect to the P.C. without the consent of First Dental, including:
(i) the issuance or sale of securities or the amendment of the charter or by-laws of the P.C.; (ii) the declaration or payment of any dividend; or (iii) the merger, consolidation, liquidation, reorganization or sale of substantially all of the assets of the P.C. The by-laws of the P.C. provide that one of the P.C.'s three directors shall be a designee of First Dental, whose presence is required for a quorum and whose affirmative vote is required for the P.C.'s board to take any action. Each of Drs. Watkin and Osorio, the sole stockholders of the P.C., are officers of First Dental. For the reasons given above, First Dental believes that the Management Agreement, the Stock Transfer Restriction Agreement and the P.C.'s by-laws provide First Dental with ultimate authority over non-clinical matters.

     First Dental intends to use the P.C. to employ the dentists and provide dental services in the Dental Facilities acquired in the Pending Acquisitions and in other future Dental Facilities that First Dental may acquire, where permitted by law. In those states where the P.C does not qualify to do business, First Dental intends to affiliate with other professional corporations that utilize agreements and documents similar to those establishing the relationship between First Dental and the P.C., to the extent permitted by law. Upon consummation of the GDA Acquisition, First Dental will affiliate with First Dental Associates, P.C., a New Jersey professional corporation, which will provide the premises, equipment and material, as well as employ the dentists, dental hygienists and dental assistants to provide dental services at GDA's eight Dental Facilities. Upon consummation of the DCP Acquisition, First Dental will seek to affiliate with to-be-formed Maryland, North Carolina and Tennessee professional corporations, respectively, which will employ the dentists, dental hygienists and dental assistants to provide dental services at the various DCP Dental Facilities located in Maryland, North Carolina and Tennessee.

     Employment Agreements. The affiliated P.C.s provide dental services at the Dental Facilities through dentists with whom they have employment agreements or independent contractor relationships. Most dentists enter into written employment agreements with the affiliated P.C.s. Selling Dentists typically enter into employment agreements with a non-compete covenant and an initial three to five-year term. Other general dentists and specialists have renewable one-year agreements, also with non-compete provisions. Under each such agreement, the dentist agrees to provide services to patients consistent with the dentist's professional abilities. The dentist agrees not to bill patients or third-party payors directly, and assigns responsibility for billing and collection to the affiliated P.C.s that, in turn, assigns responsibility for billing, collection and funds management to First Dental under the terms of its Management Agreement. In return, the affiliated P.C. pays the dentist compensation consisting of a fixed salary, productivity-based formula, or a combination of the fixed salary and productivity based formula along with a standard package of benefits.

     In late 1996, First Dental offered all Selling Dentists the opportunity to participate in a Stock Option Program in which participants reduced 1997 compensation in exchange for options. 16 Selling Dentists agreed to participate in this 1996 program, reducing compensation by approximately $324,000 in exchange for options to purchase 25,413 shares of Common Stock.

     The productivity-based compensation formulas employed by the affiliated P.C.s differ by region. At the present time, some dentists employed by affiliated P.C.s are compensated based on their volume of dental production while other employed dentists are paid on the basis of their net collections after deducting lab expense. The affiliated P.C.s in New Jersey and in the Southeastern United States typically pay employed dentists a lower percentage of total patient revenue than does the P.C. First Dental believes that the differential in doctor compensation is based in part on regional differences in the cost of living. Additionally, the difference in average dentist compensation is due to the fact that Dental Facilities in New England typically employ a larger number of Selling Dentists who have negotiated higher compensation rates in connection with the sale of their practices. This differential between First Dental's regions is consistent with the compensation patterns of dental practice management companies operating in the respective regions.

ACQUISITION UNWIND PROVISIONS

     Most Selling Dentists have the right to elect to terminate their employment agreements with the P.C., repurchase their dental practice assets from First Dental at fair market value, and reacquire the site of the Dental Facility upon certain catastrophic events, such as bankruptcy. Certain of the Selling Dentists have these "acquisition unwind" rights upon certain non-catastrophic events. Selling Dentists at the following Dental Facilities have such non-catastrophic unwind provisions: Orange, CT, Malden, MA, Fitchburg, MA, Peabody, MA, Hingham, MA, Dalton, MA, Braintree, MA, Gardner, MA, Athol, MA, Fitchburg, MA, Springfield, MA, Raymond, NH, Dover, NH and Lebanon, NH. Events that give the Selling Dentists the right to exercise the acquisition unwind provisions include: (i) a material breach of the Selling Dentist's employment agreement, practice acquisition agreement, or lease by the Company; (ii) failure by First Dental to pay any promissory notes issued in connection with the practice acquisition; or (iii) failure by the Company to meet payroll or other obligations at the Dental Facility; provided that in any such event First Dental or the P.C. have a cure period of between 14 and 90 days. None of the Selling Dentists have ever exercised their acquisition unwind rights. First Dental does not intend to offer these, or similar, acquisition unwind provisions in future agreements with Selling Dentists. None of the dentist's currently employed by DCP or GDA have acquisition unwind rights, and none of the Pending Acquisitions contains such acquisition unwind provisions.

COMPETITION

     The dental practice management segment of the health care industry is in its formative stage. First Dental expects the dental practice management segment to develop and become highly competitive. In addition, First Dental expects that the provision of multi-specialty dental services at convenient locations will become increasingly more common. First Dental is aware of two dental management companies, Professional Dental Associates and Gentle Dental Centers, that are currently operating in New England, two dental management companies, Valley Forge Dental and DentalCo., Inc., which are currently operating in the Mid-Atlantic Region, and three dental management companies, Castle Dental, DentalCo., Inc., and Affordable Dentures, Inc., which are currently operating in the Southeast. First Dental is aware that two managed dental care insurers, CompDent and Dental Benefit Providers, have established dental practice management subsidiaries and may choose to operate in First Dental's regions. Although First Dental is not aware of any general dental practice management companies operating in Kentucky or South Carolina, there are a number of companies with dental practice management businesses similar to that of First Dental, which currently operate in other parts of the country, including Florida, and may begin targeting New England or other areas in the Eastern United States in the future. As the Company seeks to expand its operations beyond New England, the Mid-Atlantic and the Southeastern United States through future acquisitions, it is likely to face competition from dental practice management companies that have already established a strong business presence in such locations. See "Risk Factors -- Competition."

GOVERNMENT REGULATION

     The practice of dentistry is highly regulated at both the federal and state levels. There can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future. In addition, federal and state laws regulate health maintenance organizations and other managed care organizations for which dentists may be providers. In general, regulation of health care-related companies is increasing. In connection with its operations in existing markets and expansion into new markets, the Company may become subject to additional laws, regulations and interpretations or enforcement actions. The ability of the Company to operate profitably will depend in part upon the ability of First Dental and the P.C. to operate in compliance with applicable health care regulations.

     Federal Regulation. Many of the federal laws apply only to dental services that are reimbursed under the Medicare or Medicaid programs. Because very little dental care is currently provided by Medicare and Medicaid, the Company derives very little revenue from these programs. Therefore, the current impact of these laws is negligible. However, there can be no assurance that the reach of these laws will not be expanded in the future to cover services reimbursable by any payor. If these laws were to be expanded in such a manner, they could have a material adverse effect upon the Company.

     Fraud and Abuse. The federal fraud and abuse statute prohibits, subject to certain safe harbors, the payment, offer, solicitation or receipt of any form of remuneration in return for, or in order to induce, (i) the referral of a person for service, (ii) the furnishing or arranging for the furnishing of items or services or (iii) the purchase, lease or order or the arrangement or recommendation of a purchase, lease or order of any item or service which is, in each case, reimbursable under Medicare or Medicaid. The statute heralded the federal government's policy of increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse related to the Medicare and Medicaid programs. Violations of the federal fraud and abuse statute may result in substantial civil or criminal penalties for individuals or entities, including exclusion from participation in the Medicare and Medicaid programs. Because dental services are covered under various government programs, including Medicare and Medicaid, this federal law applies to dentists and the provision of dental services. Although the Company believes that it is in compliance with the federal fraud and abuse statute, any exclusion or penalty applied to the dentists at the Dental Facilities due to a violation of the federal fraud and abuse laws could have a material adverse effect upon the Company.

     Significant prohibitions against dentist self-referrals for services covered by Medicare and Medicaid programs were enacted, subject to certain exceptions, by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as Stark II, amended prior physician and dentist self-referral legislation known as Stark I (which applied only to clinical laboratory referrals) by dramatically enlarging the list of services and investment interests to which the self-referral prohibitions apply. Effective January 1, 1995, Stark II prohibits a physician or dentist, or a member of his or her immediate family, from making referrals for certain "designated health services" to entities in which the physician or dentist has an ownership or investment interest, or with which the physician or dentist has a compensation arrangement. "Designated health services" include, among other things, clinical laboratory services, radiology and other diagnostic services, radiation therapy services, durable medical equipment, prosthetics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. Stark II prohibitions include referrals within the physician's or dentist's own group practice (unless such practice satisfies the "group practice" exception) and referrals in connection with the physician's or dentist's employment arrangements with the P.C. (unless the arrangement satisfies the "employment" exception). Stark II also prohibits billing the Medicare or Medicaid programs for services rendered following prohibited referrals. Noncompliance with, or violation of, Stark II can result in exclusion from the Medicare and Medicaid programs and civil penalties. First Dental believes that its operations as presently conducted do not pose a material risk of liability under Stark II, primarily because the Company does not provide "designated health services". Even if the Company were deemed to provide "designated health services," First Dental believes its activities would be protected under the employment and group practice exceptions to Stark II. Nevertheless, there can be no assurances that Stark II will not be interpreted or hereafter amended in a manner that has a material adverse effect on the Company's operations as presently conducted.

     Risk-Based Incentive Plans. Federal regulations also govern physician incentive plans associated with certain managed care organizations that offer risk-based Medicare or Medicaid contracts. These regulations define physician incentive plans to include any compensation arrangement (such as capitation arrangements, bonuses, and withholds) that may directly or indirectly have the effect of reducing or limiting services furnished to patients covered by the Medicare or Medicaid programs. Direct monetary compensation which is paid by a managed care plan, dental group or intermediary to a dentist for services rendered to individuals covered by the Medicare or Medicaid programs is subject to these regulations, if the compensation arrangement places the dentist at substantial financial risk. Where applicable, the regulations generally require disclosure to the federal government or, upon request, to a Medicare beneficiary or Medicaid recipient regarding such financial incentives, and require the dentist to obtain stop-loss insurance to limit the dentist's exposure to such financial risk. The regulations specifically prohibit physician incentive plans that involve payments made to directly induce the limitation or reduction of medically necessary covered services. A recently enacted federal law specifically exempts managed care arrangements from the application of the federal anti-kickback statute (the principal federal health care fraud and abuse law), but there is a risk this exemption may be repealed. If an enforcement agency determines that the Company violated any of these regulations the Company could be suspended from participation in the Medicare and Medicaid programs and subject to civil penalties.

     Medicare Regulations. The Company may be subject to Medicare rules governing billing agents. These rules prohibit a billing agent from receiving a fee based on a percentage of Medicare collections and may require Medicare payments for the services of dentists to be made directly to the dentist providing the services or to an account opened solely in the name of the P.C. If an enforcement agency determines that the Company violated any of these rules, the Company could be excluded from the Medicare program.

     In the event that a dentist defaults in the payment of a government-guaranteed student loan, federal regulations permit the Office of the Inspector General to offset such overdue loan payments against Medicare income due to the defaulting dentist's employer. First Dental cannot assure compliance by the Company's dentists with the payment terms of their student loans, if any.

     Reassignment Rules. The Company's revenues from all insurers, including governmental insurers, are subject to significant regulation. Some payors limit the extent to which dentists may assign their revenues from services rendered to beneficiaries. Under these "reassignment" rules, First Dental may not be able to require dentists to assign third-party payor revenues received from government-sponsored payment programs unless the dentists are employees of First Dental, First Dental is a qualified billing agent for the dentists, or other conditions are met. In addition, governmental payment programs limit reimbursement for services provided by those non-dentist personnel, who are either direct or leased employees of First Dental, which services were provided "incident to" a dentist's services. If an enforcement agency determines that the Company violated any of the various "reassignment" and "incident to" rules pertaining to reimbursement from government-sponsored payment programs, the Company could be excluded from the Medicare program and continued violations, after notice, could result in criminal penalties.

STATE REGULATION

     Fraud, Abuse and Fee-Splitting. Many states in which First Dental manages Dental Facilities, including Connecticut, Kentucky, Maryland, New Hampshire, New Jersey, North Carolina, Rhode Island, South Carolina, Tennessee and Vermont, have fraud and abuse laws which are similar to the federal law, and in many cases apply to referrals for items or services reimbursable by any insurer, not just by Medicare and Medicaid. A number of states in which First Dental manages Dental Facilities also impose significant penalties for false claims for dental services. Many states in which First Dental manages Dental Facilities, including Maryland, New Hampshire, North Carolina and South Carolina, either prohibit or require disclosure of self-referral arrangements and may impose penalties for violation of these laws. Many states, including Kentucky, Maryland, Massachusetts, New Hampshire, New Jersey, North Carolina, Rhode Island, South Carolina, Tennessee and Vermont, also prohibit dentists from splitting fees with non-dentists. If an enforcement agency determines the Company violated any of these laws prohibiting fee splitting, First Dental's Management Agreements may be deemed voidable. In addition, First Dental may be prohibited from being paid for its management services in a manner related to the revenues of the practice. If an enforcement agency determines the Company violated any of the various state laws pertaining to fraud, abuse and fee-splitting, the Company could be subject to civil or criminal penalties, termination from participation in the Medicaid program and disciplinary action, including suspension or revocation of license, imposed by the pertinent state board of dentistry against an affiliated P.C.-employed dentist.

     Corporate Practice of Dentistry. The laws of many states, including each of the states in which First Dental manages Dental Facilities, typically permit a dentist to conduct a dental practice only as an individual, a member of a partnership or an employee of a professional corporation, limited liability company or limited liability partnership. These laws typically prohibit, either by specific provision or as a matter of general policy, non-dental entities, such as First Dental, from practicing dentistry, from employing dentists and, in certain circumstances, dental assistants or dental hygienists, or from exercising control over the provision of dental services. Many states, including Connecticut, Maryland, New Hampshire, New Jersey, North Carolina, Rhode Island, Tennessee and Vermont, may limit the ability of a person other than a licensed dentist to own or control equipment or offices used in a dental practice. If an enforcement agency determines that the Company's provision of its management services to the affiliated P.C.s violates any of the state restrictions on the corporate practice of dentistry, the Company could be subject to criminal or civil penalties and potential disciplinary action taken by the relevant state board of dentistry against the affiliated P.C.-employed dentist assisting the Company.

     Some states, including Massachusetts, New Hampshire, New Jersey and Rhode Island, require clinics to be licensed, and may define clinics to include dental practices that are owned or controlled in whole or in part by non-dentists. If an enforcement agency determines that the services which First Dental renders to the affiliated P.C.s, pursuant to the management agreements, vest sufficient control by First Dental over the pertinent Dental Facility to require licensure and First Dental has not obtained clinic licensure, First Dental may be subject to civil penalties or denial of facility fee payments. The laws of some states, including Kentucky, New Jersey and Vermont, may prohibit the advertising of dental services under a trade or corporate name and require all advertisements to be in the name of the dentist. A number of states, including each of the states in which First Dental manages Dental Facilities, may also regulate the content of advertisements of dental services or the use of promotional gift items. In addition, many states, including each of the states in which First Dental manages Dental Facilities, may impose limits on the tasks that may be delegated by dentists to dental assistants. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. If an enforcement agency determines that the management services which it provides violate the various state regulations pertaining to advertisements, promotional gift items and delegation of duties by dentists to dental assistants, noncompliance could result in criminal or civil penalties and disciplinary action taken by the pertinent state board of dentistry against the affiliated P.C.-dentist to whom the advertisement or promotional gift item applies or who delegated improperly duties to a dental assistant.

     Insurance Regulation. Except for Group Dental Health Administrators, Inc., which is a licensed dental plan organization in New Jersey, First Dental does not engage in the business of insurance. Nonetheless, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care contracts. The application of state insurance laws to third-party payor arrangements other than fee-for-service arrangements is an unsettled area of law with little guidance available. State insurance laws are subject to broad interpretation by regulators. As the Company contracts with third-party payors or self-insured plans on a capitation or other basis under which the Company assumes financial risk, insurance regulators in some states may determine that the Company is engaged in the business of insurance, particularly if the contracts are directly with entities that are not licensed to engage in the business of insurance. If First Dental or the P.C. is determined to be engaged in the business of insurance, First Dental or the P.C. could be required to either seek licensure as an insurance company or to change the method of payment from third-party payors. In addition, if a state determines that First Dental is engaging in the business of insurance without a proper license, First Dental could be subject to criminal penalties. There can be no assurance that the Company's operations would not be materially adversely affected if First Dental or the P.C. were to become subject to state insurance regulations.

     Although First Dental believes the Company's operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that First Dental's contractual arrangements with the P.C. and the dentists will not be successfully challenged as violating federal or state fraud and abuse, self-referral, false claims, fee splitting, insurance, facility licensure or certificate of need laws or that the enforceability of such arrangements will not be limited as a result of such laws. In addition, there can be no assurance that the business structure under which the Company operates, or the advertising strategy it employs, will not be deemed to constitute the unlicensed practice of dentistry or the operation of an unlicensed clinic or health care facility. First Dental has not sought judicial or regulatory interpretations with respect to the way the Company conducts its business. There can be no assurance that a review of the business of the Company by courts or regulatory authorities will not result in a determination that could materially adversely affect its operations or that the regulatory environment will not change so as to restrict the Company's existing or future operations. In the event that any legislative measures, regulatory provisions or rulings, or judicial decisions restrict or prohibit the Company from carrying on its business or from expanding the operations of the Company to certain jurisdictions, structural and organizational modifications of the Company's organization and arrangements may be required, which could have a material adverse effect on the Company, or the Company may be required to cease operations.

INSURANCE

     Each of the dentists, at the P.C.'s expense, is covered by a professional malpractice insurance policy. First Dental maintains general liability and umbrella coverage, including malpractice coverage of $1.0 million per occurrence and $20.0 million in the aggregate. While First Dental believes its insurance policies are adequate in amount and coverage for its current operations, there can be no assurance that the coverage maintained by First Dental will be sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost. First Dental intends to add each of the Pending Acquisitions to its insurance policies upon the closing of each such transaction.

LEGAL PROCEEDINGS

     First Dental is involved as a defendant in several civil legal proceedings which have arisen in the ordinary course of business, none of which, individually or in the aggregate, if decided adversely to First Dental, are expected to have a material adverse effect on First Dental. Neither DCP or GDA is currently engaged in any litigation which individually or in the aggregate, if adversely decided, is expected to have a material adverse effect on First Dental upon consummation of the Pending Acquisitions.

FACILITIES AND EMPLOYEES

     First Dental's corporate headquarters are located at 85 Devonshire Street, Boston, Massachusetts, in approximately 3,500 square feet occupied under a lease that expires on May 31, 2001. First Dental believes that its headquarters facilities will soon be inadequate in size to accommodate its rapid growth. First Dental has leased additional space for certain administrative functions in Malden, Massachusetts, and is considering relocating to a site where all headquarters and administrative functions can be consolidated. First Dental believes that suitable facilities are available in the market on commercially reasonable terms.

     First Dental also leases real estate at the location of each Dental Facility. Typically, each Dental Facility is located at the site used by the respective Selling Dentist prior to First Dental's acquisition. These sites are usually located in a professional office building or retail setting, and First Dental believes that each site is generally adequate, in size and design, to accommodate the requirements of the respective Dental Facility. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, First Dental had lease costs of approximately $378,000, $1.2 million and $947,000, respectively. First Dental anticipates that as it continues to acquire Dental Facilities, it will continue its practice of leasing the sites formerly utilized by the Selling Dentists.

     DCP maintains a 5,000 square foot office for its corporate headquarters in Raleigh, North Carolina, which First Dental intends, upon the closing of the DCP Acquisition, to maintain as the Company's Southeastern United States regional office. GDA maintains a corporate office adjacent to the Roselle Park,

New Jersey Dental Facility, which, upon the closing of the GDA Acquisition, First Dental intends to maintain as its Mid-Atlantic regional office.

     As of September 30, 1997, First Dental employed approximately 301 people, including 168 clinical staff, but excluding the 100 dentists employed by the P.C. As of September 30, 1997, the Pending Acquisitions employed approximately 52 dentists, 102 clinical staff and 102 business, administrative, and corporate staff. First Dental and the Pending Acquisitions are not parties to any collective bargaining agreement with a labor union and considers their relations with their employees to be satisfactory.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors currently consists of six members. First Dental's executive officers and directors are as follows:

               NAME                  AGE                         POSITION
-----------------------------------  ---   ----------------------------------------------------
Donald E. Strange..................  53    Chairman of the Board, President, and Chief
                                           Executive Officer
Jerald Robbins.....................  41    Executive Vice President
Joseph A. Anoli....................  50    Senior Vice President and Chief Financial Officer
John J. Brouder....................  46    Senior Vice President -- Managed Care
Arnold Watkin, D.D.S. .............  52    Senior Vice President -- Professional Relations and
                                           Director
Julian Osorio, D.M.D. .............  40    Senior Vice President -- Professional Relations
Louis S. Shuman, D.M.D. ...........  44    Senior Vice President -- Marketing and Advertising
George R. Begley...................  54    Director
Austin Broadhurst, Jr. ............  50    Director
Donald J. Larson...................  47    Director
Kenneth A. Rubin...................  44    Director

     DONALD E. STRANGE was elected to the positions of Chief Executive Officer and Chairman of the Board, effective October 1996 and President, effective December 1996. Prior to joining First Dental, Mr. Strange was the Founder, Chairman and Chief Executive Officer of TransCare Corporation, a company engaged in the business of patient transportation. From July 1991 until December 1992, he served as the Executive Vice President and Chief Operating Officer of EPIC Healthcare Group, a hospital management company. From June 1990 until July 1991, Mr. Strange served as the Chairman of US Homecare Corporation, a company engaged in the business of home health care. Mr. Strange is currently a member of the Board of Directors of the Access Radiology Corporation and the Bon Secours Health System.

     JERALD ROBBINS has served as the Executive Vice President of First Dental since December 1996 and as the President of First Dental from January 1995 to December 1996. From December 1992 through December 1994, Mr. Robbins was Vice President and Assistant to the Chairman of The Fort Hill Group, Inc. From 1977 through December 1992, Mr. Robbins owned and operated his own closely held small business.

     JOSEPH A. ANOLI, a certified public accountant, has served as First Dental's Chief Financial Officer and Senior Vice President since November 1996. From January 1991 until October 1996, Mr. Anoli served in progressively more senior finance positions, most recently as Corporate Controller, at Blue Cross Blue Shield of Massachusetts, the largest health insurer in Massachusetts.

     JOHN J. BROUDER has served as the Senior Vice President for Managed Care of First Dental since August 1996. From January 1988 until July 1996, Mr. Brouder managed the Massachusetts Public Employees Health and Welfare Fund, one of the largest purchasers of dental services among employee benefit plans in New England.

     ARNOLD WATKIN, D.D.S., has served as the Senior Vice President for Professional Relations and a director of First Dental since December 1995. Dr. Watkin is also the President, a director, a practicing dentist and 50% stockholder of Osorio and Watkin, D.M.D., P.C., which provides dentists at certain Dental Facilities under a Management Agreement with First Dental. Dr. Watkin has practiced dentistry for 25 years and in 1982 established a multi-specialty group dental practice in Boston. Dr. Watkin previously served as an Assistant Clinical Professor at the Boston University School of Graduate Dentistry from 1972 to 1980.

     JULIAN OSORIO, D.M.D., has served as the Senior Vice President for Professional Relations of First Dental since December 1995. Dr. Osorio is also the Vice President, a director, a practicing dentist and 50% stockholder in Osorio and Watkin, D.M.D., P.C. Dr. Osorio has practiced dentistry since 1980 and currently serves as Assistant Clinical Professor at the Tufts University School of Dental Medicine.

     LOUIS S. SHUMAN, D.M.D., has served as the Senior Vice President for Marketing and Advertising of First Dental since November 1996. Since July 1996, Dr. Shuman has been employed as a practicing dentist by Osorio and Watkin, D.M.D., P.C. From August 1988 until July 1996, Dr. Shuman served as the President and 50% stockholder of the Bader Shuman Dental Group in Peabody, Massachusetts.

     GEORGE R. BEGLEY was one of First Dental's founders and is a director. Mr. Begley formed his own private investment bank in 1995 to assist selected companies in financing projects. Prior to 1995, he served as the Vice Chairman of The Fort Hill Group. Mr. Begley is currently a member of the Board of Directors of North Coast Energy, Inc., Abacus Investments Ltd., Roundabout Hotels Ltd., Franca Americana S. A. and PVC Containers, Inc.

     AUSTIN BROADHURST, JR., was elected a director of First Dental in December 1996. Since August 1996, he has served as a partner and healthcare practice leader of Lamalie Amrop International, a global executive search firm. From 1986 to July 1996, Mr. Broadhurst served as Managing Director and head of the health care sector of Russell Reynolds Associates, Inc., a global executive search firm. Mr. Broadhurst is currently a trustee of Greenwich Hospital in Greenwich, Connecticut and a director of the Norwalk Community and Technical College Foundation in Norwalk, Connecticut.

     DONALD J. LARSON was elected a director of First Dental in December 1996. He serves as President, Chief Executive Officer and a director of Cocentra, Inc., a company that he co-founded in 1978 which engages in the business of providing case management and managed care services to the field of workers' compensation benefits. Mr. Larson is a trustee of the New England Aquarium.

     KENNETH A. RUBIN was elected a director of First Dental in July 1997. Since 1996, he has served as the Vice President of Wexford Management LLC, an investment company. From 1983 to 1996, he held various officer positions most recently as Managing Director for the Real Estate Group, at Bear, Stearns & Co., an investment bank.

     The members of the Board of Directors serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

     First Dental has an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Mr. Begley will recommend annually to the Board of Directors the appointment of the independent public accountants of First Dental, discuss and review the scope and fees of the prospective annual audits, review the results thereof with the accountants, review and evaluate First Dental's internal accounting controls and perform such other functions as directed by the Board of Directors. The Compensation Committee, consisting of Messrs. Larson and Broadhurst will review and recommend annual salaries and bonuses for all officers, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans, administer any stock option plans, and carry out the responsibilities required by rules of the Securities and Exchange Commission.

COMPENSATION OF DIRECTORS

     Directors who are not officers of First Dental ("Outside Directors") receive $1,000 per meeting of the Board of Directors and any committee thereof, and are reimbursed for expenses incurred in connection with attending such meetings. Outside Directors other than Mr. Begley also received, as of the respective dates of their election, an option to purchase 3,333 shares of Common Stock at an exercise price of $25.50 per share, vesting ratably on a quarterly basis over three years. Mr. Begley shall be eligible to receive a similar option as of December 1, 1997 at an exercise price equal to the market price at the time of issue, provided he is a director of First Dental at that time. Directors who are also officers of First Dental are not paid any director fees.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual, long-term and other compensation of the Chief Executive Officer and the four most highly compensated executive officers whose total annualized salary and bonus exceeded $100,000 during 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                 ANNUAL             ------------
                                                              COMPENSATION           SECURITIES
                                                            -----------------        UNDERLYING
               NAME AND PRINCIPAL POSITION                  YEAR      SALARY         OPTIONS(#)
----------------------------------------------------------  ----     --------       ------------
Donald E. Strange.........................................  1996     $ 47,890(1)       100,000
  Chief Executive Officer                                   1995           --               --
Jerald Robbins............................................  1996      114,056               --
  Executive Vice President                                  1995       73,700           41,600
Arnold Watkin, D.D.S. ....................................  1996      289,137(2)(3)      5,108
  Senior Vice President                                     1995       54,200               --
Julian Osorio, D.M.D. ....................................  1996      201,798(2)         5,108
  Senior Vice President                                     1995           --               --
Louis S. Shuman, D.M.D. ..................................  1996      165,736(2)(4)      4,167
  Senior Vice President                                     1995           --               --

---------------
(1) Employment commenced October 1, 1996. See "-- Management Employment Agreements."

(2) Includes $169,137, $106,800 and $139,901 paid to Drs. Watkin, Osorio and Shuman, respectively, by Osorio and Watkin, D.M.D., P.C.

(3) Includes $110,300 paid to U.S. Trading Group through December 31, 1996. See "Certain Transactions."

(4) Employment commenced August 1, 1996.

STOCK OPTION INFORMATION

     The following table sets forth information concerning stock option grants made during 1996 to the Named Executive Officers. No stock appreciation rights were granted. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict the future stock prices, which will depend upon market conditions and First Dental's future performance, among other things.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL
                                                                                                     REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                 PERCENTAGE OF TOTAL                                APPRECIATION
                              NUMBER OF SHARES   OPTIONS GRANTED TO   EXERCISE                     FOR OPTION TERM
                             UNDERLYING OPTIONS     EMPLOYEES IN      PRICE PER    EXPIRATION     -----------------
            NAME                  GRANTED         FISCAL YEAR 1996    SHARE(1)        DATE          5%       10%
---------------------------- ------------------  -------------------  ---------  ---------------  -------  --------
Donald E. Strange(2)........        8,333                4.5%          $ 19.50        10/1/01     $44,896  $ 99,208
                                    8,333                4.5             19.50         1/1/02      47,441   105,519
                                    8,333                4.5             19.50         4/1/02      50,017   111,982
                                    8,333                4.5             19.50         7/1/02      52,625   118,600
                                    8,333                4.5             19.50        10/1/02      55,625   125,379
                                    8,333                4.5             19.50         1/1/03      57,938   132,320
                                    8,333                4.5             19.50         4/1/03      60,643   139,430
                                    8,333                4.5             19.50         7/1/03      63,382   146,710
                                    8,333                4.5             19.50        10/1/03      66,154   154,167
                                    8,333                4.5             19.50         1/1/04      68,960   161,803
                                    8,333                4.5             19.50         4/1/04      71,800   169,623
                                    8,333                4.5             19.50         7/1/04      74,676   177,631
Arnold Watkin, D.D.S.(3)....        2,083                1.1             19.50        10/1/02      13,816    31,345
                                    2,083                1.1             19.50        10/1/03      16,538    38,542
                                      941                  *             25.50       12/31/01       6,632    14,655
Julian Osorio, D.M.D.(3)....        2,083                1.1             19.50        10/1/02      13,816    31,345
                                    2,083                1.1             19.50        10/1/03      16,538    38,542
                                      941                  *             25.50       12/31/01       6,632    14,655
Louis S. Shuman,
  D.M.D.(3).................        2,083                1.1             19.50        10/1/02      13,816    31,345
                                    2,083                1.1             19.50        10/1/03      16,538    38,542

---------------
 *  Less than 1%.

(1) The exercise price per share of the options approximated the fair market value of the underlying shares of Common Stock on the date the options were granted, as determined by First Dental's Board of Directors.

(2) Mr. Strange was granted options for 100,000 shares on October 1, 1996, vesting 8,333 each October 1, January 1, April 1 and July 1, starting on October 1, 1996, and expiring five years after vesting.

(3) Options for 4,167 shares each were granted on October 1, 1996 to Drs. Watkin, Osorio and Shuman, vesting one half each on October 1, 1997 and 1998, and expiring five years after vesting. In addition, Drs. Watkin and Osorio were granted options for 941 shares on December 31, 1996 vesting immediately and expiring five years thereafter.

     The following table sets forth for each Named Executive Officer information concerning stock options exercised in 1996 and the number of shares covered by both exercisable and unexercisable stock options held as of December 31, 1996. Also reported are the values for "in-the-money" options, which represent the difference between the respective exercise prices of such stock options and the
assumed initial public offering price of $     per share.

 AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AS OF DECEMBER 31, 1996

                                                           NUMBER OF UNDERLYING          VALUE OF UNEXERCISED
                                                                UNEXERCISED                  IN-THE-MONEY
                                NUMBER OF                   WARRANTS/OPTIONS AT           WARRANTS/OPTIONS AT
                                 SHARES                      DECEMBER 31, 1996             DECEMBER 31, 1996
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------   -----------   -------------   -----------   -------------
Donald E. Strange............         --           --       8,333         91,667
Jerald Robbins(1)............     41,600     $809,952          --             --             --             --
Arnold Watkin, D.D.S ........         --           --         941          4,167
Julian Osorio, D.M.D ........         --           --         941          4,167
Louis S. Shuman, D.M.D.......         --           --          --          4,167

---------------
(1) Mr. Robbins exercised options for 41,600 shares on July 11, 1996. The aggregate exercise price for such options was $1,248 and the value of the Common Stock on the exercise date was estimated to be $19.50 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors did not have a Compensation Committee until December 1996. As a result, the Board of Directors, which included Arnold Watkin, D.D.S., a Senior Vice President of First Dental, made all decisions concerning executive compensation.

STOCK PLAN

     First Dental's 1996 Stock Plan (the "Stock Plan") was adopted in November 1996 and permits the granting of incentive stock options (which are entitled to certain favorable treatment under the Internal Revenue Code of 1986), non-qualified options, which are not intended to be incentive stock options, and purchase rights to and awards of restricted Common Stock. A total of 100,000 shares of Common Stock has been authorized for issuance under the Stock Plan. Employees, officers or directors of, or consultants or advisors to, First Dental are eligible to be selected to receive one or more grants of restricted stock or options.

     The Stock Plan is administered by the Board of Directors and its Compensation Committee. Pursuant to the terms of the Stock Plan, the Board of Directors has the sole discretion to determine the recipients and terms and conditions of the restricted stock or option grants. However, in the case of an incentive stock option, the exercise price shall not be less than 100% of the fair market value of the shares covered by the option (on the date of grant) or less than 110% of such fair market value in the case of certain incentive stock options. At September 30, 1997 no restricted stock or options had been granted under the Stock Plan.

MANAGEMENT EMPLOYMENT AGREEMENTS

     Effective as of October 1, 1996, Mr. Strange entered into a three-year employment agreement with First Dental, which provides for an initial annual base salary of $190,000 and certain fringe benefits. In addition, Mr. Strange will be eligible for a formula-based annual performance bonus based on the projected net profit established by the Board of Directors in its annual budget. Upon First Dental's achievement of 90% of its projected net profits for any applicable fiscal year and for every percentage point of net profit thereafter, Mr. Strange receives a bonus of 5% of his base annual salary until 99% or more of the projected net profit is reached when Mr. Strange's bonus is equal to 50% of his base annual salary. If First Dental exceeds 100% of its projected net profit, First Dental may pay Mr. Strange an additional bonus at such times and in such amounts as it may determine in its sole discretion. Pursuant to the terms of his employment agreement,

Mr. Strange purchased 5,128 shares of Common Stock at a price of $19.50 per share, and was granted stock options for 100,000 shares of Common Stock at an exercise price of $19.50 per share, to vest ratably on a quarterly basis over the term of the agreement. If First Dental terminates Mr. Strange's employment without cause (as defined in his employment agreement), it is obligated to continue to pay his salary and bonus, at the rate in effect immediately prior to his termination, and to provide fringe benefits for 12 months following termination. If First Dental terminates Mr. Strange's employment within one year following a "change in control" of First Dental (as defined in his employment agreement), First Dental is obligated to continue to pay his base annual salary, plus the bonus compensation that would otherwise have been payable, and to provide fringe benefits through the later of September 30, 1999, or the second anniversary of the effective date of termination. In addition, in the event of termination without cause or due to change in control, all stock options then held by Mr. Strange become immediately vested and exercisable.

     Effective as of November 7, 1996, Mr. Robbins entered into a two-year employment agreement with First Dental, which provides for an initial annual base salary of $130,000 and certain fringe benefits. In addition, Mr. Robbins is eligible for a formula-based annual performance bonus, not exceeding 25% of base salary in any year, and for additional discretionary bonuses as determined by First Dental's Board of Directors. If First Dental terminates Mr. Robbins' employment without cause (as defined in his employment agreement) it is obligated to continue to pay his salary, at the rate in effect immediately prior to his termination, and to provide insurance benefits for 12 months following termination. If First Dental terminates Mr. Robbins' employment within three months following a "change in control" of First Dental (as defined in his employment agreement), it is obligated to continue to pay his base annual salary through the later of November 6, 1998 or the first anniversary of the effective date of termination.

     Effective as of December 29, 1995, Dr. Watkin entered into a 10-year consulting agreement with First Dental, containing a provision for automatic, successive one-year extensions and which provides for annual compensation of $60,000. No fringe benefits are provided. The agreement can be terminated by First Dental if, among other things, Dr. Watkin's license to practice dentistry is suspended or revoked, his malpractice insurance lapses or terminates, or he is found guilty of criminal, unethical or fraudulent conduct. Either party may terminate the agreement upon material breach that has not been cured within 30 days.

     Effective as of December 29, 1995, Dr. Osorio entered into a 10-year consulting agreement with First Dental, containing a provision for automatic, successive one-year extensions and which provides for annual compensation of $60,000. No fringe benefits are provided. The agreement can be terminated by First Dental if, among other things, Dr. Osorio's license to practice dentistry is suspended or revoked, his malpractice insurance lapses or terminates, or he is found guilty of criminal, unethical or fraudulent conduct. Either party may terminate the agreement upon material breach that has not been cured within 30 days.

                              CERTAIN TRANSACTIONS

     During 1996, First Dental paid to John R. Lakian, a former director and principal stockholder of First Dental, fees totaling $455,000, of which $230,000 was paid in consideration for business consulting services on behalf of First Dental and $225,000 was paid in consideration for a personal guarantee of $3.0 million of certain indebtedness of First Dental. In 1997, Mr. Lakian received an additional $100,000 for increasing his guarantee from $3.0 million to $5.0 million. Such indebtedness of First Dental, and Mr. Lakian's guarantee thereof, was terminated in July 1997. In the opinion of First Dental's management, these fees are comparable to the fees that would have been charged by an unrelated party in an arm's length transaction.

     During 1996, First Dental paid to George R. Begley, a director and principal stockholder of First Dental, fees totaling $182,500, of which $150,000 was paid in consideration for business consulting services on behalf of First Dental and $32,500 was paid in consideration for a personal guarantee of $3.0 million of certain indebtedness of First Dental. Such indebtedness of First Dental, and Mr. Begley's guarantee thereof, was terminated in July 1997. In the opinion of First Dental's management, these fees are less than the fees that would have been charged by an unrelated party in an arm's length transaction.

     On December 24, 1994, First Dental entered an agreement with The Fort Hill Group, Inc., of which Mr. Lakian is Chairman and Managing Director, pursuant to which The Fort Hill Group, Inc. receives a monthly fee for financial advisory services. The agreement was modified, effective November 1, 1996, such that First Dental would pay The Fort Hill Group, Inc. $13,000 per month for assistance with acquisitions through October 31, 1998. First Dental has paid The Fort Hill Group, Inc. $127,000 in 1996 and $87,000 through the six months ended June 30, 1997 under the agreement.

     During 1996, First Dental paid to Medident, Inc., a company in which Dr. Arnold Watkin, a director and officer of First Dental, is Chairman, a director and stockholder, fees totaling $110,300 for consulting services related to the acquisition of Dental Facilities. Of this amount, $35,300 was paid for services rendered in 1995. As of January 1, 1997, First Dental ceased payments to Medident, Inc. and commenced paying Dr. Watkin directly for consulting services rendered to First Dental.

     In December 1995, in connection with the acquisition of his dental practice, Dr. Watkin received an unsecured loan of $210,000 from First Dental bearing simple interest at 8.5% per annum. A payment of interest accrued during 1996 was paid in December 1996 and future payments of interest and principal commence December 1997. The loan is payable in full on or before December 29, 2000.

     First Dental is party to a Management Agreement with Osorio and Watkin, D.M.D., P.C., of which Drs. Osorio and Watkin are executive officers, directors and stockholders. Pursuant to the Management Agreement, First Dental provides Dental Facilities, non-dentist support personnel, and administrative and other services to Osorio and Watkin, D.M.D., P.C. During the year ended December 31, 1996, First Dental was paid approximately $15.3 million and through the six months ended June 30, 1997 approximately $13.9 million under the Management Agreement.

     In connection with this Offering, First Dental has adopted a policy whereby any further transactions between First Dental and its officers, Directors or principal stockholders, or any affiliates of the foregoing persons, shall be on terms no less favorable to First Dental than could reasonably be obtained in a transaction with independent third parties, and that any such interested transaction shall be approved by a majority of First Dental's disinterested outside directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of September 30, 1997 the beneficial ownership of the Common Stock by: (i) each person who is known by First Dental to own beneficially 5% or more of First Dental's Common Stock, (ii) each of First Dental's Directors, (iii) First Dental's Chief Executive Officer and each other Named Executive Officer, and (iv) all directors and current executive officers of First Dental as a group.

                                                                                  PERCENTAGE OF SHARES
                                                 NUMBER OF SHARES         ------------------------------------
  NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED(2)(3)     PRIOR TO OFFERING     AFTER OFFERING
-----------------------------------------    ------------------------     -----------------     --------------
John R. Lakian...........................             465,245(4)                 24.0%              %
  The Fort Hill Group
  767 3rd Avenue
  New York, NY 10017
George R. Begley(1)......................             141,273(5)                  7.3
Donald J. Larson.........................               1,111(6)                    *               *
  Cocentra, Inc.
  312 Union Wharf
  Boston, MA 02109
Austin Broadhurst, Jr....................               1,778(7)                    *               *
  Lamalie Amrop International
  One Station Place,
  5th Floor South
  Stamford, CT 06902
Kenneth A. Rubin(1)......................                  --(8)                   --               --
Donald E. Strange(1).....................              38,462(9)                  2.0               *
Jerald Robbins(1)........................              42,043                     2.2
Arnold Watkin, D.D.S.(1).................              48,858(10)                 2.5
Julian Osorio, D.M.D.(1).................              48,858(10)                 2.5
Louis S. Shuman, D.M.D.(1)...............              17,468(11)                   *               *
All Directors and current executive
  officers as a group (10 persons)
  (5),(6),(7),(8),(9),(10),(11),(12).....             353,061                    18.2

---------------
 *  Less than 1%

 (1) c/o First New England Dental Centers, Inc., 85 Devonshire Street, Boston, MA 02109.

 (2) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

 (3) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such person.

 (4) Includes 8,333 shares issuable upon exercise of a warrant held by Canal Square, Inc. of which Mr. Lakian is a 25% shareholder.

 (5) Consists of 141,273 shares held in the name of Barbara S. Begley, the spouse of Mr. Begley.

 (6) Consists of shares issuable upon exercise of the vested portion of options. Excludes 2,222 shares subject to the unvested portion of options.

 (7) Consists of shares issuable upon exercise of the vested portion of options. Excludes 2,222 shares subject to the unvested portion of options held by Mr. Broadhurst.

 (8) Excludes 174,421 shares subject to invested portion of warrants held by Wexford Management LLC, of which Mr. Rubin is Vice President.

 (9) Includes 33,333 shares issuable upon exercise of the vested portion of options. Excludes 66,667 shares subject to the unvested portion of options held by Mr. Strange.

(10) Includes 3,025 shares issuable upon exercise of the vested portion of options. Excludes 2,083 shares subject to the unvested portion of options.

(11) Includes 2,083 shares issuable upon exercise of the vested portion of options. Excludes 2,083 shares subject to the unvested portion of options.

(12) Includes 5,417 and 8,333 shares issuable upon exercise of the vested portion of options and excludes 16,250 and 1,667 shares subject to the unvested portion of options held by Messrs. Anoli and Brouder, respectively.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary description is qualified in its entirety by reference to First Dental's Certificate of Incorporation, which is filed as an exhibit to the registration statement of which this Prospectus is a part. Upon consummation of the Offering, the authorized capital stock of First Dental will consist of 19,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which shares of Common Stock and no shares of Preferred Stock will be issued and outstanding.

     First Dental has applied for quotation of the Common Stock on the NASDAQ National Market under the symbol "MOLR."

CAPITAL STOCK

     Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders subject to and qualified by the voting rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors, provided that no such series of Preferred Stock shall have any voting rights unless such rights are approved by a majority of the outstanding shares of Common Stock. Holders of Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of Directors can elect all of the Directors. The holders of Common Stock are entitled to receive dividends subject to and qualified by the dividend rights of the holders of the Preferred Stock, when, as, and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of First Dental, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each series of Preferred Stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

DELAWARE ANTI-TAKEOVER LAW; LIMITATION OF LIABILITY

     First Dental is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless: (i) the transaction resulting in the acquiring person's becoming an interested stockholder, or the business combination, is approved by the Board of Directors of First Dental before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of First Dental in the same transaction that makes it an interested stockholder (excluding shares owned by Directors who are also Officers, and excluding certain employee stock option plans); and (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by First Dental's Board of Directors and by the holders of at least two-thirds of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Except as otherwise specified in Section 203, an "interested stockholder" is defined as (a) any person that is the owner of 15% or more of the outstanding voting stock of First Dental, (b) any person that is an affiliate or associate of First Dental and was the owner of 15% or more of the outstanding voting stock of First Dental at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (c) the affiliates and associates of any such person. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in financial benefit to the interested stockholder. By restricting the ability of First Dental to engage in business combinations with an interested person, the application of Section 203 to First Dental may provide a barrier to hostile or unwanted takeovers. Under Delaware law, First Dental could have opted out of Section 203 but elected to be subject to its provisions.

     First Dental's Certificate of Incorporation limits the liability of Directors to First Dental and its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to First Dental or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. The inclusion of this provision in First Dental's Certificate of Incorporation may have the effect of reducing the likelihood of detrimental litigation against Directors and may discourage or deter stockholders or management from bringing a lawsuit against Directors for breach of their duty of care.

STOCK TRANSFER AGENT AND REGISTRAR

     The stock transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, First Dental will have        outstanding
shares of Common Stock (assuming no exercise of outstanding stock options or the
Underwriters' over-allotment option). The           shares of Common Stock sold
in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradable without restriction, except for any shares purchased by affiliates of First Dental which will be subject to the resale limitations under Rule 144 of the Securities Act and which may also be subject to the agreement with the Underwriters described below. None of the remaining 2,400,288 shares of Common Stock outstanding upon consummation of the DCP Acquisition (collectively, the "restricted shares") have been issued in transactions registered under the Securities Act, which means that they may be resold publicly only in future transactions registered under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder. Beginning 180 days after the date of this Prospectus (or earlier for certain limited transactions or with the written consent of PaineWebber Incorporated on behalf of the Underwriters), 1,937,202 restricted shares will become eligible for sale in the public market upon the expiration of lock-up agreements between the Underwriters and the holders of such shares, subject to compliance with Rule 144. The remaining 463,086 restricted shares will be eligible for sale in the public market, subject to compliance with Rule 144, independent of the lock-up agreements.

     In general, under Rule 144, a person (or persons whose shares are aggregated) whose restricted shares have been fully paid for and held for at least one year from the later of the date of issuance by First Dental or acquisition from an affiliate, including an "affiliate" as that term is defined under the Securities Act, is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock
(approximately           shares immediately after the Offering, assuming no
exercise of outstanding stock options under the Underwriters' over-allotment option) or the average weekly trading volume of the Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about First Dental. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of First Dental at any time during the 90 days preceding the sale, and whose restricted shares have been fully paid for and held for at least two years from the later of the date of issuance by First Dental or acquisition from an affiliate, would be entitled to sell such shares under Rule 144(k) without regard to the limitations described above. Rule 144A under the Securities Act permits the immediate sale by the current holders of restricted shares of all or a portion of all of their shares to certain qualified institutional buyers as defined in Rule 144A, subject to certain conditions.

     Pursuant to various registration rights agreements, certain holders of First Dental's Common Stock (including options and warrants to purchase Common Stock) have certain demand and piggyback registration rights with respect to an aggregate of up to 1,113,356 shares of Common Stock (prior to the consummation of the DCP Acquisition). These registration rights are exercisable after the closing of this Offering, subject to certain limitations. First Dental has agreed to pay substantially all expenses incident to the registration of such shares, other than underwriting discounts and commissions.

     Each of First Dental's principal stockholders, executive officers and directors, who upon the closing of the Offering will own an aggregate of 752,408 shares of Common Stock and options to purchase 161,735 shares of Common Stock, have agreed, except for certain limited exceptions or without the prior written consent of PaineWebber Incorporated, that they will not, directly or indirectly, sell, offer to sell, grant an option for the sale of, grant a security interest in, or otherwise dispose of any shares of Common Stock or other equity securities of First Dental beneficially owned by them for a period of 180 days from the date of this Prospectus. See "Underwriting."

     Prior to the Offering, there has been no market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could materially adversely affect prevailing market prices of the Common Stock and may make it more difficult for First Dental to sell its equity securities in the future at times and prices which it deems appropriate.

                                  UNDERWRITING

     The Underwriters named below, acting through PaineWebber Incorporated and Prudential Securities Incorporated, (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the Underwriting Agreement by and among First Dental and the Representatives (the "Underwriting Agreement"), to purchase from First Dental, and First Dental has agreed to sell to the Underwriters, the number of shares of Common Stock set forth opposite the name of such Underwriter below:

                                 UNDERWRITER                                   NUMBER OF SHARES
-----------------------------------------------------------------------------  ----------------
PaineWebber Incorporated.....................................................
Prudential Securities Incorporated...........................................
                                                                               ----------------
          Total..............................................................

     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the shares listed above are subject to certain conditions. The Underwriting Agreement also provides that the Underwriters are committed to purchase, and First Dental is obligated to sell, all of the shares offered by this Prospectus, if any of the shares being sold pursuant to the Underwriting Agreement are purchased (without consideration of any shares that may be purchased through the exercise of the Underwriters' over-allotment option).

     The Representatives have advised First Dental that the Underwriters propose to offer the shares to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a
concession of not more than $     per share. The Underwriters may allow, and
such dealers may reallow, a concession to the other dealers not in excess of
$     per share. After the initial public offering of the shares, the public offering price, the concessions to selected dealers and the reallowance to other dealers may be changed by the Representatives.

     First Dental has granted to the Underwriters an option, exercisable during the 30-day period after the date of this Prospectus, to purchase up to an
additional           shares of Common Stock at the initial public offering price per share set forth on the cover page of this Prospectus, less underwriting discounts and commissions. The Underwriters may exercise such option only to cover over-allotments, if any. To the extent the Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase such percentage of such additional shares of Common Stock as is approximately equal to the percentage of shares that it is obligated to purchase as shown in the table set forth above.

     First Dental has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

     The Representatives have informed First Dental that they do not expect the Underwriters to confirm sales to any account over which they exercise discretionary authority.

     First Dental and its principal stockholders, executive officers and directors have agreed not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock or warrants or other rights to purchase shares of capital stock of First Dental or any securities convertible into or exercisable or exchangeable for any capital stock or warrants or other rights to purchase shares of capital stock of First Dental owned by any of them prior to the expiration of 180 days from the date of this Prospectus without the prior written consent of PaineWebber Incorporated, except for (a) in the case of First Dental, the issuance of shares of Common Stock upon the exercise of options, or the grant of options to purchase shares of Common Stock in connection with any employee or director incentive compensation arrangements, and (b) in the case of First Dental's directors and executive officers, shares of Common Stock disposed of (i) as bona fide gifts to donees who agree not to sell or otherwise dispose of such Common Stock during the one-year period following the date of this Prospectus without the prior consent of PaineWebber Incorporated; (ii) pursuant to the laws of testamentary or intestate descent; (iii) pursuant to a final and nonappealable order of a court or other body of competent jurisdiction; or (iv) in consideration of the cashless exercise of options where such exercise is available or to fulfill tax withholding obligations.

     Prior to the Offering, there has been no public market for the Common Stock of First Dental. The initial public offering price has been determined pursuant to negotiations between First Dental and the Representatives. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, will be certain financial information of First Dental, the history of, and the prospects for, First Dental and the industry in which it competes, an assessment of First Dental's management, First Dental's past and present operations, the prospects for, and timing of, future revenues of First Dental, the present state of First Dental's development, and the above factors in relation to market values and various valuation measures of other companies in the dental practice management or similar businesses. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.

     In connection with the Offering, the rules of the Commission permit the Underwriters to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids of purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     PaineWebber Incorporated, on behalf of the Underwriters, may also impose a penalty bid on certain of the Underwriters. This means that if PaineWebber Incorporated, on behalf of the Underwriters, purchases shares of Common Stock in the open market to reduce the Underwriters short position or to stabilize the price of the Common Stock, it may reclaim the amount of the selling concession from the Underwriters who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither First Dental nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Common Stock. In addition, neither First Dental nor any of the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for First Dental by Lyne, Woodworth & Evarts LLP, Boston, Massachusetts. Joshua Vernaglia, a partner in Lyne, Woodworth & Evarts LLP, has served as secretary of First Dental since it commenced operations, but is not an employee of First Dental. Certain other legal matters will be passed upon for First Dental by McDermott, Will & Emery, Boston, Massachusetts. Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, has acted as counsel to the Underwriters.

                                    EXPERTS

     The combined financial statements and schedule of First New England Dental Centers, Inc. as of December 31, 1995 and 1996 and for the years then ended, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Arnold Watkin, D.D.S., P.C. as of December 31, 1995 and 1994 and for the years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Howard S. Markowitz, D.D.S. D/B/A Leominster Family Dentists as of December 31, 1995 and 1994 and for the years then ended, have been included herein and in the registration statement in reliance upon the report of Caras & Schulman, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of William H. Grass, D.D.S., P.C. as of January 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Richard S. Harold, D.M.D., P.C. as of January 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Family Dentistry as of March 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Ellie Rozinsky, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Arthur P. Wein, D.D.S., P.C. as of April 27, 1996 and August 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Caras & Shulman, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Ramiro Blanco, D.D.S., M.S.C., P.C. as of March 31, 1996 and December 31, 1995 and for the respective 1996 period and from September 1, 1995 (date of inception) through December 31, 1995, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of L. Elizabeth Burns, D.M.D., P.C. as of May 31, 1996 and September 30, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Moody, Cavanaugh & Company, LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Steven R. Bader, D.M.D. and Louis S. Shuman, D.M.D., P.C. as of May 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of deBairos & Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Paul D. Silver, D.M.D., P.A., as of May 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Cram-Chema, P.A. as of June 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Moody, Cavanaugh & Company, LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Buchwalter and Papuga, D.D.S., Inc. as of June 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of DePaola, Begg & Associates, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Edward P. Szlyk, D.D.S. as of July 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Jon H. Fudeman, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Edward S. Kollar, D.D.S. as of August 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Jurnak & Jurnak, CPA's, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Mark S. Ferriero, D.D.S. as of July 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Rucci, Bardaro & Barrett, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Mark E. Ellicson, D.M.D., P.C. as of August 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Drs. Feingold and Rappaport, P.C. as of August 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Beers, Hamerman & Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Frank Weisner, D.M.D., Orthodontist, P.C. as of September 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Goff, Carlin & Cagan LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Belknap Dental Associates, P.C. as of October 31, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Ingoldsby & Bergman, P.C. as of September 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of deBairos & Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of David I. Peck, D.M.D. as of September 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Joseph D. Kalicka & Company LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Geoffrey M. Parrillo, D.M.D. as of September 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Vitale, Caturano and Company, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Knudson, Knights and Predmore (a New Hampshire partnership) as of September 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Barrett & Dattilio, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Robert W. Seniff, D.D.S. as of September 30, 1996 and December 31, 1995 and 1994 and for the respective period and years then ended, have been included herein and in the registration statement in reliance upon the report of Barrett and Dattilio, P.C., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     First Dental has filed with the Commission, a Registration Statement on Form S-1 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to First Dental and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedule thereto. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and are qualified in all respects by such reference. A copy of the Registration Statement, including the exhibits and schedule thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http://www.sec.gov.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
FIRST NEW ENGLAND DENTAL CENTERS, INC.
  Independent Auditors' Report.......................................................  F-8
  Combined Balance Sheets............................................................  F-9
  Combined Statements of Operations..................................................  F-10
  Combined Statements of Stockholders' Equity........................................  F-11
  Combined Statements of Cash Flows..................................................  F-12
  Notes to Combined Financial Statements.............................................  F-13
ARNOLD WATKIN, D.D.S., P.C.
  Independent Auditor's Report.......................................................  F-28
  Financial Statements:
     Balance Sheets..................................................................  F-29
     Statements of Operations........................................................  F-30
     Statements of Changes in Stockholder's Equity...................................  F-31
     Statements of Cash Flows........................................................  F-32
     Notes to Financial Statements...................................................  F-33
HOWARD S. MARKOWITZ, D.D.S.
  Independent Auditor's Report.......................................................  F-37
  Financial Statements:
     Balance Sheets..................................................................  F-38
     Statements of Income............................................................  F-39
     Statements of Changes in Proprietor's Equity....................................  F-40
     Statements of Cash Flows........................................................  F-41
     Notes to Financial Statements...................................................  F-42
WILLIAM H. GRASS, D.D.S., P.C.
  Independent Auditor's Report.......................................................  F-46
  Financial Statements:
     Balance Sheets..................................................................  F-47
     Statements of Operations........................................................  F-48
     Statements of Changes in Stockholder's Equity...................................  F-49
     Statements of Cash Flows........................................................  F-50
     Notes to Financial Statements...................................................  F-51
RICHARD S. HAROLD, D.M.D., P.C.
  Independent Auditor's Report.......................................................  F-55
  Financial Statements:
     Balance Sheets..................................................................  F-56
     Statements of Operations........................................................  F-57
     Statements of Changes in Stockholder's Equity (Deficit).........................  F-58
     Statements of Cash Flows........................................................  F-59
     Notes to Financial Statements...................................................  F-60

                                                                                       PAGE
                                                                                       -----
FAMILY DENTISTRY
  Report of Independent Accountant...................................................  F-64
  Balance Sheets -- December 31, 1995 & 1994.........................................  F-65
  Statements of Operations for the Years Ended December 31, 1995 & 1994..............  F-66
  Statements of Changes in Proprietor's Capital for the Years Ended December 31, 1995
     & 1994..........................................................................  F-66
  Statements of Cash Flows for the Years Ended December 31, 1995 & 1994..............  F-67
  Notes to Financial Statements -- December 31, 1995.................................  F-68
FAMILY DENTISTRY
  Report of Independent Accountant...................................................  F-70
  Balance Sheet -- March 31, 1996....................................................  F-71
  Statement of Operations for the Three Months Ended March 31, 1996..................  F-72
  Statement of Changes in Proprietor's Capital for the Three Months Ended March 31,
     1996............................................................................  F-72
  Statement of Cash Flows for the Three Months Ended March 31, 1996..................  F-73
  Notes to Financial Statements -- March 31, 1996....................................  F-74
ARTHUR P. WEIN, D.D.S., P.C.
  Independent Auditor's Report.......................................................  F-76
  Financial Statements:
     Balance Sheets..................................................................  F-77
     Statements of Income and Retained Earnings......................................  F-78
     Statements of Cash Flows........................................................  F-79
     Notes to Financial Statements...................................................  F-80
RAMIRO BLANCO, D.D.S., M.S.C., P.C.
  Independent Auditor's Report.......................................................  F-85
  Financial Statements:
     Balance Sheets..................................................................  F-86
     Statements of Operations........................................................  F-87
     Statements of Changes in Stockholder's Equity...................................  F-88
     Statements of Cash Flows........................................................  F-89
     Notes to Financial Statements...................................................  F-90
  Supplementary Information:
     Independent Auditor's Report on Supplementary Information.......................  F-96
     Schedules of Total Assets of Combined Dental Practices Assuming January 1, 1994
      as Date of Acquisition (Unaudited).............................................  F-97
     Schedules of Revenues and Expenses of Combined Dental Practices Assuming January
      1, 1994, as Date of Acquisition (Unaudited)....................................  F-98
L. ELIZABETH BURNS, D.M.D., P.C.
  Independent Accountants Report.....................................................  F-99
  Financial Statements:
     Balance Sheets..................................................................  F-100
     Statements of Operations and Changes in Stockholders' Equity....................  F-101
     Statements of Cash Flows........................................................  F-102
     Notes to Financial Statements...................................................  F-103

                                                                                       PAGE
                                                                                       -----
STEVEN R. BADER, D.M.D., and LOUIS S. SHUMAN, D.M.D., P.C.
  Independent Auditors' Report.......................................................  F-105
  Balance Sheet as of December 31, 1995 with comparative figures for 1994............  F-106
  Statements of Current Loss and Deficit for the year ended December 31, 1995 with comparative figures for 1994....................................................  F-107
  Statement of Cash Flows for the year ended December 31, 1995 with comparative figures for 1994................................................................  F-108
  Notes to Financial Statements as of December 31, 1995..............................  F-109

STEVEN R. BADER, D.M.D., and LOUIS S. SHUMAN, D.M.D., P.C.
  Independent Auditors' Report.......................................................  F-114
  Balance Sheet as of May 31, 1996...................................................  F-115
  Statements of Current Earnings and Deficit for the five months ended May 31,
     1996............................................................................  F-116
  Statement of Cash Flows for the five months ended May 31, 1996.....................  F-117
  Notes to Financial Statements as of May 31, 1996...................................  F-118
PAUL D. SILVER, D.M.D., P.A.
  Independent Auditor's Report.......................................................  F-122
  Financial Statements:
     Balance Sheets..................................................................  F-123
     Statements of Operations........................................................  F-124
     Statements of Changes in Stockholder's Equity...................................  F-125
     Statements of Cash Flows........................................................  F-126
     Notes to Financial Statements...................................................  F-127
CRAM-CHEMA, P.A.
  Independent Auditor's Report.......................................................  F-132
  Financial Statements:
     Balance Sheets..................................................................  F-133
     Statements of Income and Retained Earnings......................................  F-134
     Statements of Cash Flows........................................................  F-135
     Notes to Financial Statements...................................................  F-136
BUCHWALTER and PAPUGA, DDS, INC.
  Accountant's Report................................................................  F-139
  Balance Sheets.....................................................................  F-140
  Statements of Operations...........................................................  F-141
  Statements of Change in Stockholders' Equity.......................................  F-142
  Statements of Cash Flows...........................................................  F-143
  Notes to Financial Statements......................................................  F-144

                                                                                       PAGE
                                                                                       -----
EDWARD P. SZLYK, D.D.S.
  Independent Accountant's Report....................................................  F-146
  Financial Statements:
     Balance Sheets..................................................................  F-147
     Statements of Income and Proprietor's Capital...................................  F-148
     Statements of Cash Flows........................................................  F-149
     Notes to Financial Statements...................................................  F-150
EDWARD S. KOLLAR, D.D.S.
  Independent Auditor's Report.......................................................  F-151
  Financial Statements:
     Balance Sheets..................................................................  F-152
     Statements of Operations and Proprietor's Capital...............................  F-153
     Statements of Cash Flows........................................................  F-154
     Notes to Financial Statements...................................................  F-155
MARK S. FERRIERO, D.D.S., PROPRIETOR
  Independent Auditor's Report.......................................................  F-158
  Financial Statements:
     Balance Sheets..................................................................  F-159
     Statements of Income............................................................  F-160
     Statements of Proprietor's Capital..............................................  F-161
     Statements of Cash Flows........................................................  F-162
NOTES TO FINANCIAL STATEMENTS........................................................  F-163
MARK S. FERRIERO, D.D.S., PROPRIETOR
  Independent Auditor's Report.......................................................  F-166
  Financial Statements:
     Balance Sheets..................................................................  F-167
     Statements of Income............................................................  F-168
     Statements of Proprietor's Capital..............................................  F-169
     Statements of Cash Flows........................................................  F-170
NOTES TO FINANCIAL STATEMENTS........................................................  F-171
MARK E. ELLICSON, D.M.D., P.C.
  Independent Auditor's Report.......................................................  F-173
  Financial Statements:
     Balance Sheets..................................................................  F-174
     Statements of Operations........................................................  F-175
     Statements of Changes in Stockholder's Equity (Deficit).........................  F-176
     Statements of Cash Flows........................................................  F-177
     Notes to Financial Statements...................................................  F-178

                                                                                       PAGE
                                                                                       -----
DRS. FEINGOLD & RAPPAPORT, P.C.
  Independent Auditor's Report.......................................................  F-184
  Financial Statements:
     Balance Sheets..................................................................  F-185
     Statements of Income and Retained Earnings......................................  F-186
     Statements of Cash Flows........................................................  F-187
     Notes to Financial Statements...................................................  F-188
FRANK WEISNER, DMD, ORTHODONTIST, P.C.
  Independent Auditor's Report.......................................................  F-192
  Financial Statements:
     Balance Sheets..................................................................  F-193
     Statements of Income and Accumulated Deficit....................................  F-194
     Statements of Cash Flows........................................................  F-195
     Notes to Financial Statements...................................................  F-196
     Supplementary Information:
     Independent Auditor's Report on Supplementary Information.......................  F-198
     Schedules of Operating Expenses.................................................  F-199
BELKNAP DENTAL ASSOCIATES, P.C.
  Independent Auditor's Report.......................................................  F-200
  Financial Statements:
     Balance Sheets..................................................................  F-201
     Statements of Operations........................................................  F-202
     Statements of Changes in Stockholder's Equity...................................  F-203
     Statements of Cash Flows........................................................  F-204
     Notes to Financial Statements...................................................  F-205
INGOLDSBY and BERGMAN, P.C.
  Independent Auditors' Report.......................................................  F-210
  Balance Sheet as of December 31, 1995 with comparative figures for 1994............  F-211
  Statements of Current Earnings and Retained Earnings (Deficit) for the year ended
     December 31, 1995 with comparative figures for 1994.............................  F-212
  Statement of Cash Flows for the year ended December 31, 1995 with comparative figures for 1994................................................................  F-213
  Notes to Financial Statements as of December 31, 1995..............................  F-214
INGOLDSBY and BERGMAN, P.C.
  Independent Auditors' Report.......................................................  F-217
  Balance Sheet as of September 30, 1996.............................................  F-218
  Statements of Current Loss and (Deficit) for the nine months ended September 30,
     1996............................................................................  F-219
  Statement of Cash Flows for the nine months ended September 30, 1996...............  F-220
  Notes to Financial Statements as of September 30, 1996.............................  F-221

                                                                                       PAGE
                                                                                       -----
DAVID I. PECK, D.M.D.
  Independent Auditors' Report.......................................................  F-224
  Balance Sheets as of September 30, 1996 and December 31, 1995 and 1994.............  F-225
  Statements of Income for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994................................................  F-226
  Statements of Changes in Proprietor's Capital for the nine months ended September
     30, 1996 and the years ended December 31, 1995 and 1994.........................  F-227
  Statements of Cash Flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994..........................................  F-228
  Notes to Financial Statements......................................................  F-229
GEOFFREY M. PARRILLO, D.M.D.
  Independent Auditor's Report.......................................................  F-231
  Financial Statements:
     Balance Sheets..................................................................  F-232
     Statements of Operations........................................................  F-233
     Statements of Changes in Proprietor's Capital...................................  F-234
     Statements of Cash Flows........................................................  F-235
     Notes to Financial Statements...................................................  F-236
KNUDSON, KNIGHTS AND PREDMORE
  Independent Auditor's Report.......................................................  F-240
  Balance Sheets.....................................................................  F-241
  Statements of Operations and Partners' Equity......................................  F-242
  Notes to Financial Statements......................................................  F-243
  Supplementary Schedules:
     Supporting Schedules of Cost of Fees Collected..................................  F-247
KNUDSON, KNIGHTS AND PREDMORE
  Independent Auditor's Report.......................................................  F-249
  Balance Sheets.....................................................................  F-250
  Statements of Operations and Partners' Equity......................................  F-251
  Notes to Financial Statements......................................................  F-252
  Supplementary Schedules:
     Supporting Schedules of Cost of Fees Collected..................................  F-256
ROBERT W. SENIFF, DDS
  Independent Auditor's Report.......................................................  F-258
  Balance Sheets as of December 31, 1995 and 1994....................................  F-259
  Statements of Operations and Proprietor's Capital for the year ended December 31,
     1995 and the six months ended December 31, 1994.................................  F-260
  Statements of Cash Flows for the year ended December 31, 1995 and the six months ended December 31, 1994.........................................................  F-261
  Notes to Financial Statements as of December 31, 1995 and 1994.....................  F-262

                                                                                       PAGE
                                                                                       -----
ROBERT W. SENIFF, DDS
  Independent Auditor's Report.......................................................  F-267
  Balance Sheet as of September 30, 1996.............................................  F-268
  Statement of Operations and Proprietor's Capital for the nine months ended
     September 30, 1996..............................................................  F-269
  Statement of Cash Flows for the nine months ended September 30, 1996...............  F-270
  Notes to Financial Statements as of September 30, 1996.............................  F-271

     When the transaction referred to in paragraph 5 of Note 12 of the Notes to Combined Financial Statements has been consummated, we will be in a position to render the following report.

                                          KPMG Peat Marwick LLP

                          INDEPENDENT AUDITORS' REPORT

To Board of Directors and Stockholders
First New England Dental Centers, Inc.:

     We have audited the accompanying combined balance sheets of First New England Dental Centers, Inc. as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of First New England Dental Centers, Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.

Boston, Massachusetts
March 28, 1997, except as to
paragraph 4 of Note 11, which
is as of July 25, 1997 and except
as to Note 12, which is as
of October 22, 1997

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                            COMBINED BALANCE SHEETS
            DECEMBER 31, 1995 AND 1996 AND JUNE 30, 1997 (UNAUDITED)

                                                            DECEMBER 31,
                                                     ---------------------------       JUNE 30,
                                                        1995            1996             1997
                                                     -----------     -----------     ------------
                                                                                     (UNAUDITED)
                      ASSETS
Current assets:
     Cash and cash equivalents.....................  $    42,558     $ 2,272,494     $    580,284
     Accounts receivable, net of allowance for
       doubtful accounts of $445,000 in 1995,
       $1,691,000 in 1996 and $1,260,000 in 1997...      694,439       2,867,669        3,623,363
     Note receivable from officer, current
       portion.....................................           --          52,500           52,500
     Due from Dentists.............................           --         317,688           52,346
     Other current assets..........................           --         200,741          510,679
                                                     -----------     -----------     ------------
          Total current assets.....................      736,997       5,711,092        4,819,172
                                                     -----------     -----------     ------------
     Property and equipment, net...................      524,713       3,866,433        3,981,296
     Management Agreements, net....................    2,952,892      13,537,985       13,353,621
     Deferred offering costs.......................           --       1,330,616        2,060,078
     Note receivable from officer..................      360,000         175,350          164,938
     Other assets..................................          500          83,564          596,379
                                                     -----------     -----------     ------------
          Total non-current assets.................    3,838,105      18,993,948       20,156,312
                                                     -----------     -----------     ------------
          Total assets.............................  $ 4,575,102     $24,705,040     $ 24,975,484
                                                     ===========     ===========     ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit................................           --       3,694,166        5,994,166
     Accounts payable..............................      711,021       1,335,664        2,358,243
     Accrued compensation..........................      361,280       1,668,587        1,624,575
     Accrued expenses..............................      464,297       1,282,552        1,598,936
     Current portion of long-term debt.............      871,673       2,125,989        1,993,053
     Current portion of capital lease
       obligations.................................       11,993         220,565          279,744
                                                     -----------     -----------     ------------
          Total current liabilities................    2,420,264      10,327,523       13,848,717
                                                     -----------     -----------     ------------
Noncurrent liabilities:
     Long-term debt, less current portion..........      211,797       1,295,308        1,082,013
     Capital lease obligations, less current
       portion.....................................       17,177         628,843          705,730
                                                     -----------     -----------     ------------
          Total noncurrent liabilities.............      228,974       1,924,151        1,787,743
                                                     -----------     -----------     ------------
          Total liabilities........................    2,649,238      12,251,674       15,636,460
                                                     -----------     -----------     ------------
Redeemable common stock............................           --         250,837          250,837
Stockholders' equity:
     Preferred stock, $.01 par value, authorized
       1,000,000 shares............................           --              --               --
     Common stock, $.01 par value, authorized
       19,000,000 shares...........................        9,439          19,372           19,372
     Additional paid-in capital....................    4,026,050      21,233,450       21,233,450
     Unearned compensation.........................           --        (135,694)        (101,110)
     Issuable shares...............................           --         245,693          245,693
     Accumulated deficit...........................   (2,109,625)     (9,160,292)     (12,309,218)
                                                     -----------     -----------     ------------
          Total stockholders' equity...............    1,925,864      12,202,529        9,088,187
                                                     -----------     -----------     ------------
          Total liabilities and stockholders'
            equity.................................  $ 4,575,102     $24,705,040     $ 24,975,484
                                                     ===========     ===========     ============

            See accompanying notes to combined financial statements.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

           FROM JANUARY 1, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
FOR THE YEAR ENDED DECEMBER 31, 1996 AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                     SIX MONTHS
                                             JANUARY 1, 1995                       ENDED JUNE 30,
                                             (INCEPTION) TO     YEAR ENDED    -------------------------
                                              DECEMBER 31,     DECEMBER 31,      1996          1997
                                                  1995             1996       -----------   -----------
                                             ---------------   ------------   (UNAUDITED)   (UNAUDITED)
Net revenue................................    $ 2,190,313     $ 15,312,848   $ 3,881,258   $13,805,877
Dental Facility expenses:
     Dentists' salaries....................        688,523        5,631,930     1,438,166     4,912,759
     Clinical Staff salaries...............        383,455        2,008,218       828,034     2,289,976
     Staff salaries........................        369,009        1,747,373       553,945     1,392,507
     Payroll taxes and fringe benefits.....        248,504          988,460       324,605       825,138
     Dental supplies and laboratory fees...        554,823        2,171,743       794,325     1,509,122
     Occupancy expense.....................        365,034        1,178,321       403,543       946,395
     Advertising and marketing.............        208,436          356,124       174,998       301,104
     Depreciation and amortization.........         74,137          780,407       192,555       675,866
     Facility closings.....................             --          623,632            --            --
     Bad debts.............................        212,892        1,253,984       435,661       495,982
     Other.................................        167,741        1,427,513       259,033       679,396
                                               -----------      -----------   -----------   -----------
          Total Dental Facility expenses...      3,272,544       18,167,705     5,404,865    14,028,245
Dental Facility margin (deficit)...........     (1,082,241)      (2,854,857)   (1,523,607)     (222,368)
General and administrative expenses........        976,344        3,541,239     1,128,899     2,212,074
                                               -----------      -----------   -----------   -----------
Operating loss.............................     (2,058,585)      (6,396,096)   (2,652,506)   (2,434,442)
Interest expense, net......................         51,040          654,571        31,325       714,484
                                               -----------      -----------   -----------   -----------
Net loss...................................    $(2,109,625)    $ (7,050,667)  $(2,683,831)  $(3,148,926)
                                               ===========      ===========   ===========   ===========
Net loss per share.........................    $    (10.68)    $      (5.22)  $     (2.22)  $     (1.62)
                                               ===========      ===========   ===========   ===========
Weighted average shares outstanding........        197,607        1,348,043     1,203,517     1,937,202
                                               ===========      ===========   ===========   ===========

            See accompanying notes to combined financial statements.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

           FROM JANUARY 1, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
    FOR THE YEAR ENDED DECEMBER 31, 1996 AND SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                             COMMON STOCK     ADDITIONAL                                            TOTAL
                                          ------------------    PAID-IN      UNEARNED    ISSUABLE  ACCUMULATED   STOCKHOLDERS'
                                           SHARES    AMOUNT     CAPITAL    COMPENSATION   SHARES     DEFICIT        EQUITY
                                          ---------  -------  -----------  ------------  --------  ------------  ------------
Balance at January 1, 1995 (inception)...        --  $   --   $        --   $       --   $     --  $        --   $        --
Initial issuance of common stock.........    50,000     500       713,506           --         --           --       714,006
  Issuance of additional common stock....   750,617   7,506     1,379,703           --         --           --     1,387,209
  Stock issued for acquisitions..........   143,280   1,433     1,932,841           --         --           --     1,934,274
  Net loss...............................        --      --            --           --         --   (2,109,625)   (2,109,625)
                                          ---------  -------  -----------    ---------   --------  ------------  -----------
Balances at December 31, 1995............   943,897   9,439     4,026,050           --         --   (2,109,625)    1,925,864
  Issuance of common stock, net of
    issuance costs.......................   659,871   6,599    13,535,589           --         --           --    13,542,188
  Stock issued for acquisitions..........   180,576   1,806     3,283,468           --    245,693           --     3,530,967
  Exercise of options and warrants.......   152,858   1,528         3,057           --         --           --         4,585
  Premium on convertible notes payable...        --      --       205,286           --         --           --       205,286
  Compensation related to issuance of
    stock options........................        --      --       180,000     (180,000)        --           --            --
  Amortization of unearned compensation
    expense..............................        --      --            --       44,306         --           --        44,306
  Net loss...............................        --      --            --           --         --   (7,050,667)   (7,050,667)
                                          ---------  -------  -----------    ---------   --------  ------------  -----------
Balances at December 31, 1996............ 1,937,202  19,372    21,233,450     (135,694)   245,693   (9,160,292)   12,202,529
  Amortization of unearned compensation
    expense..............................        --      --            --       34,584         --           --        34,584
  Net loss...............................        --      --            --           --         --   (3,148,926)   (3,148,926)
                                          ---------  -------  -----------    ---------   --------  ------------  -----------
Balances at June 30, 1997 (unaudited).... 1,937,202  $19,372  $21,233,450   $ (101,110)  $245,693  $(12,309,218) $(9,088,187)
                                          =========  =======  ===========    =========   ========  ============  ===========

            See accompanying notes to combined financial statements.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
           FROM JANUARY 1, 1995 (INCEPTION) TO DECEMBER 31, 1995 AND
FOR THE YEAR ENDED DECEMBER 31, 1996 AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                                  (UNAUDITED)

                                                       JANUARY 1, 1995                  SIX MONTHS ENDED JUNE 30,
                                                       (INCEPTION) TO     YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,   -------------------------
                                                            1995             1996          1996          1997
                                                         ----------       ----------    -----------   -----------
                                                                                        (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
    Net loss.........................................    $(2,109,625)    $(7,050,667)   $(2,683,831)  $(3,148,926)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
         Depreciation and amortization...............         74,137         780,407       192,555       675,866
         Amortization of unearned compensation.......             --          44,306            --        34,584
         Facility closings...........................             --         623,632            --            --
    Changes in assets and liabilities, net of
      acquisitions:
         Accounts receivable.........................        155,031        (770,082)     (299,160)     (755,694)
         Due from Dentists...........................             --        (317,688)           --       265,342
         Other current assets........................             --        (319,242)      (99,133)     (309,938)
         Accounts payable and accrued expenses.......       (238,570)        (71,154)    1,203,358     1,338,963
         Accrued compensation........................        361,280       1,407,307       239,750       (44,012)
         Other current assets........................             --              --        (9,009)     (524,675)
                                                          ----------      ----------    ----------    ----------
             Net cash used in operating activities...     (1,757,747)     (5,673,181)   (1,455,470)   (2,468,490)
                                                          ----------      ----------    ----------    ----------
Cash flows from investing activities:
    Acquisitions, net of cash acquired...............       (661,308)     (6,134,351)   (1,540,210)           --
    Capital expenditures.............................        (71,751)       (816,740)     (128,774)     (318,030)
    Deferred offering costs..........................             --      (1,330,616)           --      (729,462)
    Deposits.........................................           (500)        (83,064)      (10,500)      (28,116)
                                                          ----------      ----------    ----------    ----------
             Net cash used in investing activities...       (733,559)     (8,364,771)   (1,679,484)   (1,075,608)
                                                          ----------      ----------    ----------    ----------
Cash flows from financing activities:
    Proceeds from issuance of common stock...........      2,101,215      13,542,188     2,927,505            --
    Proceeds from exercise of warrants...............             --           4,585            --            --
    Proceeds from note receivable from officer.......             --              --            --        17,850
    Net borrowings under line of credit..............             --       3,694,166     1,393,662     2,300,000
    Proceeds from borrowings.........................        470,000              --            --            --
    Loan acquisition costs...........................             --              --      (257,500)           --
    Repayment of long-term debt......................        (37,351)       (761,226)     (720,728)     (346,231)
    Repayment of capital lease obligations...........             --        (211,825)      (25,048)     (119,731)
                                                          ----------      ----------    ----------    ----------
             Net cash provided by financing
               activities............................      2,533,864      16,267,888     3,317,891     1,851,888
                                                          ----------      ----------    ----------    ----------
Increase in cash and cash equivalents................         42,558       2,229,936       182,937    (1,692,210)
                                                          ----------      ----------    ----------    ----------
Cash and cash equivalents, at beginning of period....             --          42,558        42,558     2,272,494
                                                          ----------      ----------    ----------    ----------
Cash and cash equivalents, at end of period..........    $    42,558     $ 2,272,494    $  225,495    $  580,284
                                                          ==========      ==========    ==========    ==========
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
    Interest.........................................    $    43,649     $   671,256    $   54,375    $  637,956
                                                          ==========      ==========    ==========    ==========
    Income taxes.....................................    $        --     $    11,260    $       --    $       --
                                                          ==========      ==========    ==========    ==========
Acquisitions:
    Assets acquired..................................    $ 4,567,639     $14,455,287    $5,342,381    $       --
    Liabilities assumed and issued...................      1,972,057       4,499,391     1,543,147            --
    Common stock issued..............................      1,934,274       3,781,804     2,219,283            --
                                                          ----------      ----------    ----------    ----------
    Cash paid........................................        661,308       6,174,092     1,579,951            --
    Less cash acquired...............................             --          39,741        39,741            --
                                                          ----------      ----------    ----------    ----------
             Net cash paid for acquisitions..........        661,308       6,134,351     1,540,210            --
                                                          ==========      ==========    ==========    ==========
Supplemental noncash investing and financing
  activities:
    Property acquired under capital leases...........    $    29,170     $ 1,032,064    $  173,612    $  255,797
                                                          ==========      ==========    ==========    ==========
    Exchange of note receivable from and note payable
      to officer.....................................    $        --     $   150,000    $  150,000    $       --
                                                          ==========      ==========    ==========    ==========

            See accompanying notes to combined financial statements.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

           FROM JANUARY 1, 1995 (INCEPTION) TO DECEMBER 31, 1996 AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

(1) DESCRIPTION OF BUSINESS

     First New England Dental Centers, Inc. ("First Dental") was incorporated in 1991 as Stanwich, Inc. but was inactive prior to changing its name to First New England Dental Centers, Inc. in December 1994 before commencing operations in January 1995. Prior to January 1995, First Dental had nominal assets and liabilities. First Dental has entered into Management Agreements and Stock Transfer Restriction agreements with each of Osorio and Watkin D.M.D., P.C. and Edward S. Kollar, D.D.S., P.C. (collectively hereinafter referred to as "P.C.s"), under which it provides fully integrated dental practice management services. These two agreements give First Dental full and unilateral control over the P.C.s, except for professional dental judgments, and accordingly the financial statements are presented on a combined basis.

     Osorio and Watkin, D.M.D., P.C., a Massachusetts Professional Corporation has two 50% shareholders, Drs. Osorio and Watkin, both of whom are officers of First Dental. The stockholders cannot sell, transfer, bequeath, pledge, or encumber, or otherwise dispose of, whether voluntarily or involuntarily any shares of the stock of the P.C. (the "Shares") which the stockholders own. Further, the Shares automatically transfer to an individual designated by First Dental upon the occurrence of a number of events including the receipt of written transfer instructions from First Dental. The Stockholders may not take any of several specified actions including the issuance or sale of new securities in the P.C., amending the charter or by-laws of the P.C., declaration or payment of any dividend, or merger, consolidation, reorganization, liquidation or sale of substantially all of the assets of the P.C. Pursuant to the P.C.'s by-laws, the Board of Directors of the P.C. consists of Drs. Osorio, Watkin and an officer of First Dental. A quorum of the directors requires the presence of the First Dental director, and a vote of the directors in favor of any action requires the affirmative vote of the First Dental director. The Edward S. Kollar, D.D.S., P.C. agreement, whose revenues consist of a practice in Vermont and were immaterial to the combined results, have similar terms to the Osorio and Watkin D.M.D., P.C. agreement, however, the Edward S. Kollar, D.D.S., P.C. merged into Osorio and Watkin, D.M.D., P.C. in April 1997.

     Certain dentists employed by Osorio and Watkin, D.M.D., P.C. have the right to elect to terminate their employment agreements with the P.C., repurchase their dental practice assets from First Dental at fair market value, and reacquire the site of the dental facility in the event that one or more of the following occurs: (1) First Dental or the P.C. employing the dentist commits a material breach of the dentist's employment agreement, asset purchase agreement, or lease; (2) First Dental fails to pay when due the promissory notes issued in connection with the acquisition of the dentist's practice assets; or (3) First Dental or the P.C. fails to meet timely its payroll or other accounts payable obligations. If a significant number of dentists were to exercise such rights, First Dental could be materially adversely affected.

     Under the Management Agreements, the P.C.s record the patient service revenues. First Dental accrues as net income for the P.C.s the difference between the net patient services revenues and the management fee payable to First Dental. The management fee consists of the actual direct costs and indirect costs, including an allocable share of corporate overhead, incurred by First Dental. Direct costs include the expenses for the premises, furnishings, equipment and administration and management. Administration and management services include secretarial, reception and clerical functions, business planning, financial management, bookkeeping, accounting, data processing, maintaining dental records, materials purchasing and management, human resource management, billing and collecting of receivables and processing of payables, and maintaining malpractice insurance. First Dental also provides dental hygienists and other clinical staff. In addition to the management fee, First Dental is entitled to an incentive fee equal to 70% of the "P.C.s net operating income." P.C.s net operating income is the difference between its net revenues less expense, including supplies and the management fee paid to First Dental but excluding salaries paid to the P.C.s dentists and specialists. Each Management Agreement is for a term of 30 years, with automatic renewal for successive five year terms, and may be terminated by the P.C. only for cause.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared on an accrual basis of accounting and present the financial position and results of operations on a combined basis. First Dental, through its Management Agreements, its Stock Transfer Restriction Agreements in the case of Osorio and Watkin D.M.D., P.C. and the P.C.'s by-laws is responsible for the operating performance of the combined entity except for the practice of medicine. The revenue and related receivables are recorded by the P.C.s. Billing and collection of the receivables are the responsibility of First Dental. The receivables have been assigned to First Dental for billing purposes and have been pledged to secure amounts outstanding under the line of credit. For purposes of display, the combined results of operations as recorded on the P.C.s and First Dental's books are shown below.

                        YEAR ENDED DECEMBER 31, 1995                YEAR ENDED DECEMBER 31, 1996
                   ---------------------------------------   ------------------------------------------
                                    FIRST                                      FIRST
                      P.C.s        DENTAL         TOTAL         P.C.s          DENTAL         TOTAL
                   -----------   -----------   -----------   ------------   ------------   ------------
Patient service
  revenue........  $ 2,190,313   $        --   $ 2,190,313   $ 15,312,848   $         --   $ 15,312,848
Management fee
  (expense)......   (3,489,881)    3,489,881            --    (16,142,828)    16,142,828             --
FNEDC direct and
  indirect
  expenses.......           --    (3,489,881)   (3,489,881)            --    (16,142,828)   (16,142,828)
Incentive fee
  (expense)
  70% to First
  Dental
  30% to P.C.s...           --            --            --             --             --             --
Dentist salaries
  and benefits...     (810,057)           --      (810,057)    (6,220,687)            --     (6,220,687)
                   -----------   -----------   -----------   ------------   ------------   ------------
Net loss.........  $(2,109,625)  $        --   $(2,109,625)  $ (7,050,667)  $         --   $ (7,050,667)
                   ===========   ===========   ===========   ============   ============   ============

                       SIX MONTHS ENDED JUNE 30, 1996
                                 (UNAUDITED)                 SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
                   ---------------------------------------   ------------------------------------------
                                    FIRST                                      FIRST
                      P.C.s        DENTAL         TOTAL         P.C.s          DENTAL         TOTAL
                   -----------   -----------   -----------   ------------   ------------   ------------
                                                       (UNAUDITED)
Patient service
  revenue........  $ 3,881,258   $        --   $ 3,881,258   $ 13,805,258   $         --   $ 13,805,258
Management fee
  (expense)......   (4,636,781)    4,636,781            --    (11,569,803)    11,569,803             --
FNEDC direct and
  indirect
  expenses.......           --    (4,636,781)   (4,636,781)            --    (11,569,803)   (11,569,803)
Incentive fee
  (expense) 70%
  to First Dental
  30% to P.C.s...           --            --            --             --             --             --
Dentist salaries
  and benefits...   (1,928,308)           --    (1,928,308)    (5,384,381)            --     (5,384,381)
                   -----------   -----------   -----------   ------------   ------------   ------------
Net loss.........  $(2,683,831)  $        --   $(2,683,831)  $ (3,148,926)  $         --   $ (3,148,926)
                   ===========   ===========   ===========   ============   ============   ============

Unaudited Information

     The combined financial statements as of June 30, 1997 and for the six month periods ended June 30, 1996 and 1997 and the related information included in the notes to the combined financial statements are

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

unaudited. These combined financial statements should be read in connection with the annual audited combined financial statements and the footnotes thereto. Results for the six months ended June 30, 1997 are not necessarily indicative of the results for the year ending December 31, 1997. However, the accompanying unaudited June 30, 1997 combined financial statements reflect all adjustments which are, in the opinion of management, of a normal and recurring nature necessary for a fair presentation of the combined financial position and results of operations of the Company.

  Use of Estimates in Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash and cash equivalents

     For purposes of the statements of cash flows, First Dental considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. The carrying amounts for cash and cash equivalents approximates fair value.

  Accounts Receivable and Revenue

     Accounts receivable and revenue are recognized at the time dental services are provided. Such amounts are reported at the estimated amounts due from patients, third-party payors and others for services rendered, net of contractual adjustments, which represent the difference between gross billable charges and the portion of those charges allowable by third-party payors.

  Financial Instruments and Concentrations of Credit Risk

     Financial instruments which potentially subject First Dental to concentrations of credit risk consist principally of periodic temporary investments of excess cash and trade receivables. First Dental places its temporary excess cash investments in short-term money market instruments through financial institutions. At times, such investments may be in excess of the FDIC insurance limit. First Dental's sales are primarily to customers in the New England region, and as such, First Dental is directly affected by the well-being of that geographic region.

  Fair Value of Financial Instruments

     The carrying value of financial instruments such as cash, cash equivalents, accounts receivable, accounts payable and the current portion of long-term debt approximated their fair values, based on the short-term maturities of these instruments. At December 31, 1995 and 1996, and June 30, 1997, the fair value of long-term debt, which approximated carrying value, was determined based on expected future cash flows, discounted at market interest rates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the related assets which are 3-7 years.

     Property and equipment under capital leases are stated at the present value of minimum lease payments at the inception of the lease. Equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset. Amortization of assets subject to capital leases is included in depreciation expense.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

  Management Agreements

     Management Agreements are amortized on a straight-line basis over the period of expected benefit of 30 years. Amortization expense for the years ended December 31, 1995 and 1996 was $38,300 and $281,323, respectively. These expenses were approximately $114,660 and $184,364 for the six months ended June 30, 1996 and 1997, respectively. Accumulated amortization was $38,300 and $319,623 as of December 31, 1995 and 1996, and $536,525 as of June 30, 1997,
respectively.

  Income Taxes

     First Dental uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing asset and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

  Long-Lived Assets

     First Dental has adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that longlived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Stock-Based Compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation costs for stock-based employee compensation plans at fair value. First Dental has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market value of First Dental's stock at the date of the grant over the amount an employee must pay to acquire the stock.

  Advertising Costs

     Advertising costs are expensed when incurred.

  Earnings per Share

     Earnings per share is computed on the basis of the weighted average number of shares outstanding plus common stock equivalents related to stock options and warrants, if such common stock equivalents cause dilution in earning per share in excess of 3% and if their inclusion is not antidilutive.

  Deferred Offering Costs

     In January 1997, the First Dental filed a Form S-1 Registration Statement with the Securities and Exchange Commission (SEC). Costs related to the filing consist of legal, accounting and printing costs and will be charged against the proceeds received from a successful offering. Should the offering not occur, the costs will be expensed.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

(3) ACQUISITIONS

     During the years ended December 31, 1995 and 1996, the First Dental acquired 9 and 27 Dental Facilities, respectively. These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of the acquired Dental Facilities were recorded at their estimated fair values at the dates of acquisition. Costs of acquisitions in excess of the identified fair value of assets and liabilities have been allocated to the Management Agreements. The results of operations of the Dental Facilities acquired have been included in the First Dental's combined financial statements from the dates of the acquisitions. Summary information concerning the acquisitions is as follows:

  DATE                        SELLER                                      LOCATION
---------    -----------------------------------------    -----------------------------------------
   1/1/95    Dr. Anusavice                                Danvers, MA Framingham, MA Wellesley, MA
                                                          Weymouth, MA Worcester, MA
  5/19/95    Dr. Chalmers                                 Newbury Street, Boston, MA
  6/19/95    Dr. Chalmers                                 Watertown, MA
 12/29/95    Drs. Watkin and Osorio                       Federal Street, Boston, MA
 12/29/95    Dr. Markowitz                                Leominster, MA
  1/31/96    Dr. Grass                                    Hadley, MA
  1/31/96    Dr. Harold                                   Malden, MA
  4/13/96    Dr. Schipini                                 Marshfield, MA
  4/27/96    Dr. Wein                                     Fitchburg, MA
  4/30/96    Dr. Blanco                                   Billerica, MA
   6/1/96    Dr. Elizabeth Burns                          Lowell, MA
   6/1/96    Drs. Bader and Shuman                        Peabody, MA
   6/1/96    Dr. Silver                                   Raymond, NH
   7/1/96    Drs. Chema and Cram Chema                    Exeter, NH
   7/1/96    Drs. Buchalter and Papuga                    Hingham, MA
   8/1/96    Dr. Szlyk                                    Dudley, MA
   8/1/96    Dr. Ferriero                                 Dennisport, MA/Hyannis, MA
   9/1/96    Dr. Kollar                                   Morrisville, VT
   9/1/96    Dr. Ellicson                                 Dalton, MA
   9/1/96    Drs. Feingold and Rappaport                  Orange, CT
  10/1/96    Dr. Weisner                                  Athol, MA Gardner, MA Fitchburg, MA
  10/1/96    Dr. Kizy                                     Brookline, MA
  10/1/96    Dr. Chaikin                                  Dover, NH
  10/1/96    Drs. Bergman and Ingoldsby                   Braintree, MA
  10/1/96    Dr. Peck                                     Springfield, MA
  10/1/96    Dr. Dubin                                    Hartford, CT
  10/1/96    Dr. Parrillo                                 Cranston, RI
  10/1/96    Dr. Maher                                    South Weymouth, MA
  10/1/96    Dr. Knudson, Knight, Predmore and Seniff     Lebanon, NH

     The aggregate purchase price paid in connection with the acquisitions made in 1995 consisted of $661,308 in cash, 143,280 shares of Common Stock valued at $1,934,274, and $1,972,057 in promissory notes and assumed liabilities.

     The difference between the consideration paid during 1995 and the net fair value of assets and liabilities acquired of $2,991,192 has been allocated to the value of the Management Agreements.

     The aggregate purchase price paid in connection with the acquisitions made in 1996 consisted of $6,134,351 in net cash, 180,586 shares of Common Stock valued at $3,781,804, $4,499,391 in promissory notes and assumed liabilities. The Common Stock includes 14,637 shares of redeemable Common Stock valued at $250,837 (see Note 9(d)). The promissory notes payable include $392,000 of notes that are convertible into 27,936 shares of Common Stock (see Note 6).

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

     The difference between the consideration paid in 1996 and the net fair value of assets and liabilities acquired of $10,662,725 has been allocated to the value of the Management Agreements.

     Shares of the company's common stock issued in connection with the acquisitions were valued at the fair market value as of the date of acquisition.

     The following summary, prepared on a pro forma basis, combines the results of operations as if the acquisitions had been consummated as of January 1, 1995, after including the impact of the adjustments for depreciation and amortization of assets acquired and interest expense on acquisition financing, and shares outstanding for stock issued.

                                                                   DECEMBER 31,
                                                            ---------------------------
                                                               1995            1996
                                                            -----------     -----------
                                                                    (UNAUDITED)
        Revenues                                            $22,486,775     $25,671,226
        Net loss                                             (2,649,321)     (7,453,458)
        Net loss per share                                        (5.70)          (5.22)

     The unaudited pro forma results are not necessarily indicative of what actually might have occurred if the acquisitions had been completed as of the beginning of the periods presented. In addition, they are not intended to be a projection of future results of operations and do not reflect any of the synergies that might be achieved from combined operations.

(4) FACILITY CLOSINGS

     In the fourth quarter of 1996, First Dental decided to close certain facilities because of their inability to generate future cash flows. First Dental has recorded charges of $444,751 and $178,881 for the impairment of the management agreements and an estimate of the future lease obligations, respectively.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

(5) SELECTED BALANCE SHEET INFORMATION

     The details of certain balance sheet accounts were as follows:

                                                       DECEMBER 31,
                                                  -----------------------      JUNE 30,
                                                    1995          1996           1997
                                                  --------     ----------     -----------
                                                                              (UNAUDITED)
        Property and equipment:
          Equipment...........................    $351,381     $2,044,417     $ 2,249,142
          Leasehold improvements..............     135,000        774,378         827,118
          Furniture and fixtures..............      45,000        278,776         299,693
          Equipment under capital leases......      29,170      1,303,784       1,599,227
                                                  --------     ----------      ----------
                  Total property and
                    equipment.................     560,551      4,401,355       4,975,180
          Less accumulated depreciation and
             amortization.....................      35,838        534,922         993,884
                                                  --------     ----------      ----------
                  Property and equipment,
                    net.......................    $524,713     $3,866,433     $ 3,981,296
                                                  ========     ==========      ==========
        Accrued expenses:
          Due on closing......................    $301,297     $   39,679     $    13,651
          Facility closings...................          --        178,881         115,083
          Deferred rent.......................          --        146,746         174,262
          Professional services...............      96,000        747,374       1,084,836
          Other...............................      67,000        169,872         211,104
                                                  --------     ----------      ----------
                                                  $464,297     $1,282,552     $ 1,598,936
                                                  ========     ==========      ==========

(6)  LONG-TERM DEBT AND LINE OF CREDIT

     Long-term debt consisted of the following:

                                                    DECEMBER 31,
                                               -----------------------        JUNE 30,
                                                  1995         1996             1997
                                               ----------   ----------       ----------
                                                                             (UNAUDITED)
          Note payable to Eastern Bank,
            floating rate equal to the base
            rate plus one percent, maturity
            date of June 14, 1998. Loan was
            paid off in June 1996............  $  470,000   $       --       $       --
          Notes payable to sellers in
            connection with acquisitions, at
            interest rates ranging from 7% to
            10% with various maturities
            through 2006.....................     613,470    3,029,297        2,683,066
          Convertible notes payable to
            sellers in connection with
            acquisitions, at rates of 7% with
            various maturities through
            2006.............................          --      392,000          392,000
                                               ----------   ----------       ----------
                                                1,083,470    3,421,297        3,075,066
          Less current portion...............     871,673    2,125,989        1,993,053
                                               ----------   ----------       ----------
          Long-term portion..................  $  211,797   $1,295,308       $1,082,013
                                               ==========   ==========       ==========

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

     The aggregate maturities of long-term debt as of June 30, 1997 for each of the next five years are as follows:

                                                                           (UNAUDITED)
                                                                           ----------
        1997.............................................................  $1,993,053
        1998.............................................................     585,997
        1999.............................................................     203,741
        2000.............................................................      55,925
        2001.............................................................      44,350
        Thereafter.......................................................     192,000
                                                                           ----------
                                                                           $3,075,066
                                                                           ==========

     In the event the revolving line of credit is terminated or canceled by either First Dental or the Bank, or First Dental refinances with another lender, or an initial public offering of stock is consummated, First Dental shall pay to the Bank a fee equal to two and one-half (2.5%) percent of the aggregate amount available to First Dental with a minimum payment of $75,000 and a maximum payment of $125,000.

     On December 3, 1996 First Dental entered into a commitment letter with Fleet National Bank for the purpose of extending the revolving line of credit facility. First Dental paid a commitment fee of $100,000 upon acceptance of the credit line agreement and must pay an additional $100,000 upon closing of an initial public offering by First Dental. The term of the extension will be three years from the closing date and will increase the borrowing base of the facility depending upon the amount raised by the IPO and First Dental's annualized earnings before interest, taxes, depreciation and amortization.

  UNAUDITED

     In May 1997, First Dental extended its line of credit with Fleet Bank from $5,000,000 to $6,000,000. At June 30, 1997, First Dental has a $6,000,000
revolving line of credit from Fleet National Bank which bears interest at the bank's prime rate plus 2.5% (10.75% at December 31, 1996) and matures on July 25, 1997. As of June 30, 1997, First Dental's balance on this line of credit is $5,994,166. The loan is collateralized by the assets of First Dental and is personally guaranteed up to $5,000,000 by a principal shareholder of First Dental (see Note 10). The loan was paid off on July 25, 1997.

  Convertible Debt

     As a result of the acquisition of Ingoldsby and Bergman, P.C., First Dental issued to Dr. Ingoldsby and Dr. Bergman convertible promissory notes in the amount of $100,000 each. Each promissory note is convertible into 10,768 shares of First Dental's common stock. The notes are convertible up to 30 days after notification from First Dental of the completion of an initial public offering. If the election is not made, each note is due on November 2, 1997.

     The premium allocated to the conversion feature of the notes was $205,286. The amount was calculated at the date of issue as the difference between the conversion price and the fair value of the common stock multiplied by the number of shares into which the notes are convertible. The amount was allocated to the asset Management Agreement and to additional paid-in capital.

     As a result of the Springfield acquisition, Dr. Peck was also issued a promissory note for $192,000 which can be converted into 6,400 shares of the First Dental's common stock. The note is convertible up to 30 days after notification from the First Dental of the completion of an initial public offering. If he does not convert, the First Dental must pay off the loan at the end of the election period. If the First Dental does not become a registrant with the SEC, the note is due on November 8, 2006.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

(7)  INCOME TAXES

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                              YEARS ENDED            SIX MONTHS
                                                             DECEMBER 31,               ENDED
                                                       -------------------------      JUNE 30,
                                                         1995           1996            1997
                                                       ---------     -----------     -----------
                                                                                     (UNAUDITED)
Deferred tax assets:
  Operating loss carryforwards.......................  $ 379,336     $ 2,295,868     $ 3,489,667
  Accrued expenses and other liabilities.............    282,924         407,356         380,902
  Management Agreements and other intangibles........     65,982         281,983         221,663
  Acquisition related differences....................    144,157         418,276          17,953
  Allowance for doubtful accounts....................         --         313,345         355,468
                                                       ---------     -----------       ---------
                                                         872,399       3,716,828       4,465,653
  Valuation allowance................................   (775,362)     (3,143,520)     (4,194,908)
                                                       ---------     -----------       ---------
  Net deferred tax asset.............................     97,037         573,308         270,745
Deferred tax liabilities:
  Acquisition related differences....................     95,280         368,802          49,864
  Property and equipment.............................      1,757         204,506         220,881
                                                       ---------     -----------       ---------
                                                          97,037         573,308         270,745
                                                       ---------     -----------       ---------
          Net deferred tax asset.....................  $      --     $        --     $        --
                                                       =========     ===========       =========

     The valuation allowance for deferred tax assets as of December 31, 1995 and 1996 was $775,362 and $3,143,520, respectively, principally attributable to the increase in net operating losses. This allowance has been established due to the uncertainty in the ability of First Dental to benefit from the federal and state operating loss carryforwards. Accordingly, no provision for federal and state income taxes has been recorded.

     Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets will be allocated as follows:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                          -----------------------      JUNE 30,
                                                            1995          1996           1997
                                                          --------     ----------     -----------
                                                                                      (UNAUDITED)
Income tax benefits that would be reported in the
  combined statement of earnings........................  $660,503     $2,812,062     $ 3,990,063
Management Agreements and other intangibles.............   114,859        331,458         204,845
                                                          --------      ---------       ---------
                                                          $775,362     $3,143,520     $ 4,194,908
                                                          ========      =========       =========

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

     The net deferred tax asset consists of the following:

                                                 DECEMBER 31,
                             ----------------------------------------------------
                                                                                              JUNE 30,
                                      1995                        1996                          1997
                             ----------------------     -------------------------     -------------------------
                              FEDERAL       STATE         FEDERAL         STATE         FEDERAL         STATE
                             ---------     --------     -----------     ---------     -----------     ---------
                                                                                             (UNAUDITED)
Deferred income tax
  asset -- current.........  $ 337,317     $ 93,270     $   993,531     $ 270,987     $   669,200     $ 186,982
Deferred income tax
  asset -- noncurrent......    434,607        7,205       2,455,542        39,337       3,603,410        26,164
Valuation allowance........   (688,874)     (86,488)     (2,958,401)     (185,119)     (4,040,890)     (154,018)
Deferred income tax
  liability -- current.....    (44,117)     (10,878)       (291,854)      (69,653)        (20,104)           --
Deferred income tax
 liability -- noncurrent...    (38,933)      (3,109)       (198,818)      (55,552)       (211,616)      (59,128)
                             ---------      -------      ----------      --------        --------      --------
         Net deferred
           income tax
           asset...........  $      --     $     --     $        --     $      --     $        --     $      --
                             =========      =======      ==========      ========        ========      ========

     At June 30, 1997, the First Dental has net operating loss carryforwards for Federal income tax purposes of approximately $10,300,000 which are available to offset future Federal taxable income, if any.

     The following table reconciles the Federal statutory income tax rate and the First Dental's effective income tax rate:

                                                                   DECEMBER 31,        SIX MONTHS
                                                                 -----------------       ENDED
                                                                 1995        1996       JUNE 30,
                                                                 -----       -----        1997
                                                                                       ----------
                                                                                       (UNAUDITED)
Income taxes at Federal statutory rate.........................   34.0%       34.0%        34.0%
State taxes, net of Federal benefit............................    4.5        1 .1         (1.0)
Management Agreement and other permanent differences...........   (0.1)       (1.0)        (1.6)
Acquisition-related expenses...................................   (1.6)       2 .0           --
Valuation reserve..............................................  (36.8)      (36.1)       (31.4)
                                                                 -----       -----        -----
          Effective income tax rate............................    0.0%        0.0%         0.0%
                                                                 =====       =====        =====

     In connection with the mergers and acquisitions, certain operating entities changed from the cash to the accrual method of accounting for tax purposes. The resulting difference in taxable income is being recognized for tax purposes in the year of acquisition.

     First Dental and the P.C.s file as a consolidated group for Federal income tax purposes.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

(8)  COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     Future minimum lease payments under capital leases with remaining terms of one or more years consist of the following at June 30, 1997:

                                                                     CAPITAL
                                                                   -----------
                                                                   (UNAUDITED)
                1998.............................................  $   406,142
                1999.............................................      373,269
                2000.............................................      287,577
                2001.............................................      151,340
                2002.............................................       38,707
                Thereafter.......................................        3,028
                                                                    ----------
                Total minimum lease obligation...................    1,260,063
                Less amount representing interest................      274,589
                                                                    ----------
                Present value of minimum lease obligation........      985,474
                Less current portion.............................      279,744
                                                                    ----------
                Long-term capital lease obligation...............  $   705,730
                                                                    ==========

     Future minimum lease payments under noncancelable operating leases with remaining terms of one or more years consist of the following at December 31, 1996:

                                                                    OPERATING
                                                                   -----------
                                                                   (UNAUDITED)
                1997.............................................  $ 1,297,698
                1998.............................................    1,228,509
                1999.............................................    1,172,974
                2000.............................................    1,136,901
                2001.............................................      852,398
                Thereafter.......................................    1,885,741
                                                                    ----------
                Total minimum lease obligation...................  $ 7,574,221
                                                                    ==========

     As part of its operations, First Dental enters into various leasing arrangements. First Dental routinely leases premises for dental facilities and corporate offices. First Dental principally operates in leased dental facilities with terms of up to 10 years with renewable options for additional periods. For each of its acquisitions, First Dental either assumed the operating lease for the dental facility, was assigned the lease by the prior lessee or entered into a new lease agreement. Capital lease obligations of acquired entities and the associated assets were either assumed by First Dental or were paid off as part of the acquisition transaction.

     First Dental follows the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," in determining the criteria for capital leases. Leases that do not meet such criteria are classified as operating leases, and related rentals are charged to expense in the period incurred.

(9)  STOCKHOLDER'S EQUITY

     (a) Stock Split

     On November 24, 1995, First Dental declared a 199 for 1 stock dividend, which has been retroactively reflected within the financial statements. (See also Note 12)

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

  (b) Sales of Common Stock

     During 1995, First Dental issued 800,617 shares of Common Stock for gross proceeds of $2,101,215 at prices ranging from $.03 to $13.50 per share. Common stock issued includes 666,667 shares in connection with a rights offering that commenced in April 1995. Under the rights offering, the Company offered to its existing shareholders the right to purchase additional shares based on a ratio of 3.33 shares for every share owned at $.90 per share. Shares not sold to existing shareholders under the rights offering were offered and sold to outside investors.

     During 1996, First Dental issued 659,871 shares of Common Stock at prices ranging from $13.50 to $25.50 per share for gross proceeds of $14,687,071. Common stock is reported net of offering and placement costs.

  (c) Issuable Shares

     During 1996, First Dental recorded as Issuable Shares 10,250 shares at $24.00 per share as part of the consideration for an acquisition. The shares will be issued on the earlier to occur of either an initial public offering by First Dental or September 3, 2001.

  (d) Redeemable Common Stock

     As part of two acquisitions of dental facilities, the acquisition agreements provide that First Dental may be required to repurchase 14,637 shares of the common stock previously issued to the two dentists as part of the acquisition their respective dental facilities. The dentists have the option to put the stock back to First Dental at the original issuance value of $250,837. The dentists must notify First Dental of their election to exercise the option by April 15, 1997. If the option is elected, the dentists may redeem their stock and request payment from First Dental anytime before September 30, 1997. The dentists redeemed their stock on July 25, 1997.

  (e) Stock Warrants

     Effective May 29, 1995, First Dental issued warrants to certain investors to purchase 110,000 shares of Common Stock for $.03 per share. The warrants were issued in connection with certain loan guarantees and financial accommodations given First Dental. These warrants were exercised in July 1996. In January, March, May, and November 1996, First Dental issued warrants to purchase 900; 358; 8,333; and 17,657 shares of Common Stock for $.03 per share, $.03 per share, $19.50 per share and $28.05 per share, respectively. The value of warrants was determined based on the fair value of common stock at the date of issuance. The impact on the financial statements of warrants issued was not material. The warrants were issued for services rendered in connection with the raising of equity. The January and March 1996 warrants were exercised in July 1996. The May and November 1996 warrants are exercisable for a period of ten years.

     Subsequent to December 31, 1996, First Dental issued warrants for services in connection with equity placement to purchase 45,000 shares of Common Stock at prices ranging from $25.50 to $28.05 per share. The warrants are exercisable for a period of ten years.

  (f) Stock Options

     Executives and other key employees have been granted options to purchase Common Stock of First Dental. Stock options generally have a maximum term of five years and vest immediately or ratably over one to four year periods. First Dental has elected to adopt the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" and therefore will continue to recognize compensation expense for stock options in accordance with Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees". During 1996, First Dental recorded $180,000 of

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

unearned compensation, which is shown as a reduction of stockholders' equity in the accompanying combined financial statements and is being amortized ratably over the vesting period. First Dental recognized $44,306 of unearned compensation expense in 1996. Had compensation cost been determined based on the fair value at the grant date for stock options issued in accordance with the provisions of SFAS No. 123, First Dental's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                    YEARS ENDED
                                                                   DECEMBER 31,
                                                            ---------------------------
                                                               1995            1996
                                                            -----------     -----------
        Net loss -- as reported...........................  $(2,109,625)    $(7,050,667)
        Net loss -- pro forma.............................   (2,118,054)     (7,660,479)
        Loss per share -- as reported.....................       (10.68)          (5.22)
        Loss per share -- pro forma.......................       (10.71)          (5.67)

     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts.

     The fair value of stock options granted during 1995 and 1996 were estimated on the date of grant using the minimum value method with the following assumptions: risk-free interest rate of 7.0 percent, expected life of 5 years, and no dividends.

     A summary of stock option activity is presented below:

                                                                         DECEMBER 31,
                                                     ----------------------------------------------------
                                                               1995                       1996
                                                     ------------------------   -------------------------
                                                                  WEIGHTED                    WEIGHTED
                                                                  AVERAGE                     AVERAGE
OPTIONS                                              SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
---------------------------------------------------  -------   --------------   --------   --------------
Outstanding at beginning of period.................       --        $ --          59,500       $  .99
Granted............................................   59,500         .99         269,247        21.27
Exercised..........................................       --          --         (41,600)         .03
                                                     -------        ----        ---------       -----
Outstanding at end of period.......................   59,500        $.99         287,147       $20.16
                                                     =======        ====        =========       =====
Options exercisable at end of period...............   58,389                     107,258
Weighted-average fair value of options granted
  during the year..................................                 $.30                       $ 6.12

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                     OPTIONS OUTSTANDING                                OPTIONS EXERCISABLE
                   --------------------------------------------------------     -----------------------------------
   RANGE OF            NUMBER         WEIGHTED-AVERAGE                              NUMBER
   EXERCISE        OUTSTANDING AT        REMAINING         WEIGHTED-AVERAGE     EXERCISABLE AT     WEIGHTED-AVERAGE
    PRICES            12/31/96        CONTRACTUAL LIFE      EXERCISE PRICE         12/31/96         EXERCISE PRICE
--------------     --------------     ----------------     ----------------     --------------     ----------------
     $.90               14,567            3.5 years             $  .90               14,567             $  .90
13.50 to 19.50         180,833            4.5 years              18.96               39,583              17.28
21.00 to 30.00          91,747            4.8 years              25.59               53,108              25.29
                       -------                                                      -------
                       287,147                                                      107,258
                       =======                                                      =======

(10)  RELATED PARTY TRANSACTIONS

     On December 24, 1994, First Dental entered an agreement with The Fort Hill Group, Inc., of which a principal stockholder is Chairman and Managing Director, pursuant to which The Fort Hill Group, Inc. receives $10,000 per month for financial advisory services. The agreement was modified effective November 1, 1996, such that First Dental will pay the Fort Hill Group, Inc. $13,000 per month for assistance with

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

acquisitions through October 31, 1998. First Dental paid The Fort Hill Group, Inc. $127,500 in 1996 and $85,000 for the six months ended June 30, 1997.

     In December 1995, in connection with the acquisition of his dental practice, Dr. Watkin received an unsecured loan of $210,000 from First Dental bearing simple interest at 8.5% per annum. The loan is payable in full on or before December 29, 2000.

     During 1996, First Dental paid to a principal stockholder of First Dental, fees totaling $455,000, of which $230,000 was paid in consideration for business consulting services on behalf of the First Dental and $225,000 was paid in consideration for a personal guarantee of $3,000,000 of First Dental's $5,000,000 Credit Facility. In the opinion of First Dental's management, these fees are comparable to the fees that would have been charged by an unrelated party in an arms length transaction.

     During 1996, First Dental paid to another stockholder fees totaling $182,500, of which $150,000 was paid in consideration for business consulting services on behalf of First Dental and $32,500 was paid in consideration for a personal guarantee of $3,000,000 of First Dental's $5,000,000 Credit Facility. In the opinion of First Dental's management, these fees are comparable to the fees that would have been charged by an unrelated party in an arms length transaction.

     During 1996, First Dental paid to Medident, Inc., a company in which an officer is Chairman, a director and stockholder, fees totaling $110,300 for consulting services related to the acquisition of dental facilities. Of this amount, $35,300 was paid for services rendered in 1995. As of January 1, 1997, First Dental ceased payments to Medident, Inc. and commenced paying the officer directly for consulting services rendered to First Dental.

UNAUDITED

     For the six months ended June 30, 1997, First Dental paid $100,000 to a principal stockholder in consideration for an increase in a personal guarantee from $3,000,000 to $5,000,000 of First Dental's $6,000,000 credit facility.

(11)  LIQUIDITY AND FINANCING COMMITMENT

     For the years ended December 31, 1995 and 1996, First Dental has a net loss of $2,109,625 and $7,050,667, respectively. At December 31, 1996, the First Dental's net working capital deficit is $4,116,430. Management has begun to implement strategies to reduce future operating losses and to acquire additional more profitable operations. However, management does not believe that their strategies will be sufficient to address the current liquidity crisis.

     Accordingly, First Dental needs to raise additional capital to fund its expected operating losses in 1997 and to acquire additional operations. In this connection, First Dental has filed an initial public offering (IPO) registration statement with the Securities and Exchange Commission. In addition, it is working with the investment banking firm involved with the IPO, on a best efforts private placement. Two stockholders and their investment firm, the Fort Hill Group, Inc., have also begun a private placement effort on behalf of the First Dental. However, there can be no assurances that these financing efforts will raise sufficient financing timely enough to avoid a liquidity crisis or that these efforts will be successful at all.

     To address the immediate liquidity needs, on March 28, 1997, First Dental received a financial commitment from two stockholders and the Fort Hill Group, Inc. to fund First Dental's anticipated cash requirements for 1997 should First Dental's financing efforts be unsuccessful or not accomplished timely. Accordingly, First Dental is economically dependent upon the commitment of the stockholders and their investment firm for its continued immediate liquidity needs.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

     On July 25, 1997, First Dental issued a private placement of senior debt in the amount of $15,000,000 along with detachable warrants for 174,421 shares of common stock at $.03 per share. The senior debt bears interest at a rate of 15% compounded on a quarterly basis and is due on July 25, 1998. The senior debt is collateralized by all the assets of First Dental. As a result of the issuance of the senior debt, the revolving line of credit with Fleet Bank was paid off and closed. The detachable warrants represent 7.5% of First Dental's outstanding common stock on a fully diluted basis. The detachable warrants expire on July 25, 2001. In the event that the common stock of First Dental is not publicly traded as of December 16, 1997, the senior debt requires First Dental to issue additional warrants to the holders of the debt entitling the holders thereof to acquire an additional 7.5% of First Dental's common stock on a fully diluted basis. First Dental valued the detachable warrants at $1,000,000 and recorded the fair value of the warrants as a credit to Additional Paid-in Capital.

12.  SUBSEQUENT EVENTS (unaudited):

     In connection with the private placement discussed in Note 11, the Company issued 223,000 warrants at $.03. In addition, 33,000 warrants previously issued at $25.50 per share were cancelled and re-issued at $.03. The Company recorded deferred financing costs of $1,471,000 in connection with these transactions.

     During August 1997, First Dental entered into a commitment to purchase the assets of Dr. Saul Herman Dental Associates (the "New Jersey Facilities") for $5.7M in cash. The New Jersey Facilities consist of 8 dental facilities and a Health Maintenance Organization located in New Jersey. Subsequent to June 30, 1997, First Dental paid Dr. Herman $350,000 as a deposit on the purchase. If the acquisition does not close by December 15, 1997, the deposit is forfeited.

     On October 22, 1997, First Dental entered into an agreement to merge with DentalCare Partners ("DCP"), in a transaction whereby DCP will become a wholly owned subsidiary of First Dental. DCP manages 17 dental facilities across Kentucky, Maryland, North Carolina, South Carolina, and Tennessee under the trade name Dental Works. Shareholders of DCP shall receive approximately 452,800 shares of First Dental Common Stock in exchange for the Common Stock of DCP. After the DCP acquisition, the shareholders of DCP will own 17% of the Common Stock of First Dental. Consummation of the DCP Acquisition is a condition to the consummation of First Dental's Form S-1 Registration Statement filing with the Securities and Exchange Commission.

     On October 22, 1997, the Board of Directors approved the filing of a registration statement by the Company with the SEC covering the proposed sale of shares of its common stock to the public (the Offering).

     On October 22, 1997, the Board of Directors approved, subject to shareholder approval, amendments to the Company's Amended and Restated Articles of Incorporation to effect a one-for-three reverse stock split of the outstanding Common Stock. All common and common equivalent shares and per share amounts in these financial statements have been adjusted retroactively to give effect to the stock split.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Arnold Watkin, D.D.S., P.C. (an S Corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arnold Watkin, D.D.S., P.C. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          VITALE, CATURANO AND COMPANY, P.C.

                                          November 15, 1996
                                          Boston, Massachusetts

                          ARNOLD WATKIN, D.D.S., P.C.
                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                                ASSETS
Current assets:
  Cash and cash equivalents............................................  $ 78,034     $109,185
  Patient receivables, net of allowance for uncollectible
     accounts of $67,000 in 1995 and 1994, respectively................   362,469      462,925
  Other current assets.................................................    32,851       22,710
                                                                         --------     --------
          Total current assets.........................................   473,354      594,820
                                                                         --------     --------
Property and equipment, net............................................   117,993      144,046
                                                                         --------     --------
Other assets...........................................................    18,544       19,119
                                                                         --------     --------
                                                                         $609,891     $757,985
                                                                         ========     ========
                  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Line of credit.......................................................  $     --     $ 19,649
  Current portion of capital lease obligations.........................     9,592        8,286
  Note payable - related party.........................................    23,642       23,642
  Accounts payable and accrued expenses................................    95,309       98,808
  Deferred revenue.....................................................    29,645       36,781
                                                                         --------     --------
          Total current liabilities....................................   158,188      187,166
                                                                         --------     --------
Capital lease obligations, net of current portion......................     5,436       14,613
                                                                         --------     --------
Stockholder's equity:
  Common stock, no par value, 15,000 shares authorized,
     1,000 shares issued and outstanding...............................    15,000       15,000
  Additional paid-in capital...........................................   349,392      329,743
  Retained earnings....................................................    81,875      211,463
                                                                         --------     --------
          Total stockholder's equity...................................   446,267      556,206
                                                                         --------     --------
                                                                         $609,891     $757,985
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                          ARNOLD WATKIN, D.D.S., P.C.
                            STATEMENTS OF OPERATIONS

                                                                      YEARS ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Net patient revenues................................................  $1,938,165     $1,932,897
                                                                      ----------     ----------
Expenses:
  Dentists' salaries................................................     457,653        336,707
  Clinical salaries.................................................     541,685        597,346
  Dental supplies and laboratory fees...............................     212,317        214,366
  Rental and lease expense..........................................      86,715         81,700
  Advertising and marketing.........................................      17,782         17,130
  Depreciation and amortization.....................................      41,633         55,422
  Bad debt expense..................................................      85,149         75,037
  Other operating expenses..........................................     116,385        114,371
  Management fee-related party......................................     127,088             --
  General and administrative........................................     289,542        249,762
                                                                      ----------     ----------
          Total expenses............................................   1,975,949      1,741,841
                                                                      ----------     ----------
          Operating income (loss)...................................     (37,784)       191,056
                                                                      ----------     ----------
Other income (expense):
  Interest income...................................................       2,032            796
  Other income......................................................       2,745          2,000
  Interest expense..................................................      (4,870)        (6,331)
                                                                      ----------     ----------
                                                                             (93)        (3,535)
                                                                      ----------     ----------
Net income (loss)...................................................  $  (37,877)    $  187,521
                                                                      ==========     ==========
If all of the Company's operations had been subject to income taxes, net income (loss) would have been as follows (unaudited):
  Historical income (loss) before income taxes......................  $  (37,877)    $  187,521
  Provision (benefit) for income taxes..............................     (15,300)        75,500
                                                                      ----------     ----------
  Proforma net income (loss)........................................  $  (22,577)    $  112,021
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                          ARNOLD WATKIN, D.D.S., P.C,
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                             COMMON STOCK        ADDITIONAL
                                          ------------------      PAID-IN       RETAINED      TOTAL
                                          SHARES     AMOUNT       CAPITAL       EARNINGS     EQUITY
                                          ------     -------     ----------     ---------   ---------
Balance at January 1, 1994..............  1,000      $15,000      $ 329,743     $ 185,209   $ 529,952
  Net income............................     --           --             --       187,521     187,521
  Distributions to stockholder..........     --           --             --      (161,267)   (161,267)
                                          -----      -------       --------      --------    --------
Balance at December 31, 1994............  1,000       15,000        329,743       211,463     556,206
  Contributions from stockholder........     --           --         19,649            --      19,649
  Net loss..............................     --           --             --       (37,877)    (37,877)
  Distributions to stockholder..........     --           --             --       (91,711)    (91,711)
                                          -----      -------       --------      --------    --------
Balance at December 31, 1995............  1,000      $15,000      $ 349,392     $  81,875   $ 446,267
                                          =====      =======       ========      ========    ========

    The accompanying notes are an integral part of the financial statements.

                          ARNOLD WATKIN, D.D.S., P.C.
                            STATEMENTS OF CASH FLOWS

                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                        ----------------------
                                                                          1995         1994
                                                                        --------     ---------
Cash flows from operating activities:
  Net income (loss)...................................................  $(37,877)    $ 187,521
  Adjustments:
     Provision for bad debts..........................................    85,149        75,037
     Depreciation and amortization....................................    41,633        55,422
     Changes in operating assets and liabilities:
       Patient receivables............................................    15,307       (44,806)
       Other current assets...........................................   (10,141)        4,632
       Accounts payable and accrued liabilities.......................    (3,499)      (22,430)
       Deferred revenue...............................................    (7,136)       11,888
                                                                        --------     ---------
          Net cash provided by operating activities...................    83,436       267,264
                                                                        --------     ---------
Cash flows used in investing activities:
  Acquisition of property and equipment...............................   (15,005)      (11,571)
                                                                        --------     ---------
Cash flows from financing activities:
  Payments on line of credit..........................................        --          (417)
  Payments on capital lease obligations...............................    (7,871)       (3,916)
  Distributions to stockholder........................................   (91,711)     (161,267)
                                                                        --------     ---------
          Net cash used in financing activities.......................   (99,582)     (165,600)
                                                                        --------     ---------
Increase (decrease) in cash and cash equivalents......................   (31,151)       90,093
Cash and cash equivalents, beginning of year..........................   109,185        19,092
                                                                        --------     ---------
Cash and cash equivalents, end of year................................  $ 78,034     $ 109,185
                                                                        ========     =========

    The accompanying notes are an integral part of the financial statements.

                          ARNOLD WATKIN, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Organization

     The Company is a provider of dental services and products located in Boston, Massachusetts.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

     Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental revenue is recognized as the services are performed and billed. Amounts billed in advance of completing the procedures are deferred and recorded as a liability until the services have been performed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to fifteen years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1995 and 1994 were $210,101 and $2,615, respectively. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

     Income Taxes

     The Company is an S corporation and, accordingly, all federal and state tax liabilities are the responsibility of the stockholder.

     Income taxes, including the proforma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

                          ARNOLD WATKIN, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)
     Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2. SELECTED BALANCE SHEET INFORMATION

   The details of certain balance sheet accounts are as follows:

                                                                           DECEMBER 31,
                                                                       ---------------------
                                                                         1995         1994
                                                                       --------     --------
   Property and equipment:
     Equipment.......................................................  $310,545     $295,540
     Equipment under capital leases..................................    36,921       36,921
     Leasehold improvements..........................................   125,338      125,338
                                                                       --------     --------
             Total property and equipment............................   472,804      457,799
     Less - accumulated depreciation and amortization................   354,811      313,753
                                                                       --------     --------
             Net property and equipment..............................  $117,993     $144,046
                                                                       ========     ========

     For the years ended December 31, 1995 and 1994, depreciation and amortization relating to property and equipment was $41,058 and $54,847, respectively.

     The amounts of accumulated amortization for equipment under capital leases as of December 31, 1995 and 1994 were $36,921 and $35,424, respectively.

   Accounts payable and accrued expenses:
     Trade.............................................................  $49,565     $60,855
     Accrued expenses..................................................   45,744      37,953
                                                                         -------     -------
                                                                         $95,309     $98,808
                                                                         =======     =======

3. ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                                           DECEMBER 31,
                                                                       ---------------------
                                                                         1995         1994
                                                                       --------     --------
   Allowance for uncollectible accounts:
     Balance at beginning of year....................................  $ 67,000     $ 34,758
     Provision for bad debts.........................................    85,149       75,037
     Charge offs.....................................................   (85,149)     (42,795)
                                                                       --------     --------
     Balance at end of year..........................................  $ 67,000     $ 67,000
                                                                       ========     ========

                          ARNOLD WATKIN, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

4. LINE OF CREDIT

     Line of credit consisted of a revolving line of credit with a bank, payable on demand, secured by substantially all corporate assets with interest at 1% above the bank's prime rate. During 1995, the stockholder assumed this liability personally and the outstanding principal balance was recorded as additional paid-in capital.

5. NOTE PAYABLE -- RELATED PARTY

     Note payable -- related party consisted of a demand note payable to a related party which bears interest at the rate of 10% per annum.

6. COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     The Company leases a portion of its property and equipment under a capital lease and its office facility under operating leases. Future minimum lease obligations under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995:

                                                                      CAPITAL     OPERATING
                                                                      -------     --------
    1996............................................................  $10,667     $ 87,000
    1997............................................................    5,981       87,000
    1998............................................................       --       87,000
    1999............................................................       --       87,000
    2000............................................................       --       85,000
    Thereafter......................................................       --      245,500
                                                                      -------     --------
    Total minimum lease obligations.................................   16,648     $678,500
                                                                                  ========
                                                                      -------
         Less-amount representing interest..........................    1,620
                                                                      -------
    Present value of minimum lease obligations......................   15,028
         Less-current portion.......................................    9,592
                                                                      -------
    Long-term capital lease obligations.............................  $ 5,436
                                                                      =======

     The Company's operating leases have expiration dates ranging from five to nine years. In addition the Company has a voluntary five year extension period for the lease of its office facility. Rent expense for the years ended December 31, 1995 and 1994 was $86,715 and $81,700, respectively.

     Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                          ARNOLD WATKIN, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

7. INCOME TAXES

   The differences between the federal tax rate and the Company's effective tax rate at December 31, 1995 were as follows:

                                                                   YEARS ENDED DECEMBER 31,
                                                                   -------------------------
                                                                     1995             1994
                                                                   --------         --------
   Tax at U.S. statutory rate (35%)..............................  $(12,900)        $ 63,800
   State income taxes, net of federal tax........................    (2,400)          11,700
   Income not subject to corporate level federal tax.............    15,300          (75,500)
                                                                    -------          -------
                                                                   $     --         $     --
                                                                    =======          =======

8. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                       YEARS ENDED DECEMBER
                                                                               31,
                                                                      ----------------------
                                                                       1995           1994
                                                                      ------         -------
   Cash paid during the year for interest...........................  $4,870         $ 6,331
                                                                      ======         =======
   Cash paid during the year for income taxes.......................  $   --         $    --
                                                                      ======         =======
   Noncash transactions:
     Capital lease obligations......................................  $   --         $ 8,790
                                                                      ======         =======
     Line of credit assumed by stockholder..........................  $   --         $19,649
                                                                      ======         =======

9. CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Credit Risk

     The Company grants patients credit, in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

     Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables, line of credit, note payable -- related party and accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amounts of capital lease obligations approximate fair value.

10. SUBSEQUENT EVENT

     The Company was acquired by First New England Dental Centers, Inc. effective January 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

11. RELATED PARTY TRANSACTION

     The Company incurred a management fee to the stockholder of the Company for administrative and other management functions. The management fee for the years ended December 31, 1995 and 1994 was $127,088 and $0, respectively.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Howard S. Markowitz, D.D.S. D/B/A Leominster Family Dentists (a sole proprietorship) as of December 31, 1994 and 1995, and the related statements of income, changes in proprietor's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Howard S. Markowitz, D.D.S. D/B/A Leominster Family Dentists (a sole proprietorship) as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            CARAS & SHULMAN, PC
                                            Certified Public Accountants

Burlington, Massachusetts
November 15, 1996

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                                 BALANCE SHEETS
                                  DECEMBER 31,

                                                                       1994             1995
                                                                     --------         --------
                                            ASSETS
Current assets
     Cash..........................................................  $  1,553         $     --
     Patient receivables, net of allowance for uncollectible
      accounts of $47,000 and $45,000 for 1994 and 1995,
      respectively.................................................   190,126          178,139
     Other current assets..........................................        --              200
                                                                     --------         --------
          Total current assets.....................................   191,679          178,339
Property and equipment, net........................................   249,934          219,926
Other assets.......................................................     7,259            7,259
                                                                     --------         --------
          Total Assets.............................................  $448,872         $405,524
                                                                     ========         ========

                             LIABILITIES AND PROPRIETOR'S EQUITY
Current liabilities
     Current portion of long-term debt.............................  $ 96,700         $  2,234
     Current portion of capital lease obligation...................    18,135           18,407
     Accounts payable and accrued expenses.........................    37,010           35,646
                                                                     --------         --------
          Total current liabilities................................   151,845           56,287
                                                                     --------         --------
Noncurrent liabilities
     Long-term debt, net of current position.......................     2,234               --
     Capital lease obligations, net of current position............    86,773           68,664
                                                                     --------         --------
          Total noncurrent liabilities.............................    89,007           68,664
                                                                     --------         --------
          Total liabilities........................................   240,852          124,951
                                                                     --------         --------
Proprietor's Equity................................................   208,020          280,573
                                                                     --------         --------
Total Liabilities and Proprietor's Equity..........................  $448,872         $405,524
                                                                     ========         ========

The accompanying notes are an integral part of the financial statements

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                              STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                          1995          1994
                                                                       ----------     --------
Net patient revenues...............................................    $1,074,639     $937,813
                                                                       ----------     --------
     Expenses:
     Dentists salaries.............................................       124,719       86,543
     Clinical salaries.............................................       201,419      165,086
     Dental supplies and laboratory fees...........................       173,995      164,131
     Rental lease expense..........................................        42,500       29,800
     Advertising and marketing.....................................        14,488       10,557
     Depreciation and amortization.................................        39,520       24,148
     Other operating expenses......................................        19,761       16,870
     General and administrative....................................       255,508      268,924
                                                                       ----------     --------
          Total expenses...........................................       871,910      766,059
                                                                       ----------     --------
          Operating income.........................................       202,729      171,754
Interest expense...................................................        11,157        3,526
                                                                       ----------     --------
Net Income.........................................................    $  191,572     $168,228
                                                                        =========     ========

     If all of the Company's operations had been subject to income taxes, net income would have been as follows (unaudited):

Historical income before taxes.....................................    $  191,572     $168,228
Provision for taxes................................................        76,000       67,000
                                                                       ----------     --------
Pro forma net income...............................................    $  115,572     $101,228
                                                                        =========     ========

The accompanying notes are an integral part of the financial statements

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)

                  STATEMENTS OF CHANGES IN PROPRIETOR'S EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                              PROPRIETOR'S EQUITY
                                                                              -------------------
Balance at January 1, 1994....................................................      $ 204,640
     Net Income December 31, 1994.............................................        168,228
     Distributions to proprietor, net.........................................       (164,848)
                                                                                   ---------
Balance at December 31, 1994..................................................        208,020
     Net Income December 31, 1995.............................................        191,572
     Distributions to proprietor, net.........................................       (119,019)
                                                                                   ---------
Balance at December 31, 1995..................................................      $ 280,573
                                                                                   =========

The accompanying notes are an integral part of the financial statements

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                           1995        1994
                                                                         ---------   ---------
Cash provided by (used for) operating activities
     Net income........................................................  $ 191,572   $ 168,228
     Adjustments
          Provision for bad debts......................................     (2,000)     47,000
          Depreciation and amortization................................     39,522      26,377
     Changes in operating assets and liabilities
          Patient receivables..........................................     13,987     (36,247)
          Other current assets.........................................       (200)         --
          Other assets.................................................         --      (2,258)
          Accounts payable and accrued liabilities.....................     (1,364)     12,027
                                                                         ---------   ---------
Cash provided by operating activities..................................    241,517     215,127
                                                                         ---------   ---------
Cash provided by (used for)investing activities
     Capital expenditures..............................................     (9,512)   (126,727)
                                                                         ---------   ---------
Cash provided by (used for) financing activities
     Proceeds from debt................................................         --      85,000
     Repayment of debt.................................................    (96,700)     (6,670)
     Repayment of capital leases.......................................    (17,839)     (1,448)
     Distribution to proprietor........................................   (236,043)   (348,928)
     Contributions from proprietor.....................................    117,024     184,080
                                                                         ---------   ---------
Cash used for financing activities.....................................   (233,558)    (87,966)
                                                                         ---------   ---------
Increase/(decrease) in cash............................................     (1,553)        434
Cash, beginning of period..............................................      1,553       1,119
                                                                         ---------   ---------
Cash, end of year......................................................  $      --   $   1,553
                                                                         =========   =========

The accompanying notes are an integral part of the financial statements

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                         NOTES TO FINANCIAL STATEMENTS

1.  COMPANY ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Company Organization

     Howard S. Markowitz, D.D.S. D/B/A Leominster Family Dentists (a sole proprietorship) (the Company) is a provider of dental services and products that owns and operates a dental center in Leominster, Massachusetts area.

     The statements reflect the operations of Howard Markowitz, D.D.S. D/B/A Leominster Family Dentists (a sole proprietorship).

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reported period. Actual results could differ from those estimates.

  Cash and cash equivalents

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  Revenue recognition

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as cost of services are incurred under the terms of contractual agreements with each patient. Approximately 25% of services are performed in the first month with remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by physicians. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  Property and equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to twenty years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1994 and 1995, were approximately $132,841 and $135,164, respectively. Maintenance and repairs are charged to expenses, whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Debt issuance costs

     The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

  Income taxes

     The Company, as an entity, is not subject to income taxes. The proprietor prepares his income tax returns on the cash basis. Under this basis, revenues are recognized when collected rather than when earned, and expenses are generally recognized when paid rather than incurred. The proprietor's share of income or loss for tax purposes is included on his personal income tax returns.

     Income taxes, including pro forma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates current in effect.

  Advertising

     Costs incurred for advertising are expensed when incurred.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                                                            DECEMBER 31
                                                                     -------------------------
                                                                       1995             1994
                                                                     --------         --------
Property and equipment
     Equipment, furniture & fixtures...............................  $222,216         $212,704
     Equipment under capital lease.................................   106,355          106,355
     Leasehold improvements........................................   110,000          110,000
                                                                     --------         --------
     Total property and equipment..................................   438,571          429,059
     Less accumulated depreciation and amortization................   213,333          176,493
                                                                     --------         --------
     Net property and equipment....................................  $225,238         $252,566
                                                                     ========         ========

                                                                            DECEMBER 31
                                                                     -------------------------
                                                                       1995             1994
                                                                     --------         --------
Accounts Payable and accrued liabilities:
     Trade.........................................................  $ 35,646         $ 23,974
     Accrued liabilities...........................................  $     --         $ 13,036

3.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                                                            DECEMBER 31
                                                                     -------------------------
                                                                       1995             1994
                                                                     --------         --------
Term loans.........................................................  $  2,233         $ 98,933
Less current portion...............................................     2,233           96,700
                                                                     --------         --------
Total Long-Term Debt...............................................  $     --         $  2,233
                                                                     ========         ========

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1995, for each of the next five years were as follows:

          1996.............................................................  $ 2,233
          1997.............................................................       --
          1998.............................................................       --
          1999.............................................................       --
          2000.............................................................       --

     In May 1990, the Company entered into a term loan payable for $33,500. The note was payable in monthly installments of $558 including principal and interest at 10%. The note was collateralized by certain equipment of the Company. Final payment is scheduled for April 1996.

     In December 1994, the Company was indebted on a line of credit agreement for $90,000, the loan was payable on demand and collateralized by the personal guaranty of the owner of the Company and certain Company assets. Interest was paid monthly at the bank's prime lending rate plus 1.5%.

  COMMITMENTS AND CONTINGENCIES:

  Lease Commitments

     The Company leases a portion of its property and equipment under capital leases. Future minimum lease payments under capital leases consisted of the following at December 31, 1995:

                                                                           CAPITAL
                                                                           --------
            1996.........................................................  $ 25,903
            1997.........................................................    25,903
            1998.........................................................    25,903
            1999.........................................................    24,054
            2000.........................................................        --
            Thereafter...................................................        --
                                                                           --------
            Total minimum lease obligations..............................   101,763
            Less amount representing interest............................    14,692
                                                                           --------
            Present value of minimum lease obligations...................    87,071
            Less current portion.........................................    18,407
                                                                           --------
            Long-term capital lease obligations..........................  $ 68,664
                                                                           ========

     For the years ended December 31, 1994 and 1995, amortization expense related to this capital lease included in depreciation expense totalled $10,635 and $21,271, respectively.

  Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of any such pending legal proceedings would not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                       HOWARD S. MARKOWITZ, D.D.S. D/B/A
                           LEOMINSTER FAMILY DENTISTS
                            (A SOLE PROPRIETORSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES

     The differences between the federal tax rate and the Company's effective tax rate at December 31, were as follows:

                                                             1995             1994
                                                           --------         --------
          Tax at U.S. statutory rate (34%).............    $ 65,100         $ 57,200
          State income taxes, net of federal tax.......      10,900            9,800
          Income not subject to corporate level federal
            tax........................................     (76,000)         (67,000)
                                                           --------         --------
                                                           $     --         $     --
                                                           ========         ========

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                             YEAR ENDED DECEMBER 31
                                                            ------------------------
                                                             1995             1994
                                                            -------         --------
          Cash paid during the period for interest......    $11,157         $  3,526
                                                            =======         ========
          Non-cash transactions - capital lease
            obligations.................................    $    --         $100,188
                                                            =======         ========

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of December 31, 1994 and 1995, respectively, approximate their fair value.

     The carrying value of the company's revolving credit agreement approximates fair value because the rate on such agreement is variable, based on current market.

8.  SUBSEQUENT EVENT:

     The assets of the Company were acquired by First New England Dental Centers, Inc. on January 1, 1996.

9.  RELATED PARTY TRANSACTIONS:

     The Company leased its operating facilities from its sole proprietor. There are no formal lease terms and as such the Company is considered a tenant-at-will. Lease expense related to the operating facilities for each of the years ended 1994 and 1995, was $29,800 and $42,500, respectively.

10.  PROFIT SHARING PLAN

     The Company maintains a profit sharing plan covering substantially all employees. The amount of contribution is discretionary and is limited by the aggregate compensation of participants during the year. For the years ended December 31, 1994 and 1995, the Company did not provide for a profit sharing plan contribution.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of William H. Grass, D.D.S., P.C. (a C Corporation) as of January 31, 1996, December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity, and cash flows for the month ended January 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of William H. Grass, D.D.S., P.C. as of January 31, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the month ended January 31, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          VITALE, CATURANO AND COMPANY, P.C.

                                          November 15, 1996
                                          Boston, Massachusetts

                         WILLIAM H. GRASS, D.D.S., P.C.
                                 BALANCE SHEETS

                                                               JANUARY 31,        DECEMBER 31,
                                                               -----------     -------------------
                                                                  1996          1995        1994
                                                               -----------     -------     -------
                                              ASSETS
Current assets:
  Cash and cash equivalents..................................    $ 2,868       $    35     $   528
  Patient receivables, net of allowance for uncollectible
     accounts of $41,977, $40,543, and $38,696 in 1996, 1995,
     and 1994, respectively..................................     41,385        42,784      62,485
                                                                 -------       -------     -------
          Total current assets...............................     44,253        42,819      63,013
                                                                 -------       -------     -------
Property and equipment, net..................................         --            --          --
                                                                 -------       -------     -------
                                                                 $44,253       $42,819     $63,013
                                                                 =======       =======     =======

                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...........................................    $ 6,692       $ 7,237     $ 7,500
                                                                 -------       -------     -------
          Total current liabilities..........................      6,692         7,237       7,500
                                                                 -------       -------     -------
Deferred tax liability.......................................     14,200        14,200      22,000
                                                                 -------       -------     -------
Stockholder's equity:
  Common stock, $1 par value, 1,000 shares
     authorized, issued, and outstanding.....................      1,000         1,000       1,000
  Retained earnings..........................................     22,361        20,382      32,513
                                                                 -------       -------     -------
          Total stockholder's equity.........................     23,361        21,382      33,513
                                                                 -------       -------     -------
                                                                 $44,253       $42,819     $63,013
                                                                 =======       =======     =======

    The accompanying notes are an integral part of the financial statements.

                         WILLIAM H. GRASS, D.D.S., P.C.
                            STATEMENTS OF OPERATIONS

                                                           MONTH ENDED     YEARS ENDED DECEMBER
                                                           JANUARY 31,              31,
                                                           -----------     ---------------------
                                                              1996           1995         1994
                                                           -----------     --------     --------
Net patient revenues.....................................    $58,592       $735,432     $800,403
                                                             -------       --------     --------
Expenses:
  Dentists' salaries.....................................      9,500        162,700      157,200
  Clinical salaries......................................     25,908        309,851      324,915
  Dental supplies and laboratory fees....................      5,939         86,525       89,914
  Rental and lease expense...............................      5,453         63,447       66,875
  Advertising and marketing..............................         94          1,568        3,158
  Depreciation...........................................         --             --        4,900
  Bad debt expense.......................................      1,434          1,847        3,710
  Other operating expenses...............................      4,474         70,641       71,261
  General and administrative.............................      3,811         60,297       72,301
                                                             -------       --------     --------
          Total expenses.................................     56,613        756,876      794,234
                                                             -------       --------     --------
          Operating income (loss)........................      1,979        (21,444)       6,169
Other income.............................................         --          1,513        1,127
                                                             -------       --------     --------
Income (loss) before income taxes........................      1,979        (19,931)       7,296
Provision (benefit) for income taxes.....................         --         (7,800)       3,000
                                                             -------       --------     --------
Net income (loss)........................................    $ 1,979       $(12,131)    $  4,296
                                                             =======       ========     ========

    The accompanying notes are an integral part of the financial statements.

                         WILLIAM H. GRASS, D.D.S., P.C.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                         COMMON STOCK
                                                       ----------------     RETAINED      TOTAL
                                                       SHARES    AMOUNT     EARNINGS      EQUITY
                                                       ------    ------     --------     --------
Balance at January 1, 1994...........................   1,000    $1,000     $ 28,217     $ 29,217
  Net income.........................................      --        --        4,296        4,296
                                                        -----    ------     --------     --------
Balance at December 31, 1994.........................   1,000     1,000       32,513       33,513
  Net loss...........................................      --        --      (12,131)     (12,131)
                                                        -----    ------     --------     --------
Balance at December 31, 1995.........................   1,000     1,000       20,382       21,382
  Net income.........................................      --        --        1,979        1,979
                                                        -----    ------     --------     --------
Balance at January 31, 1996..........................   1,000    $1,000     $ 22,361     $ 23,361
                                                        =====    ======     ========     ========

    The accompanying notes are an integral part of the financial statements.

                         WILLIAM H. GRASS, D.D.S., P.C.
                            STATEMENTS OF CASH FLOWS

                                                           MONTH ENDED     YEARS ENDED DECEMBER
                                                           JANUARY 31,              31,
                                                           -----------     ---------------------
                                                              1996           1995         1994
                                                           -----------     --------     --------
Cash flows from operating activities:
  Net income (loss)......................................    $ 1,979       $(12,131)    $  4,296
  Adjustments:
     Provision for bad debts.............................      1,434          1,847        3,710
     Deferred taxes......................................         --         (7,800)       3,000
     Depreciation........................................         --             --        4,900
     Changes in operating assets and liabilities:
       Patient receivables...............................        (35)        17,854      (15,639)
       Accounts payable..................................       (545)          (263)       7,500
                                                             -------       --------     --------
          Net cash provided by (used in)
            operating activities.........................      2,833           (493)       7,767
                                                             -------       --------     --------
Increase (decrease) in cash and cash equivalents.........      2,833           (493)       7,767
Cash and cash equivalents, beginning of period...........         35            528       (7,239)
                                                             -------       --------     --------
Cash and cash equivalents, end of period.................    $ 2,868       $     35     $    528
                                                             =======       ========     ========

    The accompanying notes are an integral part of the financial statements.

                         WILLIAM H. GRASS, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Organization

     The Company is a provider of dental and orthodontic services and products located in Hadley, Massachusetts.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

     Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental and orthodontic revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of January 31, 1996, December 31, 1995 and 1994 were $113,946. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the accrual method for financial reporting purposes and the cash method for income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will

                         WILLIAM H. GRASS, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)
     Income Taxes -- (Continued)
either be taxable or deductible when the assets and liabilities are recovered or settled net of the deferred tax benefits recognized for tax basis net operating losses that are available to offset future taxable income.

     Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2. PROPERTY AND EQUIPMENT

                                                         JANUARY 31,         DECEMBER 31,
                                                         -----------     ---------------------
                                                            1996           1995         1994
                                                         -----------     --------     --------
    Property and equipment:
      Equipment........................................   $ 113,946      $113,946     $113,946
      Less - accumulated depreciation..................     113,946       113,946      113,946
                                                           --------      --------     --------
         Net property and equipment....................   $      --      $     --     $     --
                                                           ========      ========     ========

3. ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                           JANUARY 31,        DECEMBER 31,
                                                           -----------     -------------------
                                                              1996          1995        1994
                                                           -----------     -------     -------
    Allowance for uncollectible accounts:
      Balance at beginning of period.....................    $40,543       $38,696     $34,986
      Provision for bad debts............................      1,434         1,847       3,710
      Charge offs........................................         --            --          --
                                                             -------       -------     -------
      Balance at end of period...........................    $41,977       $40,543     $38,696
                                                             =======       =======     =======

                         WILLIAM H. GRASS, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

4. COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     The Company leases its office facility under an operating lease. Future minimum lease payment under noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995:

        1996..............................................................  $ 64,800
        1997..............................................................    66,700
        1998..............................................................    68,700
        1999..............................................................    53,100
                                                                            --------
        Total minimum lease obligations...................................  $253,300
                                                                            ========

     Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5. INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax liability at January 31, 1996, December 31, 1995 and 1994, resulted from the following differences:

                                                           JANUARY 31,        DECEMBER 31,
                                                           -----------     -------------------
                                                              1996          1995        1994
                                                           -----------     -------     -------
    Patient receivables, net.............................    $16,900       $17,200     $25,000
    Accounts payable.....................................     (2,700)       (3,000)     (3,000)
    Net operating loss carryforward......................      8,000         8,000          --
    Valuation allowance..................................     (8,000)       (8,000)         --
                                                             -------       -------     -------
    Deferred tax liability...............................    $14,200       $14,200     $22,000
                                                             =======       =======     =======

     Provision (benefit) for income taxes for the periods ended January 31, 1996, December 31, 1995, and 1994, were as follows:

                                                             MONTH
                                                             ENDED            YEARS ENDED
                                                          JANUARY 31,         DECEMBER 31,
                                                          ------------     ------------------
                                                              1996          1995        1994
                                                          ------------     -------     ------
    Current.............................................    $     --       $    --     $   --
    Deferred............................................          --        (7,800)     3,000
                                                             -------       -------     -------
                                                            $     --       $(7,800)    $3,000
                                                             =======       =======     =======

                         WILLIAM H. GRASS, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

5. INCOME TAXES -- (CONTINUED)
     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                                                                MONTH ENDED      YEARS ENDED
                                                                JANUARY 31,     DECEMBER 31,
                                                                -----------     -------------
                                                                   1996         1995     1994
                                                                -----------     ----     ----
    Statutory U.S. federal rate...............................       35%         35%      35%
    State income taxes, net of federal tax benefit............       --           7        7
    Valuation allowance.......................................      (35)         (3)      (1)
                                                                    ---         ---
                                                                                         -- -
                                                                      0%         39%
                                                                                          41%
                                                                    ===         ===
                                                                                         ===

6. CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

     Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments.

7. SUBSEQUENT EVENT

     The Company was acquired by First New England Dental Centers, Inc. effective February 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Richard S. Harold, D.M.D., P.C. (a C Corporation) as of January 31, 1996, December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the month ended January 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Richard S. Harold, D.M.D., P.C. as of January 31, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the month ended January 31, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          VITALE, CATURANO AND COMPANY, P.C.

                                          November 15, 1996
                                          Boston, Massachusetts

                        RICHARD S. HAROLD, D.M.D., P.C.
                                 BALANCE SHEETS

                                                              JANUARY 31,         DECEMBER 31,
                                                              -----------     --------------------
                                                                 1996           1995        1994
                                                              -----------     --------     -------
                           ASSETS
Current assets:
  Cash and cash equivalents...............................     $  31,786      $ 39,322     $ 1,837
  Patient receivables, net of allowance for uncollectible
     accounts of $32,754, $21,836, and $10,918 in 1996,
     1995, and 1994, respectively.........................         7,329         9,773       4,463
                                                              -----------     --------     -------
          Total current assets............................        39,115        49,095       6,300
                                                              -----------     --------     -------
Property and equipment, net...............................        27,927        28,819      30,232
                                                              -----------     --------     -------
                                                               $  67,042      $ 77,914     $36,532
                                                                ========      ========     =======

      LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current portion of long-term debt.......................     $  22,412      $ 20,864     $ 7,496
  Accounts payable........................................        30,829        15,394      14,347
                                                              -----------     --------     -------
          Total current liabilities.......................        53,241        36,258      21,843
                                                              -----------     --------     -------
Long-term debt, net of current portion....................        53,358        58,483          --
                                                              -----------     --------     -------

Stockholder's equity (deficit):
  Common stock, $1 par value, 1,000 shares authorized,
     issued and outstanding...............................         1,000         1,000       1,000
  Retained earnings (accumulated deficit).................       (40,557)      (17,827)     13,689
                                                              -----------     --------     -------
          Total stockholder's equity (deficit)............       (39,557)      (16,827)     14,689
                                                              -----------     --------     -------
                                                               $  67,042      $ 77,914     $36,532
                                                                ========      ========     =======

    The accompanying notes are an integral part of the financial statements.

                        RICHARD S. HAROLD, D.M.D., P.C.
                            STATEMENTS OF OPERATIONS

                                                           MONTH
                                                           ENDED
                                                        JANUARY 31,        YEARS ENDED DECEMBER 31,
                                                        -----------     ------------------------------
                                                           1996            1995               1994
                                                        -----------     -----------       ------------
Net patient revenues................................     $  71,071       $ 615,736          $417,150
                                                        -----------     -----------       ------------
Expenses:
  Dentists' salaries................................        31,828         189,546           130,833
  Clinical salaries.................................         6,249          45,538            28,753
  Dental supplies and laboratory fees...............            --          28,847            21,017
  Rental expense - related party....................         5,200          62,400            62,400
  Advertising and marketing.........................           160          14,033             2,122
  Depreciation and amortization.....................           847          10,162            10,162
  Bad debt expense..................................        10,918          10,918            10,918
  Other operating expenses..........................        11,418         106,176            92,839
  General and administrative........................        26,418         177,625           116,055
                                                        -----------     -----------       ------------
          Total expenses............................        93,038         645,245           475,099
                                                        -----------     -----------       ------------
          Operating loss............................       (21,967)        (29,509)          (57,949)
Interest expense....................................           763           2,007             1,799
                                                        -----------     -----------       ------------
Loss before income taxes............................       (22,730)        (31,516)          (59,748)
Provision (benefit) for income taxes................            --              --                --
                                                        -----------     -----------       ------------
Net loss............................................     $ (22,730)      $ (31,516)         $(59,748)
                                                          ========       =========        ==========

    The accompanying notes are an integral part of the financial statements

                        RICHARD S. HAROLD, D.M.D., P.C.
            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                 COMMON STOCK                                    TOTAL
                                               -----------------       RETAINED EARNINGS        EQUITY
                                               SHARES     AMOUNT     (ACCUMULATED DEFICIT)     (DEFICIT)
                                               ------     ------     ---------------------     ---------
Balance at January 1, 1994...................  1,000      $1,000           $  73,437           $  74,437
  Net loss...................................     --          --             (59,748)            (59,748)
                                               -----      ------            --------           ---------
Balance at December 31, 1994.................  1,000       1,000              13,689              14,689
  Net loss...................................     --          --             (31,516)            (31,516)
                                               -----      ------            --------           ---------
Balance at December 31, 1995.................  1,000       1,000             (17,827)            (16,827)
  Net loss...................................     --          --             (22,730)            (22,730)
                                               -----      ------            --------           ---------
Balance at January 31, 1996..................  1,000      $1,000           $ (40,557)          $ (39,557)
                                               =====      ======            ========           =========

    The accompanying notes are an integral part of the financial statements.

                        RICHARD S. HAROLD, D.M.D., P.C.
                            STATEMENTS OF CASH FLOWS

                                                                MONTH
                                                                ENDED        YEARS ENDED DECEMBER
                                                             JANUARY 31,              31,
                                                             -----------     ---------------------
                                                                1996           1995         1994
                                                             -----------     --------     --------
Cash flows from operating activities:
  Net loss...............................................     $ (22,730)     $(31,516)    $(59,748)
  Adjustments:
     Provision for bad debts.............................        10,918        10,918       10,918
     Depreciation and amortization.......................           892        10,162       10,162
     Changes in operating assets and liabilities:
       Patient receivables...............................        (8,474)      (16,228)      12,112
       Accounts payable and accrued liabilities..........        15,435         1,047       15,394
                                                               --------      --------     --------
          Net cash used in operating activities..........        (3,959)      (25,617)     (11,162)
                                                               --------      --------     --------
Cash flows used in investing activities:
  Acquisition of property and equipment..................            --        (8,749)          --
                                                               --------      --------     --------
Cash flows from financing activities:
  Proceeds from long-term debt...........................            --        79,000           --
  Payments on long-term debt.............................        (3,577)       (7,149)          --
                                                               --------      --------     --------
          Net cash provided by (used in) financing
            activities...................................        (3,577)       71,851           --
                                                               --------      --------     --------
Increase (decrease) in cash and cash equivalents.........        (7,536)       37,485      (11,162)
Cash and cash equivalents, beginning of period...........        39,322         1,837       12,999
                                                               --------      --------     --------
Cash and cash equivalents, end of period.................     $  31,786      $ 39,322     $  1,837
                                                               ========      ========     ========

    The accompanying notes are an integral part of the financial statements.

                        RICHARD S. HAROLD, D.M.D., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Corporate Organization

     The Company is a provider of dental services and products located in Malden, Massachusetts.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, are provided using accelerated and the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of January 31, 1996, December 31, 1995 and 1994 were $122,860, $122,860, and $114,111, respectively. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the accrual method for financial reporting purposes and the cash method for income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will

                        RICHARD S. HAROLD, D.M.D., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)
  Income Taxes -- (Continued)
either be taxable or deductible when the assets and liabilities are recovered or settled net of the deferred tax benefits recognized for tax basis net operating losses that are available to offset future taxable income.

  Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2. PROPERTY AND EQUIPMENT

                                                           JANUARY 31,         DECEMBER 31,
                                                           -----------     ---------------------
                                                              1996           1995         1994
                                                           -----------     --------     --------
   Property and equipment:
     Equipment...........................................   $ 113,354      $113,354     $104,605
     Leasehold improvements..............................      38,953        38,953       38,953
     Furniture and fixtures..............................       9,505         9,505        9,505
                                                             --------      --------     --------
             Total property and equipment................     161,812       161,812      153,063
     Less - accumulated depreciation and amortization....     133,885       132,993      122,831
                                                             --------      --------     --------
             Net property and equipment..................   $  27,927      $ 28,819     $ 30,232
                                                             ========      ========     ========

3. ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                             JANUARY 31,        DECEMBER 31,
                                                             -----------     -------------------
                                                                1996          1995        1994
                                                             -----------     -------     -------
   Allowance for uncollectible accounts:
     Balance at beginning of period........................    $21,836       $10,918     $    --
     Provision for bad debts...............................     10,918        10,918      10,918
     Charge offs...........................................         --            --          --
                                                               -------       -------     -------
     Balance at end of period                                  $32,754       $21,836     $10,918
                                                               =======       =======     =======

                        RICHARD S. HAROLD, D.M.D., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

4. LONG-TERM DEBT

  Long-term debt at January 31, 1996, December 31, 1995 and 1994 consisted of the following:

                                                              JANUARY 31,        DECEMBER 31,
                                                              -----------     ------------------
                                                                 1996          1995        1994
                                                              -----------     -------     ------
  Note payable, dated April, 1995, payable in 60 monthly
    installments of $1,730 including interest at 11%
    maturing April, 2000 and secured by certain equipment of
    the Company.............................................    $75,770       $79,347     $7,496
  Less -- current portion...................................     22,412        20,864      7,496
                                                                -------       -------     ------
  Long-term debt, net of current portion....................    $53,358       $58,483     $   --
                                                                =======       =======     ======

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows:

        1996...............................................................  $21,000
        1997...............................................................   15,100
        1998...............................................................   16,800
        1999...............................................................   18,700
        2000...............................................................    7,700
                                                                             -------
                                                                             $79,300
                                                                             =======

5. CONTINGENCIES

  Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

6. INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax asset at January 31, 1996, December 31, 1995 and 1994, resulted from the following differences:

                                                         JANUARY 31,         DECEMBER 31,
                                                         -----------     ---------------------
                                                            1996           1995         1994
                                                         -----------     --------     --------
    Patient receivables, net...........................   $  (3,000)     $ (4,000)    $ (1,800)
    Accounts payable...................................      12,000         6,200        5,800
    Net operating loss carryforward....................       9,000        12,700       24,000
    Valuation allowance................................     (18,000)      (14,900)     (28,000)
                                                           --------      --------     --------
    Deferred tax asset.................................   $      --      $     --     $     --
                                                           ========      ========     ========

                        RICHARD S. HAROLD, D.M.D., P.C.
                         NOTES TO FINANCIAL STATEMENTS
                        MONTH ENDED JANUARY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

6. INCOME TAXES -- (CONTINUED)
     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                                                                   MONTH
                                                                   ENDED         YEARS ENDED
                                                                JANUARY 31,     DECEMBER 31,
                                                                -----------     -------------
                                                                   1996         1995     1994
                                                                -----------     ----     ----
    Statutory U.S. federal rate.............................         35%         35%      35%
    Valuation allowance.....................................       (35)          (35)     (35)
                                                                   ----         ----     ----
                                                                      0%          0%       0%
                                                                   ====         ====     ====

7. SUPPLEMENTAL CASH FLOW INFORMATION

                                                               MONTH
                                                               ENDED           YEARS ENDED
                                                            JANUARY 31,       DECEMBER 31,
                                                            -----------     -----------------
                                                               1996          1995       1994
                                                            -----------     ------     ------
    Cash paid during the period for interest............       $ 763        $2,007     $1,799
                                                                ====        ======     ======
    Cash paid during the period for income taxes........       $  --        $   --     $   --
                                                                ====        ======     ======

8. CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

     Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings approximate their fair value.

9. SUBSEQUENT EVENT

     The Company was acquired by First New England Dental Centers, Inc. effective February 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

10. RELATED PARTY TRANSACTION

     The Company rents certain assets from a real estate trust of which the stockholder of the Company is the sole beneficiary under a tenant at will agreement. Rent expense for the month of January 1996 and for the years ended December 31, 1995 and 1994 was approximately $5,200, $62,400, and $62,400, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANT

To the Owner of
Family Dentistry
Marshfield, Massachusetts

     I have audited the accompanying balance sheets of Family Dentistry as of December 31, 1995 and 1994 and the related statements of operations, changes in proprietor's capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

     I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Dentistry as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            ELLIE ROZINSKY
                                            Certified Public Accountant

Hull, Massachusetts
November 12, 1996

                                FAMILY DENTISTRY
                                 BALANCE SHEETS
                            DECEMBER 31, 1995 & 1994

                                                                             1995       1994
                                                                           --------   --------
                                            ASSETS
Current Assets
     Cash................................................................  $ 22,639   $ 28,792
     Patient receivables, net of allowance for uncollectible accounts of
      $8,096 and $6,126 in 1995 and 1994, respectively...................    32,382     24,505
     Other receivable....................................................         0        238
                                                                           --------   --------
          Total current assets...........................................    55,021     53,535
                                                                           --------   --------
Property & equipment, at cost............................................   179,117    180,689
     Less accumulated depreciation.......................................   128,717     96,689
                                                                           --------   --------
                                                                             50,400     84,000
                                                                           --------   --------
Intangible Assets, net of accumulated amortization.......................    73,858     87,572
                                                                           --------   --------
          Total Assets...................................................  $179,279   $225,107
                                                                           --------   --------
                              LIABILITIES & PROPRIETOR'S CAPITAL
Current Liabilities
     Current portion of long-term debt...................................  $ 45,797   $ 76,357
     Accounts payable & accrued expenses.................................    22,288     12,007
                                                                           --------   --------
          Total current liabilities......................................    68,085     88,364
Long-term debt, net of current portion...................................    22,773     68,570
Proprietor's capital.....................................................    88,421     68,173
                                                                           --------   --------
          Total liabilities and proprietor's capital.....................  $179,279   $225,107
                                                                           ========   ========

The accompanying notes are an integral part of this financial statement.

                                FAMILY DENTISTRY
                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 1995 & 1994

                                                                          1995         1994
                                                                        --------     ---------
  Income
       Net patient revenues...........................................  $713,022     $ 693,312
                                                                        --------      --------
  Expenses
       Dentists' wages & fees.........................................   130,080       138,222
       Hygienists' & assistants' wages................................   110,253        96,331
       Laboratory fees................................................    38,188        28,379
       Dental supplies................................................    29,169        30,264
       Office wages...................................................    63,562        58,721
       Depreciation & amortization....................................    49,305        75,403
       Equipment leases...............................................    33,285        35,766
       Payroll taxes..................................................    21,578        20,597
       Rent...........................................................    18,500        18,500
       Other operating expenses.......................................    79,817        73,928
                                                                        --------      --------
            Total expenses............................................   573,737       576,111
                                                                        --------      --------
  Operating income....................................................   139,285       117,201
  Interest income.....................................................       370            --
  Interest expense....................................................    (8,956)      (15,143)
                                                                        --------      --------
  Net Income..........................................................  $130,699     $ 102,058
                                                                        --------      --------

                 STATEMENTS OF CHANGES IN PROPRIETOR'S CAPITAL
                  FOR THE YEARS ENDED DECEMBER 31, 1995 & 1994

                                                                          1995         1994
                                                                        --------     ---------
  Balance, beginning of year..........................................  $ 68,173     $  52,453
  Net income..........................................................   130,699       102,058
  Proprietor's withdrawals............................................  (110,451)      (86,338)
                                                                        --------     ---------
  Balance, end of year................................................  $ 88,421     $  68,173
                                                                        ========     =========

The accompanying notes are an integral part of this financial statement.

                                FAMILY DENTISTRY

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1995 & 1994

                                                                     1995              1994
                                                                   ---------         ---------
Cash flows from operating activities:
     Operating income............................................  $ 139,285         $ 117,201
     Adjustments to reconcile the above to net cash provided
       (used) by operating activities:
          Depreciation & amortization............................     49,305            75,403
          (Increase) decrease in current assets:
               Patient receivables, net..........................     (7,877)            9,990
               Other receivable..................................        238                --
          Increase (decrease) in current liabilities:
               Accounts payable & accrued expenses...............     10,281            (2,513)
                                                                   ---------         ---------
     Net cash provided by operating activities...................    191,232           200,081
                                                                   ---------         ---------
Cash flows used in investing activities-capital purchases........     (1,991)           (5,689)
                                                                   ---------         ---------
Cash flows from financing activities:
     Interest earned.............................................        370
     Withdrawals by proprietor...................................   (110,451)          (86,338)
     Repayment of debt...........................................    (76,357)          (69,815)
     Payment of interest.........................................     (8,956)          (15,143)
                                                                   ---------         ---------
Net cash used by financing activities............................   (195,394)         (171,296)
                                                                   ---------         ---------
Net change in cash...............................................     (6,153)           23,096
Beginning cash...................................................     28,792             5,696
                                                                   ---------         ---------
Ending cash......................................................  $  22,639         $  28,792
                                                                   =========         =========

The accompanying notes are an integral part of this financial statement.

                                FAMILY DENTISTRY
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     James F. Schipani, DMD doing business as Family Dentistry (the "Company") is a provider of general dental services.

     The financial records are maintained on the accrual basis of accounting. Due to the small staff size and relative immateriality, no accrual is made for unpaid vacation time.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  Cash

     All cash reported in these financial statements represents cash on hand and in financial institutions insured by the Federal Deposit Insurance Corporation up to $100,000.

  Property and Equipment

     Property and equipment purchases, unless of a relatively minor amount, are capitalized at cost and charged against income via depreciation over the estimated useful lives of the various classes of depreciable assets. Dental and office equipment are depreciated over five to seven years using accelerated tax methods; the accelerated depreciation does not have a material effect over using the straight-line method.

  Intangible Assets

     The Company purchased assets of an existing dental practice on January 4, 1993. Certain intangible assets are being amortized based on internal Revenue Service regulations. Intangible assets acquired are summarized below:

                                                                           ACCUMULATED      ACCUMULATED
                                                          AMORTIZATION     AMORTIZATION     AMORTIZATION
                   ASSET                       COST          PERIOD          12/31/95         12/31/94
-------------------------------------------  --------     ------------     ------------     ------------
Goodwill...................................  $ 35,000            N/A               --               --
Covenant not to compete....................    40,000        5 years         $ 24,000         $ 16,000
Patient records............................    40,000        7 years           17,142           11,428
                                             --------                         -------          -------
                                             $115,000                        $ 41,142         $ 27,428

  Revenue Recognition

     Net patient revenues represent amounts billed to patients for services; all dental revenue is recognized as services are performed and billed. Patient receivables consist of amounts receivable from patients and insurers. An allowance for insurance write-downs and doubtful accounts is recorded by the Company using a rate of 20%.

  Income Taxes

     Income from the Company is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual federal and state income tax returns. The proprietorship is not a taxpaying entity for purposes of federal and state income taxes, thus no income taxes have been recorded in the statements. The proprietor customarily makes estimated tax payments toward his personal income tax liability from the proprietorship bank account; these payments are treated as withdrawals of capital.

                                FAMILY DENTISTRY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1995

  Advertising

     Costs incurred for advertising are expensed as incurred.

2.  LONG-TERM DEBT

     Long-term debt is summarized below:

                                                                          12/31/95   12/31/94
                                                                          --------   --------
Term loan from previous owner of dental practice entered into in January
  1994. Original debt of $200,000 is payable in monthly installments of
  $4,055 including interest accrued at the rate of 8% per year. The loan is collateralized by dental and office equipment acquired from the
  previous owner. The final payment is due in March 1998................  $68,570    $123,005
                                                                          -------    --------
Term cash flow loan; interest accrues at a variable rate. The final
  payment was paid in November 1995.....................................       --     21,923
                                                                          -------    --------
                                                                           68,570    144,928
Less current portion....................................................   45,797     76,357
                                                                          -------    --------
Long-term debt..........................................................  $22,773    $68,571
                                                                          =======    ========

     Aggregate maturities of long-term debt over the next five years is listed below:

          1996............................................................  $45,797
          1997............................................................   22,773
          1998 - 2000.....................................................        0
                                                                            -------
                                                                            $68,570

3.  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under capital leases. Future minimum lease payments under noncancellable leases with remaining terms of at least one year are summarized below:

        1996.............................................................    $33,285
        1997.............................................................     29,451
        1998.............................................................      2,348
        1999 & 2000......................................................          0
                                                                             -------
                                                                             $65,084

4.  CREDIT RISK & FAIR VALUE OF FINANCIAL INSTRUMENTS

  Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is considered minimal because allowances are made to reduce accounts to their net realizable value.

  Fair Value of Financial Instruments

     The carrying value of cash, receivables and payables is assumed to be fair value.

5.  SUBSEQUENT EVENT

     The assets and liabilities of the Company were acquired by Osorio & Watkin, DMD, PC in April 1996.

                        REPORT OF INDEPENDENT ACCOUNTANT

To the Owner of
Family Dentistry
Marshfield, Massachusetts

     I have audited the accompanying balance sheet of Family Dentistry as of March 31, 1996 and the related statements of operations, changes in proprietor's capital and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Dentistry as of March 31, 1996, and the results of its operations and its cash flows for the three months then ended, in conformity with generally accepted accounting principles.

                                            ELLIE ROZINSKY
                                            Certified Public Accountant

Hull, Massachusetts
November 12, 1996

                                FAMILY DENTISTRY
                                 BALANCE SHEET
                                 MARCH 31, 1996

                                     ASSETS

Current Assets
     Cash.........................................................................  $ 11,648
     Patient receivables, net of allowance for uncollectible accounts of $9,004...    36,014
                                                                                    --------
          Total current assets....................................................    47,662
                                                                                    --------
Property & equipment, at cost.....................................................   179,117
Less accumulated depreciation.....................................................   133,757
                                                                                    --------
                                                                                      45,360
                                                                                    --------
Intangible assets, net of accumulated amortization................................    70,430
                                                                                    --------
          Total assets............................................................  $163,452
                                                                                    ========

                             LIABILITIES & PROPRIETOR'S CAPITAL
Current liabilities
     Current portion of long-term debt............................................  $ 42,028
     Accounts payable & accrued expenses..........................................    10,155
                                                                                    --------
          Total current liabilities...............................................    52,183
Long-term debt, net of current portion............................................    12,005
Proprietor's capital..............................................................    99,264
                                                                                    --------
Total liabilities and proprietor's capital........................................  $163,452
                                                                                    ========

The accompanying notes are an integral part of this financial statement.

                                FAMILY DENTISTRY
                            STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

  Income
       Net patient revenues.......................................................  $161,573
                                                                                    --------
  Expenses
       Dentists' wages & fees.....................................................    20,515
       Hygienists' & assistants' wages............................................    27,335
       Laboratory fees............................................................     6,934
       Dental supplies............................................................     8,343
       Office wages...............................................................    15,843
       Depreciation & amortization................................................     8,468
       Equipment leases...........................................................     7,895
       Payroll taxes..............................................................     5,942
       Rent.......................................................................     4,625
       Other operating expenses...................................................    21,722
                                                                                    --------
            Total expenses........................................................   127,622
                                                                                    --------
            Operating income......................................................    33,951
  Interest income.................................................................        61
  Interest expense................................................................    (1,262)
                                                                                    --------
  Net income......................................................................  $ 32,750
                                                                                    ========

           STATEMENT OF CHANGES IN PROPRIETOR'S CAPITAL
            FOR THE THREE MONTHS ENDED MARCH 31, 1996

  Balance, beginning of period....................................................  $ 88,421
  Net income......................................................................    32,750
  Proprietor's withdrawals........................................................   (21,907)
                                                                                    --------
  Balance, end of period..........................................................  $ 99,264
                                                                                    ========

The accompanying notes are an integral part of this financial statement.

                                FAMILY DENTISTRY
                            STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

  Cash flows from operating activities:
       Operating income...........................................................  $ 33,951
       Adjustments to reconcile the above to net cash provided (used) by operating activities:
         Depreciation & amortization..............................................     8,468
         (Increase) decrease in current assets:
            Patient receivables, net..............................................    (3,632)
         Increase (decrease) in current liabilities:
            Accounts payable & accrued expenses...................................   (12,133)
                                                                                    --------
       Net cash provided by operating activities..................................    26,654
                                                                                    --------
  Cash flows from financing activities:
       Interest earned............................................................        61
       Withdrawals by proprietor                                                     (21,907)
       Repayment of debt..........................................................   (14,537)
       Payment of interest........................................................    (1,262)
                                                                                    --------
  Net cash used by financing activities...........................................   (37,645)
                                                                                    --------
  Net change in cash..............................................................   (10,991)
  Beginning cash..................................................................    22,639
                                                                                    --------
  Ending cash.....................................................................  $ 11,648
                                                                                    ========

The accompanying notes are an integral part of this financial statement.

                                FAMILY DENTISTRY
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996

1.  ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     James F. Schipani, DMD doing business as Family Dentistry (the "Company") is a provider of general dental services.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  Cash

     All cash reported in these financial statements represents cash on hand and in financial institutions insured by the Federal Deposit Insurance Corporation up to $100,000.

  Property and Equipment

     Property and equipment purchases, unless of a relatively minor amount, are capitalized at cost and charged against income via depreciation over the estimated useful lives of the various classes of depreciable assets. Dental and office equipment are depreciated over five to seven years using accelerated tax methods; the accelerated depreciation does not have a material effect over using the straight line method.

  Intangible Assets

     The Company purchased assets of an existing dental practice on January 4, 1993. Certain intangible assets are being amortized based on Internal Revenue Service regulations. Intangible assets acquired are summarized below:

                                                                                    ACCUMULATED
                                                                     AMORTIZATION   AMORTIZATION
     ASSET                                                  COST        PERIOD        3/31/96
     ---------------------------------------------------  --------   ------------   ------------
     Goodwill...........................................  $ 35,000          N/A             --
     Covenant not to compete............................    40,000      5 years       $ 26,000
     Patient records....................................    40,000      7 years         18,570
                                                          --------                     -------
                                                          $115,000                    $ 44,570

  Revenue Recognition

     Net patient revenues represent amounts billed to patients for services; all dental revenue is recognized as services are performed and billed. Patient receivables consist of amounts receivable from patients and insurers. An allowance for insurance write-downs and doubtful accounts is recorded by the Company using a rate of 20%.

  Income Taxes

     Income from the Company is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual federal and state income tax returns. The proprietorship is not a taxpaying entity for purposes of federal and state income taxes, thus no income taxes have been recorded in the statements. The proprietor customarily makes estimated tax payments toward his personal income tax liability from the proprietorship bank account; these payments are treated as withdrawals of capital.

                                FAMILY DENTISTRY
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 1996

  Advertising

     Costs incurred for advertising are expensed as incurred.

2.  SUBSEQUENT EVENT

     The assets and liabilities of the Company were acquired by Osorio & Watkin, DMD, PC in April 1996.

3.  LONG-TERM DEBT

     Long-term debt is summarized below:

                                                                            3/31/96
                                                                            -------
          Term loan from previous owner of dental practice entered into in
            January 1994. Original debt of $200,000 is payable in monthly installments of $4,055 including interest accrued at the rate of 8% per year. The loan is collateralized by dental and
            office equipment acquired from the previous owner. The final payment is due in March 1998..................................  $54,033
          Less current portion............................................   42,028
                                                                            -------
          Long-term debt..................................................  $12,005
                                                                            =======

     Aggregate maturities of long-term debt over the next five years is listed below:

          1996 (April - December).........................................  $42,028
          1997............................................................   12,005
          1998 - 2000.....................................................        0
                                                                            -------
                                                                            $54,033

4.  LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under capital leases. Future minimum lease payments under noncancellable leases with remaining terms of at least one year are summarized below:

          1998 (April - December).........................................  $21,129
          1997............................................................   29,451
          1998............................................................    2,348
          1999 & 2000.....................................................        0
                                                                            -------
                                                                            $52,928

5.  CREDIT RISK & FAIR VALUE OF FINANCIAL INSTRUMENTS

  Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is considered minimal because allowances are made to reduce accounts to their net realizable value.

  Fair Value of Financial Instruments

     The carrying value of cash, receivables and payables is assumed to be fair value.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Arthur P. Wein, D.D.S., P.C. as of August 31, 1994 and 1995, and April 27, 1996, and the related statements of income and retained earnings and cash flows for the years ended August 31, 1994 and 1995 and the eight months ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arthur P. Wein, D.D.S., P.C. as of August 31, 1994 and 1995, and April 27, 1996 and the results of its operations and its cash flows for the years ended August 31, 1994 and 1995 and the eight months ended in conformity with generally accepted accounting principles.

                                            CARAS & SHULMAN, PC
                                            Certified Public Accountants

Burlington, Massachusetts
November 15, 1996

                          ARTHUR P. WEIN D.D.S., P.C.
                                 BALANCE SHEETS

                                                                                 AUGUST 31,
                                                               APRIL 27,    --------------------
                                                                 1996         1995        1994
                                                               ---------    --------    --------
  ASSETS
  Current assets
       Cash.................................................   $  3,597     $ 12,649    $  5,225
       Patient receivables net of an allowance for
         uncollectible accounts of $11,000, $11,400 and
         $17,000 in 1994, 1995
         and 1996, respectively.............................    148,968       98,428      95,459
       Other current assets.................................     12,916       15,036      15,540
                                                               ---------    --------    --------
            Total current assets............................    165,481      126,113     116,224
  Property and equipment, net...............................     35,029       38,964      28,246
                                                               ---------    --------    --------
  Total Assets..............................................   $200,510     $165,077    $144,470
                                                               ========     ========    ========
  Liabilities and Stockholder's Equity
       Current liabilities
       Current portion of long-term debt....................   $  7,852     $  7,573    $  2,062
       Due to related party.................................     59,563       61,638      66,757
       Deferred income taxes................................     52,400       36,900      32,200
       Accounts payable and accrued expenses................     14,498        7,704       5,153
                                                               ---------    --------    --------
            Total current liabilities.......................    134,313      113,815     106,172
  Noncurrent liabilities
  Long-term debt, net of current position...................      4,782       10,064          --
                                                               ---------    --------    --------
            Total liabilities...............................    139,095      123,879     106,172
                                                               ---------    --------    --------
  Stockholder's Equity
       Common stock, no par value, 12,500 shares authorized,
         100 shares issued and outstanding..................      1,000        1,000       1,000
       Retained earnings....................................     60,415       40,198      37,298
                                                               ---------    --------    --------
            Total Stockholder's Equity......................     61,415       41,198      38,298
                                                               ---------    --------    --------
  Total Liabilities and Stockholder's Equity................   $200,510     $165,077    $144,470
                                                               ========     ========    ========

The accompanying notes are an integral part of the financial statements

                          ARTHUR P. WEIN D.D.S., P.C.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                  YEAR ENDED
                                                           EIGHT MONTHS           AUGUST 31,
                                                          ENDED APRIL 27,   -----------------------
                                                               1996           1995           1994
                                                          ---------------   --------       --------
Net patient revenues................................         $ 460,880      $578,977       $530,975
                                                              --------      --------       --------
EXPENSES:
     Dentists salaries..............................            97,391       118,265        133,805
     Clinical salaries..............................            62,107        96,795         84,272
     Dental supplies and laboratory fees............            72,729        90,363         83,506
     Rental lease expense...........................            24,219        39,184         41,928
     Advertising and marketing......................             1,495         2,314          3,939
     Depreciation and amortization..................             3,935         5,459         12,315
     Other operating expenses.......................            51,083        76,987         71,096
     General and administrative.....................           105,015       133,256        122,642
                                                              --------      --------       --------
     Total expenses.................................           417,974       562,623        553,503
                                                              --------      --------       --------
Operating income....................................            42,906        16,354        (22,528)
Interest expense....................................             6,281         8,302          7,450
                                                              --------      --------       --------
Income (loss) before provision for income taxes.....            36,625         8,052        (29,978)
Provision for income taxes..........................            16,408         5,152        (10,744)
                                                              --------      --------       --------
Net income (loss)...................................            20,217         2,900        (19,234)
Beginning retained earnings.........................            40,198        37,298         56,532
                                                              --------      --------       --------
Ending Retained Earnings............................         $  60,415      $ 40,198       $ 37,298
                                                              ========      ========       ========

The accompanying notes are an integral part of the financial statements

                          ARTHUR P. WEIN, D.D.S., P.C.
                            STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED
                                                       EIGHT MONTHS               AUGUST 31,
                                                      ENDED APRIL 27,       -----------------------
                                                           1996               1995           1994
                                                      ---------------       --------       --------
Cash provided by (used for) operating activities
     Net income (loss)..............................     $  20,217          $  2,900       $(19,234)
     Adjustments
          Provision for bad debts...................         8,600             1,700         (4,200)
          Depreciation and amortization.............         3,935             5,459         12,315
          Deferred taxes............................        15,500             4,700        (11,200)
     Changes in operating assets and liabilities
          Patient receivables.......................       (59,140)           (4,669)        25,740
          Other current assets......................         4,990             7,023          1,358
          Accounts payable and accrued
            liabilities.............................         6,794             2,551          2,946
                                                          --------          --------       --------
Cash provided by operating activities...............           896            19,664          7,725
                                                          --------          --------       --------
Cash provided by (used for) investing activities
     Fixed assets distributed to shareholder........            --            15,119             --
     Capital acquisitions...........................            --            (8,286)        (2,990)
                                                          --------          --------       --------
Cash provided by (used for) investing activities....                           6,833         (2,990)
                                                          --------          --------       --------
Cash provided by (used for) financing activities
     Repayment of long-term debt....................        (5,003)           (7,435)        (2,500)
     Proceeds from related party loan...............           200            10,500             --
     Payments of related party loan.................        (1,940)           (6,483)            --
     Cash advances to officer, net..................        (3,205)          (15,655)         2,990
                                                          --------          --------       --------
Cash provided by (used for) financing activities....        (9,948)          (19,073)           490
                                                          --------          --------       --------
Increase (decrease) in cash.........................        (9,052)            7,424          5,225
Cash, beginning of period...........................        12,649             5,225             --
                                                          --------          --------       --------
Cash, End of Period.................................     $   3,597          $ 12,649       $  5,225
                                                          ========          ========       ========

The accompanying notes are an integral part of the financial statements

                          ARTHUR P. WEIN, D.D.S., P.C.
                         NOTES TO FINANCIAL STATEMENTS

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Corporate Organization

     Arthur P. Wein, D.D.S., P.C. (the Company) is a provider of dental services that owns and operates a dental center in the Fitchburg, Massachusetts area.

     The statements reflect the operations of Arthur P. Wein, D.D.S., P.C.

  Fiscal Year

     Arthur P. Wein, D.D.S., P.C.'s fiscal year ends on August 31 each year. The periods ended August 31, 1994 and 1995, each reflect 52 weeks of activity. The period ended April 27, 1996, reflects 34 weeks of activity.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reported period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed by affiliated dentists. Dental revenue is recognized as the services are performed and billed. Orthodontic revenue is recognized in accordance with the proportional performance method. Under this method, revenue is recognized as cost of services are incurred under the terms of contractual agreements with each patient. Approximately 25% of services are performed in the first month with remaining services recognized ratably over the remainder of the contract. Billings under each contract, which average approximately 28 months, are made equally throughout the term of the contract, with final payment at the completion of the treatment.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by physicians. An allowance for doubtful accounts is recorded by the Company based on historical experience.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to twenty years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of August 31, 1994 and 1995 and April 27, 1996, were approximately $29,300, each period. Maintenance and repairs are charged to expenses, whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

                          ARTHUR P. WEIN, D.D.S., P.C.

  Debt Issuance Costs

     The costs related to the issuance of debt are capitalized and amortized using the effective interest method over the lives of the related debt.

  Income Taxes

     Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between assets and liabilities whose bases are different for financial reporting and federal and state income tax purposes. These differences relate primarily to the Company electing to report income taxes on the "cash basis" while financial statement reporting is on the "accrual basis".

  Advertising

     Costs incurred for advertising are expensed when incurred.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                                                   APRIL         AUGUST 31
                                                                  27,        ------------------
                                                                   1996       1995       1994
                                                                  -------    -------    -------
  Property and equipment
       Equipment...............................................   $15,596    $15,596    $12,860
       Motor vehicles..........................................    28,560     28,560     50,395
       Furniture and fixtures..................................    18,503     18,503     18,503
       Leasehold improvements..................................    13,898     13,898     13,898
                                                                  -------    -------    -------
       Total property and equipment............................    76,557     76,557     95,656
       Less accumulated depreciation and amortization..........    41,528     37,593     67,410
                                                                  -------    -------    -------
       Net property and equipment..............................   $35,029    $38,964    $28,246
                                                                  =======    =======    =======

                                                                   APRIL         AUGUST 31
                                                                  27,        ------------------
                                                                   1996       1995       1994
                                                                  -------    -------    -------
  Accounts Payable and accrued liabilities:
       Trade...................................................   $14,498    $ 3,674    $ 2,093
       Accrued liabilities.....................................        --    $ 4,030    $ 3,060

3.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                                                   APRIL         AUGUST 31
                                                                  27,        ------------------
                                                                   1996       1995       1994
                                                                  -------    -------    -------
  Term loans...................................................   $12,634    $17,637    $ 2,062
  Less current portion.........................................     7,852      7,573      2,062
                                                                  -------    -------    -------
  Total Long-Term Debt.........................................   $ 4,782    $10,064    $    --
                                                                  =======    =======    =======

     The aggregate maturities of long-term debt as of April 27, 1996, for each of the next five years were as follows:

            1997...........................................................  $7,852
            1998...........................................................  $4,782
            1999...........................................................      --
            2000...........................................................      --
            2001...........................................................      --

                          ARTHUR P. WEIN, D.D.S., P.C.

     In November 1994, the Company entered into a term loan payable for $23,010. The note was payable in monthly installments of $696 including principal and interest at 5.5%. The note was collateralized by a motor vehicle. Final payment is scheduled for November 1997.

     In November 1991, the Company entered into a term loan payable for $17,050. The note was payable in monthly installments of $558 including principal and interest at 10%. The note was collateralized by a motor vehicle. Final payment was scheduled for November 1994.

4.  COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of any such pending legal proceedings would not have a material adverse effect on the Company's financial position, results of operations or liquidity.

5.  INCOME TAXES

     The Company's effective income tax rate is higher than would be expected if the federal statutory rate were applied to income from continuing operations primarily due to expenses deductible for financial reporting purposes that are not deductible for tax purposes and taxes payable to other jurisdictions. The Company's net deferred tax liability consisted of the following at August 31:

APRIL 27, 1996                                           FEDERAL         STATE          TOTAL
-------------------------------------------------------  --------       --------       --------
     Deferred tax asset................................  $ 12,600       $  4,200       $ 16,800
     Deferred tax liability............................   (51,600)       (17,600)       (69,200)
                                                         --------       --------       --------
Net....................................................  $(39,000)      $(13,400)      $(52,400)
                                                         ========       ========       ========
1995
     Deferred tax asset................................  $  8,000       $  2,600       $ 10,600
     Deferred tax liability............................   (35,500)       (12,000)       (47,500)
                                                         --------       --------       --------
Net....................................................  $(27,500)      $ (9,400)      $(36,900)
                                                         ========       ========       ========
1994
     Deferred tax asset................................  $ 10,100       $  3,300       $ 13,400
     Deferred tax liability............................   (34,200)       (11,400)       (45,600)
                                                         --------       --------       --------
Net....................................................  $(24,100)      $ (8,100)      $(32,200)
                                                         ========       ========       ========

     The components of income tax expense (recovery) from operations were as follows at August 31:

APRIL 27, 1996                                             FEDERAL        STATE         TOTAL
---------------------------------------------------------  -------       -------       --------
     Current.............................................  $    --       $   908       $    908
     Deferred (recovery).................................    9,900         5,600         15,500
                                                           -------       -------       --------
Net......................................................  $ 9,900       $ 6,508       $ 16,408
                                                           =======       =======       ========
1995
     Current.............................................  $    --       $   452       $    452
     Deferred (recovery).................................    4,100           600          4,700
                                                           -------       -------       --------
Net......................................................  $ 4,100       $ 1,052       $  5,152
                                                           =======       =======       ========
1994
     Current (recovery)..................................  $    --       $   456       $    456
     Deferred (recovery).................................   (8,350)       (2,850)       (11,200)
                                                           -------       -------       --------
Net......................................................  $(8,350)      $(2,394)      $(10,744)
                                                           =======       =======       ========

                          ARTHUR P. WEIN, D.D.S., P.C.

6.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                           YEAR ENDED AUGUST 31,
                                                         APRIL 27,         ----------------------
                                                           1996             1995            1994
                                                         ---------         -------         ------
Cash paid during the period for interest...............   $  1,291         $13,292         $7,450
                                                            ======         =======         ======
Non-cash transactions - long-term debt.................   $     --         $23,010         $   --
                                                            ======         =======         ======
Income taxes paid......................................   $    912         $   456         $  456
                                                            ======         =======         ======

7.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the credit worthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings as of August 31, 1994 and 1995, and April 27, 1996, respectively, approximate their fair value.

8.  SUBSEQUENT EVENT:

     The assets of the Company were acquired by First New England Dental Centers, Inc. on April 27, 1996.

9.  RELATED PARTY TRANSACTIONS:

     The Company leased its operating facilities from the Company's sole shareholder. There are no formal lease terms and as such the Company is considered a tenant at will. Lease expense related to the operating facilities for each of the periods ended 1994, 1995 and 1996, was $26,800, $26,000 and $17,000, respectively.

     The Company leased certain equipment from children of the Company's sole shareholder. There are no formal lease terms and the leases are treated as operating leases. Lease expense related to certain equipment for each of the years ended 1994, 1995 and 1996, was $14,400, $12,000 and $6,400, respectively.

     The Company was indebted to the Wein Family Trust for advances of working capital. The trust shares common ownership and management with the Company. The note is payable on demand. Interest is accrued and paid monthly at a rate of 12%. For the year ended August 31, 1994, the Company received advances of working capital from the trust totalling $10,500. At August 31, 1994 and 1995, note payable Wein Family Trust totalled $45,904 and $55,958, respectively. At April 27, 1996, note payable Wein Family Trust totalled $55,623.

     The Company was indebted to Amy and Joshua Wein for advances of working capital. Amy & Joshua are children of the Company's sole shareholder. The note is payable on demand. Interest is accrued and paid monthly at a rate of 12%. At August 31, 1994 and 1995, note payable Amy and Joshua Wein totalled $11,717 and $5,680, respectively. At April 27, 1996, note payable Amy and Joshua Wein totalled $3,940.

                          ARTHUR P. WEIN, D.D.S., P.C.

     Interest expense on related party debt was as follows:

                                                                              YEAR ENDED
                                                                              AUGUST 31,
                                                             APRIL 27,     -----------------
                                                               1996         1995       1994
                                                             ---------     ------     ------
    Related party interest expense.........................   $ 5,718      $6,892     $7,442
                                                               ======      =======    ======

     The Company's sole shareholder has been advanced and has advanced working capital to the Company. These advances carry no formal repayment terms and no stated interest rate. For the year ended August 31, 1994, due to officer included in due to related party totalled $9,136. For the periods ended August 31, 1995 and April 27, 1996, due from officer included in other current assets totalled $6,519 and $9,389, respectively.

10.  PROFIT SHARING PLAN

     The Company maintains a profit sharing plan covering substantially all employees. The amount of contribution is discretionary and is limited by the aggregate compensation of participants during the year. For the periods ended August 31, 1994 and 1995 and the period ended April 27, 1996, the profit sharing contribution totalled $6,922, $5,589 and $0, respectively.

11.  PRO FORMA OPERATING DATA

     The following pro forma information assumes that the Company operated with a December 31, 1995, fiscal year end. The pro forma information presented does not purport to be indicative of the results which would have actually been reported if the Company had a December 31, 1995, fiscal year end.

     Pro forma operating data (unaudited)

                                                                                  1995
                                                                                --------
    Net Revenues..............................................................  $629,000
    Net Income................................................................    21,200

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

We have audited the accompanying balance sheets of Ramiro Blanco, D.D.S., M.S.C., P.C. (an S Corporation) as of March 31, 1996 and December 31, 1995, and the related statements of operations, changes in stockholder's equity, and cash flows for the three months ended March 31, 1996 and from date of inception, September 1, 1995 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ramiro Blanco, D.D.S., M.S.C., P.C. as of March 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the three months ended March 31, 1996 and from date of inception, September 1, 1995 through December 31, 1995, in conformity with generally accepted accounting principles.

                                            VITALE, CATURANO AND COMPANY, P.C.

                                            November 15, 1996
                                            Boston, Massachusetts

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

                                 BALANCE SHEETS

                                                                     MARCH 31,       DECEMBER 31,
                                                                     ---------       ------------
                                                                       1996              1995
                                                                     ---------       ------------
                                             ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.....................................  $      --         $ 28,454
     Patient receivables, net of allowance for uncollectible
      accounts of $5,000 in 1996 and 1995, respectively............     83,762           69,068
     Prepaid expenses..............................................     18,500           18,500
                                                                      --------         --------
          Total current assets.....................................    102,262          116,022
                                                                      --------         --------
Property and equipment, net........................................    209,977          217,732
                                                                      --------         --------
Other assets.......................................................    203,986          207,608
                                                                      --------         --------
                                                                     $ 516,225         $541,362
                                                                      ========         ========

                              LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Line of credit................................................  $   5,989         $  6,996
     Current portion of long-term debt.............................     81,980           72,721
     Advances from stockholder.....................................         --            3,519
     Accounts payable and accrued expenses.........................     43,950           27,615
     Cash overdraft................................................      4,915               --
                                                                      --------         --------
          Total current liabilities................................    136,834          110,851
                                                                      --------         --------
Long-term debt, net of current portion.............................    372,405          399,042
                                                                      --------         --------
STOCKHOLDER'S EQUITY:
     Common stock, no par value, 200,000 shares authorized, 1,000
      shares issued and outstanding................................        400              400
     Retained earnings.............................................      6,586           31,069
                                                                      --------         --------
          Total stockholder's equity...............................      6,986           31,469
                                                                      --------         --------
                                                                     $ 516,225         $541,362
                                                                      ========         ========

    The accompanying notes are an integral part of the financial statements.

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.
                            STATEMENTS OF OPERATIONS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

                                                                            1996        1995
                                                                          ---------   --------
Net patient revenues....................................................  $ 224,765   $300,341
                                                                          ---------   ---------
Expenses:
     Dentists' salaries.................................................     67,780     25,017
     Clinical salaries..................................................     30,952     41,162
     Dental supplies and laboratory fees................................     22,383     31,014
     Rental and lease expense...........................................     10,500     10,500
     Advertising and marketing..........................................      1,988      8,100
     Depreciation and amortization......................................     11,802     15,714
     Bad debt expense...................................................     11,894     16,448
     Other operating expenses...........................................     23,866     23,790
     General and administrative.........................................     52,829     88,257
                                                                          ---------   ---------
          Total expenses................................................    233,994    260,002
                                                                          ---------   ---------
          Operating income (loss).......................................     (9,229)    40,339
Interest expense........................................................     15,254      9,270
                                                                          ---------   ---------
Net Income (loss).......................................................  $ (24,483)  $ 31,069
                                                                          =========   =========
If all of the Company's operations had been
  subject to income taxes, net income (loss) would
  have been as follows (unaudited):
     Historical income (loss) before income taxes.......................  $ (24,483)  $ 31,069
     Provision (benefit) for income taxes...............................    (10,100)    12,800
                                                                          ---------   ---------
       Proforma net income (loss).......................................  $ (14,383)  $ 18,269
                                                                          =========   =========

    The accompanying notes are an integral part of the financial statements.

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                       COMMON STOCK
                                                   --------------------    RETAINED      TOTAL
                                                    SHARES      AMOUNT     EARNINGS      EQUITY
                                                   --------    --------    ---------    --------
Balance at date of inception, September 1,
  1995...........................................        --    $     --    $      --    $     --
     Issuance of common stock....................     1,000         400           --         400
     Net income..................................        --          --       31,069      31,069
                                                   --------    --------     --------    --------
Balance at December 31, 1995.....................     1,000         400       31,069      31,469
     Net loss....................................        --          --      (24,483)    (24,483)
                                                   --------    --------     --------    --------
Balance at March 31, 1996........................     1,000    $    400    $   6,586    $  6,986
                                                   ========    ========     ========    ========

    The accompanying notes are an integral part of the financial statements.

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.
                            STATEMENTS OF CASH FLOWS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

                                                                           1996         1995
                                                                         --------     --------
Cash flows from operating activities:
  Net income (loss)..................................................    $(24,483)    $ 31,069
  Adjustments:
     Provision for bad debts.........................................      11,894       16,448
     Depreciation and amortization...................................      11,802       15,714
     Changes in operating assets and liabilities:
       Patient receivables...........................................     (26,588)     (85,516)
       Prepaid expenses..............................................          --      (18,500)
       Accounts payable and accrued expenses.........................      16,335       27,615
                                                                         --------     --------
          Net cash used in operating activities......................     (11,040)     (13,170)
                                                                         --------     --------
Cash flows from investing activities:
  Acquisition of property and equipment..............................        (425)      (7,618)
  Acquisition of other assets........................................          --       (2,436)
                                                                         --------     --------
          Net cash used in investing activities......................        (425)     (10,054)
                                                                         --------     --------
Cash flows from financing activities:
  Net proceeds (payments) on line of credit..........................      (1,007)       6,996
  Proceeds from long-term debt.......................................          --       49,024
  Payments on long-term debt.........................................     (17,378)      (8,261)
  Net proceeds (payments) on advances from stockholder...............      (3,519)       3,519
  Net change in cash overdrafts......................................       4,915           --
  Issuance of common stock...........................................          --          400
                                                                         --------     --------
          Net cash provided by (used in) financing activities........     (16,989)      51,678
                                                                         --------     --------
Increase (decrease) in cash and cash equivalents.....................     (28,454)      28,454
Cash and cash equivalents, beginning of period.......................      28,454           --
                                                                         --------     --------
Cash and cash equivalents, end of period.............................    $     --     $ 28,454
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Corporate Organization

     On September 1, 1995, the date of the Company's inception, the Company purchased the dental practice of Frank W. Wetherbee, D.M.D., P.C., and commenced operations.

     The Company is a provider of dental services and products located in Billerica, Massachusetts.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs, and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Fully depreciated assets are retained in property and equipment until they are removed from service. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  Income Taxes

     The Company is an S Corporation and, accordingly, all federal and state tax liabilities are the responsibility of the stockholder.

     Income taxes, including the proforma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

1.  CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES -- (CONTINUED)
  Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

  Other Assets

     Goodwill consisting of $210,000 of the excess of the fair value over the purchase price of the assets acquired in the purchase of a dental practice in September, 1995, is being amortized using the straight-line method over a 15 year period.

2.   SELECTED BALANCE SHEET INFORMATION

     The details of certain balance sheet accounts are as follows:

                                                                                     DECEMBER 31,
                                                                       MARCH 31,     ------------
                                                                       ---------
                                                                         1996            1995
                                                                       ---------     ------------
     Property and equipment:
       Equipment...................................................    $ 229,043       $228,618
       Less -- accumulated depreciation............................       19,066         10,886
                                                                        --------       --------
          Net property and equipment...............................    $ 209,977       $217,732
                                                                        ========       ========

          For the three months ended March 31, 1996 and from date of inception September 1, 1995 through December 31, 1995 depreciation relating to property and equipment was $8,180, and $10,886, respectively.

     Other assets:
       Goodwill, net of amortization...............................    $ 201,834       $205,334
       Organizational expenses, net................................        2,152          2,274
                                                                        --------       --------
          Total other assets.......................................    $ 203,986       $207,608
                                                                        ========       ========

          For the three months ended March 31, 1996 and from date of inception September 1, 1995 through December 31, 1995 amortization relating to goodwill and the organizational expenses was $3,622 and $4,828, respectively.

     Accounts payable and accrued expenses:
       Trade.......................................................    $  33,518       $ 19,351
       Accrued expenses............................................       10,432          8,264
                                                                        --------       --------
                                                                       $  43,950       $ 27,615
                                                                        ========       ========

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

3.   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                                                     DECEMBER 31,
                                                                       MARCH 31,     ------------
                                                                       ---------
                                                                         1996            1995
                                                                       ---------     ------------
    Allowance for uncollectible accounts:
         Balance at beginning of period..............................  $   5,000       $     --
         Provision for bad debts.....................................     11,894         16,448
         Charge offs.................................................    (11,894)       (11,448)
                                                                        --------       --------
         Balance at end of period....................................  $   5,000       $  5,000
                                                                        ========       ========

4.   LINE OF CREDIT

     During the three month period ended March 31, 1996 and from date of inception, September 1, 1995 through December 31, 1995, the Company had available a revolving line of credit of $35,000 with Carter Shields, Inc., payable on demand, unsecured, with interest at 14.75%. The outstanding balance at March 31, 1996 and December 31, 1995 was $5,989 and $6,996, respectively.

5.   LONG-TERM DEBT

     Long-term debt at March 31, 1996 and December 31, 1995 consisted of the following:

                                                                                     DECEMBER 31,
                                                                       MARCH 31,     ------------
                                                                       ---------
                                                                         1996            1995
                                                                       ---------     ------------
    Note payable in 63 monthly installments of $6,080 including interest at 16.4% through January 2001, at which time all
      unpaid principal together with accrued but unpaid interest shall be due and payable in full. The note is secured by
      certain equipment of the Company and the personal guarantee of
      the stockholder................................................  $ 242,736       $250,802
    Note payable in 60 monthly installments of $3,549 including interest at 8%, maturing November, 2000. The note is secured by all assets of the Company, although subordinated to above note
      for $256,000...................................................    165,375        172,618
    Note payable in 60 monthly installments of $1,014 including interest at 8.0% through January 2001 at which time unpaid interest shall be due and payable in full. The note is secured by all assets of the Company although subordinated to above
      note for $256,000..............................................     46,274         48,343
                                                                        --------       --------
                                                                         454,385        471,763
    Less -- current portion..........................................     81,980         72,721
                                                                        --------       --------
    Long-term debt, net of current portion...........................  $ 372,405       $399,042
                                                                        ========       ========

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

5.   LONG-TERM DEBT -- (CONTINUED)
     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows:

            1996......................................................  $ 72,721
            1997......................................................    81,980
            1998......................................................    95,579
            1999......................................................   104,728
            2000......................................................   113,086
            Thereafter................................................     3,669
                                                                        --------
                                                                        $471,763
                                                                        ========

6.   COMMITMENTS AND CONTINGENCIES

  Lease Commitments

     The Company leases its office facility under an operating lease expiring December 31, 2004. Future minimum lease obligations under noncancellable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995:

            1996......................................................  $ 42,000
            1997......................................................    42,000
            1998......................................................    42,000
            1999......................................................    42,000
            2000......................................................    42,000
            Thereafter................................................   196,000
                                                                        --------
            Total minimum lease obligations...........................  $406,000
                                                                        ========

  Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

7.   INCOME TAXES

     The differences between the federal tax rate and the Company's effective tax rate for the three months ended March 31, 1996 and from date of inception, September 1, 1995 through December 31, 1995 were as follows:

                                                                       1996         1995
                                                                      -------     --------
    Tax at U.S. statutory rate (35%)................................  $(8,600)    $ 10,900
    State income taxes, net of federal tax..........................   (1,500)       1,900
    Income not subject to corporate level federal tax...............   10,100      (12,800)
                                                                      -------     --------
                                                                      $    --     $     --
                                                                      =======     ========

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                   FROM DATE OF INCEPTION, SEPTEMBER 1, 1995
                           THROUGH DECEMBER 31, 1995

8.   SUPPLEMENTAL CASH FLOW INFORMATION:

     For the three months ended March 31, 1996 and from date of inception, September 1, 1995 through December 31, 1995 supplemental cash flow information was as follows:

                                                                           1996         1995
                                                                          -------     --------
     Cash paid during the period for interest...........................  $15,254     $  9,270
                                                                          ========    ========
     Cash paid during the period for income taxes.......................  $    --     $     --
                                                                          ========    ========
     Noncash transaction-liabilities incurred in connection with
      acquisition of property and equipment.............................  $    --     $221,000
                                                                          ========    ========
     Noncash transaction-liabilities incurred in connection with
      acquisition of other assets.......................................  $    --     $210,000
                                                                          ========    ========

9.   CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables, line of credit, and accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term debt approximate fair value.

10. SUBSEQUENT EVENT

     The Company was acquired by First New England Dental Centers, Inc. effective April 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

11. RELATED PARTY TRANSACTION

     Advances from stockholder, payable on demand, as of March 31, 1996 and December 31, 1995 were $0 and $3,519, respectively.

                           SUPPLEMENTARY INFORMATION

                          INDEPENDENT AUDITOR'S REPORT
                          ON SUPPLEMENTARY INFORMATION

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     Our report on our audits of the basic financial statements of Ramiro Blanco, D.D.S., M.S.C., P.C. for 1996 and 1995 appears on page F-80. These audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. As disclosed in Note 1 to the financial statements, the Company prepared its basic financial statements for the period commencing September 1, 1995, the date of the Company's inception. On September 1, 1995, Ramiro Blanco, D.D.S., M.S.C., P.C. acquired certain assets, consisting primarily of equipment and goodwill, of Frank W. Wetherbee, D.M.D., P.C., a dental practice in Billerica, Massachusetts. The accompanying supplementary schedules presented on pages F-92 and F-93, were prepared for purposes of additional analysis using January 1, 1994 as the date of inception for the Company and the date on which the Company acquired certain assets of Frank W. Wetherbee, D.M.D., P.C. and is not a required part of the basic financial statements. In addition, the accompanying supplementary schedules, assumes an opening balance sheet at January 1, 1994 that reflects the value of the purchased assets and related liabilities as of August 31, 1995 and the combined revenues and expenses of Frank W. Wetherbee D.M.D., P.C. and the Company commencing January 1, 1994. Such information has not been subjected to auditing procedures applied in the audit of the basic financial statements, and, accordingly, we express no opinion on it.

                                            VITALE, CATURANO AND COMPANY, P.C.

                                            November 15, 1996
                                            Boston, Massachusetts

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

             SCHEDULES OF TOTAL ASSETS OF COMBINED DENTAL PRACTICES
                ASSUMING JANUARY 1, 1994 AS DATE OF ACQUISITION
                                  (UNAUDITED)

                                                             MARCH 31,          DECEMBER 31,
                                                             ---------     -----------------------
                                                               1996          1995          1994
                                                             ---------     ---------     ---------
Current assets:
     Cash and cash equivalents.............................  $      --     $  28,454     $      --
     Patient receivables, net of allowance for
       uncollectible accounts of $47,289, $46,264 and
       $25,376 in 1996, 1995, and 1994, respectively.......    102,874       135,415       308,876
     Prepaid expenses......................................     18,500        18,500        18,500
                                                              --------      --------      --------
          Total current assets.............................    121,374       182,369       327,376
                                                              --------      --------      --------
Property and equipment, net................................    155,543       163,298       195,958
                                                              --------      --------      --------
Other assets...............................................    180,490       184,112       198,274
                                                              --------      --------      --------
                                                             $ 457,407     $ 529,779     $ 721,608
                                                              ========      ========      ========

         See independent auditor's report on supplementary information.

                      RAMIRO BLANCO, D.D.S., M.S.C., P.C.

        SCHEDULES OF REVENUES AND EXPENSES OF COMBINED DENTAL PRACTICES
                ASSUMING JANUARY 1, 1994 AS DATE OF ACQUISITION

                                  (UNAUDITED)

                                                        THREE MONTHS
                                                           ENDED          YEARS ENDED DECEMBER
                                                         MARCH 31,                 31,
                                                        ------------     -----------------------
                                                            1996           1995          1994
                                                        ------------     ---------     ---------
Net patient revenues.................................     $224,765       $ 882,208     $ 983,190
                                                          --------       ---------     ----------
Expenses:
     Dentists' salaries..............................       67,780         165,667       252,120
     Clinical salaries...............................       30,952         136,822       137,798
     Dental supplies and laboratory fees.............       22,383         159,829       156,613
     Rental and lease expense........................       10,500          50,472        57,189
     Advertising and marketing.......................        1,988          18,578        27,498
     Depreciation and amortization...................       11,802          46,822        46,822
     Bad debt expense................................       12,919          29,972        31,137
     Other operating expenses........................       23,866         102,667        89,205
     General and administrative......................       52,829         255,075       216,058
                                                          --------       ---------     ----------
          Total expenses.............................      235,019         965,904     1,014,440
                                                          --------       ---------     ----------
          Operating loss.............................      (10,254)        (83,696)      (31,250)
Interest expense.....................................       15,254          57,873        57,873
                                                          --------       ---------     ----------
Net loss.............................................     $(25,508)      $(141,569)    $ (89,123)
                                                          ========       =========     ==========
If all of the Company's operations had been subject
  to income taxes, net loss would have been as
  follows (Unaudited):
     Historical loss before income taxes.............     $(25,508)      $(141,569)    $ (89,123)
     Provisional (benefit) for income taxes..........      (10,280)        (57,052)      (35,900)
                                                          --------       ---------     ----------
          Proforma net loss..........................     $(35,788)      $ (84,517)    $ (53,223)
                                                          ========       =========     ==========

         See independent auditor's report on supplementary information.

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of L. Elizabeth Burns, D.M.D., P.C. as of May 31, 1996 and September 30, 1995 and 1994, and the related statements of operations and retained earnings, and cash flows for the eight months ended May 31, 1996 and for the years ended September 30, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L. Elizabeth Burns, D.M.D., P.C. as of May 31, 1996 and September 30, 1995, and 1994, and the results of its operations and its cash flows for the eight months ended May 31, 1996 and for the years ended September 30, 1995 and 1994, in conformity with generally accepted accounting principles.

                                            Moody, Cavanaugh & Company, LLP

North Andover, Massachusetts
December 6, 1996

                        L. ELIZABETH BURNS, D.M.D., P.C.
                                 BALANCE SHEETS

                                                                             SEPTEMBER 30,
                                                         MAY 31,        -----------------------
                                                           1996           1995           1994
                                                         --------       --------       --------
                           ASSETS
Current Assets:
     Cash..............................................  $  4,114       $  9,732       $ 25,159
     Patient Receivables, Net of Allowance for Doubtful
       Accounts of $41,500, $44,600, and $25,500,
       Respectively....................................   235,285        252,742        293,100
     Due from Stockholder (Note 2).....................        --          6,918          4,617
     Other Current Assets..............................        --            500          2,930
                                                         --------       --------       --------
          Total Current Assets.........................   239,399        269,892        325,806
          Property and Equipment, Net of Accumulated
            Depreciation (Note 4)......................    16,957         22,301         26,628
          Other Assets.................................        --          4,825            859
                                                         --------       --------       --------
Total Assets...........................................  $256,356       $297,018       $353,293
                                                         ========       ========       ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
     Accounts Payable and Accrued Expenses.............  $ 20,592       $ 42,811       $ 50,655
     Current Maturities of Long-Term Debt (Note 3).....     4,823          8,196          7,291
     Current Maturities of Capital Lease Obligation....        --          2,412          2,439
                                                         --------       --------       --------
Total Current Liabilities..............................    25,415         53,419         60,385
Long-Term Debt, Net of Current Maturities (Note 3).....        --          2,172         11,192
Capital Lease Obligation, Net of Current Maturities....        --             --          3,979
                                                         --------       --------       --------
Total Liabilities......................................  $ 25,415       $ 55,591       $ 75,556
                                                         --------       --------       --------
Stockholder's Equity:
     Common Stock: No Par Value; 100 Shares Authorized,
       Issued and Outstanding..........................     1,000          1,000          1,000
     Retained Earnings.................................   229,941        240,427        276,737
                                                         --------       --------       --------
Total Stockholder's Equity.............................   230,941        241,427        277,737
                                                         --------       --------       --------
Total Liabilities and Stockholder's Equity.............  $256,356       $297,018       $353,293
                                                         ========       ========       ========

      The accompanying notes are an integral part of financial statements

                        L. ELIZABETH BURNS, D.M.D., P.C.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                      FOR THE EIGHT MONTHS AND YEARS ENDED

                                                                             SEPTEMBER 30,
                                                         MAY 31,        -----------------------
                                                           1996           1995           1994
                                                         --------       --------       --------
Patient Revenues.......................................  $280,474       $399,296       $396,317
                                                         --------       --------       --------
Expenses:
     Salaries..........................................   119,723        154,658        184,238
     Bad Debts.........................................    62,018         51,089         28,443
     Dental Supplies and Laboratory Fees...............    19,056         55,876         52,819
     Retirement Plan Contributions (Note 5)............    15,219         38,250         36,038
     Office............................................    12,034         17,793         14,211
     Insurance.........................................    10,496         22,731         16,349
     Automobile........................................     8,767         14,819          7,656
     Payroll Taxes.....................................     8,348         13,561         16,305
     Depreciation......................................     7,982          8,608          8,166
     Rent (Note 6).....................................     6,480          9,720          9,720
     Utilities.........................................     6,279         10,125         11,377
     Professional Fees.................................     5,426         13,219         13,462
     Miscellaneous.....................................     4,279         10,244         15,504
     Computer Supplies.................................     3,068          1,012             --
     Dues and Subscription.............................     1,251          8,449          4,002
     Uniforms..........................................        --          1,033          1,210
     Training and Education............................        --          2,757             --
                                                         --------       --------       --------
Total Expenses.........................................   290,426        433,944        419,500
                                                         --------       --------       --------
Loss from Operations...................................    (9,952)       (34,648)       (23,183)
Interest Expense.......................................       534          1,662          2,457
                                                         --------       --------       --------
Net Loss...............................................   (10,486)       (36,310)       (25,640)
                                                         --------       --------       --------
Retained Earnings, Beginning...........................   240,427        276,737        302,377
                                                         --------       --------       --------
Retained Earnings, Ending..............................  $229,941       $240,427       $276,737
                                                         ========       ========       ========

      The accompanying notes are an integral part of financial statements

                        L. ELIZABETH BURNS, D.M.D., P.C.
                            STATEMENTS OF CASH FLOWS
                      FOR THE EIGHT MONTHS AND YEARS ENDED

                                                                             SEPTEMBER 30,
                                                         MAY 31,        -----------------------
                                                           1996           1995           1994
                                                         --------       --------       --------
Cash Flows from Operating Activities:
     Net Loss..........................................  $(10,486)      $(36,310)      $(25,640)
     Adjustments to Reconcile Net Loss to Net Cash
       (Used in) Provided by Operating Activities:
          Depreciation.................................     7,982          8,608          8,166
          Decrease in Patient Receivables, Net.........    17,457         40,358         19,471
          Decrease (Increase) in Other Current
            Assets.....................................       500          2,430         (1,655)
          Decrease (Increase) in Other Assets..........     4,825         (3,966)            --
          (Decrease) Increase in Accounts Payable and
            Accrued Expenses...........................   (22,219)        (7,844)        14,445
                                                         ---------      ---------      ---------
Net Cash (Used in) Provided by Operating Activities....    (1,941)         3,276         14,787
Cash Flows from Investing Activities:
     Decrease (Increase) in Due from Stockholder.......     6,918         (2,301)          (783)
     Acquisition of Property and Equipment.............    (2,638)        (4,281)        (2,813)
                                                         ---------      ---------      ---------
Net Cash Provided by (Used in) Investing Activities....     4,280         (6,582)        (3,596)
                                                         ---------      ---------      ---------
Cash Flows from Financing Activities:
     Principal Repayments of Long-Term Debt............    (5,545)        (8,115)       (18,753)
     Principal Repayments of Capital Lease
       Obligation......................................    (2,412)        (4,006)        (4,822)
     Proceeds from Issuance of Long-Term Debt..........        --             --         21,829
                                                         ---------      ---------      ---------
Net Cash Used in Financing Activities..................    (7,957)       (12,121)        (1,746)
                                                         ---------      ---------      ---------
Net (Decrease) Increase in Cash........................    (5,618)       (15,427)         9,445
                                                         ---------      ---------      ---------
Cash, Beginning........................................     9,732         25,159         15,714
                                                         ---------      ---------      ---------
Cash, Ending...........................................  $  4,114       $  9,732       $ 25,159
                                                         =========      =========      =========
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for Interest:..............  $    534       $  1,662       $  2,457

     During the year ended September 30, 1994, the Company financed the acquisition of certain equipment with a capital lease obligation in the amount of $11,240.

      The accompanying notes are an integral part of financial statements

                        L. ELIZABETH BURNS, D.M.D., P.C.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reporting Entity:

     L. Elizabeth Burns, D.M.D., P.C. (the Company) was incorporated on May 28, 1986, as a Massachusetts Corporation. The Company is a provider of dental services to customers primarily living in the Lowell, Massachusetts area.

  Use of Estimates in the Preparation of Financial Statements:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  Property and Equipment:

     Property and equipment are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the related assets.

  Income Taxes:

     The Company and its stockholder have elected to be treated as an S corporation under the provisions of the Internal Revenue Code, which provide that, in lieu of federal and certain state corporate income taxes, the stockholder is taxed individually on the Company's taxable income. Therefore, no provision or liability for federal and certain state income taxes is presented in the accompanying financial statements.

2.  DUE FROM STOCKHOLDER:

     Due from stockholder represented non-interest bearing cash advances made by the Company to its sole stockholder during the normal course of business. As of September 30, 1995 and 1994, the Company had net cash advances due from its sole stockholder in the amount of $6,918, and $4,617, respectively. There were no stated repayment terms.

3.  LONG-TERM DEBT:

     As of May 31, 1996 and September 30, 1995 and 1994, the Company is a party to an unsecured, 6.5% installment note agreement, which is payable in monthly principal and interest installments of $683 and which matures in December, 1996. As of May 31, 1996, maturities of long-term debt amounted to $4,823.

                        L. ELIZABETH BURNS, D.M.D., P.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT:

     Property and equipment, as of May 31, 1996 and September 30, 1995 and 1994, consists of the following:

                                                                              SEPTEMBER 30,
                                                             MAY 31,      ---------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
Operatory Equipment........................................  $ 75,528     $ 72,890     $ 72,890
Furniture and Fixtures.....................................    23,686       23,686       20,226
Equipment Held Under Capital Lease.........................    11,240       11,240       11,240
Leasehold Improvements.....................................     6,299        6,299        5,478
                                                             --------     --------     --------
                                                              116,753      114,115      109,834
Less: Accumulated Depreciation.............................    99,796       91,814       83,206
                                                             --------     --------     --------
                                                             $ 16,957     $ 22,301     $ 26,628
                                                             ========     ========     ========

5.  RETIREMENT PLANS:

     The Company sponsors a defined contribution profit sharing plan and a money purchase retirement plan which cover certain employees of the Company. Under the terms of the profit sharing plan, the Company, at the discretion of the Board of Directors, may make contributions to the plan. Under the terms of the money purchase plan, contributions are made each year based upon a specified percentage of salaries. During the eight months ended May 31, 1996 and years ended September 30, 1995 and 1994, the Company made contributions to the plans in the aggregate amount of $15,219, $38,250 and $36,038, respectively.

6.  LEASE COMMITMENTS:

     The Company rents its operating facility in Lowell, Massachusetts on a tenant-at-will basis. Rent expense incurred during the eight months ended May 31, 1995 and years ended September 31, 1995 and 1994, amounted to $6,480, $9,720 and $9,720, respectively.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     As of May 31, 1996 and September 30, 1995 and 1994, the carrying amounts of cash, accounts receivable, and accounts payable and accrued expenses approximate fair value due to the short-term nature of these financial instruments.

     As of May 31, 1996 and September 30, 1995 and 1994, the carrying amount of the long-term debt approximates fair value because the interest rate for this financial instrument approximates current market interest rates.

8.  SUBSEQUENT EVENT:

     During June, 1996, under an asset purchase and sale agreement, the Company sold a significant portion of its assets to First New England Dental Centers, Inc.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Steven R. Bader, D.M.D., and
Louis S. Shuman, D.M.D., P.C.

     We have audited the accompanying balance sheets of Steven R. Bader, D.M.D., and Louis S. Shuman, D.M.D., P.C. as of December 31, 1995 and 1994, and the related statements of current loss and deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steven R. Bader, D.M.D., and Louis S. Shuman, D.M.D., P.C., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          de BAIROS & COMPANY, P.C.

Cambridge, Massachusetts
November 27, 1996

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                                 BALANCE SHEET
              DECEMBER 31, 1995 WITH COMPARATIVE FIGURES FOR 1994

                                     ASSETS

                                                                         1995          1994
                                                                       ---------     ---------
Current assets:
     Cash............................................................  $  40,577     $  58,186
     Accounts receivable, net of allowance for doubtful accounts of approximately $71,500 and $50,500 in 1995 and 1994,
      respectively...................................................    213,502       210,345
     Prepaid expenses and other current assets.......................     27,147        38,286
                                                                        --------      --------
          Total current assets.......................................    281,226       306,817
                                                                        --------      --------
Equipment, fixtures and improvements:
     Dental equipment................................................    228,081       225,728
     Office equipment................................................     36,097        36,353
     Furniture and fixtures..........................................     15,064        15,064
     Leasehold improvements..........................................    242,671       192,689
                                                                        --------      --------
                                                                         521,913       469,834
     Less accumulated depreciation and amortization..................    161,574       118,207
                                                                        --------      --------
                                                                         360,339       351,627
                                                                        --------      --------
Other assets:
     Deposits........................................................      2,873         2,873
                                                                        --------      --------
                                                                       $ 664,438     $ 661,317
                                                                        ========      ========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Current portion of long-term debt...............................  $ 104,921     $  99,809
     Current portion of capital lease obligations....................     28,569        24,630
     Accounts payable................................................     46,172        54,182
     Accrued expenses and other current liabilities..................    190,758       108,609
     Deferred revenue................................................     36,100        43,900
                                                                        --------      --------
          Total current liabilities..................................    406,520       331,130
                                                                        --------      --------
Long-term debt, net of current portion...............................    175,167       278,890
Capital lease obligations, net of current portion....................     97,562       121,078
Accrued rent.........................................................     88,920        35,568
                                                                        --------      --------
                                                                         361,649       435,536
                                                                        --------      --------
Stockholders' deficit:
     Common stock, no par value; 15,000 shares authorized, 2,000
      shares issued and outstanding..................................      2,000         2,000
     Deficit.........................................................   (125,731)     (107,349)
                                                                        --------      --------
          Total stockholders' deficit................................   (123,731)     (105,349)
                                                                        --------      --------
                                                                       $ 664,438     $ 661,317
                                                                        ========      ========

    The accompanying notes are an integral part of the financial statements.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                     STATEMENTS OF CURRENT LOSS AND DEFICIT
         YEAR ENDED DECEMBER 31, 1995 WITH COMPARATIVE FIGURES FOR 1994

                                  CURRENT LOSS

                                                                         1995           1994
                                                                      ----------     ----------
Net revenue.........................................................  $1,756,544     $1,582,391
                                                                      ----------     ----------
Costs and expenses:
     Dentists' salaries.............................................     544,390        490,727
     Clinical salaries..............................................     308,736        280,007
     Dental supplies and laboratory fees............................     168,387        157,866
     Rental and lease expense.......................................      54,782         82,629
     Advertising and marketing......................................      52,539         37,920
     Depreciation and amortization..................................      44,113         44,603
     Other operating expenses.......................................     201,398        176,347
     General and administrative expenses............................     352,992        283,794
                                                                      ----------     ----------
                                                                       1,727,337      1,553,893
                                                                      ----------     ----------
          Earnings from operations..................................      29,207         28,498
                                                                      ----------     ----------
Other expenses:
     Interest expense, net of interest income of approximately
      $2,800 and $300 in 1995 and 1994, respectively................      45,885         42,379
     Loss on disposal of fixed assets...............................         319         13,840
                                                                      ----------     ----------
                                                                          46,204         56,219
                                                                      ----------     ----------
          Loss before income taxes..................................     (16,997)       (27,721)
Income tax expense..................................................       1,385            456
                                                                      ----------     ----------
          Net loss..................................................  $  (18,382)    $  (28,177)
                                                                      ==========     ==========
                                            DEFICIT
Balance at beginning of year........................................  $ (107,349)    $  (79,172)
Net loss............................................................     (18,382)       (28,177)
                                                                      ----------     ----------
Balance at end of year..............................................  $ (125,731)    $ (107,349)
                                                                      ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                            STATEMENT OF CASH FLOWS
         YEAR ENDED DECEMBER 31, 1995 WITH COMPARATIVE FIGURES FOR 1994

                                                                         1995          1994
                                                                       ---------     ---------
Cash flows from operating activities:
Net (loss)...........................................................  $ (18,382)    $ (28,177)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
     Depreciation and amortization...................................     44,113        44,603
     Loss on disposal of equipment, fixtures and improvements........        319        13,840
     Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable, net...............     (3,157)        8,187
       Decrease (increase) in prepaid expenses and other current
        assets.......................................................     11,139       (17,014)
       (Decrease) in accounts payable................................     (8,010)      (13,594)
       Increase in accrued expenses and other current liabilities....     82,149        18,468
       (Decrease) in deferred revenue................................     (7,800)       (5,400)
       Increase in accrued rent......................................     53,352        35,568
                                                                       ---------     ---------
          Net cash flows from operating activities...................    153,723        56,481
                                                                       ---------     ---------
Cash flows from investing activities:
     Acquisitions of equipment, fixtures and improvements............    (53,144)     (212,407)
     Proceeds from disposal of equipment, fixtures and
      improvements...................................................         --         7,000
                                                                       ---------     ---------
          Net cash flows from investing activities...................    (53,144)     (205,407)
                                                                       ---------     ---------
Cash flows from financing activities:
     Proceeds from demand note payable, bank.........................         --        43,607
     Proceeds from issuance of long-term debt and capital lease
      obligations....................................................      5,085       283,079
     Payments on demand note payable, bank...........................         --       (48,930)
     Payments on long-term debt and capital lease obligations........   (123,273)      (72,037)
                                                                       ---------     ---------
          Net cash flows from financing activities...................   (118,188)      205,719
                                                                       ---------     ---------
Decrease (increase) in cash..........................................    (17,609)       56,793
Cash at beginning of year............................................     58,186         1,393
                                                                       ---------     ---------
Cash at end of year..................................................  $  40,577     $  58,186
                                                                       =========     =========

The Company paid interest of approximately $48,700 and $42,700 in 1995 and 1994, respectively.

The Company paid income taxes of $456 in 1995 and 1994.

Acquisitions of equipment, fixtures and improvements totaling $93,086 were financed in 1994.

    The accompanying notes are an integral part of the financial statements.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 -- ACCOUNTING POLICIES

           A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below:

           Business Activity -- The Company is a provider of general and specialty dental services to the general public.

           Basis of Financial Statement Presentation -- The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and of net revenue and expenses for each reporting period.

           Revenue Recognition -- In general, the Company bills patients for services at the commencement of a procedure. Net revenue is recognized as the costs of services are incurred. Deferred revenue represents the unearned portion of the amount billed to the patient for certain in-progress procedures requiring multiple office visits.

           Accounts Receivable -- Accounts receivable primarily consists of receivables from patients and insurers for services provided. The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the existing receivables.

           Equipment, Fixtures and Improvements -- Equipment, fixtures and improvements are stated at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not extend the lives of the respective assets are expensed in the year incurred.

           Depreciation and Amortization -- Depreciation and amortization are computed using the straight-line method over the estimated useful lives noted below:

                                      ASSET                        LIFE IN YEARS
                -------------------------------------------------  -------------
                Dental equipment.................................       4-10
                Office equipment.................................       4-10
                Furniture and fixtures...........................       4-10
                Leasehold improvements...........................         15

           The total depreciation and amortization charged to expense was $44,113 and $44,603 in 1995 and 1994, respectively.

           Accounting for Compensated Absences -- No provision has been made for the liability attributable to vested employees' compensated absences since the amount cannot be reasonably estimated. In management's opinion, the amount is not significant.

           Income Taxes -- Income taxes are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

           Advertising -- Costs incurred for advertising are expensed when incurred.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1995

NOTE 2 -- DEMAND NOTE PAYABLE, BANK

           In October, 1993 the Company entered into a line of credit agreement with a bank whereby it may borrow amounts not to exceed $50,000. The note bears interest at 2% above the bank's prime lending rate, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders (see Note 3). There were no balances outstanding on this line of credit at December 31, 1995 and 1994.

NOTE 3 -- LONG-TERM DEBT

           Long-term debt consists of the following:

                                                                           1995         1994
                                                                         --------     --------
Note payable, bank in the original principal amount of $190,000 was entered into in October, 1993, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders. The note which bears interest at 1 1/2% above the bank's prime lending rate (10% at
December 31, 1995) requires monthly principal payments of $3,167 plus accrued interest and is due in October, 1998. The proceeds from this note and the demand note payable, bank, (see Note 2), were used to
repay, in full, note balances due to another bank......................  $107,450     $145,450
Note payable, equipment in the original principal amount of $3,558 is secured by equipment with a cost of $3,558. The note which bears interest at 11.26% requires monthly principal and interest payments of
$117 and is due in December, 1996......................................     1,320        2,502
Note payable, bank in the original principal amount of $250,000 was entered into in May, 1994, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders. The note which bore interest at 8 3/4% for the first year bears interest at 2% above the bank's prime lending rate for the remainder of the term (10.5% at
December 31, 1995). The note which required interest only payments through August, 1994, requires monthly principal and interest payments
of $6,765 and is due in May, 1998......................................   171,318      230,747
                                                                         --------     --------
                                                                          280,088      378,699
           Less current portion........................................   104,921       99,809
                                                                         --------     --------
                                                                         $175,167     $278,890
                                                                         ========     ========

           The following is a schedule of the approximate aggregate amounts due under all long-term debt agreements:

                                   YEAR ENDING
                                   DECEMBER 31,                      AMOUNT
                --------------------------------------------------  --------
                   1996...........................................  $104,900
                   1997...........................................   111,200
                   1998...........................................    64,000
                                                                    --------
                                                                    $280,100
                                                                    ========

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1995

NOTE 4 -- CAPITAL LEASE OBLIGATIONS

           The Company leases certain furniture and fixtures, and dental equipment under lease purchase agreements. These leases have been capitalized at a cumulative cost totaling approximately $130,000 with related accumulated amortization totaling approximately $33,300 at December 31, 1995. As part of these lease transactions, the Company received cash of approximately $38,200 in excess of the cost of the related furniture and fixtures, and dental equipment.

           Future minimum lease payments and the present value of minimum lease payments for capital leases at December 31, 1995 are as follows:

                                   YEAR ENDING
                                   DECEMBER 31,                      AMOUNT
                --------------------------------------------------  --------
                   1996...........................................  $ 43,045
                   1997...........................................    43,606
                   1998...........................................    39,406
                   1999...........................................    30,322
                   2000...........................................       623
                                                                    --------
                Total minimum lease payments......................   157,002
                Less amount representing interest.................    30,871
                                                                    --------
                Present value of minimum lease payments...........   126,131
                Less amount due within one year...................    28,569
                                                                    --------
                Long-term portion.................................  $ 97,562
                                                                    ========

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

           On August 1, 1988 the Company entered into an agreement to lease its facilities through January 31, 1996. This lease was terminated as of April, 1994 by mutual consent of the lessor and the Company and replaced with an agreement for new facilities, as described in the following paragraph, between this lessor and the Company. In addition to the minimum lease rentals, the Company also paid additional rentals for its share of common area maintenance, real estate taxes and promotional fees.

           The Company entered into an agreement, effective May 1, 1994 to lease new facilities through January, 2010. Under the terms of this lease, the lessor has agreed to require no rental payments through May, 1998 in order to assist the Company in meeting certain cash flow requirements associated with leasehold improvements to the new facilities. In addition, as a further inducement to the Company, the minimum monthly lease payments due from June, 1998 through January 31, 2010 under this lease have been reduced from the amounts required under the previous agreement, and the Company is no longer required to pay additional rentals for its share of common area maintenance, real estate taxes and promotional fees. The Company accrues rent expense on this lease on a straight-line basis over the lease term.

           The amounts charged to operations under these leases, including additional rentals, totaled approximately $53,400 and $82,600 in 1995 and 1994, respectively.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1995

NOTE 5 -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
           The future minimum annual rental payments required under this lease at December 31, 1995, are as follows:

                                   YEAR ENDING
                                   DECEMBER 31,                      AMOUNT
                --------------------------------------------------  --------
                   1996...........................................  $  --
                   1997...........................................     --
                   1998...........................................    35,900
                   1999...........................................    61,500
                   2000...........................................    61,500
                Later years.......................................   681,400
                                                                    --------
                                                                    $840,300
                                                                    ========

NOTE 6 -- INCOME TAXES

           Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The differences are due, primarily, to the use of the cash basis of accounting for income tax reporting and differences in depreciation methods for equipment, fixtures, and improvements.

           The Company has gross deferred income tax assets and gross deferred income tax liabilities as follows:

                                                                             1995       1994
                                                                           --------   --------
Deferred income tax assets:
Operating loss carryforwards.............................................  $  1,690   $ 16,580
Accounts payable and accrued expenses....................................    47,490     36,130
Deferred revenue.........................................................     8,330     10,130
Accrued rent.............................................................    20,520      8,200
Depreciation.............................................................     --         3,940
Valuation allowance......................................................   (21,760)   (18,740)
                                                                           --------   --------

           Net deferred income tax asset.................................    56,270     56,240
                                                                           --------   --------
Deferred tax liabilities:
Accounts receivable......................................................   (49,260)   (48,530)
Prepaid expenses.........................................................    (5,470)    (7,710)
Depreciation.............................................................    (1,540)     --
                                                                           --------   --------

           Net deferred income tax liability.............................   (56,270)   (56,240)
                                                                           --------   --------

           Net deferred tax asset (liability)............................  $  --      $  --
                                                                           ========   ========

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1995

NOTE 6 -- INCOME TAXES -- (CONTINUED)
           The operating loss carryforward tax asset relates to federal loss carryforwards totaling approximately $11,240 at December 31, 1995. The federal operating loss carryforward, if not utilized, is due to expire in 2009. The Company utilized federal and state loss carryforwards totaling approximately $67,800 and $58,400, respectively, in 1995. The valuation allowance relates to the amount of the deferred tax asset which, it is believed, is not more likely than not to be realized.

           The current and deferred components of income tax expense for the years ended December 31, are as follows:

                                                                            1995        1994
                                                                           -------     -------
Current expense:
     State...............................................................  $ 1,385     $   456
                                                                           -------     -------
Deferred (benefit) expense:
     Federal.............................................................   (1,775)     (2,325)
     State...............................................................   (1,245)     (1,625)
     Change in valuation reserve.........................................    3,020       3,950
                                                                           -------     -------
                                                                             --          --
                                                                           -------     -------
Income tax expense.......................................................  $ 1,385     $   456
                                                                           =======     =======

           Income tax expense for the years presented is different from the amounts computed by applying the statutory federal income tax rate of 34% to loss before income taxes. The following tabulation reconciles federal income tax expense based on the statutory rates to the actual income tax expense for the years ended December 31,:

                                                                        1995        1994
                                                                       -------     -------
    Federal income tax (benefit) at statutory rates..................  $(5,780)    $(9,425)
    State income taxes, net of federal income tax (benefit)..........   (1,370)     (2,040)
    Graduated tax benefit............................................    2,920       4,765
    Effect of non-deductible life insurance premiums.................    1,625       3,110
    Other............................................................      970          96
    Change in valuation reserve......................................    3,020       3,950
                                                                       -------     -------
                                                                       $ 1,385     $   456
                                                                       =======     =======

           The Corporation's federal income tax returns have not been examined by the Internal Revenue Service in recent years. Management does not anticipate any material assessments for the unexamined years.

NOTE 7 -- RELATED PARTY TRANSACTION

           In December, 1995, the Board of Directors of the Company voted to pay a cash bonus of $50,000 to each of the Company's two officers. The two officers are also the sole stockholders of the Company. The $100,000 bonus has been recorded and included at December 31, 1995 in accrued expenses and other current liabilities and general and administrative expenses.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Steven R. Bader, D.M.D., and
Louis S. Shuman, D.M.D., P.C.

     We have audited the accompanying balance sheet of Steven R. Bader, D.M.D., and Louis S. Shuman, D.M.D., P.C. as of May 31, 1996 and the related statements of current earnings and deficit, and cash flows for the five months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steven R. Bader, D.M.D., and Louis S. Shuman, D.M.D., P.C., as of May 31, 1996, and the results of its operations and its cash flows for the five months then ended in conformity with generally accepted accounting principles.

                                          de BAIROS & COMPANY, P.C.

Cambridge, Massachusetts
November 27, 1996

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                                 BALANCE SHEET
                                  MAY 31, 1996

                                     ASSETS
Current assets:
     Cash.........................................................................  $ 31,823
     Accounts receivable, net of allowance for doubtful accounts of approximately
      $83,000.....................................................................   231,039
     Refundable income taxes......................................................     6,159
     Prepaid expenses and other current assets....................................    29,767
                                                                                    --------
          Total current assets....................................................   298,788
                                                                                    --------
Equipment, fixtures and improvements:
     Dental equipment.............................................................   228,081
     Office equipment.............................................................    36,097
     Furniture and fixtures.......................................................    15,064
     Leasehold improvements.......................................................   242,671
                                                                                    --------
                                                                                     521,913
     Less accumulated depreciation and amortization...............................   178,390
                                                                                    --------
                                                                                     343,523
                                                                                    --------
Other assets:
     Deposits.....................................................................     2,873
                                                                                    --------
                                                                                    $645,184
                                                                                    ========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Current portion of long-term debt............................................  $107,433
     Current portion of capital lease obligations.................................    30,467
     Accounts payable.............................................................    94,369
     Accrued expenses and other current liabilities...............................   104,045
     Deferred revenue.............................................................    42,900
                                                                                    --------
          Total current liabilities...............................................   379,214
                                                                                    --------
Long-term debt, net of current portion............................................   126,768
Capital lease obligations, net of current portion.................................    84,250
Accrued rent......................................................................   111,150
                                                                                    --------
                                                                                     322,168
                                                                                    --------
Stockholders' deficit:
     Common stock, no par value; 15,000 shares authorized, 2000 shares issued and
      outstanding.................................................................     2,000
     Deficit......................................................................   (58,198)
                                                                                    --------
          Total stockholders' deficit.............................................   (56,198)
                                                                                    --------
                                                                                    $645,184
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                   STATEMENTS OF CURRENT EARNINGS AND DEFICIT
                         FIVE MONTHS ENDED MAY 31, 1996

CURRENT EARNINGS
Net revenue......................................................................  $ 838,084
                                                                                   ---------
Costs and expenses:
     Dentists' salaries..........................................................    238,286
     Clinical salaries...........................................................    135,996
     Dental supplies and laboratory fees.........................................     83,205
     Rental and lease expense....................................................     23,004
     Advertising and marketing...................................................     21,261
     Depreciation and amortization...............................................     16,816
     Other operating expenses....................................................     95,350
     General and administrative expenses.........................................    139,262
                                                                                   ---------
                                                                                     753,180
                                                                                   ---------
          Earnings from operations...............................................     84,904
Other expense:
     Interest expense, net of interest income of approximately $1,200............     17,371
                                                                                   ---------
          Net earnings...........................................................  $  67,533
                                                                                   =========
DEFICIT
Balance at beginning of year.....................................................  $(125,731)
Net earnings.....................................................................     67,533
                                                                                   ---------
Balance at end of year...........................................................  $ (58,198)
                                                                                   =========

    The accompanying notes are an integral part of the financial statements.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                            STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 1996

Cash flows from operating activities:
Net earnings......................................................................  $ 67,533
Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization................................................    16,816
     Changes in operating assets and liabilities:
       (Increase) in accounts receivable, net.....................................   (17,537)
       (Increase) in refundable income taxes......................................    (6,159)
       (Increase) in prepaid expenses and other current assets....................    (2,620)
       Increase in accounts payable...............................................    48,197
       (Decrease) in accrued expenses and other current liabilities...............   (86,713)
       Increase in deferred revenue...............................................     6,800
       Increase in accrued rent...................................................    22,230
                                                                                    --------
          Net cash flows from operating activities................................    48,547
                                                                                    --------
Cash flows from investing activities..............................................        --
                                                                                    --------
Cash flows from financing activities:
     Payments on long-term debt and capital lease obligations.....................   (57,301)
                                                                                    --------
          Net cash flows from financing activities................................   (57,301)
                                                                                    --------
(Decrease) in cash................................................................    (8,754)
Cash at beginning of year.........................................................    40,577
                                                                                    --------
Cash at end of year...............................................................  $ 31,823
                                                                                    ========

The Company paid interest of approximately $18,600 during the five months ended May 31, 1996.

The Company paid income taxes of approximately $8,000 during the five months ended May 31, 1996.

    The accompanying notes are an integral part of the financial statements.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1996

NOTE 1 -- ACCOUNTING POLICIES

          A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below:

          Business Activity -- The Company is a provider of general and specialty dental services to the general public.

          Basis of Financial Statement Presentation -- The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and of net revenue and expenses for each reporting period.

          Revenue Recognition -- In general, the Company bills patients for services at the commencement of a procedure. Net revenue is recognized as the costs of services are incurred. Deferred revenue represents the unearned portion of the amount billed to the patient for certain in-progress procedures requiring multiple office visits.

          Accounts Receivable -- The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the existing receivables.

          Equipment, Fixtures and Improvements -- Equipment, fixtures and improvements are stated at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not extend the lives of the respective assets are expensed in the year incurred.

          Depreciation and Amortization -- Depreciation and amortization are computed using the straight-line method over the estimated useful lives noted below:

                                      ASSET                        LIFE IN YEARS
                -------------------------------------------------  -------------
                Dental equipment.................................       4-10
                Office equipment.................................       4-10
                Furniture and fixtures...........................       4-10
                Leasehold improvements...........................         15

          The total depreciation and amortization charged to expense during the five months ended May 31, 1996 totaled $16,816.

          Accounting for Compensated Absences -- No provision has been made for the liability attributable to vested employees' compensated absences since the amount cannot be reasonably estimated. In management's opinion, the amount is not significant.

          Income Taxes -- Income taxes are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

          Advertising -- Costs incurred for advertising are expensed when incurred.

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  MAY 31, 1996

NOTE 2 -- DEMAND NOTE PAYABLE, BANK

          In October, 1993 the Company entered into a line of credit agreement with a bank whereby it may borrow amounts not to exceed $50,000. The note bears interest at 2% above the bank's prime lending rate, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders (see Note 3). There were no balances outstanding on this line of credit at May 31, 1996.

NOTE 3 -- LONG-TERM DEBT

          Long-term debt consists of the following:

Note payable, bank in the original principal amount of $190,000 was entered into in October, 1993, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders. The note which bears interest at 1 1/2% above the bank's prime lending rate (9 3/4% at May 31, 1996) requires monthly principal payments of $3,167 plus accrued interest and is due in October, 1998. The proceeds from this note and the demand note payable, bank, (see Note 2), were used to repay, in full, note balances due to another bank. ...............................  $ 88,450
Note payable, equipment in the original principal amount of $3,558 is secured by equipment with a cost of $3,558. The note which bears interest at 11.26% requires
monthly principal and interest payments of $117 and is due in December, 1996. ....       790
Note payable, bank in the original principal amount of $250,000 was entered into in May, 1994, is secured by all of the Company's assets, and is guaranteed by the
Company's stockholders. The note which bore interest at 8 3/4% for the first year, bears interest at 2% above the bank's prime lending rate for the remainder of the term (10 1/4% at May 31, 1996). The note which required interest only payments through August, 1994, requires monthly principal and interest payments of $6,716
and is due in May, 1998. .........................................................   144,961
                                                                                    --------
                                                                                     234,201
           Less current portion...................................................   107,433
                                                                                    --------
                                                                                    $126,768
                                                                                    ========

          The following is a schedule of the approximate aggregate amounts due under all long-term debt agreements:

                                  TWELVE MONTHS
                                      ENDING
                                     MAY 31,                         AMOUNT
                --------------------------------------------------  ---------
                   1997...........................................  $ 107,400
                   1998...........................................    126,800
                                                                     --------
                                                                    $ 234,200
                                                                     ========

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  MAY 31, 1996

NOTE 4 -- CAPITAL LEASE OBLIGATIONS

          The Company acquired certain furniture and fixtures, and dental equipment in 1993 and 1994 and financed a major portion of the cost under lease purchase agreements. These leases have been capitalized at a cumulative cost totaling approximately $130,000 with related accumulated amortization totaling approximately $40,400 at May 31, 1996. As part of these lease transactions, the Company received cash of approximately $38,200 in excess of the cost of the related furniture and fixtures, and dental equipment.

          Future minimum lease payments and the present value of minimum lease payments for capital leases at May 31, 1996 are as follows:

                                  TWELVE MONTHS
                                      ENDING
                                     MAY 31,                         AMOUNT
                --------------------------------------------------  ---------
                   1997...........................................  $  43,845
                   1998...........................................     42,503
                   1999...........................................     36,425
                   2000...........................................     16,763
                                                                     --------
                Total minimum lease payments......................    139,536
                Less amount representing interest.................     24,819
                                                                     --------
                Present value of minimum lease payments...........    114,717
                Less amount due within one year...................     30,467
                                                                     --------
                Long-term portion.................................  $  84,250
                                                                     ========

NOTE 5 -- COMMITMENTS AND CONTINGENCIES

          The Company entered into an agreement, effective May 1, 1994, to lease facilities through January, 2010. Under the terms of this lease, the lessor has agreed to require no rental payments through May, 1998 in order to assist the Company in meeting certain cash flow requirements associated with leasehold improvements to the new facilities. In addition, as a further inducement to the Company, the minimum monthly lease payments due from June, 1998 through January 31, 2010 under this lease have been reduced from the amounts required under the previous agreement, and the Company is no longer required to pay additional rentals for its share of common area maintenance, real estate taxes and promotional fees. The Company accrues rent expense on this lease on a straight-line basis over the lease term.

          The amounts charged to operations under this lease totaled approximately $22,200 during the five months ended May 31, 1996.

          The future minimum annual rentals required under this lease at May 31, 1996, are as follows:

                                  TWELVE MONTHS
                                      ENDING
                                     MAY 31,                         AMOUNT
                --------------------------------------------------  ---------
                   1997...........................................  $      --
                   1998...........................................         --
                   1999...........................................     61,500
                   2000...........................................     61,500
                   2001...........................................     61,500
                Later years.......................................    655,800
                                                                     --------
                                                                    $ 840,300
                                                                     ========

                            STEVEN R. BADER, D.M.D.,
                       AND LOUIS S. SHUMAN, D.M.D., P.C.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                  MAY 31, 1996

NOTE 6 -- INCOME TAXES

          The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be treated as an S Corporation. This election became effective on January 1, 1996. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportional share of the Company's federal and state taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

          The Company's income tax returns have not been examined by the Internal Revenue Service in recent years. Management does not anticipate any material assessments for the unexamined years.

NOTE 7 -- RELATED PARTY TRANSACTIONS

          In December, 1995, the Board of Directors of the Company voted to pay a cash bonus of $50,000 to each of the Company's two officers. The $100,000 bonus which was recorded as an accrued expense at December 31, 1995, was paid during the five months ended May 31, 1996.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Paul D. Silver, D.M.D., P.A. (an S Corporation) as of May 31, 1996 and December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity, and cash flows for the five months ended May 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paul D. Silver, D.M.D., P.A. as of May 31, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the five months ended May 31, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          VITALE, CATURANO AND COMPANY, P.C.

                                          November 15, 1996
                                          Boston, Massachusetts

                          PAUL D. SILVER, D.M.D., P.A.
                                 BALANCE SHEETS

                                                             MAY 31,          DECEMBER 31,
                                                             --------     ---------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                     ASSETS
Current assets:
  Cash and cash equivalents................................  $  6,916     $  5,594     $ 11,478
  Patient receivables, net of allowance for uncollectible
     accounts of $38,000, $35,000, and $29,000 in 1996,
     1995 and 1994, respectively...........................   109,849       90,806      136,925
                                                             --------     --------     --------
          Total current assets.............................   116,765       96,400      148,403
                                                             --------     --------     --------
Property and equipment, net................................   103,305      112,865      125,098
                                                             --------     --------     --------
Other assets...............................................     2,279        2,576        3,289
                                                             --------     --------     --------
                                                             $222,349     $211,841     $276,790
                                                             ========     ========     ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Line of credit...........................................  $ 22,000     $     --     $     --
  Current portion of long-term debt........................     3,140        5,380       25,653
  Current portion of capital lease obligations.............    24,068       21,029       14,948
  Advances from stockholder................................        --        4,872        1,334
  Accounts payable and accrued expenses....................    31,338       23,991       19,605
                                                             --------     --------     --------
          Total current liabilities........................    80,546       55,272       61,540
                                                             --------     --------     --------
Long-term liabilities:
  Long-term debt, net of current portion...................    78,967       82,733       68,869
  Capital lease obligations, net of current portion........    49,924       62,280       70,489
                                                             --------     --------     --------
          Total long-term liabilities......................   128,891      145,013      139,358
                                                             --------     --------     --------
Stockholder's equity:
  Common stock, $0.01 par value, 17,715 shares authorized,
     issued and outstanding................................       177          177          177
  Additional paid-in capital...............................    10,769       10,769       10,769
  Retained earnings........................................     1,966          610       64,946
                                                             --------     --------     --------
          Total stockholder's equity.......................    12,912       11,556       75,892
                                                             --------     --------     --------
                                                             $222,349     $211,841     $276,790
                                                             ========     ========     ========

    The accompanying notes are an integral part of the financial statements.

                          PAUL D. SILVER, D.M.D., P.A.
                            STATEMENTS OF OPERATIONS

                                                            FIVE MONTHS
                                                               ENDED        YEARS ENDED DECEMBER
                                                             MAY, 31,                31,
                                                            -----------     ---------------------
                                                               1996           1995         1994
                                                            -----------     --------     --------
Net patient revenues......................................   $ 335,451      $865,417     $859,277
                                                            -----------     --------     --------
Expenses:
  Dentists' salaries......................................     106,677       316,839      285,959
  Clinical salaries.......................................      57,640       181,468      170,255
  Dental supplies and laboratory fees.....................      37,337        89,497       89,226
  Rental and lease expense - related party................      14,166        43,075       43,199
  Depreciation and amortization...........................       9,857        30,833       36,087
  Bad debt expense........................................       5,499        12,580       34,365
  Other operating expenses................................      37,593        73,612       68,386
  General and administrative..............................      55,911       153,500      119,511
                                                            -----------     --------     --------
          Total expenses..................................     324,680       901,404      846,988
                                                            -----------     --------     --------

          Operating income (loss).........................      10,771       (35,987)      12,289
Interest expense..........................................       9,415        24,849       23,397
                                                            -----------     --------     --------
Net income (loss).........................................   $   1,356      $(60,836)    $(11,108)
                                                             =========      ========     ========
If all of the Company's operations had been subject to
  income taxes, net income (loss) would have been as
  follows (unaudited):
     Historical income (loss) before income taxes.........   $   1,356      $(60,836)    $(11,108)
     Provision (benefit) for income taxes.................         600       (23,800)      (4,500)
                                                            -----------     --------     --------
     Proforma net income (loss)...........................   $     756      $(37,036)    $ (6,608)
                                                             =========      ========     ========

    The accompanying notes are an integral part of the financial statements.

                          PAUL D. SILVER, D.M.D., P.A.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                             COMMON STOCK        ADDITIONAL
                                           -----------------      PAID-IN       RETAINED      TOTAL
                                           SHARES     AMOUNT      CAPITAL       EARNINGS      EQUITY
                                           ------     ------     ----------     --------     --------
Balance at January 1, 1994...............  17,715      $177       $ 10,769      $ 76,054     $ 87,000
  Net loss...............................      --        --             --       (11,108)     (11,108)
                                           ------      ----        -------      --------     --------
Balance at December 31, 1994.............  17,715       177         10,769        64,946       75,892
  Net loss...............................      --        --             --       (60,836)     (60,836)
  Distributions to stockholder...........      --        --             --        (3,500)      (3,500)
                                           ------      ----        -------      --------     --------
Balance at December 31, 1995.............  17,715       177         10,769           610       11,556
  Net income.............................      --        --             --         1,356        1,356
                                           ------      ----        -------      --------     --------
Balance at May 31, 1996..................  17,715      $177       $ 10,769      $  1,966     $ 12,912
                                           ======      ====        =======      ========     ========

    The accompanying notes are an integral part of the financial statements.

                          PAUL D. SILVER, D.M.D., P.A.
                            STATEMENTS OF CASH FLOWS

                                                            FIVE MONTHS
                                                               ENDED        YEARS ENDED DECEMBER
                                                              MAY 31,                31,
                                                            -----------     ---------------------
                                                               1996           1995         1994
                                                            -----------     --------     --------
Cash flows from operating activities:
  Net income (loss).......................................    $ 1,356       $(60,836)    $(11,108)
  Adjustments:
     Provision for bad debts..............................      5,499         12,850       34,365
     Depreciation and amortization........................      9,857         30,833       36,087
     Changes in operating assets and liabilities:
       Patient receivables................................    (24,542)        33,269      (32,018)
       Accounts payable and accrued expenses..............      7,347          4,386       10,623
                                                              -------       --------     --------
          Net cash provided by (used in) operating
            activities....................................       (483)        20,502       37,949
                                                              -------       --------     --------
Cash flows from investing activities:
  Acquisition of property and equipment...................         --         (5,067)     (48,031)
  Acquisition of other assets.............................         --             --       (1,461)
                                                              -------       --------     --------
          Net cash used in investing activities...........         --         (5,067)     (49,492)
                                                              -------       --------     --------
Cash flows from financing activities:
  Proceeds from line of credit............................     22,000             --           --
  Proceeds from long-term debt............................         --         19,244       19,819
  Payments on long-term debt..............................     (6,006)       (25,653)      (6,641)
  Payments on capital lease obligations...................     (9,317)       (14,948)      (7,533)
  Net proceeds (payments) on advances from stockholder....     (4,872)         3,538        4,444
  Distributions to stockholder............................         --         (3,500)          --
                                                              -------       --------     --------
          Net cash provided by (used in) financing
            activities....................................      1,805        (21,319)      10,089
                                                              -------       --------     --------
Increase (decrease) in cash and cash equivalents..........      1,322         (5,884)      (1,454)
Cash and cash equivalents, beginning of period............      5,594         11,478       12,932
                                                              -------       --------     --------
Cash and cash equivalents, end of period..................    $ 6,916       $  5,594     $ 11,478
                                                              =======       ========     ========

    The accompanying notes are an integral part of the financial statements.

                          PAUL D. SILVER, D.M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS
                       FIVE MONTHS ENDED MAY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Organization

     The Company is a provider of dental services and products located in Raymond, New Hampshire.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

     Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to forty years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of May 31, 1996, December 31, 1995 and 1994 were $185,148. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

     Income Taxes

     The Company is an S Corporation and, accordingly, all federal and state tax liabilities are the responsibility of the stockholder.

     Income taxes, including the proforma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

                          PAUL D. SILVER, D.M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS
                       FIVE MONTHS ENDED MAY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)
     Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2. SELECTED BALANCE SHEET INFORMATION

   The details of certain balance sheet accounts are as follows:

                                                           MAY 31,          DECEMBER 31,
                                                           --------     ---------------------
                                                             1996         1995         1994
                                                           --------     --------     --------
   Property and equipment:
     Equipment...........................................  $174,142     $174,142     $169,075
     Equipment under capital lease.......................   104,898      104,898       92,078
     Leasehold improvements..............................    87,511       87,511       87,511
     Furniture and fixtures..............................    53,325       53,325       53,325
                                                           --------     --------     --------
             Total property and equipment................   419,876      419,876      401,989
     Less -- accumulated depreciation and amortization...   316,571      307,011      276,891
                                                           --------     --------     --------
             Net property and equipment..................  $103,305     $112,865     $125,098
                                                           ========     ========     ========

     For the five months ended May 31, 1996 and the years ended December 31, 1995 and 1994, depreciation and amortization relating to property and equipment was $9,560, $30,120, and $35,593, respectively.

     The amounts of accumulated amortization for equipment under capital leases as of May 31, 1996, December 31, 1995 and 1994 were $6,405, $45,718 and $28,157, respectively.

   Accounts payable and accrued expenses:
     Trade..................................................  $15,304     $14,046     $ 6,794
     Accrued liabilities....................................   16,034       9,945      12,811
                                                              -------     -------     -------
                                                              $31,338     $23,991     $19,605
                                                              =======     =======     =======

3. ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                             MAY 31,         DECEMBER 31,
                                                             -------     --------------------
                                                              1996        1995         1994
                                                             -------     -------     --------
   Allowance for uncollectible accounts:
     Balance at beginning of period......................    $35,000     $29,000     $ 29,000
     Provision for bad debts.............................      5,499      12,850       34,365
     Charge offs.........................................     (2,499)     (6,850)     (34,365)
                                                             -------     -------     --------
     Balance at end of period............................    $38,000     $35,000     $ 29,000
                                                             =======     =======     ========

                          PAUL D. SILVER, D.M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS
                       FIVE MONTHS ENDED MAY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

4. LINE OF CREDIT

   During the five months ended May 31, 1996 and the year ended December 31, 1995, the Company had available a revolving line of credit of $25,000 with a bank, payable on demand, with interest at 2% above the bank's prime rate and secured by substantially all corporate assets. The note is personally guaranteed by the sole stockholder of the Company. The outstanding balance at May 31, 1996 and December 31, 1995 was $22,000 and $0, respectively.

5. LONG-TERM DEBT

   Long-term debt at May 31, 1996, December 31, 1995, and December 31, 1994 consisted of the following:

                                                              MAY 31,        DECEMBER 31,
                                                              -------     -------------------
                                                               1996        1995        1994
                                                              -------     -------     -------
   Note payable to a bank, dated December 1990, payable in
     240 monthly installments of $512 including interest at
     9.75%, secured by equipment............................  $45,141     $48,264     $53,384
   Note payable to a bank, dated November 1993, payable in
     180 monthly installments of $227 including interest at
     9.25%, secured by equipment............................   20,189      20,605      21,319
   Note payable to a bank, dated August 1995, payable in 60
     monthly installments of $442 including interest at
     11.5%, secured by equipment............................   16,777      19,244          --
   Note payable to a bank, dated July 1994, payable in one
     year bearing interest at 11%, secured by all assets of
     the Company............................................       --          --      19,819
                                                              -------     -------     -------
                                                               82,107      88,113      94,522
   Less - current portion...................................    3,140       5,380      25,653
                                                              -------     -------     -------
   Long-term debt, net of current portion...................  $78,967     $82,733     $68,869
                                                              =======     =======     =======

     The aggregate maturities of long-term debt as of December 31, 1995 for each of the next five years were as follows:

        1996...............................................................  $ 5,380
        1997...............................................................    5,620
        1998...............................................................    5,900
        1999...............................................................    6,340
        2000...............................................................    6,740
        Thereafter.........................................................   58,133
                                                                             -------
                                                                             $88,113
                                                                             =======

                          PAUL D. SILVER, D.M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS
                       FIVE MONTHS ENDED MAY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

6. COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     The Company leases a portion of its property and equipment under capital leases. Future minimum lease payments under capital leases with remaining terms of one or more years consisted of the following at December 31, 1995:

        1996..............................................................  $ 34,529
        1997..............................................................    33,803
        1998..............................................................    24,052
        1999..............................................................    16,028
        2000..............................................................     8,787
                                                                            --------
        Total minimum lease obligations...................................   117,199
          Less - amount representing interest.............................    33,890
                                                                            --------
        Present value of minimum lease obligations........................    83,309
          Less - current portion..........................................    21,029
                                                                            --------
        Long-term capital lease obligations...............................  $ 62,280
                                                                            ========

     Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

7. INCOME TAXES

     The differences between the federal tax rate and the Company's effective tax rate at December 31, 1995 were as follows:

                                                         FIVE MONTHS
                                                            ENDED       YEARS ENDED DECEMBER
                                                           MAY 31,              31,
                                                         -----------   ----------------------
                                                            1996         1995          1994
                                                         -----------   --------       -------
    Tax at U.S. statutory rate (35%)...................     $ 500      $(21,000)      $(4,000)
    State income taxes, net of federal tax.............       100        (2,800)         (500)
    Income not subject to corporate level federal
      tax..............................................      (600)       23,800         4,500
                                                            -----      --------       -------
                                                            $  --      $     --       $    --
                                                            =====      ========       =======

8. SUPPLEMENTAL CASH FLOW INFORMATION

                                                          FIVE MONTHS
                                                             ENDED      YEARS ENDED DECEMBER
                                                            MAY 31,              31,
                                                          -----------   ---------------------
                                                             1996        1995          1994
                                                          -----------   -------       -------
    Cash paid during the period for interest............    $ 9,415     $24,849       $23,397
                                                             ======     =======       =======
    Cash paid during the period for income taxes........    $    --     $    --       $    --
                                                             ======     =======       =======
    Noncash transactions - capital lease obligations....    $    --     $12,820       $92,078
                                                             ======     =======       =======

                          PAUL D. SILVER, D.M.D., P.A.
                         NOTES TO FINANCIAL STATEMENTS
                       FIVE MONTHS ENDED MAY 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

9. CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

     Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables, line of credit, advances from stockholder, and accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term debt and capital lease obligations approximate fair value.

10. SUBSEQUENT EVENT

     The Company was acquired by First New England Dental Centers, Inc. effective July 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

11. RELATED PARTY TRANSACTIONS

     Advances from Stockholder

     Advances from stockholder, payable on demand, as of May 31, 1996, December 31, 1995 and 1994 were $0, $4,872, and $1,334, respectively.

     Rent Expense

     The Company rents its office facility from the stockholder of the Company under a tenant at will agreement. Rent expense for the five months ended May 31, 1996 and the years ended December 31, 1995 and 1994 was approximately $15,200, $35,500 and $39,600, respectively.

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of Cram-Chema, P.A. as of June 30, 1996 and December 31, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cram-Chema, P.A. as of June 30, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the six months ended June 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                            Moody, Cavanaugh & Company, LLP

North Andover, Massachusetts
November 22, 1996

                                CRAM-CHEMA, P.A.
                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                           JUNE 30,       ---------------------
                                                             1996          1995          1994
                                                           --------       -------       -------
Assets
Current Assets:
     Cash................................................  $ 22,625       $ 6,215       $ 2,493
     Patient Receivables, Net of Allowance for Doubtful
       Accounts of $7,000, $4,000 and $4,000,
       Respectively......................................    54,388        40,653        28,983
                                                           --------       -------       -------
Total Current Assets.....................................    77,013        46,868        31,476
Property and Equipment, Net of Accumulated Depreciation
  (Note 3)...............................................    29,628        33,458        33,571
Intangible Assets, Net of Accumulated Amortization
  of $147,536............................................        --            --        10,538
                                                           --------       -------       -------
Total Assets.............................................  $106,641       $80,326       $75,585
                                                           ========       =======       =======
Liabilities and Stockholders' Equity
     Current Liabilities:
       Accounts Payable and Accrued Expenses.............  $ 27,896       $20,218       $21,029
       Due to Stockholders (Note 4)......................        --        36,185        38,391
       Deferred Income Taxes (Note 5)....................     2,500         2,000           900
                                                           --------       -------       -------
Total Current Liabilities................................    30,396        58,403        60,320
Deferred Income Taxes (Note 5)...........................     2,000         2,100         2,000
                                                           --------       -------       -------
Total Liabilities........................................    32,396        60,503        62,320
                                                           --------       -------       -------
Stockholders' Equity:
     Common Stock: No Par Value; 300 Shares Authorized;
       150 Shares Issued and Outstanding.................     1,000         1,000         1,000
     Retained Earnings...................................    73,245        18,823        12,265
                                                           --------       -------       -------
Total Stockholders' Equity...............................    74,245        19,823        13,265
                                                           --------       -------       -------
Total Liabilities and Stockholders' Equity...............  $106,641       $80,326       $75,585
                                                           ========       =======       =======

The accompanying notes are an integral part of these financial statements.

                                CRAM-CHEMA, P.A.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                       FOR THE SIX MONTHS AND YEARS ENDED

                                                                             DECEMBER 31,
                                                         JUNE 30,       -----------------------
                                                           1996           1995           1994
                                                         --------       --------       --------
Patient Revenues.......................................  $313,933       $510,616       $464,042
                                                         --------       --------       --------
Expenses:
     Clinical and Office Salaries......................    94,089        141,855        142,841
     Dentists' Salaries................................    30,000         39,517         20,660
     Dental Supplies and Laboratory Fees...............    25,432         67,090         33,623
     Rent (Note 2).....................................    23,175         46,350         46,350
     Office............................................    12,707         18,811         14,982
     Payroll Taxes.....................................    10,908         17,822         15,084
     Professional Fees.................................     8,501          6,109          6,919
     Bad Debts.........................................     8,477         13,368         15,023
     Officers' Salaries................................     7,000         28,669         14,000
     Utilities.........................................     5,169          6,768         13,099
     Insurance.........................................     4,668          2,827          3,994
     Depreciation and Amortization.....................     3,830         19,585         42,156
     Temporary Help....................................     3,472         11,287          8,146
     Advertising.......................................     2,670          7,365          1,709
     Repairs and Maintenance...........................     1,972          2,878          5,506
                                                         --------       --------       --------
Total Expenses.........................................   242,070        430,301        384,092
                                                         --------       --------       --------
Income Before Provision for State Income Taxes.........    71,863         80,315         79,950
                                                         --------       --------       --------
Provision for State Income Taxes (Note 1):
     Current...........................................     4,600          4,700          5,500
     Deferred..........................................       400          1,200            200
                                                         --------       --------       --------
Total Provision for State Income Taxes.................     5,000          5,900          5,700
                                                         --------       --------       --------
Net Income.............................................    66,863         74,415         74,250
                                                         --------       --------       --------
Retained Earnings, Beginning...........................    18,823         12,265         16,465
                                                         --------       --------       --------
Distributions to Stockholders..........................    12,441         67,857         78,450
                                                         --------       --------       --------
Retained Earnings, Ending..............................  $ 73,245       $ 18,823       $ 12,265
                                                         ========       ========       ========

The accompanying notes are an integral part of these financial statements.

                                CRAM-CHEMA, P.A.
                            STATEMENTS OF CASH FLOWS
                       FOR THE SIX MONTHS AND YEARS ENDED

                                                                             DECEMBER 31,
                                                        JUNE 30,       ------------------------
                                                          1996           1995           1994
                                                        --------       --------       ---------
Cash Flows from Operating Activities:
     Net income.......................................  $ 66,863       $ 74,415       $  74,250
     Adjustments to Reconcile Net Income to Net Cash
       Provided by Operating Activities:
          Depreciation and Amortization...............     3,830         19,585          42,156
          Deferred Income Taxes.......................       400          1,200             200
          Increase in Patient Receivables, Net........   (13,735)       (11,670)         (3,438)
          Increase (Decrease) in Accounts Payable and
            Accrued Expenses..........................     7,678           (811)         12,536
                                                        --------       --------       ---------
Net Cash Provided by Operating Activities.............    65,036         82,719         125,704
Cash Flows from Investing Activities:
     Acquisition of Property and Equipment............        --         (8,934)        (14,694)
                                                        --------       --------       ---------
Cash Flows from Financing Activities:
     Repayments of Advances from Stockholders.........   (36,185)        (2,206)        (44,109)
     Distributions to Stockholders....................   (12,441)       (67,857)        (78,450)
                                                        --------       --------       ---------
Net Cash Used in Financing Activities.................   (48,626)       (70,063)       (122,559)
                                                        --------       --------       ---------
Net Increase (Decrease) in Cash.......................    16,410          3,722         (11,549)
                                                        --------       --------       ---------
Cash, Beginning.......................................     6,215          2,493          14,042
                                                        --------       --------       ---------
Cash, Ending..........................................  $ 22,625       $  6,215       $   2,493
                                                        ========       ========       =========
Supplemental Disclosure of Cash Flow Information:
Cash Paid During the Period for State Income Taxes:...  $    900       $  1,672       $      --

The accompanying notes are an integral part of these financial statements.

                               CRAM-CHEMA, P. A.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Reporting Entity:

     Cram-Chema, P.A. (the Company) was incorporated on April 19, 1990, as a New Hampshire Corporation. The Company is a provider of dental services to customers primarily living in the Exeter, New Hampshire area.

  Use of Estimates in the Preparation of Financial Statements:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  Property and Equipment:

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

  Intangible Assets:

     Intangible assets, which represent non-compete agreements, a patient list and organization costs, are being amortized their estimated useful lives of five years. Amortization expense during the years ended December 31, 1995 and 1994, amounted to $10,538 and $31,615, respectively.

  Advertising Costs:

     The Company expenses advertising costs as incurred. Advertising expense during the six months and years ended June 30, 1996, December 31, 1995 and 1994, amounted to $2,670, $7,365 and $1,709, respectively.

  Income Taxes:

     The Company and its stockholders have elected to be treated as an S corporation under the provisions of the Internal Revenue Code, which provide that, in lieu of federal corporate income taxes, the stockholders are taxed individually on their proportionate share of the Company's federal taxable income. Therefore, no provision or liability for federal income taxes is presented in the accompanying financial statements. The State of New Hampshire does not recognize S corporations; accordingly, the Company has recorded a provision for state income taxes in the accompanying statement of income.

     The Company reports under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred state income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred state tax assets to the amount expected to be realized. State income tax expense is the state tax payable or refundable for the period plus or minus the change during the period in deferred state tax assets and liabilities.

                               CRAM-CHEMA, P. A.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  RELATED PARTY TRANSACTIONS:

     The Company rents its operating facility from an affiliated entity on a tenant-at-will basis. Rent expense incurred during the six months ended June 30, 1996 and each of the years ended December 31, 1995 and 1994, amounted to $23,175 and $46,350, respectively.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment, as of June 30, 1996 and December 31, 1995 and 1994, consists of the following:

                                                                                DECEMBER 31,
                                                                JUNE 30,     -------------------
                                                                  1996        1995        1994
                                                                --------     -------     -------
Operatory Equipment...........................................  $ 43,232     $43,232     $41,706
Leasehold Improvements........................................    18,990      18,990      14,896
Furniture and Fixtures........................................    16,073      16,073      12,759
                                                                 -------     -------     -------
                                                                  78,295      78,295      69,361
Less: Accumulated Depreciation................................    48,667      44,837      35,790
                                                                 -------     -------     -------
                                                                $ 29,628     $33,458     $33,571
                                                                 =======     =======     =======

4.  DUE TO STOCKHOLDERS:

     Due to stockholders represented non-interest bearing cash advances made to the Company by such stockholders during the normal course of business. As of December 31, 1995 and 1994, the Company had net cash advances due to such stockholders in the amount of $35,185 and $38,391, respectively. There were no stated repayment terms.

5.  INCOME TAXES:

     As discussed in Note 1, the Company reports under the provisions of SFAS No. 109. Deferred state income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. As of June 30, 1996 and December 31, 1995 and 1994, the temporary differences which give rise to a significant portion of the deferred tax liabilities are as follows:

                                                                    JUNE        DECEMBER 31,
                                                                    30,       -----------------
                                                                    1996       1995       1994
                                                                   ------     ------     ------
Accrual to Cash Basis
     Reporting Differences.......................................  $2,500     $2,000     $  900
Accumulated Depreciation.........................................   2,000      2,100      2,000
                                                                   ------     ------     ------
                                                                   $4,500     $4,100     $2,900
                                                                   ======     ======     ======

6.  RETIREMENT PLAN:

     The Company, during the six months ended June 30, 1996, commenced the sponsoring of a salary deferral simplified employee plan covering substantially all of its employees. Under the terms of the plan, the Company, at the discretion of the Board of Directors, may make contributions to the plan. During the six months ended June 30, 1996, the Board of Directors elected not to make contributions to the plan.

                               CRAM-CHEMA, P. A.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     As of June 30, 1996 and December 31, 1995 and 1994, the carrying amounts of cash, accounts receivable, accounts payable and accrued expenses, and due to stockholders approximate fair value due to the short-term nature of these financial instruments.

8.  SUBSEQUENT EVENT:

     During August, 1996, under an agreement of merger, the Company's stockholders sold all issued and outstanding common shares of the Company to First New England Dental Centers, Inc.

                              ACCOUNTANTS' REPORT

To the Stockholders of
Buchwalter and Papuga, DDS, Inc.
175 Derby Street -- Suite 11
Hingham, Massachusetts 02043

     We have audited the accompanying balance sheets of Buchwalter and Papuga, DDS, Inc. as of December 31, 1994 and 1995 and June 30, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buchwalter and Papuga, DDS, Inc., as of December 31, 1994 and 1995 and June 30, 1996, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1996, in conformity with generally accepted accounting principles.

                                          DEPAOLA, BEGG & ASSOCIATES, P.C.

Hyannis, Massachusetts
November 19, 1996

                        BUCHWALTER AND PAPUGA, DDS, INC.
                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                             ---------------------------   JUNE 30,
                                                                 1994           1995         1996
                                                             ------------   ------------   --------
                          ASSETS
Current Assets:
  Cash.....................................................    $ 56,108       $ 41,950     $ 43,536
  Patient receivables, net of allowance for uncollectible
     accounts of $32,982, $36,175 and $34,963 in 1994, 1995
     and June 30, 1996, respectively.......................      65,964         72,350       69,926
  Note receivable - stockholders...........................      23,851             --           --
  Other current assets.....................................         763          1,792        1,821
                                                               --------       --------     --------
          Total current assets.............................     146,686        116,092      115,283
Property and equipment, net - Note 2.......................       4,211          2,487        3,070
                                                               --------       --------     --------
          Total assets.....................................    $150,897       $118,579     $118,353
                                                               ========       ========     ========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses - Note 2...........    $107,801       $ 56,581     $ 55,540
                                                               --------       --------     --------
          Total current liabilities........................     107,801         56,581       55,540
                                                               --------       --------     --------
Stockholders' equity:
  Common stock, no par value, 12,500 shares authorized;
     1,000 shares issued and outstanding...................       1,970          1,970        1,970
  Retained earnings........................................      41,126         60,028       60,843
                                                               --------       --------     --------
          Total stockholders' equity.......................      43,096         61,998       62,813
                                                               --------       --------     --------
          Total liabilities and stockholders' equity.......    $150,897       $118,579     $118,353
                                                               ========       ========     ========

                (See Accompanying Notes and Accountant's Report)

                        BUCHWALTER AND PAPUGA, DDS, INC.
                            STATEMENTS OF OPERATIONS

                                                                YEARS ENDED
                                                       -----------------------------      SIX MONTHS
                                                       DECEMBER 31,     DECEMBER 31,         ENDED
                                                           1994             1995         JUNE 30, 1996
                                                       ------------     ------------     -------------
Net patient revenues.................................    $740,463         $745,571         $ 372,589
Expenses:
  Dentists salaries..................................     212,547          268,000           139,204
  Clinical salaries..................................     121,403          125,400            69,878
  Dental supplies and laboratory fees................      52,826           56,306            31,796
  Rental and lease expense...........................      42,400           48,200            21,600
  Advertising and marketing..........................         337              183               411
  Depreciation and amortization......................       3,582            3,175             2,081
  Other operating expenses...........................      80,810           76,539            39,630
  General and administrative.........................     209,103          130,318            65,174
                                                         --------         --------          --------
          Total expenses.............................     723,008          708,121           369,774
                                                         --------         --------          --------
          Operating income...........................      17,455           37,450             2,815
          Interest expense...........................       1,291            4,524                --
                                                         --------         --------          --------
Net income...........................................    $ 16,164         $ 32,926         $   2,815
                                                         ========         ========          ========
If all of the Company's operations had been subjected
  to income taxes, net income would be as follows:
          Net income.................................      16,164           32,926             2,815
          Provisions for income tax..................       7,456           14,024             2,000
                                                         --------         --------          --------
Proforma net income..................................    $  8,708         $ 18,902         $     815
                                                         ========         ========          ========

                (See Accompanying Notes and Accountant's Report)

                        BUCHWALTER AND PAPUGA, DDS, INC.
                  STATEMENTS OF CHANGE IN STOCKHOLDERS' EQUITY

                                                           COMMON STOCK
                                                         -----------------     RETAINED
                                                         SHARES     AMOUNT     EARNINGS      TOTAL
                                                         ------     ------     --------     -------
Balance - December 31, 1993............................  1,000      $1,970     $ 32,418     $34,388
          Net Income...................................                           8,708       8,708
                                                         -----      ------      -------     -------
Balance - December 31, 1994............................  1,000       1,970       41,126      43,096
          Net Income...................................                          18,902      18,902
                                                         -----      ------      -------     -------
Balance - December 31, 1995............................  1,000       1,970       60,028      61,998
          Net Income...................................                             815         815
                                                         -----      ------      -------     -------
Balance - June 30, 1996................................  1,000      $1,970     $ 60,843     $62,813
                                                         =====      ======      =======     =======

                (See Accompanying Notes and Accountant's Report)

                        BUCHWALTER AND PAPUGA, DDS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED
                                                       -----------------------------      SIX MONTHS
                                                       DECEMBER 31,     DECEMBER 31,         ENDED
                                                           1994             1995         JUNE 30, 1996
                                                       ------------     ------------     -------------
Cash flows from operating activities:
  Net income.........................................    $  8,708         $ 18,902          $   815
  Adjustments:
     Provision for bad debts.........................        (832)           3,193           (1,212)
     Depreciation and amortization...................       3,582            3,175            2,081
     Changes in operating assets and liabilities:
       Patient receivables...........................       2,497           (9,579)           3,636
       Other current assets..........................        (763)          (1,029)             (29)
       Accounts payable and accrued expenses.........      27,434          (51,220)          (1,041)
                                                          -------         --------          -------
          Net cash flows provided by (used in)
            operating expenses.......................      40,626          (36,558)           4,250
                                                          -------         --------          -------
Cash flows used in investing activities - capital
  expenses...........................................          --           (1,451)          (2,664)
                                                          -------         --------          -------
Cash flows from financing activities:
  Note receivable stockholders.......................     (23,637)          23,851               --
                                                          -------         --------          -------
          Net cash provided by (used in)
            financing activities.....................     (23,637)          23,851               --
                                                          -------         --------          -------
Net change in cash...................................      16,989          (14,158)           1,586
Cash - beginning of period...........................      39,119           56,108           41,950
                                                          -------         --------          -------
Cash - end of period.................................    $ 56,108         $ 41,950          $43,536
                                                          =======         ========          =======

                (See Accompanying Notes and Accountant's Report)

                        BUCHWALTER AND PAPUGA, DDS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                         SIX MONTHS ENDED JUNE 30, 1996

NOTE 1 -- CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Organization. Buchwalter and Papuga, DDS, Inc. (The "Company") was incorporated on November 1, 1977. The Company is a provider of dental services and products that operates a dental office in Hingham, Massachusetts.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents. The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity. The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions did not exceed the federally insured limits.

     Revenue Recognition. Net patient revenues represent amounts billed to patients for services performed by the dentists. Dental revenue is recognized as the services are performed and billed. Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by physicians. An allowance for doubtful accounts is recorded by the Company based on historical experience.

     Property and Equipment. Property and equipment are stated at cost. Depreciation and amortization of property and equipment are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to ten years. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

     Income Taxes. Income taxes are determined under the liability method. Under this method, deferred taxes are based on the difference between the financial reporting and the tax basis of the assets and the liabilities and are measured using the enacted marginal tax rates currently in effect.

     Advertising.  Costs incurred for advertising are expensed when incurred.

                        BUCHWALTER AND PAPUGA, DDS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                 SIX MONTHS ENDED JUNE 30, 1996 -- (CONTINUED)

NOTE 2 -- SELECTED BALANCE SHEET INFORMATION

     The details of certain balance sheet accounts are as follows:

                                                               YEARS ENDED
                                                      -----------------------------
                                                      DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                                          1994             1995           1996
                                                      ------------     ------------     --------
    Property and Equipment:
      Equipment.....................................    $ 16,717         $ 18,168       $ 18,168
      Leasehold improvements........................       1,840            1,840          1,840
      Furniture and fixtures........................       2,530            2,530          5,194
                                                        --------          -------        -------
              Total Property and Equipment..........      21,087           22,538         25,202
      Less accumulated depreciation and
         amortization...............................      16,876           20,051         22,132
                                                        --------          -------        -------
              Net Property and Equipment............    $  4,211         $  2,487       $  3,070
                                                        ========          =======        =======
    Accounts Payable and Accrued Expenses:
      Trade.........................................    $  8,599         $ 13,581       $ 10,540
      Accrued pension...............................      69,202               --             --
      Liability for taxes on income.................       6,000           17,000         18,000
      Deferred liability for taxes on income........      24,000           26,000         27,000
                                                        --------          -------        -------
                                                        $107,801         $ 56,581       $ 55,540
                                                        ========          =======        =======

NOTE 3 -- COMMITMENTS -- RELATED PARTY TRANSACTIONS

     The Company leases their office facilities from a Trust which is owned by the stockholders of the Company. In general, the terms of the lease provide for a monthly lease payment of $3,500. The Trust is Buchwalter and Papuga Realty Trust.

NOTE 4 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                      DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                                          1994             1995           1996
                                                      ------------     ------------     --------
    Cash paid during the period for interest........     $1,291           $4,524         $   --
                                                          =====            =====          =====

NOTE 5 -- CREDIT RISK

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the credit worthiness of the patients and appropriate allowances are made to reduce accounts to their net realizable values.

NOTE 6 -- SUBSEQUENT EVENTS

     The assets of the Company were acquired by First New England Dental Centers, Inc. on August 2, 1996.

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheets of Edward P. Szlyk, D.D.S. as of July 31, 1996 and December 31, 1995 and 1994 and the related statements of income and deficit in proprietor's capital and statements of cash flows for the seven months ended July 31, 1996 and the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Edward P. Szlyk, D.D.S. as of July 31, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the seven months period ended July 31, 1996 and the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                            JON H. FUDEMAN
                                            Certified Public Accountant

Worcester, Massachusetts
November 15, 1996

                            EDWARD P. SZLYK, D.D.S.
                                 BALANCE SHEETS
                   JULY 31, 1996, DECEMBER 31, 1995 AND 1994

                                                           1996           1995           1994
                                                         --------       --------       --------
                                            ASSETS
CURRENT ASSETS
     Cash..............................................  $  2,341       $ 11,807       $  4,018
     Accounts receivable, less a reserve of $5,500 at
       July 31, 1996, $5,955 at December 31, 1995 and
       $7,185 at December 31, 1994.....................    49,082         56,185         54,287
                                                         --------       --------       --------
          TOTAL CURRENT ASSETS.........................    51,423         67,992         58,305
EQUIPMENT, FURNITURE & FIXTURES
     Dental Equipment..................................    19,739         19,739         19,739
     Furniture & Fixtures..............................     2,597          2,597
     Office Equipment..................................    24,058         24,058         21,000
                                                         --------       --------       --------
                                                           46,394         46,394         40,739
     Less accumulated depreciation.....................   (46,394)       (45,832)       (38,422)
                                                         --------       --------       --------
          NET EQUIPMENT, FURNITURE & FIXTURES..........         0            562          2,317
                                                         --------       --------       --------
TOTAL ASSETS...........................................  $ 51,423       $ 68,554       $ 60,622
                                                         ========       ========       ========

LIABILITIES AND PROPRIETOR'S CAPITAL
     CURRENT LIABILITIES
       Accounts payable................................  $ 19,812       $ 21,192       $ 12,195
       Accrued liabilities.............................     9,636         14,586          6,497
       Current portion of long-term debt...............    16,202         17,844         18,329
                                                         --------       --------       --------
          TOTAL CURRENT LIABILITIES....................    45,650         53,622         37,021
     LONG-TERM DEBT
       Note payable - American Investment Bank, N.A....    14,845         18,210          5,863
       Note payable - AT&T Credit Corporation..........     4,110
       Note payable - Security Pacific Executive/......    24,128         26,857         29,937
                        Professional Services
       Note payable - Shawmut Bank, N.A................    13,042         16,614
       Note payable - Vanguard Leasing Corp............       320          2,659          7,423
                                                         --------       --------       --------
                                                           52,335         64,340         47,333
       Less current portion............................   (16,202)       (17,844)       (18,329)
                                                         --------       --------       --------
       TOTAL LONG-TERM DEBT............................    36,133         46,496         29,004
     PROPRIETOR'S CAPITAL
       Deficit in proprietor's capital.................   (30,360)       (31,564)        (5,403)
                                                         --------       --------       --------
TOTAL LIABILITIES AND PROPRIETOR'S CAPITAL.............  $ 51,423       $ 68,554       $ 60,622
                                                         ========       ========       ========

See accompanying notes to financial statements.

                            EDWARD P. SZLYK, D.D.S.

                 STATEMENTS OF INCOME AND PROPRIETOR'S CAPITAL
                    FOR THE SEVEN MONTHS ENDED JULY 31, 1996
                 AND THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1996           1995            1994
                                                       --------       ---------       ---------
REVENUES.............................................  $355,962       $ 576,207       $ 571,758
OPERATING EXPENSES
     Advertising and promotion.......................       121             327           4,493
     Conventions, meetings and meals.................     3,458           6,410           6,723
     Dental supplies.................................    16,232          53,080          34,439
     Depreciation expense............................       561           7,410           2,389
     Employee health insurance.......................       169           7,234           6,713
     Insurance.......................................       982           3,621           3,632
     Laboratory charges..............................    20,753          20,858          14,308
     Office supplies and expense.....................    12,299          14,055          13,366
     Other taxes.....................................        96             404              97
     Payroll and payroll taxes.......................   124,236         206,940         276,856
     Penalties and fines.............................       146           6,923           4,106
     Professional fees...............................     1,250           6,268           6,056
     Rent............................................    17,400          24,000          23,548
     Repairs and maintenance.........................     5,319           2,984           5,238
     Subcontractor services..........................    42,858          69,619              --
     Utilities and telephone.........................     4,724           7,453           4,057
                                                       --------        --------        --------
          TOTAL OPERATING EXPENSES...................   250,604         437,586         406,021
                                                       --------        --------        --------
INCOME FROM OPERATIONS...............................   105,358         138,621         165,737
INTEREST EXPENSE.....................................    (5,296)        (10,305)        (20,148)
                                                       --------        --------        --------
NET INCOME...........................................   100,062         128,316         145,589
PROPRIETOR DISTRIBUTIONS.............................   (98,858)       (154,477)       (136,363)
BEGINNING DEFICIT IN PROPRIETOR'S CAPITAL............   (31,564)         (5,403)        (14,629)
                                                       --------        --------        --------
ENDING DEFICIT IN PROPRIETOR'S CAPITAL...............  $(30,360)      $ (31,564)      $  (5,403)
                                                       ========        ========        ========

See accompanying notes to financial statements.

                            EDWARD P. SZLYK, D.D.S.
                            STATEMENTS OF CASH FLOWS
                    FOR THE SEVEN MONTHS ENDED JULY 31, 1996
                 AND THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                        1996            1995            1994
                                                      ---------       ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.....................................  $ 100,062       $ 128,316       $ 145,589
     Adjustments to reconcile net income to cash
       flow provided by operating activities:
          Depreciation..............................        561           7,410           2,389
Changes in assets and liabilities:
     Accounts receivable............................      7,103          (2,258)          7,562
     Accounts payable...............................     (1,380)          8,997            (967)
     Accrued liabilities............................     (4,950)          8,089          (1,867)
                                                      ---------       ---------       ---------
NET CASH FLOW PROVIDED (USED) BY OPERATING
  ACTIVITIES........................................    101,396         150,554         152,706
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to equipment, furniture & fixtures...                     (5,655)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal paid against notes payable...........    (12,004)        (22,633)        (12,566)
     Increase in notes payable......................                     40,000
     Proprietor distributions.......................    (98,858)       (154,477)       (136,363)
                                                      ---------       ---------       ---------
NET CASH FLOW PROVIDED (USED) BY FINANCING
  ACTIVITIES........................................   (110,862)       (137,110)       (148,929)
                                                      ---------       ---------       ---------
NET INCREASE (DECREASE) IN CASH.....................     (9,466)          7,789           3,777
CASH AT BEGINNING OF YEAR...........................     11,807           4,018             241
                                                      ---------       ---------       ---------
CASH AT END OF YEAR.................................  $   2,341       $  11,807       $   4,018
                                                      =========       =========       =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
Interest............................................  $  (5,296)      $ (10,305)      $ (20,148)
                                                      =========       =========       =========

See accompanying notes to financial statements.

                            EDWARD P. SZLYK, D.D.S.
                         NOTES TO FINANCIAL STATEMENTS
                   JULY 31, 1996, DECEMBER 31, 1995 AND 1994

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.  Description of Business

     Dr. Edward P. Szlyk owns and manages a dental practice in Webster, Massachusetts.

  B.  Revenue and Expense Recognition

     These financial statements are presented on the accrual basis of accounting.

  C.  Accounts Receivable

     Accounts receivable are presented net of an estimated reserve for uncollectability due to adjustments made by third-party payors.

  D.  Equipment, Furniture & Fixtures

     Equipment and furniture & fixtures are stated at cost. Depreciation on equipment and furniture & fixtures is calculated on the straight-line and accelerated methods. The majority of equipment and furniture & fixtures is depreciated over a seven-year life.

2.  RELATED PARTY TRANSACTIONS

     Edward P. Szlyk, D.D.S. rents its offices from a corporation owned by Dr. Edward P. Szlyk. Rent expense for the years 1994, 1995 and the seven-month period ending July 31, 1996 are $23,548, $24,000 and $17,400 respectively. Edward P. Szlyk, D.D.S. is a tenant at will.

3.  LONG-TERM DEBT

     Long-term debt consists of equipment leases and bank loans used to finance working capital needs of the practice. All of this debt is the personal liability of Edward P. Szlyk. Interest expense consists of interest on equipment leases and bank loans as well as interest paid to taxing authorities.

4.  PROFIT SHARING PLAN

     The dental practice maintains a profit sharing plan for the benefit of Dr. Szlyk and employees of the practice. For the years 1994 and 1995 and the seven-month period ending July 31, 1996 there were no contributions to the plan.

6.  INCOME TAXES

     Edward P. Szlyk, D.D.S. is classified as a sole proprietorship for Federal and Massachusetts income tax purposes. The income and expense of the dental practice are included on the personal income tax return of the proprietor. Therefore, no provision is made for either Federal or Massachusetts income tax expense.

7.  SUBSEQUENT EVENT

     Effective August 31, 1996 Dr. Szlyk sold the dental practice.

8.  CONCENTRATION

     Edward P. Szlyk, DDS has all operations concentrated in the Webster, MA area and is subject to the economic risk of this concentration.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Dr. Edward S. Kollar
Edward S. Kollar, D.D.S.
Morrisville, Vermont

We have audited the accompanying balance sheets of Edward S. Kollar, D.D.S. as of December 31, 1994, December 31, 1995, and August 31, 1996, and the related statements of operations and proprietor's capital and statements of cash flows for the years ended December 31, 1994, December 31, 1995, and the period ended August 31, 1996. These financial statements are the responsibility of the Proprietorship's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 6 to the financial statements, the Proprietorship entered into an agreement to sell substantially all its assets including goodwill and to cease operations as of September 6, 1996. The financial statements do not include any adjustments nor recognition of this transaction.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edward S. Kollar, D.D.S. as of December 31, 1994, December 31, 1995, and August 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1994, December 31, 1995 and period ended August 31, 1996 in conformity with generally accepted accounting principles.

                                            JURNAK & JURNAK, CPAS
                                            Certified Public Accountant

Jeffersonville, Vermont
November 25, 1996

                             EDWARD S. KOLLAR, DDS
                                 BALANCE SHEETS

                                                               DECEMBER 31,
                                                          ----------------------       AUGUST 31,
                                                           1994           1995            1996
                                                          -------       --------       ----------
                         ASSETS
Current Assets:
     Cash and cash equivalents..........................  $13,595       $ 36,081        $  13,873
     Patient receivables, net of allowance for doubtful
       accounts of $2,500, $3,500 and $7,000 in 1994,
       1995 and 1996 respectfully.......................   23,650         20,023           43,662
     Other current assets...............................    2,820          3,623              946
                                                          -------       --------       ----------
          Total Current Assets..........................  $40,065       $ 59,727        $  58,481
Property and Equipment -- on the basis of cost net of
  allowance for depreciation............................  $44,473       $134,056        $ 141,146
Other Assets............................................  $    67       $    988        $     856
                                                          -------       --------       ----------
Total Assets............................................  $84,605       $194,771        $ 200,483
                                                          =======       ========         ========
         LIABILITIES AND PROPRIETOR'S CAPITAL
Current Liabilities:
     Current portion of long-term debt..................  $ 5,687       $ 16,772        $  15,267
     Accounts payable...................................    3,622          6,070            6,757
     Accrued expenses and other current liabilities.....    2,512          2,432            1,941
                                                          -------       --------       ----------
          Total Current Liabilities.....................  $11,821       $ 25,274        $  23,965
     Long-Term Debt, net of current portion.............  $ 6,999       $ 60,227        $  46,097
     Proprietor's Capital...............................  $65,785       $109,270        $ 130,421
                                                          -------       --------       ----------
Total Liabilities and Proprietor's Capital..............  $84,605       $194,771        $ 200,483
                                                          =======       ========         ========

The accompanying notes are an integral part of the financial statements.

                            EDWARD S. KOLLAR, D.D.S.

               STATEMENTS OF OPERATIONS AND PROPRIETOR'S CAPITAL
             YEARS ENDING DECEMBER 31, 1994, DECEMBER 31, 1995 AND
                         PERIOD ENDING AUGUST 31, 1996

                                                             YEAR ENDED              PERIOD ENDED
                                                            DECEMBER 31,              AUGUST 31,
                                                       -----------------------       ------------
                                                         1994           1995             1996
                                                       --------       --------       ------------
Net patient revenues.................................  $302,615       $355,640         $290,543
Expenses:
     Clinical and office salaries....................  $149,121       $141,508         $111,694
     Dental supplies and laboratory fees.............    53,654         61,520           45,832
     Repairs and maintenance.........................     6,877          8,303            5,135
     Advertising and marketing.......................     5,664          7,749            4,758
     Depreciation and amortization...................     9,699          9,444           10,274
     Other operating expenses........................     7,749          8,549            3,947
     General and administrative......................    15,859         24,434           25,471
                                                       --------       --------         --------
          Total expenses.............................  $248,623       $261,507         $207,111
                                                       --------       --------         --------
Interest expense.....................................  $  1,506       $  1,183         $  5,219
Other (income) expense...............................  $   (728)      $ (1,570)        $ (1,000)
                                                       --------       --------         --------
Net income...........................................  $ 53,214       $ 94,520         $ 79,213
Proprietor's capital at beginning of year............  $ 62,999       $ 65,785         $109,270
     Contributions...................................     2,000         15,000                0
     Withdrawals.....................................   (52,428)       (66,035)         (58,062)
                                                       --------       --------         --------
Proprietor's capital at end of year..................  $ 65,785       $109,270         $130,421
                                                       ========       ========         ========

The accompanying notes are an integral part of the financial statements.

                             EDWARD S. KOLLAR, DDS
                            STATEMENTS OF CASH FLOWS
            DECEMBER 31, 1994, DECEMBER 31, 1995 AND AUGUST 31, 1996

                                                            DECEMBER 31,               AUGUST
                                                      -------------------------          31,
                                                        1994            1995            1996
                                                      ---------       ---------       ---------
Cash flows from operating activities:
Net income..........................................  $  53,214       $  94,520       $  79,213
Adjustments:
     Provisions for bad debts.......................          0           1,000           3,500
     Depreciation and amortization..................      9,699           9,444          10,274
     Changes in operating assets and liabilities:
          Patient receivables.......................        978           2,627         (27,139)
          Other assets..............................       (371)         (1,724)          2,809
          Accounts payable and accrued
            liabilities.............................        186           2,368             196
                                                      ---------       ---------       ---------
          Net cash provided by operating
            activities..............................  $  63,706       $ 108,235       $  68,853
                                                      ---------       ---------       ---------
Cash flows used in investing activities -- capital
  expenditures......................................  $  (5,467)      $ (99,027)      $ (17,364)
                                                      ---------       ---------       ---------
Cash flows from financing activities:
     Proceeds from debt.............................                     70,000
     Repayment of debt..............................     (5,141)         (5,687)        (15,635)
     Contribution by proprietor.....................      2,000          15,000               0
     Withdrawal by proprietor.......................    (52,428)        (66,035)        (58,062)
                                                      ---------       ---------       ---------
          Net cash provided by (used in)
            financing...............................  $ (55,569)      $  13,278       $ (73,697)
                                                      ---------       ---------       ---------
Net change in cash and cash equivalents.............      2,670          22,486         (22,208)
Cash and cash equivalents at beginning of period....     10,925          13,595          36,081
                                                      ---------       ---------       ---------
Cash and cash equivalents at end of period..........  $  13,595       $  36,081       $  13,873
                                                      =========       =========       =========

The accompanying notes are an integral part of the financial statements.

                            EDWARD S. KOLLAR, D.D.S.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

     Edward S. Kollar, D.D.S. operates a dental office providing general dentistry in the Morrisville, Vermont area.

     The statements reflect the operations of Edward S. Kollar D.D.S.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Proprietorship considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Proprietorship maintains cash balances at one financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Proprietorship's accounts may, at times, exceed the federally insured limits. The Proprietorship has not experienced any losses in such accounts.

  Revenue Recognition

     Net patients revenues represent amounts billed to patients for services performed by dentist and clinical staff. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third party payers for services provided by the Proprietorship. An allowance for doubtful accounts is recorded by the Proprietorship based on historical experience.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to thirty-one years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of August 31, 1996 were approximately $105,182. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  Debt Issuance Costs

     The costs related to debt issued to the Proprietorship are capitalized and amortized using the straight-line method over the lives of the related debt.

  Income Taxes

     The Proprietorship itself is not a taxpaying entity for purposes of federal and state income taxes. Federal and state income taxes of the proprietor are computed on his total income from all sources; accordingly, no provision for income taxes is made in these statements. The proprietor customarily makes estimated tax

                            EDWARD S. KOLLAR, D.D.S.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

payments toward his personal income tax liability from the Proprietorship's bank account. These payments are treated as withdrawals of capital.

  Advertising

     Costs incurred for advertising are expenses when incurred.

  Recent FASB Pronouncements

     In March 1995, the Financial Account Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which establishes accounting standards for the impairment of long lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Proprietorship has adopted SFAS No. 121. Implementation of this standard did not have a material effect on the Proprietorship's financial position, results of operations or cash flows.

2.  SELECTED BALANCE SHEET INFORMATION:

     The details of certain balance sheet accounts are as follows:

                                                               DECEMBER 31,
                                                          -----------------------     AUGUST 31,
                                                            1994          1995           1996
                                                          ---------     ---------     ----------
Property and equipment:
     Dental equipment...................................  $  78,701     $ 114,586     $  117,337
     Building improvements..............................     59,255       120,562        134,269
     Office equipment...................................     16,217        17,603         18,041
     Furniture and fixtures.............................     17,819        18,256         18,592
                                                          ---------     ---------     ----------
          Total property and equipment..................  $ 171,992     $ 271,007     $  288,239
     Less accumulated depreciation......................   (127,519)     (136,951)      (147,093)
                                                          ---------     ---------     ----------
          Net property and equipment....................  $  44,473     $ 134,056     $  141,146
                                                          =========     =========      =========

3.  LONG-TERM DEBT:

     Long-term debt consisted of the following:

                                                                  DECEMBER 31,
                                                              --------------------     AUGUST 31,
                                                               1994         1995          1996
                                                              -------     --------     ----------
Term loans..................................................  $12,686     $ 76,999      $  61,364
Less current portion........................................   (5,687)     (16,772)       (15,267)
                                                              -------     --------     ----------
     Total long-term debt...................................  $ 6,999     $ 60,227      $  46,097
                                                              =======     ========       ========

     The aggregate maturities of long-term debt as of August 31, 1996 for each of the next five years were as follows:

            1997.......................................................  $15,267
            1998.......................................................   13,881
            1999.......................................................   15,449
            2000.......................................................   16,767
            2001.......................................................       --

                            EDWARD S. KOLLAR, D.D.S.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In December 1995, the Proprietorship entered into a mortgage loan payable for $70,000. Principal and interest are payable in monthly installments of $1,514 (including interest) through December 20, 2000. The note accrued interest at 10.75% per year. The loan is collateralized by a real estate mortgage covering the real estate in Morrisville, Vermont owned by the proprietor and used to house the dental practice.

4.  SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                   DECEMBER 31,
                                                                 -----------------     AUGUST 31,
                                                                  1994       1995         1996
                                                                 ------     ------     ----------
Cash paid during the period for interest.......................  $1,506     $1,183       $4,936
                                                                 ======     ======     ========

5.  CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Credit Risk

     The Proprietorship grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Proprietorship using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Proprietorship's fixed rate long-term borrowings as of December 31, 1994, December 31, 1995, and August 31, 1996 respectively, approximate their fair value.

6.  SUBSEQUENT EVENT:

     On September 6, 1996, the business and substantially all the assets (except for the building improvements) of the Proprietorship were acquired by First New England Dental Centers, Inc. As part of this agreement, the proprietor agreed to cease operations as Edward S. Kollar, DDS and to enter into an employment agreement with First New England Dental Centers, Inc.

7.  RELATED PARTY TRANSACTIONS:

     The Proprietorship is operated in a facility owned by the proprietor. No rent has been charged to the Proprietorship during the periods covered in this statement. The Proprietorship has paid for substantial building improvements related to the operations of the dental practice. These building improvements are reflected in these statements.

                          INDEPENDENT AUDITOR'S REPORT

To Mark S. Ferriero, D.D.S., Proprietor

     We have audited the accompanying balance sheets of Mark S. Ferriero, D.D.S., (a proprietorship) as of December 31, 1995 and 1994, and the related statements of income, proprietor's capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mark S. Ferriero, D.D.S., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          RUCCI, BARDARO & BARRETT, P.C.
                                          Certified Public Accountants

Malden, Massachusetts
November 20, 1996

                            MARK S. FERRIERO, D.D.S.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                             1995       1994
                                                                           --------   --------
CURRENT ASSETS
  Cash...................................................................  $ 19,115   $ 19,095
  Accounts receivable (net of allowances of $18,184 and $12,473,
     respectively).......................................................    22,625     31,258
                                                                           --------   --------
       TOTAL CURRENT ASSETS..............................................    41,740     50,353
                                                                           --------   --------
PROPERTY AND EQUIPMENT
  Office equipment.......................................................     8,935      8,935
  Dental equipment.......................................................    33,730     33,730
  Vehicle................................................................    21,865     21,865
  Improvements...........................................................    28,000     28,000
                                                                           --------   --------
       TOTAL.............................................................    92,530     92,530
  LESS: Accumulated depreciation.........................................   (63,931)   (54,023)
                                                                           --------   --------
       NET PROPERTY AND EQUIPMENT........................................    28,599     38,507
                                                                           --------   --------
OTHER ASSETS
  Organization costs.....................................................     1,811      2,294
  Goodwill...............................................................     6,152     19,581
                                                                           --------   --------
       TOTAL OTHER ASSETS................................................     7,963     21,875
                                                                           --------   --------
  TOTAL ASSETS...........................................................  $ 78,302   $110,735
                                                                           ========   ========
                             LIABILITIES AND PROPRIETOR'S CAPITAL
CURRENT LIABILITIES
  Current maturities of long-term debt...................................  $ 30,824   $ 30,902
  Accounts payable.......................................................     1,279      2,483
  Payroll taxes payable..................................................        --         28
  Accrued pension expense................................................     3,119      6,991
                                                                           --------   --------
       TOTAL CURRENT LIABILITIES.........................................    35,222     40,404
                                                                           --------   --------
LONG-TERM DEBT
  Note payable - Ford Motor Credit Corp..................................     7,394     12,929
  Note payable - Professional Leasing Services...........................     2,661      5,737
  Note payable - Amerivest...............................................    35,425     57,587
                                                                           --------   --------
                                                                             45,480     76,253
  LESS: Current maturities of long-term debt.............................   (30,824)   (30,902)
                                                                           --------   --------
       NET LONG-TERM DEBT................................................    14,656     45,351
                                                                           --------   --------
       TOTAL LIABILITIES.................................................    49,878     85,755
                                                                           --------   --------
PROPRIETOR'S CAPITAL.....................................................    28,424     24,980
                                                                           --------   --------
     TOTAL LIABILITIES AND PROPRIETOR'S CAPITAL..........................  $ 78,302   $110,735
                                                                           ========   ========

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         YEAR ENDED DECEMBER 31,
                                                                       ---------------------------
                                                                           1995           1994
                                                                       ------------   ------------
PROFESSIONAL SERVICES................................................    $243,222       $250,383
                                                                         --------       --------
OPERATING EXPENSES
  Accounting and legal...............................................       2,433          1,558
  Advertising........................................................         401            693
  Amortization.......................................................      13,912         13,912
  Auto expense.......................................................       2,925            889
  Bad debt expense...................................................       9,381          7,946
  Bank charges.......................................................          80            205
  Dental and drug supplies...........................................      11,379         10,325
  Depreciation.......................................................       9,908         12,461
  Donations..........................................................         230            240
  Dues and subscriptions.............................................       1,614          1,629
  Education and training.............................................       2,459            775
  Insurance..........................................................       3,261          3,313
  Lab expense........................................................      10,436         10,068
  License and permits................................................          50             --
  Miscellaneous......................................................         224            100
  Office expense.....................................................       6,099          5,598
  Office salaries....................................................      51,471         52,932
  Outside services...................................................       3,518          2,089
  Payroll taxes......................................................       5,272          6,263
  Pension expense....................................................       9,119          8,991
  Postage............................................................       2,188          1,598
  Rent...............................................................      12,000         12,000
  Repairs and maintenance............................................       3,005          3,479
  Taxes - other......................................................       1,208          2,125
  Telephone..........................................................       6,540          6,133
  Travel and entertainment...........................................       6,272            971
  Uniforms...........................................................       1,174            173
  Utilities..........................................................       1,887          1,592
                                                                         --------       --------
     TOTAL OPERATING EXPENSES........................................     178,446        168,058
                                                                         --------       --------
     OPERATING INCOME................................................      64,776         82,325
OTHER INCOME (EXPENSE)
  Interest expense...................................................      (5,875)        (7,472)
                                                                         --------       --------
NET INCOME...........................................................    $ 58,901       $ 74,853
                                                                         ========       ========

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                       STATEMENTS OF PROPRIETOR'S CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                          YEAR ENDED DECEMBER
                                                                                  31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
PROPRIETOR'S CAPITAL -- January 1,...................................    $ 24,980     $  8,577
  Net income.........................................................      58,901       74,853
  Owners withdrawals.................................................     (55,457)     (58,450)
                                                                         --------     --------
PROPRIETOR'S CAPITAL -- December 31,.................................    $ 28,424     $ 24,980
                                                                         ========     ========

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                          YEAR ENDED DECEMBER
                                                                                  31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.........................................................    $ 58,901     $ 74,853
  Adjustments to reconcile net income to net cash used by operations
       Depreciation and amortization.................................      23,820       26,373
       Change in receivables and payables............................       3,529         (342)
                                                                         --------     --------
  NET CASH PROVIDED BY OPERATING
     ACTIVITIES......................................................      86,250      100,884
                                                                         --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of dental equipment.......................................          --       (3,460)
                                                                         --------     --------
  NET CASH USED BY INVESTING ACTIVITIES..............................          --       (3,460)
                                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of debt..................................................     (30,773)     (30,708)
  Withdrawals by proprietor..........................................     (55,457)     (58,450)
                                                                         --------     --------
  NET CASH USED BY FINANCING ACTIVITIES..............................     (86,230)     (89,158)
                                                                         --------     --------
  NET INCREASE IN CASH...............................................          20        8,266
CASH AT BEGINNING OF YEAR............................................      19,095       10,829
                                                                         --------     --------
CASH AT END OF YEAR..................................................    $ 19,115     $ 19,095
                                                                         ========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
       Interest......................................................    $  5,875     $  7,472
                                                                         ========     ========

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

NOTE A -- BUSINESS

     Mark S. Ferriero, D.D.S., a proprietorship, provides dental services to individuals in and around Hyannis, Massachusetts.

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

  1. Revenue Recognition

     Revenue is recognized as dental services are performed and billed.

     Accounts receivable consists of receivables from patients, insurers, government programs and third party payers for dental services provided.

  2. Property and Equipment

     Property and equipment, as presented on the balance sheet, are stated at cost. Depreciation on property and equipment is provided on a straight-line basis over lives ranging from 5 to 10 years, based on the estimated usefulness of the related asset to operations. A half year of depreciation is provided in the year of acquisition and disposition. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of December 31, 1995 and 1994 were $28,000. Maintenance and repairs are charged to expenses, whereas renewals and major replacements are capitalized.

  3. Income Taxes

     The financial statements do not include a provision for income taxes because the Proprietorship does not incur federal or state income taxes. Instead, income from the proprietorship and the proprietor's income and expenses from other sources are included in his individual federal and state income tax returns, and are taxed based on his personal tax strategies.

     The Proprietor customarily makes estimated tax payments towards his personal income tax liability from his personal bank account.

  4. Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions that affect certain amounts and disclosures. Accordingly, actual results could differ from those estimates.

  5. Other Matters

     These financial statements are prepared solely from the accounts of Mark S. Ferriero, D.D.S., and they do not include the personal accounts of the owner or those of any other operations in which he is engaged.

                            MARK S. FERRIERO, D.D.S.

                           DECEMBER 31, 1995 AND 1994

NOTE C -- LONG-TERM OBLIGATIONS

                                                                        1995        1994
                                                                       -------     -------
    Note payable -- Ford Motor Credit Corp. of $21,865 dated March
      19, 1993, is payable in equal monthly installments of $512.49 including interest at 5.9% per annum. The note is secured by a
      vehicle. The note matures in March, 1997.......................  $ 7,394     $12,929
    Note payable -- Professional Leasing Services of $8,935 under a capital lease dated December 2, 1993, is payable in equal
      monthly installments of $316.45 including interest imputed at
      16.53% per annum.
      The note is secured by computer equipment. The note matures in
      September, 1996................................................    2,661       5,737
    Note payable -- Amerivest originally payable to Plymouth Federal
      Savings Association for $125,000 dated October 6, 1989, and restructured on July 31, 1992 is payable in equal monthly
      principal installments of $1,857.65 with interest at 8.5% per annum. This note is secured by proprietor's personal property.
      The note matures in July, 1997.................................   35,425      57,587
                                                                       -------     -------
                                                                       $45,480     $76,253
                                                                       =======     =======

     Current maturities

     Principal payments due on long-term debt are as follows:

        1996...............................................................  $30,824
        1997...............................................................   14,656
                                                                             -------
                                                                             $45,480
                                                                             =======

NOTE D -- RENT

     Mark S. Ferriero, D.D.S., leases office and operational facilities in Hyannis, Massachusetts under a 7 year lease which expires in October, 1996. The proprietorship is responsible for all repairs, taxes, water, maintenance, landscaping and utilities. Rent expense for the periods is $12,000, respectively.

     Future minimum lease payments are as follows:

        1996...............................................................  $10,000
                                                                             =======

NOTE E -- OTHER ASSETS

     Goodwill of $94,000 represents the excess of the cost of the assets acquired over the fair value of the net assets at the date of acquisition on October 6, 1989. Goodwill is being amortized using the straight-line method over an estimated useful life of seven years and is shown net of accumulated amortization on the balance sheets.

     Organization costs of $4,830 at date of acquisition on October 6, 1989 are being amortized using the straight-line method over an estimated useful life of 10 years. Organization costs are shown net of accumulated amortization on the balance sheets.

                            MARK S. FERRIERO, D.D.S.

                           DECEMBER 31, 1995 AND 1994

NOTE F -- PROPRIETOR'S CAPITAL

     Prior to December 31, 1994, the Proprietorship's financial statements were prepared on the cash basis of accounting. The following change was made to the proprietor's capital to convert to the accrual basis.

        Proprietor's capital, December 31, 1993 -- cash basis.............  $ 23,310
          Net adjustments to convert to the accrual basis.................   (14,733)
                                                                            --------
        Proprietor's capital, January 1, 1993 -- accrual basis............  $  8,577
                                                                            ========

NOTE G -- SIMPLIFIED EMPLOYEE PENSION (SEP-IRA)

     The Proprietorship has implemented a qualified pension plan, specifically a simplified employee pension for all qualified employees and the proprietor. The decision to make contributions to the plan are at the discretion of the proprietor.

     For tax years, 1995 and 1994, the proprietorship contributed $9,119 and $8,991 to the SEP-IRA on behalf of the proprietor and eligible employees.

NOTE H -- SUBSEQUENT EVENTS

     The assets and customer list of the Proprietorship were acquired by First New England Dental in September, 1996.

                          INDEPENDENT AUDITORS' REPORT

To Mark S. Ferriero, D.D.S., Proprietor

     We have audited the accompanying balance sheet of Mark S. Ferriero, D.D.S., (a proprietorship) as of July 31, 1996, and the related statement of income, proprietor's capital and cash flows for the seven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mark S. Ferriero, D.D.S., as of July 31, 1996, and the results of its operations and its cash flows for the seven months then ended in conformity with generally accepted accounting principles.

                                          RUCCI, BARDARO & BARRETT, P.C.
                                          Certified Public Accountants

Malden, Massachusetts
November 20, 1996

                            MARK S. FERRIERO, D.D.S.

                                 BALANCE SHEET
                                 JULY 31, 1996

                                            ASSETS
CURRENT ASSETS
  Cash..................................................................  $ 30,039
  Accounts receivable (net of allowance of $19,945).....................    23,852
                                                                          --------
          TOTAL CURRENT ASSETS..........................................               $53,891
PROPERTY AND EQUIPMENT
  Office equipment......................................................     8,935
  Dental equipment......................................................    33,730
  Vehicle...............................................................    21,865
  Improvements..........................................................    28,000
                                                                          --------
          TOTAL.........................................................    92,530
  LESS: Accumulated depreciation........................................   (69,711)
                                                                          --------
          NET PROPERTY AND EQUIPMENT....................................                22,819
OTHER ASSETS
  Organization costs....................................................     1,529
                                                                          --------
          TOTAL OTHER ASSETS............................................                 1,529
                                                                                       -------
  TOTAL ASSETS..........................................................               $78,239
                                                                                       =======
                             LIABILITIES AND PROPRIETOR'S CAPITAL
CURRENT LIABILITIES
  Current maturities of long-term debt..................................  $ 25,553
  Accounts payable......................................................     4,687
  Accrued payroll.......................................................     1,063
  Payroll taxes payable.................................................       124
                                                                          --------
          TOTAL CURRENT LIABILITIES.....................................               $31,427
LONG-TERM DEBT
  Note payable -- Ford Motor Credit Corp................................     4,011
  Note payable -- Professional Leasing Services.........................       620
  Note payable -- Amerivest.............................................    20,922
                                                                          --------
                                                                            25,553
  LESS: Current maturities of long-term debt............................   (25,553)
                                                                          --------
          NET LONG-TERM DEBT............................................                     0
                                                                                       -------
          TOTAL LIABILITIES.............................................                31,427
                                                                                       -------
PROPRIETOR'S CAPITAL....................................................                46,812
                                                                                       -------
  TOTAL LIABILITIES AND PROPRIETOR'S CAPITAL............................               $78,239
                                                                                       =======

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                              STATEMENT OF INCOME
                    FOR THE SEVEN MONTHS ENDED JULY 31, 1996

PROFESSIONAL SERVICES............................................................     $154,088
OPERATING EXPENSES
     Accounting and legal...............................................  $ 1,698
     Advertising........................................................       14
     Amortization.......................................................    6,434
     Auto expense.......................................................    1,412
     Bad debt expense...................................................    2,944
     Bank charges.......................................................      147
     Dental and drug supplies...........................................    4,005
     Depreciation.......................................................    5,780
     Donations..........................................................      132
     Dues and subscriptions.............................................      811
     Education and training.............................................      211
     Insurance..........................................................      978
     Lab expense........................................................    8,113
     License and permits................................................      180
     Office expense.....................................................    1,910
     Office salaries....................................................   32,142
     Outside services...................................................    1,342
     Payroll taxes......................................................    3,443
     Pension expense....................................................    2,000
     Postage............................................................      484
     Rent...............................................................    7,000
     Repairs and maintenance............................................    2,056
     Taxes -- other.....................................................      666
     Telephone..........................................................    3,847
     Travel and entertainment...........................................    1,947
     Uniforms...........................................................      373
     Utilities..........................................................    1,125
                                                                          -------
          TOTAL OPERATING EXPENSES...............................................       91,194
                                                                                      --------
          OPERATING INCOME.......................................................       62,894
OTHER INCOME (EXPENSE)
     Interest expense............................................................       (1,806)
                                                                                      --------
NET INCOME.......................................................................     $ 61,088
                                                                                      ========

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                       STATEMENT OF PROPRIETOR'S CAPITAL
                    FOR THE SEVEN MONTHS ENDED JULY 31, 1996

PROPRIETOR'S CAPITAL -- January 1, 1996..........................................    $28,424
  Net income.....................................................................     61,088
  Owners withdrawals.............................................................    (42,700)
                                                                                     -------
PROPRIETOR'S CAPITAL -- July 31, 1996............................................    $46,812
                                                                                     =======

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                            STATEMENT OF CASH FLOWS
                    FOR THE SEVEN MONTHS ENDED JULY 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...........................................................  $ 61,088
  Adjustments to reconcile net income to net cash used by operations
     Depreciation and amortization.....................................    12,214
     Change in receivables and payables................................       249
                                                                         --------
  NET CASH PROVIDED BY OPERATING ACTIVITIES............................               $ 73,551
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of debt....................................................   (19,927)
  Withdrawals by proprietor............................................   (42,700)
                                                                         --------
  NET CASH USED BY FINANCING ACTIVITIES................................                (62,627)
                                                                                      --------
  NET INCREASE IN CASH.................................................                 10,924
CASH, JANUARY 1, 1996..................................................                 19,115
                                                                                      --------
CASH, JULY 31, 1996....................................................               $ 30,039
                                                                                      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the seven months ended July 31, 1996:
     Interest..........................................................               $  1,806
                                                                                      ========

The accompanying notes are an integral part of the financial statements.

                            MARK S. FERRIERO, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS
                                 JULY 31, 1996

NOTE A -- BUSINESS

     Mark S. Ferriero, D.D.S., a proprietorship, provides dental services to individuals in and around Hyannis, Massachusetts.

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

  1. Revenue Recognition

     Revenue is recognized as dental services are performed and billed.

     Accounts receivable consists of receivables from patients, insurers, government programs and third party payers for dental services provided.

  2. Property and Equipment

     Property and equipment, as presented on the balance sheet, are stated at cost. Depreciation on property and equipment is provided on a straight-line basis over lives ranging from 5 to 10 years, based on the estimated usefulness of the related asset to operations. A half year of depreciation is provided in the year of acquisition and disposition. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of July 31, 1996 were $28,000. Maintenance and repairs are charged to expenses, whereas renewals and major replacements are capitalized.

  3. Income Taxes

     The financial statements do not include a provision for income taxes because the Proprietorship does not incur federal or state income taxes. Instead, income from the proprietorship and the proprietor's income and expenses from other sources are included in his individual federal and state income tax returns, and are taxed based on his personal tax strategies.

     The Proprietor customarily makes estimated tax payments towards his personal income tax liability from his personal bank account.

  4. Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions that affect certain amounts and disclosures. Accordingly, actual results could differ from those estimates.

  5. Other Matters

     These financial statements are prepared solely from the accounts of Mark S. Ferriero, D.D.S., and they do not include the personal accounts of the owner or those of any other operations in which he is engaged.

NOTE C -- LONG-TERM OBLIGATIONS

     Note payable -- Ford Motor Credit Corp. of $21,865 dated March 19, 1993, is payable in equal monthly installments of $512.49 including interest at 5.9% per annum. The note is secured by a vehicle. The note matures in March, 1997. Balance due on the note at July 31, 1996 is $4,011.

     Note payable -- Professional Leasing Services of $8,935 under a capital lease dated December 2, 1993, is payable in equal monthly installments of $316.45 including interest imputed at 16.53% per annum. The note is secured by computer equipment. The note matures in September, 1996. Balance due on the note at July 31, 1996 is $620.

                            MARK S. FERRIERO, D.D.S.

                                 JULY 31, 1996

     Note payable -- Amerivest originally payable to Plymouth Federal Savings Association for $125,000 dated October 6, 1989 and restructured on July 31, 1992, is payable in equal monthly principal installments of $1,857.65 with interest at 8.5% per annum. The note is secured by proprietor's personal property. The note matures in July, 1997. Balance due on the note at July 31, 1996 is $20,922.

CURRENT MATURITIES

     Principal payments due on long-term debt are as follows:
                                    $25,553
                                    =======

NOTE D -- RENT

     Mark S. Ferriero, D.D.S., leases office and operational facilities in Hyannis, Massachusetts under a 7 year lease which expires in October, 1996. The proprietorship is responsible for all repairs, taxes, water, maintenance, landscaping and utilities. Rent expense for the seven months ended July 31, 1996, is $7,000.

NOTE E -- OTHER ASSETS

     Goodwill of $94,000 represents the excess of the cost of the assets acquired over the fair value of the net assets at the date of acquisition on October 6, 1989. Goodwill is being amortized using the straight-line method over an estimated useful life of seven years. As of July 31, 1996, Goodwill has been fully amortized.

     Organization costs of $4,830 at date of acquisition on October 6, 1989 are being amortized using the straight-line method over an estimated useful life of 10 years, and are shown net of accumulated amortization on the balance sheet.

NOTE F -- SIMPLIFIED EMPLOYEE PENSION (SEP-IRA)

     The proprietorship has implemented a qualified pension plan, specifically a simplified employee pension for all qualified employees and the proprietor. The decision to make contributions to the plan are at the discretion of the proprietor.

     For the seven months ended July 31, 1996, the proprietorship contributed $2,000 to the SEP-IRA on behalf of the proprietor and eligible employees.

NOTE G -- SUBSEQUENT EVENTS

     The assets and customer list of the Proprietorship were acquired by First New England Dental in September, 1996.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Mark E. Ellicson, D.M.D., P.C. (a C Corporation) as of August 31, 1996, December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the eight months ended August 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mark E. Ellicson, D.M.D., P.C. as of August 31, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the eight months ended August 31, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          VITALE, CATURANO AND COMPANY, P.C.

                                          November 15, 1996
                                          Boston, Massachusetts

                         MARK E. ELLICSON, D.M.D., P.C.
                                 BALANCE SHEETS

                                                                 AUGUST 31,      DECEMBER 31,
                                                                 ----------   -------------------
                                                                    1996        1995       1994
                                                                 ----------   --------   --------
                            ASSETS
Current assets:
  Cash and cash equivalents....................................   $      --   $    955   $  2,961
  Patient receivables, net of allowance for uncollectible
     accounts of $71,098, $63,483 and $39,660 in 1996, 1995,
     and 1994,
     respectively..............................................      61,092     49,618     90,668
  Deferred tax asset...........................................          --         --      9,000
  Prepaid expenses.............................................      10,729         --     10,386
                                                                   --------   --------   --------
          Total current assets.................................      71,821     50,573    113,015
                                                                   --------   --------   --------
Property and equipment, net....................................      36,159     90,247     94,443
                                                                   --------   --------   --------
Other assets...................................................         517        517        517
                                                                   --------   --------   --------
                                                                  $ 108,497   $141,337   $207,975
                                                                   ========   ========   ========

        LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current portion of capital lease obligations.................   $   4,392   $  6,395   $ 12,982
  Advances from stockholder....................................      14,526     30,338     89,714
  Accounts payable and accrued expenses........................      99,363     85,832    182,744
  Cash overdraft...............................................       1,701         --         --
  Income taxes payable.........................................      16,898     28,298         --
                                                                   --------   --------   --------
          Total current liabilities............................     136,880    150,863    285,440
                                                                   --------   --------   --------
Capital lease obligations, net of current portion..............       7,730      9,659     15,224
                                                                   --------   --------   --------
Stockholder's equity (deficit):
  Common stock, no par value, 1,000 shares authorized, issued
     and outstanding...........................................       1,806      1,806      1,806
  Accumulated deficit..........................................     (37,919)   (20,991)   (94,495)
                                                                   --------   --------   --------
          Total stockholder's equity (deficit).................     (36,113)   (19,185)   (92,689)
                                                                   --------   --------   --------
                                                                  $ 108,497   $141,337   $207,975
                                                                   ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                         MARK E. ELLICSON, D.M.D., P.C.
                            STATEMENTS OF OPERATIONS

                                                              EIGHT MONTHS
                                                                 ENDED       YEARS ENDED DECEMBER
                                                               AUGUST 31,             31,
                                                              ------------   ---------------------
                                                                  1996         1995        1994
                                                              ------------   --------   ----------
Net patient revenues........................................    $466,543     $760,999   $  969,105
                                                                --------     --------   ----------
Expenses:
  Dentists' salaries........................................          --           --      144,615
  Clinical salaries.........................................      55,511      105,911       89,073
  Dental supplies and laboratory fees.......................      84,699       91,944      306,856
  Rental and lease expense -- related party.................      28,212       40,668       44,461
  Advertising and marketing.................................       4,182       16,723       20,163
  Depreciation and amortization.............................      14,600       12,217       17,215
  Bad debt expense..........................................       7,615       23,823       18,975
  Other operating expenses..................................      64,313       68,628      101,374
  General and administrative................................     191,198      287,540      345,949
                                                                --------     --------   ----------
          Total expenses....................................     450,330      647,454    1,088,681
                                                                --------     --------   ----------
          Operating income (loss)...........................      16,213      113,545     (119,576)
                                                                --------     --------   ----------
Other income (expense):
  Other income..............................................          --        2,014          203
  Loss on disposal of property and equipment................     (39,488)          --           --
  Interest expense..........................................      (5,053)      (4,672)      (2,799)
                                                                --------     --------   ----------
                                                                 (44,541)      (2,658)      (2,596)
                                                                --------     --------   ----------
Income (loss) before income taxes...........................     (28,328)     110,887     (122,172)
Provision (benefit) for income taxes........................     (11,400)      37,383       (9,000)
                                                                --------     --------   ----------
Net income (loss)...........................................    $(16,928)    $ 73,504   $ (113,172)
                                                                ========     ========   ==========

    The accompanying notes are an integral part of the financial statements.

                         MARK E. ELLICSON, D.M.D., P.C.
            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                                           RETAINED
                                                     COMMON STOCK          EARNINGS         TOTAL
                                                   -----------------     (ACCUMULATED      EQUITY
                                                   SHARES     AMOUNT       DEFICIT)       (DEFICIT)
                                                   ------     ------     ------------     ---------
Balance at January 1, 1994.......................  1,000      $1,806      $   18,677      $  20,483
  Net loss.......................................     --          --        (113,172)      (113,172)
                                                   -----      ------       ---------      ---------
Balance at December 31, 1994.....................  1,000       1,806         (94,495)       (92,689)
  Net income.....................................     --          --          73,504         73,504
                                                   -----      ------       ---------      ---------
Balance at December 31, 1995.....................  1,000       1,806         (20,991)       (19,185)
  Net loss.......................................     --          --         (16,928)       (16,928)
                                                   -----      ------       ---------      ---------
Balance at August 31, 1996.......................  1,000      $1,806      $  (37,919)     $ (36,113)
                                                   =====      ======       =========      =========

    The accompanying notes are an integral part of the financial statements.

                         MARK E. ELLICSON, D.M.D., P.C.
                            STATEMENTS OF CASH FLOWS

                                                              EIGHT MONTHS
                                                                 ENDED       YEARS ENDED DECEMBER
                                                               AUGUST 31,            31,
                                                              ------------   --------------------
                                                                  1996         1995       1994
                                                              ------------   --------   ---------
Cash flows from operating activities:
  Net income (loss).........................................    $(16,928)    $ 73,504   $(113,172)
  Adjustments:
     Provision for bad debts................................       7,615       23,823      18,975
     Deferred taxes.........................................          --        9,000      (9,000)
     Loss on disposal of property and equipment.............      39,488           --          --
     Depreciation and amortization..........................      14,600       12,213      17,215
     Changes in operating assets and liabilities:
       Patient receivables..................................     (19,089)      17,227     (10,134)
       Prepaid expenses.....................................     (10,729)      10,386      (1,510)
       Other assets.........................................          --           --        (517)
       Accounts payable and accrued expenses................      13,531      (96,912)     64,797
       Income taxes payable.................................     (11,400)      28,298          --
                                                                --------     --------   ---------
          Net cash provided by (used in) operating
            activities......................................      17,088       77,539     (33,346)
                                                                --------     --------   ---------
Cash flows used in investing activities:
  Acquisition of property and equipment.....................          --       (8,017)    (32,505)
                                                                --------     --------   ---------
Cash flows from financing activities:
  Payments on capital lease obligations.....................      (3,932)     (12,152)         --
  Net proceeds (payments) on advances from stockholder......     (15,812)     (59,376)     87,846
  Net change in cash overdrafts.............................       1,701           --     (19,034)
                                                                --------     --------   ---------
          Net cash provided by (used in) financing
            activities......................................     (18,043)     (71,528)     68,812
                                                                --------     --------   ---------
Increase (decrease) in cash and cash equivalents............        (955)      (2,006)      2,961
Cash and cash equivalents, beginning of period..............         955        2,961          --
                                                                --------     --------   ---------
Cash and cash equivalents, end of period....................    $     --     $    955   $   2,961
                                                                ========     ========   =========

    The accompanying notes are an integral part of the financial statements.

                         MARK E. ELLICSON, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     EIGHT MONTHS ENDED AUGUST 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Organization

     The Company is a provider of dental services and products located in Dalton, Massachusetts and Scottsdale, Arizona.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

     Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which includes the amortization of assets recorded under capital leases, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to thirty years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of August 31, 1996, December 31, 1995 and 1994 were $199,050. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the accrual method for financial reporting purposes and the cash method for income tax purposes. The

                         MARK E. ELLICSON, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     EIGHT MONTHS ENDED AUGUST 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)

     Income Taxes -- (Continued)
deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled net of the deferred tax benefits recognized for tax basis net operating losses that are available to offset future taxable income.

     Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2. SELECTED BALANCE SHEET INFORMATION

   The details of certain balance sheet accounts are as follows:

                                                           AUGUST 31,         DECEMBER 31,
                                                           ----------     ---------------------
                                                              1996          1995         1994
                                                           ----------     --------     --------
   Property and equipment:
     Equipment...........................................   $ 177,198     $177,198     $176,173
     Equipment under capital lease.......................      54,160       54,160       54,160
     Leasehold improvements..............................      38,258       38,258       28,258
     Furniture and fixtures..............................      14,734       14,734       14,734
     Motor vehicle.......................................          --       51,848       51,848
                                                             --------     --------     --------
             Total property and equipment................     284,350      336,198      325,173
     Less -- accumulated depreciation and amortization...     248,191      245,951      230,730
                                                             --------     --------     --------
             Net property and equipment..................   $  36,159     $ 90,247     $ 94,443
                                                             ========     ========     ========

   The amounts of accumulated amortization for equipment under capital lease as of August 31, 1996, December 31, 1995 and 1994 were $22,402, $16,706, and
$11,010, respectively.

   Accounts payable and accrued expenses:
     Trade...............................................   $  54,698     $ 63,955     $168,244
     Accrued expenses....................................      44,665       21,877       14,500
                                                             --------     --------     --------
                                                            $  99,363     $ 85,832     $182,744
                                                             ========     ========     ========

                         MARK E. ELLICSON, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     EIGHT MONTHS ENDED AUGUST 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

3. ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                             AUGUST 31,        DECEMBER 31,
                                                             ----------     -------------------
                                                                1996         1995        1994
                                                             ----------     -------     -------
   Allowance for uncollectible accounts:
     Balance at beginning of period........................   $ 63,483      $39,660     $20,685
     Provision for bad debts...............................      7,615       23,823      18,975
     Charge offs...........................................         --           --          --
                                                               -------      -------     -------
   Balance at end of period................................   $ 71,098      $63,483     $39,660
                                                               =======      =======     =======

4. COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     The Company leases a portion of its property and equipment under capital leases. Future minimum lease obligations under capital leases with remaining terms of one or more years consisted of the following at December 31, 1995:

    1996........................................................................  $6,395
    1997........................................................................   6,224
    1998........................................................................   6,224
    1999........................................................................     519
                                                                                  ------
    Total minimum lease obligations.............................................  19,362
      Less - amount representing interest.......................................   3,308
                                                                                  ------
    Present value of minimum lease obligations..................................  16,054
      Less - current portion....................................................   6,395
                                                                                  ------
    Long-term capital lease obligations.........................................  $9,659
                                                                                  ======

     Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                         MARK E. ELLICSON, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     EIGHT MONTHS ENDED AUGUST 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

5. INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax asset at August 31, 1996, December 31, 1995 and 1994, resulted from the following differences:

                                                         AUGUST 31,         DECEMBER 31,
                                                         ----------     ---------------------
                                                            1996          1995         1994
                                                         ----------     --------     --------
    Patient receivables, net...........................   $ (24,600)    $(20,000)    $(36,500)
    Accounts payable and accrued expenses..............      40,000       34,600       73,600
    Net operating loss carryforward....................          --           --        9,000
    Valuation allowance................................     (15,400)     (14,600)     (37,100)
                                                         ----------     --------     --------
    Deferred tax asset.................................   $      --     $     --     $  9,000
                                                           ========     ========     ========

     Provision (benefit) for income taxes for the periods ended August 31, 1996, December 31, 1995 and 1994, were as follows:

                                                            EIGHT
                                                            MONTHS
                                                            ENDED         YEARS ENDED DECEMBER
                                                          AUGUST 31,              31,
                                                          ----------     ----------------------
                                                             1996          1995          1994
                                                          ----------     --------       -------
   Current..............................................   $ (11,400)    $ 28,383       $    --
   Deferred.............................................          --        9,000        (9,000)
                                                          ----------     --------       -------
                                                           $ (11,400)    $ 37,383       $(9,000)
                                                            ========     ========       =======

   A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                                                             EIGHT
                                                             MONTHS
                                                             ENDED        YEARS ENDED DECEMBER
                                                           AUGUST 31,              31,
                                                           ----------     ---------------------
                                                              1996          1995         1994
                                                           ----------     --------     --------
   Statutory U.S. federal rate...........................         35%          35%          35%
   State income taxes, net of federal tax benefit........           7            7            7
   Tax reporting period differences......................          --           --          (32)
   Other.................................................          (2)          (8)          (2)
                                                           ----------     --------     --------
                                                                  40%          34%           8%
                                                             ========     ========     ========

                         MARK E. ELLICSON, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     EIGHT MONTHS ENDED AUGUST 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

6. SUPPLEMENTAL CASH FLOW INFORMATION

                                                            EIGHT
                                                            MONTHS
                                                            ENDED         YEARS ENDED DECEMBER
                                                          AUGUST 31,              31,
                                                          ----------     ----------------------
                                                             1996         1995           1994
                                                          ----------     ------         -------
   Cash paid during the period for interest.............    $5,053       $4,672         $ 2,799
                                                          ========       ======         =======
   Cash paid during the period for income taxes.........    $   --       $   --         $    --
                                                          ========       ======         =======
   Noncash transaction - capital lease obligations......    $   --       $   --         $22,598
                                                          ========       ======         =======

7. CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

     Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables, advances from stockholder and accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amount of capital lease obligations approximates fair value.

8. SUBSEQUENT EVENT

     Certain assets of the Company were acquired by First New England Dental Centers, Inc. effective September 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

9. RELATED PARTY TRANSACTIONS

     Rent Expense

     The Company rents office space from the stockholder of the Company under a tenant at will agreement. Rent expense for the eight months ended August 31, 1996 and the years ended December 31, 1995 and 1994 was approximately $24,000, $36,000, and $36,000, respectively.

     Advances from Stockholder

     Advances from stockholder, payable on demand, as of August 31, 1996, December 31, 1995 and 1994 were $14,526, $30,338, and $89,714.

                         MARK E. ELLICSON, D.M.D., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     EIGHT MONTHS ENDED AUGUST 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

10. CONDENSED FINANCIAL INFORMATION BY LOCATION

                                1996                                  1995                                   1994
                 -----------------------------------   -----------------------------------   ------------------------------------
                 MASSACHUSETTS   ARIZONA     TOTAL     MASSACHUSETTS   ARIZONA     TOTAL     MASSACHUSETTS   ARIZONA     TOTAL
                 -------------   --------   --------   -------------   --------   --------   -------------   -------   ----------
Revenue........    $ 406,898     $ 59,645   $466,543     $ 698,693     $ 62,306   $760,999    $   969,105      $--     $  969,105
Expenses.......      421,233       62,238    483,471       594,564       92,931    687,495      1,082,277       --      1,082,277
                                                                                                                 -
                    --------     --------   --------      --------     --------   --------     ----------              ----------
Net income
  (loss).......    $ (14,335)    $ (2,593)  $(16,928)    $ 104,129     $(30,625)  $ 73,504    $  (113,172)     $--     $ (113,172)
                    ========     ========   ========      ========     ========   ========     ==========        =     ==========
Assets.........    $  79,134     $ 29,363   $108,497     $ 110,933     $ 30,404   $141,337    $   207,975      $--     $  207,975
                    ========     ========   ========      ========     ========   ========     ==========        =     ==========
Liabilities....    $  82,029     $ 62,581   $144,610     $  99,493     $ 61,029   $160,522    $   300,664      $--     $  300,664
                    ========     ========   ========      ========     ========   ========     ==========        =     ==========
Equity
  (deficit)....    $  (2,895)    $(33,218)  $(36,113)    $  11,440     $(30,625)  $(19,185)   $   (92,689)     $--     $  (92,689)
                    ========     ========   ========      ========     ========   ========     ==========        =     ==========

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
Drs. Feingold and Rappaport, P.C.

     We have audited the accompanying balance sheets of Drs. Feingold and Rappaport, P.C. as of December 31, 1994 and 1995 and August 31, 1996, and the related statements of income and retained earnings and statements of cash flows for the years ended December 31, 1994 and 1995 and the eight month period ended August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs. Feingold and Rappaport, P.C. as of December 31, 1994 and 1995, and the results of its operation and its cash flows for the years ended December 31, 1994 and 1995 and the eight month period ended August 31, 1996, in conformity with generally accepted accounting principles.

                                          BEERS, HAMERMAN & COMPANY, P.C.
New Haven, Connecticut
November 20, 1996

                        DRS. FEINGOLD & RAPPAPORT, P.C.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             ---------------------     AUGUST 31,
                                                               1994         1995          1996
                                                             --------     --------     ----------
                          ASSETS
Current assets:
     Cash and cash equivalents.............................  $  1,969     $  1,515      $  25,363
     Patient receivables, net of allowance for
       uncollectible accounts of $19,011 for 1994, $22,731
       for 1995 and $24,510 for 1996.......................   116,781      110,980        111,658
     Prepaid insurance.....................................     5,063        5,043          8,605
                                                             --------     --------       --------
          Total current assets.............................   123,813      117,538        145,626
Property and equipment, net................................     2,967        2,347          2,006
Due from shareholders......................................     9,046        9,620          9,620
                                                             --------     --------       --------
          Total assets.....................................  $135,826     $129,505      $ 157,252
                                                             ========     ========       ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable/accrued expenses.....................  $ 44,709     $ 20,052      $  40,652
     State income tax payable..............................       632        1,566            527
     Note payable -- bank..................................    38,404       32,778         46,500
     Deferred state income tax.............................     8,040        9,755          7,620
     Unearned revenue......................................     8,844        5,229          7,040
                                                             --------     --------       --------
          Total current liabilities........................   100,629       69,380        102,339
                                                             --------     --------       --------
Shareholders' equity:
     Common stock, $100 par value, 5,000 shares authorized,
       12 shares issued, 8 shares outstanding..............     1,200        1,200          1,200
     Retained earnings.....................................    50,902       75,830         70,618
                                                             --------     --------       --------
                                                               52,102       77,030         71,818
     Less: treasury stock, 4 shares at cost................    16,905       16,905         16,905
                                                             --------     --------       --------
          Total shareholders' equity.......................    35,197       60,125         54,913
                                                             --------     --------       --------
          Total liabilities and shareholders' equity.......  $135,826     $129,505      $ 157,252
                                                             ========     ========       ========

See accompanying notes to the financial statements

                        DRS. FEINGOLD & RAPPAPORT, P.C.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                               YEAR ENDED            EIGHT MONTH
                                                              DECEMBER 31,           PERIOD ENDED
                                                         -----------------------      AUGUST 31,
                                                           1994          1995            1996
                                                         ---------     ---------     ------------
Net patient revenues...................................  $ 726,800     $ 787,211      $   536,622
                                                         ---------     ---------        ---------
Expenses:
     Dentists' salaries................................    242,073       227,475          159,598
     Clinical and office salaries......................    161,118       180,373          124,496
     Dental supplies/laboratory fees...................    119,900       117,947           87,628
     Rental and lease costs............................     42,396        45,352           28,906
     Advertising and marketing.........................     13,645        18,050           11,773
     Depreciation......................................        572         1,602              341
     Insurance.........................................     16,073        16,764           12,048
     Repairs and maintenance...........................      2,770         8,357            4,262
     Payroll taxes.....................................     28,857        34,303           27,800
     Continuing education..............................      5,953         3,227            3,733
     Dues and subscriptions............................      8,100         7,348            3,816
     Officers' life insurance..........................      5,268         4,209            3,784
     Legal and accounting..............................     13,162        11,389           18,071
     Office supplies...................................     22,734        18,357           10,223
     Postage...........................................      5,079         5,289            2,680
     Property and other taxes..........................      2,725         2,302              711
     Telephone.........................................      6,087         6,015            4,061
     Utilities.........................................      3,407         3,317            1,984
     Other.............................................      2,876         3,103            2,279
     Provision for bad debts...........................     18,060        41,032           31,794
                                                         ---------     ---------        ---------
          Total expenses...............................    720,855       755,811          539,988
                                                         ---------     ---------        ---------
Operating income (loss)................................      5,945        31,400           (3,366)
                                                         ---------     ---------        ---------
Other income (expense):
     Interest income...................................        134           264              295
     Interest expense..................................     (2,617)       (3,455)          (2,674)
                                                         ---------     ---------        ---------
          Total other income (expense).................     (2,483)       (3,191)          (2,379)
                                                         ---------     ---------        ---------
Income (loss) before provision (benefit) for state
  income tax...........................................      3,462        28,209           (5,745)
Provision (benefit) for state income tax...............        544         3,281             (533)
                                                         ---------     ---------        ---------
Net income (loss)......................................      2,918        24,928           (5,212)
Retained earnings -- beginning.........................     47,984        50,902           75,830
                                                         ---------     ---------        ---------
Retained earnings -- ending............................  $  50,902     $  75,830      $    70,618
                                                         =========     =========        =========

See accompanying notes to the financial statements

                        DRS. FEINGOLD & RAPPAPORT, P.C.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED          EIGHT MONTH
                                                                DECEMBER 31,         PERIOD ENDED
                                                            --------------------      AUGUST 31,
                                                             1994         1995           1996
                                                            -------     --------     ------------
Cash flows from operating activities:
     Net income (loss)....................................  $(2,918)    $ 24,928       $ (5,212)
     Adjustments:
       Depreciation.......................................      572        1,602            341
       Changes in operating assets and liabilities:
          Patient receivables, net........................   (3,608)       5,801           (678)
          Prepaid insurance...............................       22           20         (3,562)
          Accounts payable/accrued expenses...............    2,947      (24,657)        20,600
          State income tax payable........................      382          934         (1,039)
          Deferred tax liability..........................     (162)       1,715         (2,135)
          Unearned revenue................................      856       (3,615)         1,811
                                                            -------     --------     ------------
     Net cash provided by operating activities............    4,251        6,728         10,126
                                                            -------     --------     ------------
Cash flows from investing activities:
     Provide leasehold improvements.......................   (1,742)
     Purchase furniture...................................     (395)        (982)            --
                                                            -------     --------     ------------
     Net cash used in investing activities................   (2,137)        (982)            --
                                                            -------     --------     ------------
Cash flows from financing activities:
     Proceeds from borrowing..............................      920           --         13,722
     Repayment of debt....................................       --       (5,626)            --
     Advances to shareholders.............................   (3,217)        (574)            --
                                                            -------     --------     ------------
     Net cash provided by (used in) financing
       activities.........................................   (2,297)      (6,200)        13,722
                                                            -------     --------     ------------
Net change in cash and cash equivalents...................     (183)        (454)        23,848
Cash and cash equivalents -- beginning of period..........   (2,152)       1,969          1,515
                                                            -------     --------     ------------
Cash and cash equivalents -- end of period................  $ 1,969     $  1,515       $ 25,363
                                                            =======     ========     ============

     See accompanying notes to the financial statements

                        DRS. FEINGOLD & RAPPAPORT, P.C.

                         NOTES TO FINANCIAL STATEMENTS
            DECEMBER 31, 1994, DECEMBER 31, 1995 AND AUGUST 31, 1996

NOTE 1 -- CORPORATE ORGANIZATION

     Drs. Feingold and Rappaport, P.C. (the "Company") is a provider of dental services that owns and operates a dental center in Orange, Connecticut.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of accounting

     The financial statements have been prepared under the accrual basis of accounting. The Company uses the cash basis of accounting for income tax purposes.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

  Revenue Recognition

     The Company records revenues from dental procedures, in full, when the services are initiated. However, an adjustment for revenues recorded, but unearned, is made to the financial statements for services initiated in the current period and continued into the succeeding period.

     Accounts receivable primarily consist of receivables from patients, insurers and other third party payers for services provided by the dentists and dental hygienists. An allowance for uncollectible accounts is recorded by the Company based on historical experience.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using declining balance methods for equipment and furniture and the straight-line method for leasehold improvements over the estimated lives of the assets. Maintenance and repairs are charged to expense when incurred. When assets are disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any profit or loss on disposition is credited or charged to earnings.

  Income Taxes

     The Company is a Subchapter S entity and, accordingly, federal tax liabilities are the responsibility of the shareholders. The State of Connecticut does not recognize Subchapter S entities, therefore the Company is liable for state income taxes.

                        DRS. FEINGOLD & RAPPAPORT, P.C.

            DECEMBER 31, 1994, DECEMBER 31, 1995 AND AUGUST 31, 1996

     Deferred state income taxes are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal state income tax rates currently in effect. The differences relate primarily to the use of the accrual basis of accounting for financial statement purposes and the cash basis for income tax purposes.

NOTE 3 -- SELECTED BALANCE SHEET INFORMATION

     The details of certain balance sheet accounts are as follows:

                                                                  DECEMBER 31,
                                                               -------------------     AUGUST 31,
                                                                1994        1995          1996
                                                               -------     -------     ----------
Property and equipment:
     Equipment...............................................  $26,326     $26,326      $ 26,326
     Furniture and fixtures..................................    5,722       6,704         6,704
     Leasehold improvements..................................    1,742       1,742         1,742
                                                               -------     -------       -------
          Total property and equipment.......................   33,790      34,772        34,772
     Less accumulated depreciation...........................   30,823      32,425        32,766
                                                               -------     -------       -------
                                                               $ 2,967     $ 2,347      $  2,006
                                                               =======     =======       =======
Accounts payable/accrued expenses:
     Trade accounts payable..................................   41,535      18,704        31,019
     Accrued payroll and payroll taxes.......................    3,174       1,348         9,633
                                                               -------     -------       -------
                                                               $44,709     $20,052      $ 40,652
                                                               =======     =======       =======

NOTE 4 -- NOTE PAYABLE -- BANK

     In March, 1990 the Company entered into a line of credit agreement with Primebank. The amount of availability on the credit line was increased from $40,000 to $75,000 in January, 1994. Advances on the line of credit are guaranteed by the shareholders, and payable on demand to the bank. Interest is paid on a monthly basis at the bank's base rate plus 1 1/2%. The interest rate on the outstanding balances at December 31, 1994 and 1995, and August 31, 1996 was 10.0%, 10.5% and 10.0%, respectively. The outstanding balance was paid off in November, 1996.

NOTE 5 -- OPERATING LEASES

     The Company leases various items of equipment and furniture from a trust whose beneficiaries are related to a shareholder. The rental expense attributable to these operating leases during the years ended December 31, 1994 and 1995, and the period ended August 31, 1996 was $11,795, $14,430 and $5,502, respectively. Certain other equipment is rented under operating leases with third parties.

     The Company's five year lease agreement on its office facilities expires April 30, 1999. Scheduled annual rental payments under this agreement are:

        May 1, 1994 to April 30, 1995.....................................  $ 29,248
        May 1, 1995 to April 30, 1996.....................................    30,348
        May 1, 1996 to April 30, 1997.....................................    31,548
        May 1, 1997 to April 30, 1998.....................................    32,748
        May 1, 1998 to April 30, 1999.....................................    33,948
                                                                            --------
                                                                            $157,840
                                                                            ========

                        DRS. FEINGOLD & RAPPAPORT, P.C.

            DECEMBER 31, 1994, DECEMBER 31, 1995 AND AUGUST 31, 1996

     Rental expense for the office facilities during the years ended December 31, 1994 and 1995 and the period ended August 31, 1996 was $29,248, $30,348 and
$21,032, respectively.

     Future minimum annual rental commitments under noncancelable operating leases are:

        September 1, 1996 to December 31, 1996.............................  $10,516
        Year ending December 31, 1997......................................   32,348
        Year ending December 31, 1998......................................   33,548
        Year ending December 31, 1999......................................   11,316
                                                                             -------
                  Total....................................................  $87,728
                                                                             =======

NOTE 6 -- STATE INCOME TAX

     The components of the provision for state income tax are:

                                                                YEAR ENDED       EIGHT MONTH
                                                               DECEMBER 31,      PERIOD ENDED
                                                             -----------------    AUGUST 31,
                                                              1994       1995        1996
                                                             ------     ------   ------------
    Current tax expense....................................  $  382     $1,566     $  1,602
    Deferred tax expense (benefit).........................     162      1,715       (2,135)
                                                             ------     ------      -------
    Provision for state income tax.........................  $  544     $3,281     $   (533)
                                                             ======     ======      =======

NOTE 7 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                                YEAR ENDED       EIGHT MONTH
                                                               DECEMBER 31,      PERIOD ENDED
                                                             -----------------    AUGUST 31,
                                                              1994       1995        1996
                                                             ------     ------   ------------
    Cash paid for interest.................................  $2,617     $3,455     $  2,674
                                                             ======     ======      =======
    Cash paid for income taxes.............................  $  250     $  632     $  2,641
                                                             ======     ======      =======

NOTE 8 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies:

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments.

     The carrying value of the Company's line of credit agreement approximates fair value since the rate on the agreement is variable, based on current market interest rates.

NOTE 9 -- CREDIT RISK

     The Company grants credit to patients in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

                        DRS. FEINGOLD & RAPPAPORT, P.C.

            DECEMBER 31, 1994, DECEMBER 31, 1995 AND AUGUST 31, 1996

NOTE 10 -- SUBSEQUENT EVENTS

     In October, 1996, the assets of the Company were acquired by Feingold and Rappaport Sub, Inc., and then the common stock of Feingold and Rappaport Sub, Inc. was acquired by First New England Dental Centers, Inc. The lease on the Company's office facilities, which is described in Note 5, was assumed as a part of this acquisition.

                          INDEPENDENT AUDITOR'S REPORT

To The Stockholder and Board of Directors
Frank Weisner, DMD, Orthodontist, P.C.
Fitchburg, Massachusetts

     We have audited the accompanying balance sheets of Frank Weisner, DMD, Orthodontist, P.C. as of September 30, 1996 and December 31, 1995 and 1994, and the related statements of income and accumulated deficit and cash flows for the nine months ended September 30, 1996, and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frank Weisner, DMD, Orthodontist, P.C. as of September 30, 1996 and December 31, 1995 and 1994, and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                                            GOFF, CARLIN & CAGAN LLP

Worcester, Massachusetts
November 15, 1996

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.

                                 BALANCE SHEETS
               SEPTEMBER 30, 1996 AND DECEMBER 31, 1995 AND 1994

                                                           1996           1995           1994
                                                         --------       --------       --------
                                            ASSETS
CURRENT ASSETS
     Cash..............................................  $ 23,989       $ 16,828       $ 11,518
     Accounts receivable...............................   185,490        248,477        287,950
     Due from officer..................................     1,323          1,641         13,280
                                                         --------       --------       --------
          TOTAL CURRENT ASSETS.........................   210,802        266,946        312,748
                                                         --------       --------       --------
PROPERTY AND EQUIPMENT
     Equipment.........................................    85,033         84,768         83,445
     Furniture and fixtures............................    48,924         47,340         45,735
     Leasehold improvements............................    39,187         39,187         39,187
     Motor vehicle.....................................    21,312         21,312         20,071
     Computer equipment................................    17,188          1,735          1,735
                                                         --------       --------       --------
          TOTAL........................................   211,644        194,342        190,173
     Less - accumulated depreciation...................   158,268        149,798        160,407
                                                         --------       --------       --------
          NET PROPERTY AND EQUIPMENT...................    53,376         44,544         29,766
                                                         --------       --------       --------
TOTAL ASSETS...........................................  $264,178       $311,490       $342,514
                                                         ========       ========       ========

                 LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES
     Accounts payable..................................  $  8,000       $ 10,531       $  8,756
     Accrued expenses and other current liabilities....    19,794         31,168         33,754
     Deferred revenue..................................   150,000        180,000        172,000
                                                         --------       --------       --------
          TOTAL CURRENT LIABILITIES....................   177,794        221,699        214,510
LONG-TERM LIABILITIES
     Deferred revenue..................................   149,473        176,966        171,250
                                                         --------       --------       --------
TOTAL LIABILITIES......................................   327,267        398,665        385,760
                                                         --------       --------       --------
STOCKHOLDER'S DEFICIT
     Common stock, no par value, 12,500 shares
       authorized, 100 shares issued and outstanding...     1,000          1,000          1,000
     Accumulated deficit...............................   (64,089)       (88,175)       (44,246)
                                                         --------       --------       --------
          TOTAL STOCKHOLDER'S DEFICIT..................   (63,089)       (87,175)       (43,246)
                                                         --------       --------       --------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT............  $264,178       $311,490       $342,514
                                                         ========       ========       ========

See accompanying notes to financial statements

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1996           1995           1994
                                                         --------       --------       --------
SERVICE INCOME.........................................  $366,505       $470,320       $480,178
OPERATING EXPENSES.....................................   342,419        521,005        509,294
                                                         --------       --------       --------
OPERATING INCOME (LOSS)................................    24,086        (50,685)       (29,116)
                                                         --------       --------       --------
OTHER INCOME
     Interest income...................................        --          1,483            297
     Gain on sale of property and equipment............        --          5,273             --
                                                         --------       --------       --------
       TOTAL OTHER INCOME..............................        --          6,756            297
                                                         --------       --------       --------
NET INCOME (LOSS)......................................    24,086        (43,929)       (28,819)
ACCUMULATED DEFICIT -- BEGINNING.......................   (88,175)       (44,246)       (15,427)
                                                         --------       --------       --------
ACCUMULATED DEFICIT -- ENDING..........................  $(64,089)      $(88,175)      $(44,246)
                                                         ========       ========       ========

See accompanying notes to financial statements

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.
                            STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1996           1995           1994
                                                         --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash Receipts:
     Cash received from patients.......................  $371,999       $523,509       $514,728
     Interest received.................................        --          1,483            297
                                                         --------       --------       --------
       Total Cash Receipts.............................   371,999        524,992        515,025
                                                         --------       --------       --------
  Cash Payments:
     Cash paid to suppliers and employees..............   347,854        513,222        501,678
     Interest paid.....................................        --             --             --
     Income taxes paid.................................        --            471             --
                                                         --------       --------       --------
       Total Cash Payments.............................   347,854        513,693        501,678
                                                         --------       --------       --------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............    24,145         11,299         13,347
                                                         --------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to officer..................................        --             --        (13,280)
  Repayments from officer..............................       318         11,639             --
  Acquisition of property and equipment................   (17,302)       (24,239)          (491)
  Proceeds from sale of property and equipment.........        --          6,611             --
                                                         --------       --------       --------
NET CASH USED FOR INVESTING ACTIVITIES.................   (16,984)        (5,989)       (13,771)
                                                         --------       --------       --------
INCREASE (DECREASE) IN CASH............................     7,161          5,310           (424)
CASH - BEGINNING.......................................    16,828         11,518         11,942
                                                         --------       --------       --------
CASH - ENDING..........................................  $ 23,989       $ 16,828       $ 11,518
                                                         ========       ========       ========
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
     Net income (loss).................................  $ 24,086       $(43,929)      $(28,819)
     Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
       Depreciation....................................     8,470          8,123         12,013
       Gain on sale of property and equipment..........        --         (5,273)            --
       Changes in operating assets and liabilities:
          (Increase) decrease in:
            Accounts receivable........................    62,987         39,473        (43,063)
          Increase (decrease) in:
            Accounts payable...........................    (2,531)         1,775         (5,630)
            Accrued expenses and other current
               liabilities.............................   (11,374)        (2,586)         1,233
            Deferred revenue...........................   (57,493)        13,716         77,613
                                                         --------       --------       --------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............  $ 24,145       $ 11,299       $ 13,347
                                                         ========       ========       ========

See accompanying notes to financial statements

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.
                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a)  Nature of Operations

     Frank Weisner, DMD, Orthodontist, P.C., provides dentistry services, specializing in orthodontic medicine. The Company was incorporated in 1983 and operates in Fitchburg, Gardner and Athol, Massachusetts.

  (b)  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method at rates sufficient to write off the cost of the applicable assets over their estimated useful lives.

  (c)  Revenue Recognition

     Company revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred under the terms of contractual agreements with each patient. A significant portion, approximately 25%, of the services are performed in the initial month of the contract. Accordingly, a proportionate share of revenue is recognized. The balance of revenues is recognized over the remaining term of the contract, which averages 24 months.

  (d)  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (e)  Income Taxes

     The Company records taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the years in which those differences are expected to reverse.

  (f)  Advertising

     Advertising costs are charged to operations when incurred.

(2)  RELATED PARTY TRANSACTIONS

  (a)  Due from Officer

     The balance represents non-interest bearing, unsecured, demand cash advances to an officer.

  (b)  Rent

     The Company leases some of its office space from its stockholder. These rental expenditures totaled $13,200 for the nine months ended September 30, 1996 and $19,200 for each of the years ended December 31, 1995 and 1994.
                                                                     (continued)

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(2)  RELATED PARTY TRANSACTIONS (CONTINUED)

  (b)  Rent (continued)

     The following is a schedule of future minimum lease payments.

                                     YEAR ENDING
                                    SEPTEMBER 30,                           AMOUNT
            -------------------------------------------------------------  --------
              1997.......................................................  $ 24,000
              1998.......................................................    24,000
              1999.......................................................    24,000
              2000.......................................................    24,000
              2001.......................................................     8,000
                                                                           --------
              TOTAL......................................................  $104,000
                                                                           ========

(3)  INCOME TAXES

     The Company has deferred tax assets due to deferred revenues and net operating loss carryforwards, which are partly offset by deferred tax liabilities due to unrecognized accounts receivable. The remaining deferred tax assets are offset by a valuation reserve, as the net operating loss carryforwards will never be utilized.

(4)  PROFIT SHARING PLAN

     The Company has a qualified profit sharing plan covering all eligible employees. Contributions to the plan are discretionary and are determined annually by the Board of Directors. Company contributions were $-0- for the nine months ended September 30, 1996 and $29,567 and $31,383 for the years ended December 31, 1995 and 1994, respectively.

(5)  ADVERTISING EXPENSE

     Advertising expense was $7,335 for the nine months ended September 30, 1996 and $8,873 and $7,570 for the years ended December 31, 1995 and 1994, respectively.

(6)  COMMITMENTS AND CONTINGENCIES

     The Company also leases office space from unrelated parties. These rental expenditures totaled $11,105 for the nine months ended September 30, 1996, and $14,074 and $18,465 for the years ended December 31, 1995 and 1994, respectively. Future minimum lease payments are as follows:

                                    YEAR ENDING
                                   SEPTEMBER 30,                            AMOUNT
          ----------------------------------------------------------------  -------
            1997..........................................................  $11,825
            1998..........................................................    6,600
            1999..........................................................    1,650
                                                                            -------
            TOTAL.........................................................  $20,075
                                                                            =======

(7)  SUBSEQUENT EVENT

     In November of 1996, the Company's stock was sold.

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.

           INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION

     Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information presented in the following schedules of operating expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            GOFF, CARLIN & CAGAN LLP

Worcester, Massachusetts
November 15, 1996

                     FRANK WEISNER, DMD, ORTHODONTIST, P.C.
                        SCHEDULES OF OPERATING EXPENSES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                   1996       1995       1994
                                                                 --------   --------   --------
  Officer's salary.............................................  $129,865   $202,025   $177,750
  Administrative payroll.......................................    85,967    113,752    122,453
  Payroll taxes................................................    13,941     18,633     19,619
  Drugs and supplies...........................................    22,222     21,025     28,050
  General insurance............................................     4,163      9,278      5,783
  Group insurance..............................................     3,628      7,497      7,143
  Rent.........................................................    24,305     33,274     37,665
  Utilities....................................................     2,465      3,429      3,070
  Depreciation.................................................     8,470      8,123     12,013
  Telephone....................................................     4,462      6,122      8,217
  Advertising..................................................     7,335      8,873      7,570
  Repairs and maintenance......................................     2,675      4,953      5,491
  Motor vehicle expense........................................     2,966      5,064      4,439
  Training and development.....................................     7,945      7,519      7,893
  Profit sharing plan..........................................        --     29,567     31,383
  Professional services........................................     5,734      4,825      4,650
  Outside services.............................................       448      1,719        362
  Dues and subscriptions.......................................     1,700      2,629      2,035
  Office supplies..............................................     6,131     11,582     12,346
  Postage......................................................     1,630      2,577      2,158
  Travel and entertainment.....................................     3,272     10,674      3,611
  General taxes................................................     1,513      2,477      3,602
  Laundry and uniforms.........................................       985      1,430      1,991
  Computer expense.............................................       597      3,958         --
                                                                 --------   --------   --------
  TOTAL OPERATING EXPENSES.....................................  $342,419   $521,005   $509,294
                                                                 ========   ========   ========

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of Belknap Dental Associates, P.C. (a C Corporation) as of October 31, 1996, December 31, 1995 and 1994, and the related statements of operations, changes in stockholder's equity, and cash flows for the ten months ended October 31, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Belknap Dental Associates, P.C. as of October 31, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the ten months ended October 31, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          VITALE, CATURANO AND COMPANY, P.C.

                                          November 15, 1996
                                          Boston, Massachusetts

                        BELKNAP DENTAL ASSOCIATES, P.C.
                                 BALANCE SHEETS

                                                                                 DECEMBER 31,
                                                             OCTOBER 31,     ---------------------
                                                                1996           1995         1994
                                                             -----------     --------     --------
                         ASSETS
Current assets:
  Cash and cash equivalents................................   $  44,754      $    290     $     --
  Patient receivables, net of allowance for uncollectible
     accounts of $68,000, $58,000 and $58,000 in 1996, 1995
     and 1994, respectively................................     354,775       330,082      267,784
  Other current assets.....................................       8,635         7,732        8,178
                                                                -------       -------      -------
          Total current assets.............................     408,164       338,104      275,962
                                                                -------       -------      -------
Property and equipment, net................................     241,835       238,288      218,248
                                                                -------       -------      -------
                                                              $ 649,999      $576,392     $494,210
                                                                =======       =======      =======

          LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long-term debt........................   $ 145,373      $159,200     $ 28,493
  Current portion of capital lease obligations.............       4,138         9,848        7,754
  Advances from stockholder................................       4,305         7,776       27,369
  Accounts payable and accrued expenses....................      24,437        14,586       10,420
  Cash overdraft...........................................          --            --       13,550
  Income taxes payable.....................................      44,630        32,386       23,722
  Deferred revenue.........................................      34,321        28,805       27,043
  Deferred tax liability...................................     117,075       113,387       81,958
                                                             -----------     --------     --------
          Total current liabilities........................     374,279       365,988      220,309
                                                             -----------     --------     --------
Long-term liabilities:
  Long-term debt, net of current portion...................      11,467            --      159,200
  Capital lease obligations, net of current portion........      12,529        16,047        6,081
                                                             -----------     --------     --------
          Total long-term liabilities......................      23,996        16,047      165,281
                                                             -----------     --------     --------
Stockholder's equity:
  Common stock, no par value, 300 shares authorized,
     100 shares issued and 10 shares outstanding...........       1,500         1,500        1,500
  Retained earnings........................................     310,224       252,857      167,120
                                                             -----------     --------     --------
                                                                311,724       254,357      168,620
  Less - cost of treasury stock............................      60,000        60,000       60,000
                                                             -----------     --------     --------
          Total stockholder's equity.......................     251,724       194,357      108,620
                                                             -----------     --------     --------
                                                              $ 649,999      $576,392     $494,210
                                                               ========      ========     ========

    The accompanying notes are an integral part of the financial statements.

                        BELKNAP DENTAL ASSOCIATES, P.C.
                            STATEMENTS OF OPERATIONS

                                                         TEN MONTHS
                                                           ENDED
                                                          OCTOBER
                                                            31,         YEARS ENDED DECEMBER 31,
                                                         ----------     -------------------------
                                                            1996           1995           1994
                                                         ----------     ----------     ----------
Net patient revenues...................................  $1,562,706     $1,837,463     $1,687,228
                                                         ----------     ----------     ----------
Expenses:
  Dentists' salaries...................................     494,814        539,324        509,722
  Clinical salaries....................................     211,213        273,439        252,130
  Dental supplies and laboratory fees..................     197,791        248,433        208,689
  Rental and lease expense.............................      45,249         49,382         48,579
  Advertising and marketing............................      17,605          7,214          5,701
  Depreciation and amortization........................      41,252         44,209         45,189
  Bad debt expense.....................................      21,749         13,633         12,608
  Other operating expenses.............................     172,257        187,359        187,632
  General and administrative...........................     250,962        297,573        285,895
                                                         ----------     ----------     ----------
          Total expenses...............................   1,452,892      1,660,566      1,556,145
                                                         ----------     ----------     ----------
          Operating income.............................     109,814        176,897        131,083
Interest expense.......................................      14,915         22,819         19,893
                                                         ----------     ----------     ----------
Income before income taxes.............................      94,899        154,078        111,190
Provision for income taxes.............................      37,532         60,938         43,976
                                                         ----------     ----------     ----------
Net income.............................................  $   57,367     $   93,140     $   67,214
                                                         ==========     ==========     ==========

    The accompanying notes are an integral part of the financial statements.

                        BELKNAP DENTAL ASSOCIATES, P.C.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                             COMMON STOCK
                                           -----------------     RETAINED     TREASURY      TOTAL
                                           SHARES     AMOUNT     EARNINGS      STOCK        EQUITY
                                           ------     ------     --------     --------     --------
Balance at January 1, 1994...............     10      $1,500     $101,826     $(60,000)    $ 43,326
  Net income.............................     --          --       67,214           --       67,214
  Stockholder dividends..................     --          --       (1,920)          --       (1,920)
                                             ---      ------     --------     --------     --------
Balance at December 31, 1994.............     10       1,500      167,120      (60,000)     108,620
  Net income.............................     --          --       93,140           --       93,140
  Stockholder dividends..................     --          --       (7,403)          --       (7,403)
                                             ---      ------     --------     --------     --------
Balance at December 31, 1995.............     10       1,500      252,857      (60,000)     194,357
  Net income.............................     --          --       57,367           --       57,367
                                             ---      ------     --------     --------     --------
Balance at October 31, 1996..............     10      $1,500     $310,224     $(60,000)    $251,724
                                             ===      ======     ========     ========     ========

    The accompanying notes are an integral part of the financial statements.

                        BELKNAP DENTAL ASSOCIATES, P.C.
                            STATEMENTS OF CASH FLOWS

                                                            TEN MONTHS
                                                              ENDED
                                                             OCTOBER       YEARS ENDED DECEMBER
                                                               31,                  31,
                                                            ----------     ---------------------
                                                               1996          1995         1994
                                                            ----------     --------     --------
Cash flows from operating activities:
  Net income..............................................   $ 57,367      $ 93,140     $ 67,214
  Adjustments:
     Provision for bad debts..............................     21,794        13,633       12,608
     Deferred taxes.......................................      3,688        31,429       11,645
     Depreciation and amortization........................     41,252        44,209       45,189
     Changes in operating assets and liabilities:
       Patient receivables................................    (46,487)      (75,931)     (68,439)
       Other current assets...............................       (903)          446           25
       Accounts payable and accrued expenses..............      9,851         4,166        5,252
       Income taxes payable...............................     12,244         8,664       20,783
       Deferred revenue...................................      5,516         1,762           --
                                                              -------       -------      -------
          Net cash provided by operating activities.......    104,322       121,518       94,277
                                                              -------       -------      -------
Cash flows used in investing activities:
  Acquisition of property and equipment...................    (44,799)      (41,902)     (38,439)
                                                              -------       -------      -------
Cash flows from financing activities:
  Proceeds from long-term debt............................     18,000            --           --
  Payments on long-term debt..............................    (20,360)      (28,493)     (31,469)
  Payments on capital lease obligations...................     (9,228)      (10,287)      (7,837)
  Net payments on advances from stockholder...............     (3,471)      (19,593)     (22,402)
  Net change in cash overdrafts...........................         --       (13,550)       7,790
  Stockholder dividends...................................         --        (7,403)      (1,920)
                                                              -------       -------      -------
          Net cash used in financing activities...........    (15,059)      (79,326)     (55,838)
                                                              -------       -------      -------
Increase in cash and cash equivalents.....................     44,464           290           --
Cash and cash equivalents, beginning of period............        290            --           --
                                                              -------       -------      -------
Cash and cash equivalents, end of period..................   $ 44,754      $    290     $     --
                                                              =======       =======      =======

    The accompanying notes are an integral part of the financial statements.

                        BELKNAP DENTAL ASSOCIATES, P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     TEN MONTHS ENDED OCTOBER 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Organization

     The Company is a provider of dental and orthodontic services and products located in Dover, New Hampshire.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Company maintains cash balances at a single financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at this institution may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

     Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental and orthodontic revenue is recognized as the services are performed and billed. Amounts billed in advance of completing the procedures are deferred and recorded as a liability until the services have been performed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

     At October 31, 1996, December 31, 1995 and 1994, approximately thirty percent of the Company's accounts receivable and net patient revenues were from a single commercial insurance provider.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment, which include the amortization of assets recorded under capital leases are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to fifteen years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of October 31, 1996, December 31, 1995 and 1994 were $0, $34,327, and $96,362, respectively.
Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the accrual method for financial reporting purposes and the cash method for income tax purposes. The

                        BELKNAP DENTAL ASSOCIATES, P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     TEN MONTHS ENDED OCTOBER 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)
     Income Taxes -- (Continued)
deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled net of the deferred tax benefits recognized for tax basis net operating losses that are available to offset future taxable income.

     Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Company adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Company's financial position, results of operations or cash flows.

2. SELECTED BALANCE SHEET INFORMATION

   The details of certain balance sheet accounts are as follows:

                                                           OCTOBER 31,         DECEMBER 31,
                                                           -----------     ---------------------
                                                              1996           1995         1994
                                                           -----------     --------     --------
   Property and equipment:
     Equipment...........................................   $ 119,261      $ 95,183     $ 71,898
     Equipment under capital leases......................      50,447        50,447       28,100
     Leasehold improvements..............................     223,506       203,207      187,782
     Furniture and fixtures..............................     105,859       105,437      102,245
                                                             --------      --------     --------
             Total property and equipment................     499,073       454,274      390,025
     Less - accumulated depreciation and amortization....     257,238       215,986      171,777
                                                             --------      --------     --------
             Net property and equipment..................   $ 241,835      $238,288     $218,248
                                                             ========      ========     ========

   The amounts of accumulated amortization for equipment under capital lease as of October 31, 1996, December 31, 1995 and 1994, were $42,426, $39,113, and
$18,489, respectively.

   Accounts payable and accrued expenses:
     Trade...............................................   $ 24,437      $ 11,605     $  8,882
     Accrued expenses....................................         --         2,981        1,538
                                                            --------      --------     --------
                                                            $ 24,437      $ 14,586     $ 10,420
                                                            ========      ========     ========

3. ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                           OCTOBER 31,         DECEMBER 31,
                                                           -----------     ---------------------
                                                              1996           1995         1994
                                                           -----------     --------     --------
   Allowance for uncollectible accounts:
     Balance at beginning of period......................   $  58,000      $ 58,000     $ 58,000
     Provision for bad debts.............................      21,749        13,633       12,608
     Charge offs.........................................     (11,749)      (13,633)     (12,608)
                                                             --------      --------     --------
     Balance at end of period............................   $  68,000      $ 58,000     $ 58,000
                                                             ========      ========     ========

                        BELKNAP DENTAL ASSOCIATES, P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     TEN MONTHS ENDED OCTOBER 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

4. LONG-TERM DEBT

   Long-term debt at October 31, 1996, December 31, 1995, and 1994 consisted of the following:

                                                           OCTOBER 31,         DECEMBER 31,
                                                           -----------     ---------------------
                                                              1996           1995         1994
                                                           -----------     --------     --------
   Note payable to a bank, dated August 7, 1996, payable
     in 36 monthly installments of $133 including
     interest of 1.5% over the prime rate, maturing
     August, 1999 and secured by all assets of the
     Company.............................................   $  17,069      $     --     $     --
   Note payable to a bank, dated November 26, 1991,
     payable in 259 weekly installments of $685 including
     interest of 2% over the prime rate, with a balloon
     payment of $144,004 at November 19, 1996 and secured
     by all assets of the Company........................     139,771       156,850      174,212
   Note payable to a bank, dated March 27, 1994, payable
     in 24 monthly installments of $244 including
     interest of 2% over the prime rate, maturing March,
     1996 and secured by all assets of the Company.......          --         2,350       13,481
                                                              -------       -------      -------
                                                              156,840       159,200      187,693
   Less - current portion................................     145,373       159,200       28,493
                                                              -------       -------      -------
   Long term debt, net of current portion................   $  11,467      $     --     $159,200
                                                              =======       =======      =======

5. COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     The Company leases a portion of its property and equipment under capital and operating leases. Future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consisted of the following at December 31, 1995:

                                                                      CAPITAL     OPERATING
                                                                      -------     ---------
    1996............................................................  $10,341     $  46,800
    1997............................................................    6,036        46,800
    1998............................................................    6,036        46,800
    1999............................................................    6,036        46,300
    2000............................................................    6,036        44,000
    Thereafter......................................................    1,509        29,300
                                                                      -------      --------
    Total minimum lease obligations.................................   35,994     $ 260,000
                                                                                   ========
         Less - amounts representing interest.......................   10,099
                                                                      -------
    Present value of minimum lease obligations......................   25,895
         Less - current portion.....................................    9,848
                                                                      -------
    Long-term capital lease obligations.............................  $16,047
                                                                      =======

     The Company entered into a ten year lease with two five year renewal periods for its office space in Dover, New Hampshire in 1991.

                        BELKNAP DENTAL ASSOCIATES, P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     TEN MONTHS ENDED OCTOBER 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

5. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Litigation

     The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

6. INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax liability at October 31, 1996, December 31, 1995 and 1994, resulted from the following differences:

                                                         OCTOBER 31,         DECEMBER 31,
                                                         -----------     ---------------------
                                                            1996           1995         1994
                                                         -----------     --------     --------
    Patient receivables, net...........................   $ 140,314      $130,548     $ 96,775
    Accounts payable and accrued expenses..............      (9,665)       (5,769)      (4,121)
    Deferred revenue...................................     (13,574)      (11,392)     (10,696)
                                                           --------      --------     --------
    Deferred tax liability.............................   $ 117,075      $113,387     $ 81,958
                                                           ========      ========     ========

     Provision for income taxes for the periods ended October 31, 1996, December 31, 1995 and 1994, was as follows:

                                                          TEN MONTHS
                                                            ENDED
                                                           OCTOBER           YEARS ENDED
                                                             31,            DECEMBER 31,
                                                          ----------     -------------------
                                                             1996         1995        1994
                                                          ----------     -------     -------
    Current.............................................   $ 33,844      $29,509     $32,331
    Deferred............................................      3,688       31,429      11,645
                                                            -------      -------     -------
                                                           $ 37,532      $60,938     $43,976
                                                            =======      =======     =======

     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                                                                 TEN MONTHS
                                                                   ENDED
                                                                  OCTOBER        YEARS ENDED
                                                                    31,         DECEMBER 31,
                                                                 ----------     -------------
                                                                    1996        1995     1994
                                                                 ----------     ----     ----
    Statutory U.S. federal rate................................       35%        35%      35%
    State income taxes, net of federal tax.....................        5          5        5
                                                                     ---        ---      ---
                                                                      40%        40%      40%
                                                                     ===        ===      ===

7. SUPPLEMENTAL CASH FLOW INFORMATION

                                                          TEN MONTHS
                                                            ENDED
                                                           OCTOBER           YEARS ENDED
                                                             31,            DECEMBER 31,
                                                          ----------     -------------------
                                                             1996         1995        1994
                                                          ----------     -------     -------
    Cash paid during the period for interest............   $ 14,915      $22,819     $19,893
                                                            =======      =======     =======
    Cash paid during the period for income taxes........   $ 24,183      $19,476     $12,360
                                                            =======      =======     =======
    Noncash transaction - capital lease obligations.....   $     --      $22,347     $    --
                                                            =======      =======     =======

                        BELKNAP DENTAL ASSOCIATES, P.C.
                         NOTES TO FINANCIAL STATEMENTS
                     TEN MONTHS ENDED OCTOBER 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

8. CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Credit Risk

     The Company grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and insurers, and appropriate allowances are made to reduce accounts to their net realizable values.

     Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables, advances from stockholder, and accounts payable and accrued expenses approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's fixed rate long-term borrowings approximate their fair value.

9. SUBSEQUENT EVENT

     The Company was acquired by First New England Dental Centers, Inc. effective November 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

10. RELATED PARTY TRANSACTION

     Advances from stockholder, payable on demand, as of October 31, 1996, December 31, 1995 and 1994, were $4,305, $7,776, and $27,369, respectively.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Ingoldsby and Bergman, P.C.

     We have audited the accompanying balance sheets of Ingoldsby & Bergman, P.C. as of December 31, 1995 and 1994, and the related statements of current earnings and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ingoldsby & Bergman, P.C., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          de BAIROS & COMPANY, P.C.

Cambridge, Massachusetts
December 10, 1996

                           INGOLDSBY & BERGMAN, P.C.

                                 BALANCE SHEET
              DECEMBER 31, 1995 WITH COMPARATIVE FIGURES FOR 1994

                                                                           1995         1994
                                                                         --------     --------
                                            ASSETS
Current assets:
     Cash..............................................................  $  4,103     $ 19,602
     Accounts receivable, net of allowance for doubtful accounts of approximately $54,000 and $31,500 in 1995 and 1994,
      respectively.....................................................   123,630       83,357
     Prepaid expenses and other current assets.........................    14,287       16,420
                                                                         --------     --------
          Total current assets.........................................   142,020      119,379
                                                                         --------     --------
Equipment, fixtures and improvements:
     Dental equipment..................................................    68,656       12,911
     Furniture and fixtures............................................    16,151       10,455
     Leasehold improvements............................................   100,029      100,029
                                                                         --------     --------
                                                                          184,836      123,395
     Less accumulated depreciation and amortization....................    61,021       33,592
                                                                         --------     --------
                                                                          123,815       89,803
                                                                         --------     --------
Other assets:
     Deposits..........................................................     3,410       10,560
     Organization costs, net of accumulated amortization of $1,443 and
      $963 in 1995 and, 1994, respectively.............................       973        1,453
                                                                         --------     --------
                                                                            4,383       12,013
                                                                         --------     --------
                                                                         $270,218     $221,195
                                                                         ========     ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                           1995         1994
                                                                         --------     --------
Current liabilities:
     Current portion of long-term debt.................................  $ 23,800     $ 25,438
     Accounts payable..................................................    36,524       19,355
     Accrued expenses and other current liabilities....................    61,512       53,533
     Deferred revenue..................................................    22,900       11,100
                                                                         --------     --------
          Total current liabilities....................................   144,736      109,426
                                                                         --------     --------
Long-term debt, net of current portion.................................   103,457      125,299
                                                                         --------     --------
Stockholders' equity (deficit):
     Common stock, no par value; 20,000 shares authorized, 1,000 shares
      issued and outstanding...........................................       200          200
     Retained earnings (deficit).......................................    21,825      (13,730)
                                                                         --------     --------
          Total stockholders' equity (deficit).........................    22,025      (13,530)
                                                                         --------     --------
                                                                         $270,218     $221,195
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                           INGOLDSBY & BERGMAN, P.C.

         STATEMENTS OF CURRENT EARNINGS AND RETAINED EARNINGS (DEFICIT) YEAR ENDED DECEMBER 31, 1995 WITH COMPARATIVE FIGURES FOR 1994

                                CURRENT EARNINGS

                                                                           1995         1994
                                                                         --------     --------
Net revenue............................................................  $935,910     $823,524
                                                                         --------     --------
Costs and expenses:
     Dentists' salaries................................................   257,296      206,573
     Clinical salaries.................................................   135,612      120,234
     Dental supplies and laboratory fees...............................   112,694       94,520
     Rental and lease expense..........................................    38,340      113,340
     Advertising and marketing.........................................    12,575       20,743
     Depreciation and amortization.....................................    27,909       23,001
     Other operating expenses..........................................   109,411       92,555
     General and administrative expenses...............................   154,838      116,148
                                                                         --------     --------
                                                                          848,675      787,114
                                                                         --------     --------
          Earnings from operations.....................................    87,235       36,410
Other expense:
     Interest expense..................................................    18,050       16,496
                                                                         --------     --------
          Net earnings.................................................  $ 69,185     $ 19,914
                                                                         ========     ========

RETAINED EARNINGS (DEFICIT)

Balance at beginning of year...........................................  $(13,730)    $(21,722)
Net earnings...........................................................    69,185       19,914
Distributions..........................................................   (33,630)     (11,922)
                                                                         --------     --------
Balance at end of year.................................................  $ 21,825     $(13,730)
                                                                         ========     ========

    The accompanying notes are an integral part of the financial statements.

                           INGOLDSBY & BERGMAN, P.C.

                            STATEMENT OF CASH FLOWS
         YEAR ENDED DECEMBER 31, 1995 WITH COMPARATIVE FIGURES FOR 1994

                                                                           1995         1994
                                                                         --------     --------
Cash flows from operating activities:
Net earnings...........................................................  $ 69,185     $ 19,914
Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization.....................................    27,909       23,001
     Changes in operating assets and liabilities:
          (Increase) decrease in accounts receivable, net..............   (40,273)      22,721
          Decrease in prepaid expenses and other current assets........     2,133        9,432
          Decrease in deposits.........................................     7,150           --
          Increase (decrease) in accounts payable......................    17,169      (12,038)
          Increase (decrease) in accrued expenses and other current
            liabilities................................................     7,979      (10,608)
          Increase in deferred revenue.................................    11,800        4,600
                                                                         --------     --------
     Net cash flows from operating activities..........................   103,052       57,022
                                                                         --------     --------
Cash flows from investing activities:
     Acquisitions of equipment, fixtures and improvements..............   (55,758)      (5,653)
                                                                         --------     --------
     Net cash flows from investing activities..........................   (55,758)      (5,653)
                                                                         --------     --------
Cash flows from financing activities:
     Payments on long-term debt........................................   (29,163)     (24,926)
     Payments of distributions.........................................   (33,630)     (11,922)
                                                                         --------     --------
     Net cash flows from financing activities..........................   (62,793)     (36,848)
                                                                         --------     --------
Decrease (increase) in cash............................................   (15,499)      14,521
Cash at beginning of year..............................................    19,602        5,081
                                                                         --------     --------
Cash at end of year....................................................  $  4,103     $ 19,602
                                                                         ========     ========

The Company paid interest of approximately $18,000 and $16,500 in 1995 and 1994, respectively.

The Company paid income taxes of $456 in 1995 and 1994.

Acquisitions of equipment, fixtures and improvements totaling $5,683 were financed in 1995.

    The accompanying notes are an integral part of the financial statements.

                           INGOLDSBY & BERGMAN, P.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 -- ACCOUNTING POLICIES

           A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below:

           Business Activity -- The Company is a provider of general and specialty dental services to the general public.

           Basis of Financial Statement Presentation -- The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and of net revenue and expenses for each reporting period.

           Revenue Recognition -- In general, the Company bills patients for services at the commencement of a procedure. Net revenue is recognized as the costs of services are incurred. Deferred revenue represents the unearned portion of the amount billed to the patient for certain in-progress procedures requiring multiple office visits.

           Accounts Receivable -- Accounts receivable primarily consists of receivables from patients and insurers for services provided. The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the existing receivables.

           Equipment, Fixtures and Improvements -- Equipment, fixtures and improvements are stated at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not extend the lives of the respective assets are expensed in the year incurred.

           Depreciation and Amortization -- Depreciation and amortization are computed using the straight-line method over the estimated useful lives noted below:

                                                                           LIFE IN
                                        ASSET                               YEARS
            -------------------------------------------------------------  -------
            Dental equipment.............................................    7-10
            Furniture and fixtures.......................................    3-10
            Leasehold improvements.......................................    5

           The total depreciation and amortization charged to expense was $27,429 and $22,521 in 1995 and 1994, respectively.

           Organization Costs -- The Company was incorporated in December, 1992. Organization costs are being amortized over a five year period.

           Accounting for Compensated Absences -- No provision has been made for the liability attributable to vested employees' compensated absences since the amount cannot be reasonably estimated. In management's opinion, the amount is not significant.

           Advertising -- Costs incurred for advertising are expensed when incurred.

                           INGOLDSBY & BERGMAN, P.C.

                               DECEMBER 31, 1995

NOTE 2 -- LONG-TERM DEBT

           Long-term debt consists of the following:

                                                                           1995         1994
                                                                         --------     --------
Note payable, bank in the original principal amount of $170,000 was entered into in February, 1993, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders. The note which bears interest at 2% above the bank's prime lending rate (10 1/2% at
December 31, 1995) requires monthly principal payments of $1,733 plus
accrued interest and is due in February, 2000 .........................  $123,200     $144,000
Note payable, equipment in the original principal amount of $5,683 is secured by equipment with a cost of $12,056. The note which bears interest at 12.1% requires monthly principal and interest payments of
$283 and is due in July, 1997. ........................................     4,057           --
Note payable, supplier in the original principal amount of $13,056 was secured by equipment with a cost of $8,056. The note which bore interest at 11.76% required monthly principal and interest payments of
$432 and was due in May, 1996. The Company prepaid the outstanding
balance in October, 1995. .............................................        --        6,737
                                                                         --------     --------
                                                                          127,257      150,737
            Less current portion.......................................    23,800       25,438
                                                                         --------     --------
                                                                         $103,457     $125,299
                                                                         ========     ========

           The following is a schedule of the approximate aggregate amounts due under all long-term debt agreements:

                YEAR ENDING DECEMBER 31,                             AMOUNT
                --------------------------------------------------  --------
                  1996............................................  $ 23,800
                  1997............................................    21,900
                  1998............................................    20,800
                  1999............................................    20,800
                  2000............................................    40,000
                                                                    --------
                                                                    $127,300
                                                                    ========

                           INGOLDSBY & BERGMAN, P.C.

                               DECEMBER 31, 1995

NOTE 3 -- COMMITMENTS AND CONTINGENCIES

           In December, 1992 the Company entered into an agreement to lease its facilities commencing on February 1, 1993 for an initial term of five years expiring January, 1998, with two options to extend the term for an additional five years each. In addition to the base annual rent, the Company must pay its share of any increases in the building's operating expenses. Rent under this lease totaled approximately $38,400 in 1995 and 1994 respectively.

           The future minimum annual rentals required under this lease, including renewal options, at December 31, 1995 are as follows:

                                   YEAR ENDING
                                   DECEMBER 31,                      AMOUNT
                --------------------------------------------------  --------
                  1996............................................  $ 40,700
                  1997............................................    40,900
                  1998............................................    40,900
                  1999............................................    40,900
                  2000............................................    40,900
                Later years.......................................   302,400
                                                                    --------
                                                                    $506,700
                                                                    ========

NOTE 4 -- INCOME TAXES

           The Company with the consent of its stockholders, has elected under the Internal Revenue Code to be treated as an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportional share of the Company's federal and state taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

NOTE 5 -- RELATED PARTY TRANSACTION

           The Company leased certain assets from an affiliate through December 31, 1994. The two stockholders of the Company were also the sole stockholders of the affiliate. Rent expense related to this lease totaled approximately $75,000 in 1994.

           The Company purchased certain equipment from its two stockholders in 1995 at a cost of approximately $37,000.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Ingoldsby and Bergman, P.C.

     We have audited the accompanying balance sheet of Ingoldsby & Bergman, P.C. as of September 30, 1996, and the related statements of current loss and (deficit), and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ingoldsby & Bergman, P.C., as of September 30, 1996, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                          de BAIROS & COMPANY, P.C.

Cambridge, Massachusetts
December 10, 1996

                           INGOLDSBY & BERGMAN, P.C.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1996

                                           ASSETS
Current assets:
     Cash.........................................................................  $ 15,697
     Accounts receivable, net of allowance for doubtful accounts of approximately
      $71,500.....................................................................   122,213
     Prepaid expenses and other current assets....................................    14,595
                                                                                    --------
          Total current assets....................................................   152,505
                                                                                    --------
Equipment, fixtures and improvements:
     Dental equipment.............................................................    50,876
     Office equipment.............................................................    30,477
     Furniture and fixtures.......................................................    46,628
     Leasehold improvements.......................................................   100,029
                                                                                    --------
                                                                                     228,010
Less accumulated depreciation and amortization....................................   (88,437)
                                                                                    --------
                                                                                     139,573
                                                                                    --------
Other assets:
     Deposits.....................................................................     4,010
     Organization costs, net of accumulated amortization of $1,803................       613
                                                                                    --------
                                                                                       4,623
                                                                                    --------
                                                                                    $296,701
                                                                                    ========

                          LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
     Current portion of long-term debt............................................  $ 22,853
     Accounts payable.............................................................    68,838
     Accrued expenses and other current liabilities...............................   101,487
     Deferred revenue.............................................................    34,900
                                                                                    --------
          Total current liabilities...............................................   228,078
                                                                                    --------
Long-term debt, net of current portion............................................    86,800
                                                                                    --------
Stockholders' (deficit):
     Common stock, no par value; 20,000 shares authorized, 1000 shares issued and
      outstanding.................................................................       200
     (Deficit)....................................................................   (18,377)
                                                                                    --------
          Total stockholders' (deficit)...........................................   (18,177)
                                                                                    --------
                                                                                    $296,701
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                           INGOLDSBY & BERGMAN, P.C.
                    STATEMENTS OF CURRENT LOSS AND (DEFICIT)
                         YEAR ENDED SEPTEMBER 30, 1996

                                  CURRENT LOSS

Net revenue.....................................................................    $731,557
                                                                                    ---------
Costs and expenses:
     Dentists' salaries.........................................................     214,037
     Clinical salaries..........................................................     124,905
     Dental supplies and laboratory fees........................................      94,163
     Rental and lease expense...................................................      36,571
     Advertising and marketing..................................................      15,305
     Depreciation and amortization..............................................      27,776
     Other operating expenses...................................................      81,364
     General and administrative expenses........................................     128,180
                                                                                    ---------
                                                                                     722,301
                                                                                    ---------
          Earnings from operations..............................................       9,256
Other expense:
     Interest expense...........................................................      12,529
                                                                                    ---------
          Net (loss)............................................................    $ (3,273)
                                                                                    =========

                                   (DEFICIT)

Balance at beginning of year....................................................    $ 21,825
Net (loss)......................................................................      (3,273)
Distributions...................................................................     (36,929)
                                                                                    ---------
Balance at end of year..........................................................    $(18,377)
                                                                                    =========

    The accompanying notes are an integral part of the financial statements.

                           INGOLDSBY & BERGMAN, P.C.

                            STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1996

Cash flows from operating activities:
Net (loss)........................................................................  $ (3,273)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
     Depreciation and amortization................................................    27,776
     Changes in operating assets and liabilities:
     Decrease in accounts receivable, net.........................................     1,417
     (Increase) in prepaid expenses and other current assets......................      (308)
     (Increase) in deposits.......................................................      (600)
     Increase in accounts payable.................................................    32,314
     Increase in accrued expenses and other current liabilities...................    39,975
     Increase in deferred revenue.................................................    12,000
                                                                                    --------
          Net cash flows from operating activities................................   109,301
                                                                                    --------
Cash flows from investing activities:
     Acquisitions of equipment, fixtures and improvements.........................   (43,174)
                                                                                    --------
          Net cash flows from investing activities................................   (43,174)
                                                                                    --------
Cash flows from financing activities:
     Payments on long-term debt...................................................   (17,604)
     Payments of distributions....................................................   (36,929)
                                                                                    --------
          Net cash flows from financing activities................................   (54,533)
                                                                                    --------
Increase in cash..................................................................    11,594
Cash at beginning of year.........................................................     4,103
                                                                                    --------
Cash at end of year...............................................................  $ 15,697
                                                                                    ========

The Company paid interest of approximately $12,500 during the nine months ended September 30, 1996.

The Company paid income taxes of $456 during the nine months ended September 30, 1996.

    The accompanying notes are an integral part of the financial statements.

                           INGOLDSBY & BERGMAN, P.C.

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996

NOTE 1 -- ACCOUNTING POLICIES

           A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below:

           Business Activity -- The Company is a provider of general and specialty dental services to the general public.

           Basis of Financial Statement Presentation -- The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and of net revenue and expenses for each reporting period.

           Revenue Recognition -- In general, the Company bills patients for services at the commencement of a procedure. Net revenue is recognized as the costs of services are incurred. Deferred revenue represents the unearned portion of the amount billed to the patient for certain in-progress procedures requiring multiple office visits.

           Accounts Receivable -- Accounts receivable primarily consists of receivables from patients and insurers for services provided. The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the existing receivables.

           Equipment, Fixtures and Improvements -- Equipment, fixtures and improvements are stated at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not extend the lives of the respective assets are expensed in the year incurred.

           Depreciation and Amortization -- Depreciation and amortization are computed using the straight-line method over the estimated useful lives noted below:

                                      ASSET                        LIFE IN YEARS
                -------------------------------------------------  -------------
                Dental equipment.................................    7-10
                Office Equipment.................................      5
                Furniture and fixtures...........................    3-10
                Leasehold improvements...........................      5

           The total depreciation and amortization charged to expense was $27,416 during the nine months ended September 30, 1996.

           Organization Costs -- The Company was incorporated in December, 1992. Organization costs are being amortized over a five year period.

           Accounting for Compensated Absences -- No provision has been made for the liability attributable to vested employees' compensated absences since the amount cannot be reasonably estimated. In management's opinion, the amount is not significant.

           Advertising -- Costs incurred for advertising are expensed when incurred.

                           INGOLDSBY & BERGMAN, P.C.

                               SEPTEMBER 30, 1996

NOTE 2 -- LONG-TERM DEBT

           Long-term debt consists of the following:

Note payable, bank in the original principal amount of $170,000 was entered into in February, 1993, is secured by all of the Company's assets, and is guaranteed by the Company's stockholders. The note which bears interest at 2% above the bank's prime lending rate (10 1/4% at September 30, 1996) requires monthly principal payments of $1,733 plus accrued interest and is due in February, 2000.............  $107,600
Note payable, equipment in the original principal amount of $5,683 is secured by equipment with a cost of $12,056. The note which bears interest at 12.1% requires
monthly principal and interest payments of $283 and is due in July, 1997..........     2,053
                                                                                    --------
                                                                                     109,653
          Less current portion....................................................    22,853
                                                                                    --------
                                                                                    $ 86,800
                                                                                    ========

           The following is a schedule of the approximate aggregate amounts due under all long-term debt agreements:

                                  TWELVE MONTHS
                               ENDING SEPTEMBER 30,                  AMOUNT
                --------------------------------------------------  --------
                       1997.......................................  $ 22,900
                       1998.......................................    20,800
                       1999.......................................    20,800
                       2000.......................................    45,200
                                                                    --------
                                                                    $109,700
                                                                    ========

NOTE 3 -- COMMITMENTS AND CONTINGENCIES

           In December, 1992 the Company entered into an agreement to lease its facilities commencing on February 1, 1993 for an initial term of five years expiring January, 1998, with two options to extend the term for an additional five years each. In addition to the base annual rent, the Company must pay its share of any increases in the building's operating expenses. Rent under this lease totaled approximately $36,600, including additional rentals, during the nine months ended September 30, 1996.

           The future minimum annual rentals required under this lease, including renewal options, at December 31, 1995 are as follows:

                                  TWELVE MONTHS
                               ENDING SEPTEMBER 30,                  AMOUNT
                --------------------------------------------------  --------
                       1997.......................................  $ 40,900
                       1998.......................................    40,900
                       1999.......................................    40,900
                       2000.......................................    40,900
                       2001.......................................    40,900
                       Later years................................   271,700
                                                                    --------
                                                                    $476,200
                                                                    ========

                           INGOLDSBY & BERGMAN, P.C.

                               SEPTEMBER 30, 1996

NOTE 4 -- INCOME TAXES

           The Company with the consent of its stockholders, has elected under the Internal Revenue Code to be treated as an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportional share of the Company's federal and state taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

     We have audited the accompanying balance sheets of David I. Peck. D.M.D. (a proprietorship) as of September 30, 1996, December 31, 1995 and December 31, 1994, and the related statements of income and proprietor's capital, and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of David I. Peck, D.M.D. as of September 30, 1996, December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

                                            /s/ Joseph D. Kalicka & Company, LLP

                                            JOSEPH D. KALICKA & COMPANY, LLP
                                            Certified Public Accountants

November 25, 1996

                             DAVID I. PECK, D.M.D.
                                 BALANCE SHEETS
            AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995 AND 1994

                                                                            DECEMBER 31,
                                                  SEPTEMBER 30,       -------------------------
                                                      1996              1995            1994
                                                  -------------       ---------       ---------
                     ASSETS
Current assets:
     Cash.......................................    $  14,714         $  27,441       $  10,530
     Patient receivables, net...................       55,421            82,653          69,580
                                                    ---------         ---------       ---------
          Total current assets..................       70,135           110,094          80,110
                                                    ---------         ---------       ---------
Fixtures and equipment..........................      192,403           185,416         184,405
     Accumulated depreciation...................     (175,046)         (170,508)       (161,825)
                                                    ---------         ---------       ---------
Fixtures and equipment, net.....................       17,357            14,908          22,580
                                                    ---------         ---------       ---------
Other assets:
     Reserve -- patient bank charge.............        2,311             3,074           3,164
                                                    ---------         ---------       ---------
Total assets....................................    $  89,803         $ 128,076       $ 105,854
                                                    =========         =========       =========

      LIABILITIES AND PROPRIETOR'S CAPITAL
Current liabilities:
     Accounts payable...........................    $   6,518         $   7,611       $   7,645
     Payroll taxes withheld and payable.........        3,464               148           2,873
     Accrued profit sharing contribution........       21,750                --          10,000
     Deferred revenue...........................        9,471             7,204           8,760
     Notes payable -- current portion...........        9,996            13,429          28,260
     Line of credit.............................        8,000                --              --
                                                    ---------         ---------       ---------
          Total current liabilities.............       59,199            28,392          57,538
Long-term liabilities:
     Notes payable, net of current portion......       37,481            49,938          63,367
                                                    ---------         ---------       ---------
Total liabilities...............................       96,680            78,330         120,905
Proprietor's capital (deficit)..................       (6,877)           49,746         (15,051)
                                                    ---------         ---------       ---------
Total liabilities and proprietor's capital......    $  89,803         $ 128,076       $ 105,854
                                                    =========         =========       =========

   The accompanying notes are an integral part of these financial statements.

                             DAVID I. PECK, D.M.D.
                               INCOME STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                                 DECEMBER 31,
                                                           SEPTEMBER 30,     ---------------------
                                                               1996            1995         1994
                                                           -------------     --------     --------
Net patient revenues.....................................    $ 418,743       $634,998     $572,720
                                                              --------       --------     --------
Operating expenses:
     Purchased services..................................        1,268          2,883        6,997
     Salaries and wages..................................       90,052        120,013      114,088
     Payroll taxes.......................................       12,866          9,365       12,128
     Parking.............................................        4,005          4,505        5,275
     Insurance...........................................        9,562         12,835       15,182
     Maintenance and repair..............................        2,664          3,385        3,053
     Product cost........................................        7,459         11,812       11,810
     Dues and subscriptions..............................        1,467          2,645        1,724
     Laboratory..........................................       17,928         20,157       17,995
     Dental supplies.....................................       13,307         25,316       19,291
     Computer expense....................................        4,531          3,147        4,818
     Telephone...........................................        1,549          1,157        2,766
     Professional fees...................................        1,619            613          943
     Rent................................................       10,015         12,195       13,620
     Property taxes......................................          371            512          672
     Bad debt expense....................................       12,815         11,346        4,588
     Utilities...........................................        3,571          4,078        5,474
     Profit sharing contribution.........................       21,750             --       10,000
     Office expenses.....................................        4,416         12,270        6,539
     Advertising.........................................        9,653         20,711       20,083
     Depreciation........................................        4,538          8,683       10,814
     Professional development............................        1,993            585        2,430
                                                              --------       --------     --------
          Total operating expenses.......................      237,399        288,213      290,290
                                                              --------       --------     --------
Operating income.........................................      181,344        346,785      282,430
Other income (expense):
     Interest expense....................................       (2,251)        (4,906)      (5,663)
     Interest income.....................................          165            233          156
                                                              --------       --------     --------
Net income...............................................    $ 179,258       $342,112     $276,923
                                                              ========       ========     ========

The accompanying notes are an integral part of these financial statements.

                             DAVID I. PECK, D.M.D.
                 STATEMENTS OF CHANGES IN PROPRIETOR'S CAPITAL
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                       SEPTEMBER          DECEMBER 31,
                                                          30,        -----------------------
                                                          1996          1995         1994
                                                      ------------   ----------   ----------
Balance at beginning of period......................   $   49,746    $  (15,051)  $  (26,412)
Net income..........................................      179,258       342,112      276,923
Draw................................................     (235,881)     (277,315)    (265,562)
                                                        ---------     ---------    ---------
Balance at end of period............................   $   (6,877)   $   49,746   $  (15,051)
                                                        =========     =========    =========

The accompanying notes are an integral part of these financial statements.

                             DAVID I. PECK, D.M.D.
                            STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                             DECEMBER 31,
                                                    SEPTEMBER 30,       -----------------------
                                                        1996              1995           1994
                                                    -------------       --------       --------
Cash flows from operating activities:
  Net income......................................    $ 179,258         $342,112       $276,923
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Provision for losses on accounts
       receivable.................................       (1,400)             700             --
     Depreciation.................................        4,538            8,683         10,814
     Net changes in operating assets and
       liabilities:
       Accounts receivable........................       28,632          (13,773)          (551)
       Reserve -- patient bank charge.............          763               90             --
       Accounts payable...........................       (1,093)             (34)         5,238
       Payroll taxes withheld and payable.........        3,316           (2,725)          (107)
       Accrued profit sharing contribution........       21,750          (10,000)        10,000
       Deferred revenue...........................        2,267           (1,556)           728
                                                      ---------         ---------      ---------
Net cash provided by operating activities.........      238,031          323,497        303,045
                                                      ---------         ---------      ---------
Cash flows from investing activities:
  Equipment additions.............................       (6,987)          (1,011)        (9,552)
                                                      ---------         ---------      ---------
Net cash used by investing activities.............       (6,987)          (1,011)        (9,552)
                                                      ---------         ---------      ---------
Cash flows from financing activities:
  Proprietor draw.................................     (235,881)        (277,315)      (265,562)
  Short-term borrowings, net......................        8,000               --             --
  Repayments of long-term borrowings..............      (15,890)         (28,260)       (21,930)
                                                      ---------         ---------      ---------
Net cash used by financing activities.............     (243,771)        (305,575)      (287,492)
                                                      ---------         ---------      ---------
Net increase (decrease) in cash...................      (12,727)          16,911          6,001
Cash balance -- beginning.........................       27,441           10,530          4,529
                                                      ---------         ---------      ---------
Cash balance -- ending............................    $  14,714         $ 27,441       $ 10,530
                                                      =========         =========      =========
Supplemental disclosures of cash flow information:
Cash paid during the year for interest............    $   2,251         $  4,906       $  5,663
                                                      =========         =========      =========

The accompanying notes are an integral part of these financial statements.

                             DAVID I. PECK, D.M.D.
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  SIGNIFICANT ACCOUNTING POLICIES:

  A.  Organization:

     David I. Peck, D.M.D. (the "Proprietor") provides cosmetic and general dentistry to patients in the Springfield, Massachusetts area.

  B.  Revenue recognition and concentration of credit risk:

     Net patient revenues represent amounts billed to patients in the normal course of operations. Dental revenue is recognized as the services are performed and billed. Procedures requiring multiple visits are billed at the time of the initial visit. Deferred revenue represents patient prepayments for services to be provided.

     The dental practice grants credit to patients, all of whom are located in the Western Massachusetts area. An allowance for doubtful accounts is recorded based on historical experience and approximates 5% of gross accounts receivable. The allowance and bad debt expense as of and for the periods ended are as follows:

                                                                   9/30/96   12/31/95   12/31/94
                                                                   -------   --------   --------
Allowance for doubtful accounts..................................  $ 3,000   $  4,400   $ 3,700
                                                                   =======    =======   =======
Bad debt expense.................................................  $12,815   $ 11,346   $ 4,588
                                                                   =======    =======   =======

  C.  Fixtures and equipment:

     Fixtures and equipment are recorded at cost and depreciation is provided on the straight line method over estimated useful lives of five to ten years.

     Expenditures for maintenance and repairs are charged against income as incurred. Company policy is to charge or credit to income any loss or gain resulting from disposal or retirements.

  D.  Income taxes:

     The accompanying financial statements have been prepared solely from the accounts of David I. Peck, D.M.D. (a proprietorship), and they do not include the personal accounts of the owner or those of any other operations in which he is engaged. Income from the proprietorship is reported in the proprietor's income tax return. Accordingly, no provision for such taxes is included in these financial statements.

  E.  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  PROFIT SHARING PLAN:

     The Proprietorship has a profit sharing plan for qualified employees. Contributions are at the discretion of the owner.

3.  LEASED FACILITIES:

     The Proprietorship leases its office facilities. The lease commenced January, 1991 and calls for monthly payments of $1,135. The lease was renewed January, 1996 with no change in monthly rent. The lease contains

                             DAVID I. PECK, D.M.D.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
               AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

an option to renew for four, five year intervals. Future minimum rental payments required as of September 30, 1996 are as follows:

          9/30/97.........................................................  $13,620
          9/30/98.........................................................   13,620
          9/30/99.........................................................   13,620
          9/30/00.........................................................   13,620
          9/30/01.........................................................    3,405
                                                                            -------
                                                                            $57,885
                                                                            =======

4.  NOTES PAYABLE:

                                                                                     DECEMBER 31,
                                                                   SEPTEMBER 30,   -----------------
                                                                       1996         1995      1994
                                                                   -------------   -------   -------
 A.   Installment notes payable to a bank. Repayment terms vary.
      Payments due monthly including interest at variable rates.
      These notes were paid in full by September 30, 1996........     $    --      $13,429   $41,689
 B.   Note payable to a bank. Originally interest-only payments
      due monthly. Converted to a term loan May, 1996. Payable in sixty monthly installments of $833 plus interest at prime
      plus one percent per annum. Final payment due June 2001....     $47,477      $49,938   $49,938
                                                                      -------      -------   -------
      Total......................................................      47,477       63,367    91,627
      Current portion............................................       9,996       13,429    28,260
                                                                      -------      -------   -------
      Long-term portion..........................................     $37,481      $49,938   $63,367
                                                                      =======      =======   =======

     Current maturities of long term debt:

          September 30, 1997..............................................  $ 9,996
                         1998.............................................    9,996
                         1999.............................................    9,996
                         2000.............................................    9,996
                         2001.............................................    7,493
                                                                            -------
                                                                            $47,477
                                                                            =======

5.  LINE OF CREDIT:

     The Proprietorship has a line of credit with a bank with a limit of $25,000. This line is an unsecured demand obligation which originated May, 1996. Interest is payable monthly on the outstanding balance at 1.5% over the bank's prime rate. The rate at September 30, 1996 was 9.5%.

6.  SUBSEQUENT EVENT:

     In November, 1996, David I. Peck, D.M.D. transferred ownership interest of the dental practice to First New England Dental Center, Inc., a Delaware corporation, for consideration received.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

We have audited the accompanying balance sheets of Geoffrey M. Parrillo, D.M.D. (a Proprietorship) as of September 30, 1996, December 31, 1995 and 1994, and the related statements of operations, changes in proprietor's capital, and cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geoffrey M. Parrillo, D.M.D. as of September 30, 1996, December 31, 1995 and 1994, and the results of its operations and its cash flows for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                            VITALE, CATURANO AND COMPANY, P.C.

                                            November 23, 1996
                                            Boston, Massachusetts

                          GEOFFREY M. PARRILLO, D.M.D.
                                 BALANCE SHEETS

                                                           SEPTEMBER 30,         DECEMBER 31,
                                                           -------------     ---------------------
                                                               1996            1995         1994
                                                           -------------     --------     --------
                         ASSETS
Current assets
     Cash and cash equivalent............................    $  15,820       $  9,653     $ 15,577
     Patient receivables, net of allowance for
       uncollectible accounts of $12,813, $9,000 and
       $5,424 in 1996, 1995, and 1994, respectively......       41,986         66,796       63,639
                                                              --------       --------     --------
          Total current assets...........................       57,806         76,449       79,216
                                                              --------       --------     --------
Property and equipment, net..............................       52,517         67,995       84,631
                                                              --------       --------     --------
Other assets.............................................       71,892         87,891      109,223
                                                              --------       --------     --------
                                                             $ 182,215       $232,335     $273,070
                                                              ========       ========     ========

           LIABILITIES AND PROPRIETOR'S CAPITAL
Current liabilities:
     Accounts payable....................................    $   5,082       $  7,070     $ 12,773
                                                              --------       --------     --------
     Proprietor's capital................................      177,133        225,265      260,297
                                                              --------       --------     --------
                                                             $ 182,215       $232,335     $273,070
                                                              ========       ========     ========

    The accompanying notes are an integral part of the financial statements.

                          GEOFFREY M. PARRILLO, D.M.D.

                            STATEMENTS OF OPERATIONS

                                                         NINE MONTHS
                                                            ENDED           YEARS ENDED DECEMBER 31,
                                                        SEPTEMBER 30,
                                                        -------------    ------------------------------
                                                            1996             1995             1994
                                                        -------------    -------------    -------------
Net patient revenues.................................     $ 272,258        $ 376,651        $ 280,496
                                                           --------         --------         --------
Expenses:
     Clinical salaries...............................        36,135           55,494           38,379
     Dental supplies and laboratory fees.............        30,181           45,767           28,207
     Rental expense..................................         5,651           16,399           18,191
     Advertising and marketing.......................         1,640              705            1,306
     Depreciation and amortization...................        31,477           45,768           29,838
     Bad debt expense................................         3,813            3,576            5,424
     Other operating expenses........................        28,675           41,541           21,728
     General and administrative......................        63,147           57,917           58,683
                                                           --------         --------         --------
          Total expenses.............................       200,719          267,167          201,756
                                                           --------         --------         --------
Net income...........................................     $  71,539        $ 109,484        $  78,740
                                                           ========         ========         ========

If all of the Proprietorship's operations had been
  subject
  to income taxes, net income would have been as
  follows (unaudited):
     Historical income before income taxes...........     $  71,539        $ 109,484        $  78,740
     Provision for income taxes......................        29,500           45,100           32,500
                                                           --------         --------         --------
          Proforma net income........................     $  42,039        $  64,384        $  46,240
                                                           ========         ========         ========

    The accompanying notes are an integral part of the financial statements.

                          GEOFFREY M. PARRILLO, D.M.D.
                 STATEMENTS OF CHANGES IN PROPRIETOR'S CAPITAL

Balance at January 1, 1994......................................................   $  47,165
     Capital contributions......................................................     212,234
     Net income.................................................................      78,740
     Withdrawals................................................................     (77,842)
                                                                                    --------
Balance at December 31, 1994....................................................     260,297
     Capital contributions......................................................      13,149
     Net income.................................................................     109,484
     Withdrawals................................................................    (157,665)
                                                                                    --------
Balance at December 31, 1995....................................................     225,265
     Net income.................................................................      71,539
     Withdrawals................................................................    (119,671)
                                                                                    --------
Balance at September 30, 1996...................................................   $ 177,133
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                          GEOFFREY M. PARRILLO, D.M.D.

                            STATEMENTS OF CASH FLOWS

                                                            NINE MONTHS
                                                               ENDED         YEARS ENDED DECEMBER
                                                           SEPTEMBER 30,              31,
                                                           -------------     ---------------------
                                                               1996            1995         1994
                                                           -------------     --------     --------
Cash flows from operating activities:
  Net income............................................     $  71,539       $109,484     $ 78,740
  Adjustments:
     Provision for bad debts............................         3,813          3,576        5,424
     Depreciation and amortization......................        31,477         45,768       29,838
     Changes in operating assets and liabilities:
       Patient receivables..............................        20,997         (6,733)     (58,212)
       Accounts payable.................................        (1,988)        (5,703)      11,694
                                                              --------       --------     --------
          Net cash provided by operating activities.....       125,838        146,392       67,484
                                                              --------       --------     --------
Cash flows from investing activities:
  Acquisition of property and equipment.................            --         (7,800)     (77,529)
  Acquisition of other assets...........................            --             --     (120,000)
                                                              --------       --------     --------
          Net cash used in investing activities.........            --         (7,800)    (197,529)
                                                              --------       --------     --------
Cash flows from financing activities:
  Capital contributions.................................            --         13,149      212,234
  Withdrawals by proprietor.............................      (119,671)      (157,665)     (77,842)
                                                              --------       --------     --------
          Net cash provided by (used in) financing
            activities..................................      (119,671)      (144,516)     134,392
                                                              --------       --------     --------
Increase (decrease) in cash and cash equivalents........         6,167         (5,924)       4,347
Cash and cash equivalents, beginning of period..........         9,653         15,577       11,230
                                                              --------       --------     --------
Cash and cash equivalents, end of period................     $  15,820       $  9,653     $ 15,577
                                                              ========       ========     ========

    The accompanying notes are an integral part of the financial statements.

                          GEOFFREY M. PARRILLO, D.M.D.

                         NOTES TO FINANCIAL STATEMENTS
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Corporate Organization

     Geoffrey M. Parrillo, D.M.D., a Proprietorship, is a provider of dental services and products located in Cranston, Rhode Island.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during each reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Proprietorship considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair value because of the short maturity.

     The Proprietorship maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Proprietorship's accounts at these institutions may, at times, exceed the federally insured limits. The Proprietorship has not experienced any losses in such accounts.

  Revenue Recognition

     Net patient revenues represent amounts billed to patients for services performed. Dental revenue is recognized as the services are performed and billed.

     Accounts receivable primarily consist of receivables from patients, insurers, government programs and other third-party payers for services provided by dentists. An allowance for uncollectible accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment, are provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from five to seven years. Fully depreciated assets are retained in property and equipment until they are removed from service. Fully depreciated assets as of September 30, 1996, December 31, 1995 and 1994 were $42,638, $42,638, and $22,538, respectively. Maintenance and repairs are charged to expenses whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

  Income Taxes

     Income from the Proprietorship is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual federal and state income tax returns. The Proprietorship is not a taxpaying entity for purposes of federal and state income taxes and thus, no income taxes have been recorded in these statements.

                          GEOFFREY M. PARRILLO, D.M.D.

                         NOTES TO FINANCIAL STATEMENTS
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1. CORPORATE ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- (CONTINUED)
  Income Taxes -- (Continued)
     Income taxes, including the proforma calculations, are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

  Recent FASB Pronouncements

     In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of " which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Proprietorship adopted SFAS No. 121 during the first quarter of 1996. Implementation of this standard did not have a material effect on the Proprietorship's financial position, results of operations or cash flows.

  Other Assets

     Goodwill consisting of $20,000 of the excess of the fair value over the purchase price of the assets acquired in the purchase of a dental practice in August 1994, is being amortized using the straight-line method over a 15 year period.

     Patient list consisting of the purchase price of $100,000 of a patient list acquired in the purchase of a dental practice in August 1994, is being amortized using the straight-line method over a 5 year period.

2. SELECTED BALANCE SHEET INFORMATION

   The details of certain balance sheet accounts are as follows:

                                                           SEPTEMBER 30,        DECEMBER 31,
                                                           -------------    --------------------
                                                               1996           1995        1994
                                                           -------------    --------    --------
     Property and equipment
          Equipment.....................................     $ 152,967      $152,967    $145,167
          Less -- accumulated depreciation..............       100,450        84,972      60,536
                                                              --------      --------    --------
                                                             $  52,517      $ 67,995    $ 84,631
                                                              ========      ========    ========

   For the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, depreciation relating to property and equipment was $15,478, $24,436 and $19,061, respectively.

     Other assets:
          Patient list, net of amortization.............     $  55,000      $ 70,000    $ 90,000
          Goodwill, net of amortization.................        16,892        17,891      19,233
                                                           -------------    --------    --------
                                                             $  71,892      $ 87,891    $109,223
                                                            ==========      ========    ========

   For the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, amortization relating to the patient list and goodwill was $15,999, $21,332 and $10,777, respectively.

                          GEOFFREY M. PARRILLO, D.M.D.

                         NOTES TO FINANCIAL STATEMENTS
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

3.   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

                                                               SEPTEMBER 30,      DECEMBER 31,
                                                               -------------    ----------------
                                                                   1996          1995      1994
                                                               -------------    ------    ------
     Allowance for uncollectible accounts:
          Balance at beginning of period....................      $ 9,000       $5,424    $   --
          Provision for bad debts...........................        3,813        3,576     5,424
          Charge offs.......................................           --           --        --
                                                               -------------    ------    ------
          Balance at end of period..........................      $12,813       $9,000    $5,424
                                                               ==========       ======    ======

4.   CONTINGENCIES

  Litigation

     The Proprietorship is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Proprietorship's financial position, results of operations or liquidity.

5.   INCOME TAXES

     The differences between the federal tax rate and the Proprietorship's effective tax rate at December 31, 1995 were as follows:

                                                            NINE MONTHS
                                                               ENDED
                                                           -------------
                                                           SEPTEMBER 30,      DECEMBER 31,
                                                           -------------   -------------------
                                                               1996          1995       1994
                                                           -------------   --------   --------
    Tax at U.S. statutory rate (35%).....................    $  25,000     $ 38,300   $ 27,600
    State income taxes, net of federal tax...............        4,500        6,800      4,900
    Income not subject to corporate level federal tax....      (29,500)     (45,100)   (32,500)
                                                              --------     --------   --------
                                                             $      --     $     --   $     --
                                                              ========     ========   ========

6.   CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  Credit Risk

     The Proprietorship grants patients credit in the normal course of business. The credit risk with respect to these patient receivables is generally considered minimal because procedures are in effect to monitor the creditworthiness of patients and appropriate allowances are made to reduce accounts to their net realizable values.

  Fair Value of Financial Instruments

     The following estimated fair values of financial instruments have been determined by the Proprietorship using available market information and appropriate valuation methodologies.

     The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair values due to the short-term maturities of these instruments.

                          GEOFFREY M. PARRILLO, D.M.D.

                         NOTES TO FINANCIAL STATEMENTS
                    NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

7.   SUBSEQUENT EVENT

     Certain assets of the Proprietorship were acquired by First New England Dental Centers, Inc. effective October 1, 1996. The accompanying financial statements are presented on a going concern basis and not on a liquidation basis.

8.   RELATED PARTY TRANSACTIONS

     The Proprietorship is located in space provided by the proprietor at no cost.

                          INDEPENDENT AUDITOR'S REPORT

To The Partners of Knudson, Knights & Predmore

     We have audited the accompanying balance sheets of Knudson, Knights and Predmore (a New Hampshire partnership) as of December 31, 1995 and 1994 and the related statements of operations and partners' equity and statement of cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knudson, Knights & Predmore as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting schedules of cost of fees collected on page F-242 and supporting schedules of selling, general and administrative expenses on page F-243 are presented for the purpose of additional analysis and are not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements, and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          BARRETT & DATTILIO, P.C.

                                          November 15, 1996
                                          Quechee, Vermont

                         KNUDSON, KNIGHTS AND PREDMORE

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
                                  ASSETS
Current Assets
     Cash..............................................................  $    423     $    293
     Accounts receivable (net of allowance for doubtful accounts of
      $22,150 and $16,554 respectively)................................   199,353      148,989
     Prepaid insurance.................................................    16,519       14,928
                                                                         --------     --------
          Total Current Assets.........................................   216,295      164,210
                                                                         --------     --------
Fixed Assets
     Office furniture..................................................    58,937       39,983
     Dental equipment..................................................   131,180      112,325
     Leasehold improvements............................................    60,265       60,265
                                                                         --------     --------
                                                                          250,382      212,573
     Less accumulated depreciation.....................................   138,144      119,922
                                                                         --------     --------
                                                                          112,238       92,651
                                                                         --------     --------
                                                                         $328,533     $256,861
                                                                         ========     ========

                     LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities
     Accounts payable..................................................  $ 53,549     $ 37,822
     Accrued payroll...................................................    19,813       18,464
     Accrued payroll taxes.............................................       251            0
     Current portion capital lease.....................................     2,200            0
                                                                         --------     --------
          Total Current Liabilities....................................    75,813       56,286
                                                                         --------     --------
Capital Lease..........................................................    13,034            0
                                                                         --------     --------
Partners' Capital......................................................   239,686      200,575
                                                                         --------     --------
                                                                         $328,533     $256,861
                                                                         ========     ========

See independent auditor's report and accompanying notes to financial statements

                         KNUDSON, KNIGHTS AND PREDMORE

                 STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                        ----------   ----------
Net patient service revenue.........................................    $1,551,190   $1,300,202
Cost of Fees Collected..............................................       628,559      461,425
                                                                        ----------   ----------
     Gross Profit...................................................       922,631      838,777
                                                                        ----------   ----------
Selling, General and Administrative Expenses........................       382,692      389,012
Depreciation and amortization.......................................        18,222       15,186
                                                                        ----------   ----------
                                                                           400,914      404,198
                                                                        ----------   ----------
Other Income (Expense)
     Rental income..................................................             0          200
     Miscellaneous income...........................................         2,025            0
     Interest income................................................           313           71
     Interest expense...............................................          (209)        (143)
                                                                        ----------   ----------
                                                                             2,129          128
                                                                        ----------   ----------
Net Income..........................................................       523,846      434,707
Partners' Equity -- Beginning of period.............................       200,575      203,069
     Withdrawals....................................................      (484,735)    (437,201)
                                                                        ----------   ----------
Partners' Equity -- Ending of period................................    $  239,686   $  200,575
                                                                        ==========   ==========

See independent auditor's report and accompanying notes to financial statements

                         KNUDSON, KNIGHTS AND PREDMORE

                              CASH FLOW STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                       ---------     ---------
Cash flows from operating activities:
     Net Income......................................................  $ 523,846     $ 434,707
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization..............................     18,222        15,186
          (Increase) decrease in accounts receivable.................    (50,364)      (19,916)
          (Increase) decrease in prepaid insurance...................     (1,591)       (4,134)
          Increase (decrease) in accounts payable....................     15,727        21,021
          Increase (decrease) in accrued liabilities.................      1,600         6,650
                                                                       ---------     ---------
               Total Adjustments.....................................    (16,406)       18,807
                                                                       ---------     ---------
Net cash provided (used) by operating activities.....................    507,440       453,514
                                                                       ---------     ---------
Cash flows from investing activities:
     Cash payments for the purchase of equipment.....................    (22,407)      (17,142)
                                                                       ---------     ---------
     Net cash provided (used) by investing activities................    (22,407)      (17,142)
                                                                       ---------     ---------
Cash flows from financing activities:
     Partner distributions...........................................   (484,735)     (437,201)
     Net borrowings on line of credit................................          0        (8,270)
     Principal payments of long-term debt............................       (168)            0
                                                                       ---------     ---------
     Net cash provided (used) by financing activities................   (484,903)     (445,471)
                                                                       ---------     ---------
Net increase (decrease) in cash and equivalents......................        130        (9,099)
Cash and cash equivalents, beginning of year.........................        293         9,392
                                                                       ---------     ---------
Cash and cash equivalents, end of year...............................  $     423     $     293
                                                                       =========     =========
Schedule of noncash investing and financing activities:
     Acquisition of dental and office equipment
          Cost of equipment..........................................  $  37,809     $  17,142
          Loans......................................................    (15,402)            0
                                                                       ---------     ---------
     Cash paid to acquire dental and office equipment................  $  22,407     $  17,142
                                                                       =========     =========
Supplemental disclosures of cash flow information
Cash paid during the period for:
     Interest expense................................................  $     209     $     143
                                                                       =========     =========
     Income taxes....................................................  $   3,079     $   3,582
                                                                       =========     =========

See independent auditor's report and accompanying notes to financial statements.

                         KNUDSON, KNIGHTS AND PREDMORE
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY -- Knudson, Knights and Predmore is a New Hampshire Partnership organized to provide dental healthcare in the Upper Valley Area surrounding Lebanon, New Hampshire. The Partnership was organized and began operations on April 1, 1983.

     CASH AND CASH EQUIVALENTS -- For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     NET PATIENT SERVICE REVENUE -- Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered.

     ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS -- An allowance for uncollectibles is recorded to report the receivables for health care services at their net realizable value. Estimates for uncollectible accounts are reported in the period during which the services are provided even though the actual amounts may become known at a later date.

     PROPERTY AND EQUIPMENT -- Property and equipment acquisitions are recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the MACRS method. The principal estimated useful lives are: furniture and equipment, 5 to 7 years; leasehold improvements 19 to 31 years.

     INCOME TAXES -- Prorata income from the Partnership is combined with the income and expenses of the partners from other sources and reported in the partners' individual Federal tax returns. The Partnership pays only a Business Enterprise tax to the State of New Hampshire. Therefore, no federal income taxes have been recorded on these statements.

     ESTIMATES -- Generally accepted accounting principles require management to estimate some amounts reported in the financial statements; actual amounts could differ. One such estimate is the net amount the Partnership will realize from collecting receivables.

2.  LINE OF CREDIT

     The Partnership has an available line of credit with a local bank that provides an available line of up to $25,000. As of December 31, 1995 and 1994, there was no money borrowed on the line. The line is secured by the personal guarantees of the Partners.

                         KNUDSON, KNIGHTS AND PREDMORE
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                           DECEMBER 31, 1995 AND 1994

3.  CAPITALIZED EQUIPMENT LEASE

     The Partnership acquired phone equipment under the provisions of a long-term lease. The lease agreement provides for minimum annual lease payments as follows:

             1996..........................................................  $ 4,524
             1997..........................................................    4,524
             1998..........................................................    4,524
             1999..........................................................    4,524
             2000..........................................................    4,148
                                                                             -------
                                                                             $22,243
        Less amount representing interest..................................    7,010
                                                                             -------
        Present Value of Minimum Capital Lease Payments....................   15,234
        Less Current Portion...............................................    2,200
                                                                             -------
        Long Term Portion..................................................  $13,034
                                                                             =======

4.  RELATED PARTY TRANSACTIONS

     The Partnership rents its office space from K K and P Enterprises, a real estate partnership owned by Drs. Knudson, Knights and Predmore. The Partnership generally signs a five year lease with a renewal option for another five years. The last signed lease was for the five year period ended August 1994. The Partnership is currently renting without a lease. The present rate has been set at $4,100 basic monthly rent with a variable rent based on the Partnerships share of operational costs. The Partnership is currently renting approximately 75% of the building space. Rent paid to the partnership was $71,215 for the year ended December 1995 and $73,749 for the year ended December 31, 1994.

5.  COMPENSATED ABSENCES

     Employees are entitled to one week of paid vacation within the first year of employment. Additionally, employees are entitled to the following paid vacation policies; Two weeks after year one, three weeks after year five and four weeks after year ten.

     Accrued vacation does not normally exceed a normal year accumulation.

     Employees are also entitled to five personal days. These personal days do not accumulate.

6.  EMPLOYEE BENEFIT PLANS

     The Partnership offers a healthcare plan that allows employees to deduct their share of medical insurance premiums on a pre tax basis.

                            SUPPLEMENTARY SCHEDULES

                          KNUDSON, KNIGHTS & PREDMORE

                 SUPPORTING SCHEDULE OF COST OF FEES COLLECTED
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                   SCHEDULE I

                                                                           1995         1994
                                                                         --------     --------
Lab fees...............................................................  $154,401     $119,183
Dental supplies........................................................   114,468       87,959
Hygienist salary.......................................................   191,653      148,887
Assistant salary.......................................................   160,129       98,903
Uniforms...............................................................     7,908        6,493
                                                                         --------     --------
                                                                         $628,559     $461,425
                                                                         ========     ========

See independent auditor's report

                          KNUDSON, KNIGHTS & PREDMORE

      SUPPORTING SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  SCHEDULE II

                                                                           1995         1994
                                                                         --------     --------
Office salary..........................................................  $119,610     $117,048
Office rent............................................................    71,215       73,749
Payroll taxes..........................................................    39,376       30,921
Medical insurance......................................................    28,984       41,177
Business insurance.....................................................    20,917       18,055
Cleaning and maintenance...............................................    14,876       19,228
Bad debts..............................................................    12,672       16,554
Office supplies........................................................    11,234       13,059
Telephone..............................................................    10,292        7,933
Professional education.................................................     8,512        6,232
Service charges........................................................     7,795        6,422
Consulting.............................................................     6,000       12,000
Repairs................................................................     5,259        4,163
Computer software......................................................     4,731        1,468
Legal & accounting.....................................................     3,378        3,598
Other taxes............................................................     3,079        3,582
Miscellaneous..........................................................     2,722        4,618
Utilities..............................................................     2,643        3,949
Meetings and seminars..................................................     2,560            0
Dues...................................................................     2,052        1,629
Subscriptions..........................................................     1,769        1,403
Entertainment..........................................................     1,450          951
Printing...............................................................     1,023            0
Computer services......................................................       367          896
Advertising............................................................       176          377
                                                                         --------     --------
                                                                         $382,692     $389,012
                                                                         ========     ========

See independent auditor's report

                          INDEPENDENT AUDITOR'S REPORT

To The Partners of Knudson, Knights & Predmore

     We have audited the accompanying balance sheets of Knudson, Knights and Predmore (a New Hampshire partnership) as of September 30, 1996 and the related statements of operations and partners' equity and statement of cash flows for the nine months then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knudson, Knights & Predmore as of September 30, 1996 and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting schedules of cost of fees collected on page F-251 and supporting schedules of selling, general and administrative expenses on page F-252 are presented for the purpose of additional analysis and are not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements, and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          BARRETT & DATTILIO, P.C.

                                          November 15, 1996
                                          Quechee, Vermont

                         KNUDSON, KNIGHTS AND PREDMORE

                                 BALANCE SHEETS
                               SEPTEMBER 30, 1996

                                                                                      1996
                                                                                    --------
                                      ASSETS
Current Assets
     Cash.........................................................................  $    362
     Accounts receivable (net of allowance for doubtful accounts of $27,788)......   250,095
     Prepaid insurance............................................................    17,725
                                                                                    --------
          Total Current Assets....................................................   268,182
                                                                                    --------
Fixed Assets
     Office furniture.............................................................    60,688
     Dental equipment.............................................................   141,008
     Leasehold improvements.......................................................    60,265
                                                                                    --------
                                                                                     261,961
     Less accumulated depreciation................................................   154,584
                                                                                    --------
                                                                                     107,377
                                                                                    --------
                                                                                    $375,559
                                                                                    ========
                         LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities
     Accounts payable.............................................................  $ 66,497
     Accrued payroll..............................................................    10,893
     Current portion capital lease................................................     2,267
                                                                                    --------
          Total Current Liabilities...............................................    79,657
                                                                                    --------
Capital Lease.....................................................................    11,351
                                                                                    --------
Partners' Capital.................................................................   284,551
                                                                                    --------
                                                                                    $375,559
                                                                                    ========

See independent auditor's report and accompanying notes to financial statements.

                         KNUDSON, KNIGHTS AND PREDMORE

                 STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                      1996
                                                                                   ----------
Net patient service revenue......................................................  $1,265,528
Cost of Fees Collected...........................................................     397,143
                                                                                   ----------
     Gross Profit................................................................     868,385
                                                                                   ----------
Selling, General and Administrative Expenses.....................................     405,074
Depreciation and amortization....................................................      16,440
                                                                                   ----------
                                                                                      421,514
                                                                                   ----------
Other Income (Expense)
     Interest income.............................................................          16
     Interest expense............................................................      (1,777)
                                                                                   ----------
                                                                                       (1,761)
                                                                                   ----------
Net Income.......................................................................     445,110
Partners' Equity -- Beginning of period..........................................     239,686
     Withdrawals.................................................................    (400,245)
                                                                                   ----------
Partners' Equity -- Ending of period.............................................  $  284,551
                                                                                   ==========

See independent auditor's report and accompanying notes to financial statements

                         KNUDSON, KNIGHTS AND PREDMORE

                              CASH FLOW STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                     1996
                                                                                   ---------
Cash flows from operating activities:
     Net Income..................................................................  $ 445,110
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization..........................................     16,440
          (Increase) decrease in accounts receivable.............................    (50,742)
          (Increase) decrease in prepaid insurance...............................     (1,206)
          Increase (decrease) in accounts payable................................     12,948
          Increase (decrease) in accrued liabilities.............................     (9,171)
                                                                                   ---------
          Total Adjustments......................................................    (31,731)
                                                                                   ---------
     Net cash provided (used) by operating activities............................    413,379
                                                                                   ---------
Cash flows from investing activities:
     Cash payments for the purchase of equipment.................................    (11,579)
                                                                                   ---------
     Net cash provided (used) by investing activities............................    (11,579)
                                                                                   ---------
Cash flows from financing activities:
     Partner distributions.......................................................   (400,245)
     Principal payments of long-term debt........................................     (1,616)
                                                                                   ---------
     Net cash provided (used) by financing activities............................   (401,861)
                                                                                   ---------
Net increase (decrease) in cash and equivalents..................................        (61)
Cash and cash equivalents, beginning of year.....................................        423
                                                                                   ---------
Cash and cash equivalents, end of year...........................................  $     362
                                                                                   =========
Supplemental disclosures of cash flow information
Cash paid during the period for:
     Interest expense............................................................  $   1,777
                                                                                   =========
     Income taxes................................................................  $   2,087
                                                                                   =========

See independent auditor's report and accompanying notes to financial statements

                         KNUDSON, KNIGHTS AND PREDMORE

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY -- Knudson, Knights and Predmore is a New Hampshire Partnership organized to provide dental healthcare in the Upper Valley Area surrounding Lebanon, New Hampshire. The Partnership was organized and began operations on April 1, 1983.

     CASH AND CASH EQUIVALENTS -- For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     NET PATIENT SERVICE REVENUE -- Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered.

     ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS -- An allowance for uncollectibles is recorded to report the receivables for health care services at their net realizable value. Estimates for uncollectible accounts are reported in the period during which the services are provided even though the actual amounts may become known at a later date.

     PROPERTY AND EQUIPMENT -- Property and equipment acquisitions are recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the MACRS method. The principal estimated useful lives are: furniture and equipment, 5 to 7 years; leasehold improvements 19 to 31 years.

     INCOME TAXES -- Prorata income from the Partnership is combined with the income and expenses of the partners from other sources and reported in the partners' individual Federal tax returns. The Partnership pays only a Business Enterprise tax to the State of New Hampshire. Therefore, no federal income taxes have been recorded on these statements.

     ESTIMATES -- Generally accepted accounting principles require management to estimate some amounts reported in the financial statements; actual amounts could differ. One such estimate is the net amount the Partnership will realize from collecting receivables.

2.  CAPITALIZED EQUIPMENT LEASE

     The Partnership acquired phone equipment under the provisions of a long-term lease. The lease agreement provides for minimum annual lease payments as follows:

             1996..........................................................  $ 1,131
             1997..........................................................    4,524
             1998..........................................................    4,524
             1999..........................................................    4,524
             2000..........................................................    4,148
                                                                             -------
                                                                             $18,851
        Less amount representing interest..................................    5,233
                                                                             -------
        Present Value of Minimum
          Capital Lease Payments...........................................   13,618
        Less Current Portion...............................................    2,267
                                                                             -------
        Long Term Portion..................................................  $11,351
                                                                             =======

                         KNUDSON, KNIGHTS AND PREDMORE

                               SEPTEMBER 30, 1996

3.  RELATED PARTY TRANSACTIONS

     The Partnership rents its office space from K K and P Enterprises, a real estate partnership owned by Drs. Knudson, Knights and Predmore. The Partnership generally signs a five year lease with a renewal option for another five years. The last signed lease was for the five year period ended August 1994. The Partnership is currently renting without a lease. The present rent has been set at $4,100 basic monthly rent with a variable rent based on the Partnerships share of operational costs. The Partnership is currently renting approximately 75% of the building space. Rent paid to the partnership was $48,963 for the nine months ended September 30, 1996.

4.  COMPENSATED ABSENCES

     Employees are entitled to one week of paid vacation within the first year of employment. Additionally, employees are entitled to the following paid vacation policies; Two weeks after year one, three weeks after year five and four weeks after year ten.

     Accrued vacation does not normally exceed a normal year accumulation.

     Employees are also entitled to five personal days. These personal days do not accumulate.

5.  EMPLOYEE BENEFIT PLANS

     The Partnership offers a healthcare plan that allows employees to deduct their share of medical insurance premiums on a pre tax basis.

     The Partnership also sponsors a 401(k) plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to Internal Revenue Service limits. The Partnership may make a discretionary match as well as a discretionary contribution. The Partnership has made no discretionary contribution as of this date.

                            SUPPLEMENTARY SCHEDULES

                          KNUDSON, KNIGHTS & PREDMORE

                 SUPPORTING SCHEDULE OF COST OF FEES COLLECTED
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   SCHEDULE I

                                                                                      1996
                                                                                    --------
Lab fees..........................................................................  $154,350
Dental supplies...................................................................    59,909
Hygienist salary..................................................................    94,169
Assistant salary..................................................................    82,369
Uniforms..........................................................................     6,346
                                                                                    --------
                                                                                    $397,143
                                                                                    ========

See independent auditor's report

                          KNUDSON, KNIGHTS & PREDMORE

      SUPPORTING SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  SCHEDULE II

                                                                              1996
                                                                            --------
        Office salary...................................................    $173,756
        Office rent.....................................................      48,963
        Payroll taxes...................................................      49,540
        Medical insurance...............................................      32,016
        Business insurance..............................................      13,162
        Cleaning and maintenance........................................      12,511
        Bad debts.......................................................       5,638
        Office supplies.................................................      11,553
        Telephone.......................................................       5,980
        Professional education..........................................       3,451
        Service charges.................................................       4,218
        Consulting......................................................      14,851
        Repairs.........................................................       5,260
        Legal & accounting..............................................       2,134
        Other taxes.....................................................       2,087
        Miscellaneous...................................................       2,835
        Utilities.......................................................       2,705
        Meetings and seminars...........................................       1,917
        Dues............................................................       2,627
        Entertainment...................................................         309
        Computer services...............................................       9,353
        Advertising.....................................................         208
                                                                            --------
                                                                            $405,074
                                                                            ========

See independent auditor's report

                          INDEPENDENT AUDITOR'S REPORT

To Robert W. Seniff, DDS

     We have audited the accompanying balance sheets of Robert W. Seniff, DDS (a New Hampshire Proprietorship) as of December 31, 1995 and the six months ended December 31, 1994 and the related statements of operations and Proprietor's equity and statement of cash flows for the years then ended. These financial statements are the responsibility of the Proprietorship's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Robert W. Seniff, DDS as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting schedules of cost of fees collected on page F-260 and supporting schedules of selling, general and administrative expenses on page F-261 are presented for the purpose of additional analysis and are not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements, and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          BARRETT & DATTILIO, P.C.
                                          Registration #440
December 13, 1996
Quechee, Vermont

                             ROBERT W. SENIFF, DDS

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
                                    ASSETS
Current Assets
     Cash..............................................................  $ 59,699     $ 38,749
     Contracts and accounts receivable.................................   211,475      181,999
                                                                         --------     --------
          Total Current Assets.........................................   271,174      220,748
                                                                         --------     --------
Fixed Assets
     Office furniture..................................................     4,881        4,881
     Dental equipment..................................................    36,138       36,138
                                                                         --------     --------
                                                                           41,019       41,019
     Less accumulated depreciation.....................................    36,159       35,093
                                                                         --------     --------
          Net Fixed Assets.............................................     4,860        5,926
                                                                         --------     --------
Other Assets
     Contracts receivable (less current portion above).................    37,040       44,139
                                                                         --------     --------
          Total Assets.................................................  $313,074     $270,813
                                                                         ========     ========
                  LIABILITIES AND PROPRIETOR'S CAPITAL
Current Liabilities
     Accounts payable..................................................  $  3,873     $  2,610
     Deferred revenue current..........................................   166,813      134,556
                                                                         --------     --------
          Total Current Liabilities....................................   170,686      137,166
                                                                         --------     --------
Long Term Liabilities
     Deferred revenue..................................................    37,040       44,139
                                                                         --------     --------
Proprietor's Capital...................................................   105,348       89,508
                                                                         --------     --------
          Total Liabilities and Proprietor's Capital...................  $313,074     $270,813
                                                                         ========     ========

See independent auditor's report and accompanying notes to financial statements.

                             ROBERT W. SENIFF, DDS

               STATEMENTS OF OPERATIONS AND PROPRIETOR'S CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                   AND THE SIX MONTHS ENDED DECEMBER 31, 1994

                                                                          1995          1994
                                                                        ---------     --------
Net patient service revenue...........................................  $ 357,000     $198,752
Cost of Fees collected................................................     26,489       12,252
                                                                        ---------     --------
     Gross Profit.....................................................    330,511      186,500
                                                                        ---------     --------
Selling, General and Administrative Expenses..........................     82,018       46,401
Depreciation and amortization.........................................      1,066          480
                                                                        ---------     --------
                                                                           83,084       46,881
                                                                        ---------     --------
Other Income (Expense)
     Interest income..................................................        777          235
                                                                        ---------     --------
                                                                              777          235
                                                                        ---------     --------
Net Income............................................................    248,204      139,854
Proprietor's Capital -- Beginning.....................................     89,508       39,841
     Withdrawals......................................................   (232,364)     (90,187)
                                                                        ---------     --------
Proprietor's Capital -- Ending........................................  $ 105,348     $ 89,508
                                                                        =========     ========

See independent auditor's report and accompanying notes to financial statements.

                             ROBERT W. SENIFF, DDS

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                   AND THE SIX MONTHS ENDED DECEMBER 31, 1994

                                                                          1995          1994
                                                                        ---------     --------
Cash flows from operating activities:
     Net Income.....................................................    $ 248,204     $139,854
                                                                        ---------     --------
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization................................        1,066          480
       (Increase) decrease in accounts receivable...................      (22,377)     (14,245)
       Increase (decrease) in accounts payable......................        1,263         (875)
       Increase (decrease) in deferred revenues.....................       25,158      (19,399)
                                                                        ---------     --------
          Total Adjustments.........................................        5,110      (34,039)
                                                                        ---------     --------
     Net cash provided (used) by operating activities...............      253,314      105,815
                                                                        ---------     --------
Cash flows from investing activities:
     Cash payments for the purchase of property.....................            0         (320)
                                                                        ---------     --------
     Net cash provided (used) by investing activities...............            0         (320)
                                                                        ---------     --------
Cash flows from financing activities:
     Proprietor's draw..............................................     (232,364)     (90,187)
                                                                        ---------     --------
     Net cash provided (used) by financing activities...............     (232,364)     (90,187)
                                                                        ---------     --------
Net increase (decrease) in cash and equivalents.....................       20,950       15,308
Cash and cash equivalents, beginning of period......................       38,749       23,441
                                                                        ---------     --------
Cash and cash equivalents, end of period............................    $  59,699     $ 38,749
                                                                        =========     ========

See independent auditor's report and accompanying notes to financial statements.

                             ROBERT W. SENIFF, DDS

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY -- Robert W. Seniff, DDS is a New Hampshire Proprietorship organized to provide dental health care in the Upper Valley Area surrounding Lebanon, New Hampshire. The Proprietorship was organized and began operations on July 1, 1994. The Proprietorship specializes in orthodontics.

     CASH AND CASH EQUIVALENTS -- For purposes of the statements of cash flows, the Proprietorship considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     NET PATIENT SERVICE REVENUE -- Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred under the terms of contractual agreements with each patient. A significant portion, approximately twenty-five (25) percent of the services are performed in the initial month of the contract. Accordingly, a proportionate share of revenue is recognized. The balance of revenue is recognized over the remaining term of the contract, which averages twenty-four
(24) months.

     ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS -- The Proprietorship has not incurred any material writeoffs for uncollectible accounts. No provision has been set up to provide for doubtful accounts due to past collection experience.

     PROPERTY AND EQUIPMENT -- Property and equipment acquisitions are recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the MACRS method. The principal estimated useful lives are: furniture and equipment, 5 to 7 years.

     INCOME TAXES -- Income from the Proprietorship is combined with the income and expenses of the Proprietorship from other sources and reported in the proprietor's individual Federal tax returns. The Proprietorship pays only a Business Enterprise tax to the State of New Hampshire. Therefore, no federal income taxes have been recorded on these statements.

     ESTIMATES -- Generally accepted accounting principles require management to estimate some amounts reported in the financial statements; actual amounts could differ. One such estimate is the net amount the Proprietorship will realize from collecting receivables. Deferred revenues represent another estimated balance.

2.  CONTRACTS RECEIVABLE

     The Proprietorship generally creates a contract with its patients for services rendered. The period covered by the contract is usually a two year period. The Proprietorship requests a down payment of twenty-five (25) percent of the contract at the beginning of treatment, and the remainder paid over a twenty-four (24) month period. The amount that will be collected on existing contracts in the next twelve month period is treated as a current asset. Those payments that will be made after the next twelve month period are treated as a non current asset.

3.  DEFERRED REVENUES

     As noted above in notes 1 and 2, the Proprietorship enters into contracts for which services will be performed over a two year period. The Proprietorship recognizes the contract receivable as an asset at the time it is entered into with the patient. It is estimated that twenty-five (25) percent of the contract is earned at the beginning of the treatment period with the balance earned ratably over the remaining two years of the contract. Accordingly, deferred revenues are recognized for that portion of the contract that has not been earned at the end of the reporting period. The deferred revenues are reported as current for those that will be earned during the next twelve month period, and long term for those that will be earned during the period following the next twelve months.

                             ROBERT W. SENIFF, DDS

                           DECEMBER 31, 1995 AND 1994

4.  LEASES

     The Proprietorship currently leases its offices under a contract that extends to October 1, 1996. The Proprietorship pays $837 monthly. In addition, the Proprietorship is billed for and pays variable costs that are billed monthly by the lessor. These costs include property taxes, utilities, building maintenance and parking lot maintenance.

     The future minimum rental payment required under the lease during the remainder of the lease period is as follows:

                1996................................................   $8,370

                           SUPPLEMENTARY INFORMATION

                             ROBERT W. SENIFF, DDS

                 SUPPORTING SCHEDULE OF COST OF FEES COLLECTED
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                   AND THE SIX MONTHS ENDED DECEMBER 31, 1994
                                   SCHEDULE I

                                                                             1995        1994
                                                                           --------    --------
Lab Fees.................................................................  $ 11,457    $  5,133
Dental Supplies..........................................................    12,839       6,885
Uniforms.................................................................     2,193         234
                                                                            -------     -------
                                                                           $ 26,489    $ 12,252
                                                                            =======     =======

See independent auditor's report.

                             ROBERT W. SENIFF, DDS

               STATEMENTS OF OPERATIONS AND PROPRIETOR'S CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                   AND THE SIX MONTHS ENDED DECEMBER 31, 1994
                                  SCHEDULE II

                                                                        1995        1994
                                                                       -------     -------
    Office salary....................................................  $18,956     $13,728
    Office rent......................................................   15,190       7,718
    Payroll taxes....................................................    2,178       2,146
    Business insurance...............................................    6,795       5,625
    Office supplies..................................................    8,826       4,755
    Telephone........................................................    6,759       3,228
    Service charges..................................................       67          16
    Repairs..........................................................    9,169       3,164
    Professional services............................................    2,500           0
    Utilities........................................................      516         288
    Meetings and seminars............................................    2,918       1,249
    Dues and licenses................................................    2,092       1,993
    Entertainment....................................................    4,404         684
    Travel...........................................................    1,097         730
    Advertising......................................................      551       1,077
                                                                       -------     -------
                                                                       $82,018     $46,401
                                                                       =======     =======

See independent auditor's report.

                          INDEPENDENT AUDITOR'S REPORT

To Dr. Robert W. Seniff, DDS

     We have audited the accompanying balance sheet of Dr. Robert W. Seniff, DDS (a New Hampshire proprietorship) as of September 30, 1996 and the related statement of operations and proprietor's capital and statement of cash flows for the nine months then ended. These financial statements are the responsibility of the Proprietorship's management. Our responsibility is to express an opinion on these financial statements based on our audit

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dr. Robert W. Seniff, DDS as of September 30, 1996 and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting schedules of cost of fees collected on page F-269 and supporting schedules of selling, general and administrative expenses on page F-270 are presented for the purpose of additional analysis and are not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements, and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          BARRETT & DATTILIO, P.C.
                                          Registration #444
December 13, 1996
Quechee, Vermont

                             ROBERT W. SENIFF, DDS

                                 BALANCE SHEET
                               SEPTEMBER 30, 1996

                                                                                      1996
                                                                                    --------
                                           ASSETS
Current Assets
     Cash.........................................................................  $ 30,154
     Contracts and accounts receivable............................................   194,878
                                                                                     -------
          Total Current Assets....................................................   225,032
                                                                                     -------
Fixed Assets
     Office furniture.............................................................     8,126
     Dental equipment.............................................................    36,138
                                                                                     -------
                                                                                      44,264
     Less accumulated depreciation................................................    36,959
                                                                                     -------
          Net Fixed Assets........................................................     7,305
                                                                                     -------
Other Assets
     Contracts receivable (less current portion above)............................    46,578
                                                                                     -------
          Total Assets............................................................  $278,915
                                                                                     =======

                            LIABILITIES AND PROPRIETOR'S CAPITAL
Current Liabilities
     Accounts payable.............................................................  $  4,546
     Deferred revenue current.....................................................   155,288
                                                                                     -------
          Total Current Liabilities...............................................   159,834
                                                                                     -------
Long Term Liabilities
     Deferred revenue.............................................................    46,578
                                                                                     -------
Proprietor's Capital..............................................................    72,503
                                                                                     -------
          Total Liabilities and Proprietor's Capital..............................  $278,915
                                                                                     =======

See independent auditor's report and accompanying notes to financial statements.

                             ROBERT W. SENIFF, DDS

                STATEMENT OF OPERATIONS AND PROPRIETOR'S CAPITAL
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                     1996
                                                                                   ---------
Net patient service revenue....................................................    $ 250,008
Cost of Fees Collected.........................................................       22,140
                                                                                    --------
     Gross Profit..............................................................      227,868
                                                                                    --------
Selling, General and Administrative Expenses...................................       57,239
Depreciation...................................................................          800
                                                                                    --------
                                                                                      58,039
                                                                                    --------
Other Income (Expense).........................................................          463
                                                                                    --------
     Interest income...........................................................          463
                                                                                    --------
Net Income.....................................................................      170,292
Proprietor's Capital -- Beginning of period....................................      105,348
     Withdrawals...............................................................     (203,137)
                                                                                    --------
Proprietor's Capital -- Ending of period.......................................    $  72,503
                                                                                    ========

See independent auditor's report and accompanying notes to financial statements.

                             ROBERT W. SENIFF, DDS

                            STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                                     1996
                                                                                   ---------
Cash flows from operating activities:
     Net income..................................................................  $ 170,292
                                                                                   ---------
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization.............................................        800
       (Increase) decrease in accounts receivable................................      7,059
       Increase (decrease) in accounts payable...................................        673
       Increase (decrease) in deferred revenues..................................     (1,987)
                                                                                   ---------
          Total Adjustments......................................................      6,545
                                                                                   ---------
     Net cash provided (used) by operating activities............................    176,837
                                                                                   ---------
Cash flows from investing activities
     Cash payments for the purchase of property..................................     (3,245)
                                                                                   ---------
     Net cash provided (used) by investing activities............................     (3,245)
                                                                                   ---------
Cash flows from financing activities:
     Proprietor's draw...........................................................   (203,137)
                                                                                   ---------
     Net cash provided (used) by financing activities............................   (203,137)
                                                                                   ---------
Net increase (decrease) in cash and equivalents..................................    (29,545)
Cash and cash equivalents, beginning of period...................................     59,699
                                                                                   ---------
Cash and cash equivalents, end of period.........................................  $  30,154
                                                                                   =========

See independent auditor's report and accompanying notes to financial statements.

                           DR. ROBERT W. SENIFF, DDS

                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY -- Dr. Robert W. Seniff, DDS is a New Hampshire Proprietorship organized to provide dental health care in the Upper Valley Area surrounding Lebanon, New Hampshire. The Proprietorship was organized and began operations on July 1, 1994. Dr. Seniff specializes in orthodontics.

     CASH AND CASH EQUIVALENTS -- For purposes of the statements of cash flows, the Proprietorship considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     NET PATIENT SERVICE REVENUE -- Revenue is recognized in accordance with the proportional performance method of accounting for service contracts. Under this method, revenue is recognized as services are performed and the costs associated therewith are incurred under the terms of contractual agreements with each patient. A significant portion, approximately twenty-five (25) percent of the services are performed in the initial month of the contract. Accordingly, a proportionate share of revenue is recognized. The balance of revenue is recognized over the remaining term of the contract, which averages twenty four
(24) months.

     ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS -- The Proprietorship has not incurred any material writeoffs for uncollectible accounts. No provision has been set up to provide for doubtful accounts due to past collection experience.

     PROPERTY AND EQUIPMENT -- Property and equipment acquisitions are recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed on the MACRS method. The principal estimated useful lives are: furniture and equipment, 5 to 7 years.

     INCOME TAXES -- Income from the Proprietorship is combined with the income and expenses of the proprietor from other sources and reported in the proprietor's individual Federal tax returns. The Proprietorship pays only a Business Enterprise tax to the State of New Hampshire. Therefore, no federal income taxes have been recorded on these statements.

     ESTIMATES -- Generally accepted accounting principles require management to estimate some amounts reported in the financial statements; actual amounts could differ. One such estimate is the net amount the Proprietorship will realize from collecting receivables.

2.  CONTRACTS RECEIVABLE

     The Proprietorship generally creates a contract with its patients for services rendered. The period covered by the contract is usually a two year period. The Proprietorship requests a down payment of twenty-five (25) percent of the contract at the beginning of treatment, and the remainder paid over a twenty-four (24) month period. The amount that will be collected on existing contracts in the next twelve month period is treated as a current asset. Those payments that will be collected after the next twelve month period are treated as a non current asset.

3.  DEFERRED REVENUES

     As noted above in notes 1 and 2, the Proprietorship enters into contracts for which services will be performed over a two year period. The Proprietorship recognizes the contract receivable as an asset at the time it is entered into with the patient. It is estimated that twenty-five percent of the contract is earned at the beginning of the treatment period with the balance earned ratably over the remaining two years of the contract. Accordingly, deferred revenues are recognized for that portion of the contract that has not been earned at the end of the reporting period. The deferred revenues are reported as current for those that will be earned during the next twelve month period, and long term for those that will be earned during the period following the next twelve months.

                           DR. ROBERT W. SENIFF, DDS

                               SEPTEMBER 30, 1996

4.  LEASES

     The Proprietorship currently leases its offices on a month to month basis, the lease that expired October 1 has not been renewed as of the audit date.

5.  SUBSEQUENT EVENTS

     On December 4, 1996, the Proprietorship sold its assets and discontinued operations as a Proprietorship. The Proprietor is currently working for the acquiring corporation as an employee.

                            SUPPLEMENTARY SCHEDULES

                             ROBERT W. SENIFF, DDS

                 SUPPORTING SCHEDULE OF COST OF FEES COLLECTED
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                   SCHEDULE I

                                                                                      1996
                                                                                     -------
Lab fees.........................................................................    $ 6,947
Dental supplies..................................................................     14,161
Uniforms.........................................................................      1,032
                                                                                     -------
                                                                                     $22,140
                                                                                     =======

See independent auditor's report.

                             ROBERT W. SENIFF, DDS

      SUPPORTING SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  SCHEDULE II

                                                                                      1996
                                                                                     -------
Office salary......................................................................  $11,748
Office rent........................................................................   13,293
Payroll taxes......................................................................    1,324
Business insurance.................................................................    8,714
Office supplies....................................................................    4,570
Telephone..........................................................................    4,022
Service charges....................................................................       30
Repairs............................................................................    3,691
Professional services..............................................................      405
Utilities..........................................................................      394
Meetings and seminars..............................................................    2,492
Dues and licenses..................................................................    2,058
Entertainment......................................................................    2,960
Travel.............................................................................    1,349
Advertising........................................................................      190
                                                                                     -------
                                                                                     $57,239
                                                                                     =======

                       See independent auditor's report.

           [PHOTOS OF OPERATORY BAYS AT THE PEABODY DENTAL FACILITY]

============================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
                            ------------------------
                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    3
Risk Factors...............................    7
The Company................................   15
Use of Proceeds............................   17
Dividend Policy............................   17
Capitalization.............................   18
Dilution...................................   19
Selected Combined Historical Financial
  Data.....................................   20
Unaudited Pro Forma Condensed Combined
  Financial Data...........................   21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   23
Business...................................   30
Management.................................   48
Certain Transactions.......................   54
Principal Stockholders.....................   55
Description of Capital Stock...............   56
Shares Eligible for Future Sale............   57
Underwriting...............................   59
Legal Matters..............................   60
Experts....................................   61
Additional Information.....................   63
Index to Financial Statements..............  F-1

                            ------------------------
  UNTIL             , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

============================================================

============================================================

                                            SHARES

                              [FIRST DENTAL LOGO]

                               FIRST NEW ENGLAND
                              DENTAL CENTERS, INC.

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------
                            PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED
                            ------------------------
                              [            ], 1997

============================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable in connection with the registration of the Common Stock that is the subject of this Registration Statement, all of which shall be borne by First Dental. All the amounts shown are estimates except for the registration fee, the Nasdaq listing fee, and the NASD filing fee.

                             TO BE PAID BY REGISTRANT
        -------------------------------------------------------------------
        Securities and Exchange Commission registration fee................  $10,325
        Nasdaq listing fee.................................................    $*
        National Association of Securities Dealers filing fee..............  $ 4,000
        Printing and engraving expenses....................................    $*
        Legal fees and expenses............................................    $*
        Accounting fees and expenses.......................................    $*
        Blue sky fees and disbursements....................................    $*
        Miscellaneous......................................................    $*
                  Total....................................................    $*

---------------
* To be supplied by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     First Dental's By-laws provide for indemnification of directors, officers, employees, and agents of First Dental to the extent permitted by The Delaware General Corporation Law. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its inception, the Registrant has sold or issued the following unregistered securities:

         (1) Effective January 1, 1995, Registrant issued 750 shares of its Common Stock (150,000 shares after giving effect to 199 for 1 stock dividend) for aggregate consideration of $699,985 to Penzance Partners II, Inc ("Penzance").

         (2) On November 22, 1995, Registrant issued 4,754 shares at $60.00 per share (950,800 shares at $0.30 per share after giving effect to 199 for 1 stock dividend), pursuant to a rights offering to Penzance.

         (3) On November 22, 1995, Registrant issued 5,247 shares (1,049,400 after giving effect to 199 for 1 stock dividend), the remainder of the rights offering, at $0.10 per share to certain shareholders of Penzance.

         (4) On November 24, 1995, Registrant declared a 199 for 1 stock dividend effective as of that date.

         (5) On December 15, 1995, pursuant to the merger of Penzance with and into Registrant, Registrant issued 1,100,800 shares to stockholders of Penzance in exchange for their respective holdings in Penzance.

         (6) Between December 18, 1995 and March 1996, Registrant issued 713,196 shares to accredited investors at a price of $4.50 per share.

         (7) On March 15, 1996, Registrant issued 10,000 shares to William M. DeArman in consideration for past consulting services provided to Registrant.

         (8) In May 1996, Registrant issued 29,914 shares to accredited investors at prices of $4.50 and $6.50 per share.

         (9) On May 17, 1996, Registrant issued a warrant for 25,000 shares at an exercise price of $6.50 per share to an accredited investor in consideration for equity placement services provided to Registrant.

        (10) In June 1996, Registrant issued 76,923 shares to accredited investors at a price of $6.50 per share.

        (11) In July 1996, Registrant issued 458,574 shares pursuant to the exercise of various warrants and stock options with an exercise price of $0.01 per share.

        (12) In September 1996, Registrant issued 25,089 shares to accredited investors at prices of $4.50 and $6.50 per share.

        (13) On October 1, 1996, Registrant issued 15,385 shares at a price of $6.50 per share to Registrant's Chief Executive Officer pursuant to the terms of his employment agreement.

        (14) On October 23, 1996, Registrant issued 10,000 shares to accredited investors at a price of $8.50 per share.

        (15) On October 31, 1996, Registrant issued warrants for 100,000 shares at an exercise price of $8.50 per share in consideration for equity placement services provided to Registrant.

        (16) On October 31, 1996 and November 21, 1996, Registrant issued a total of 662,142 shares at a price of $8.50 per share, through a private offering to non-U.S. residents and U.S. accredited investors conducted by Oakes Fitzwilliams & Co., Limited.

        (17) On November 22, 1996, Registrant issued 625,785 shares at a price of $8.50 per share, through a private offering to U.S. accredited investors.

        (18) In November 1996, Registrant issued 57,148 shares to accredited investors at prices of $6.50 and $8.50 per share.

        (19) On November 21, 1996, Registrant issued warrants for 95,471 shares at an exercise price of $9.35 per share in consideration for equity placement services provided to Registrant.

        (20) On December 31, 1996, Registrant issued 5,882 shares to a Selling Dentist in consideration for practice identification and acquisition services.

        (21) Between December 29, 1995 and November 19, 1996, Registrant issued 971,568 shares to various Selling Dentists as part of the purchase consideration for the operating assets of their respective dental practices at prices varying from $4.50 to $10.00 per share which reflected the market price at the time such shares were issued. All Selling Dentists receiving shares as part of the purchase consideration were accredited investors.

        (22) On July 25, 1997, Registrant issued senior secured fixed rate notes (the "Senior Notes") in an aggregate principal amount of $15.0 million, together with warrants for 591,806 shares exercisable at a price of $.01 per share to certain accredited investors.

        (23) On October 22, 1997, Registrant issued warrants for 770,000 shares exercisable at a price of $.01 per share to Oakes Fitzwilliams & Co., Limited and certain other individuals in consideration for assistance with the placement of the Senior Notes.

     On October 22, 1997, Registrant's Board of Directors approved a 1-for-3 reverse split of its outstanding Common Stock, which is not reflected in items
(1) through (23).

     The issuances of securities in the above transactions were deemed to be exempt from registration under the Act in reliance on Section 4(2) thereof as transactions not involving a public offering. Registrant sold (or otherwise issued) its Common Stock to a limited number of investors in isolated, private transactions. Neither Registrant nor any person acting on Registrant's behalf offered or sold such Common Stock by any form of general solicitation or general advertising. Most purchasers, other than the purchasers described in items (16) and (17) and the Selling Dentists whose purchases are described in item (21), were acquainted with one or more executive officers or directors of Registrant prior to their investment. Selling Dentists were offered shares of Common Stock only in connection with the acquisition of their respective dental practices in separate negotiated acquisition transactions.

     Registrant took reasonable care to assure, including through the use of investor questionnaires and subscription agreements, (i) that purchasers were acquiring the Common Stock for their own account, for investment purposes only, and not with a view to resale, (ii) that purchasers received written disclosure that such Common Stock was not registered under the Securities Act and could not be resold without registration (or an available exemption therefrom), and (iii) that all certificates representing shares of Registrant's Common Stock included a legend setting forth the above restrictions on transfer.

     Except as discussed in the following two sentences, Registrant believes that all of the purchasers were accredited investors under Regulation D. Registrant was initially capitalized through the sale of its Common Stock, as described in item (1), to Penzance Partners II, Inc., an investment vehicle for Registrant's founders and certain family members and close associates. All but three of these investors, Registrant believes, were accredited investors. Consequently, assuming that the sales of Common Stock set forth in item (1) above were not integrated with subsequent sales (pursuant to the non-integration criteria of Rule 502(a) or the waiver provisions of Rule 508), and in light of Registrant's satisfaction of the other relevant requirements, Registrant believes that the sales of Common Stock set forth in items (6) through (21) and
(23) would also satisfy the requirements of Rule 506 of Regulation D.

     Registrant sold the Senior Notes and Warrants described in item (22) pursuant to Rule 506 of Regulation D. All of the purchasers were accredited investors, and Registrant believes that it has complied with the applicable provisions of Rules 501 and 502.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a list of exhibits furnished:

    1*       Form of Underwriting Agreement.
     2.1*    Agreement and Plan of Merger dated as of October 22, 1997 between First New
             England Dental Centers, Inc. and Dental Care Partners, Inc.
     3.1     Restated Certificate of Incorporation of First New England Dental Centers, Inc.+
     3.2     By-laws of First New England Dental Centers, Inc.+
     4.1*    Specimen of First New England Dental Centers, Inc. Common Stock Certificate.
     5.1     Opinion of Lyne, Woodworth & Evarts LLP as to the Common Stock being registered.+
    10.1     Note Purchase Agreement dated as of July 25, 1997 for $15,000,000 Senior Secured
             Fixed Rate Notes due July 25, 1998, between First New England Dental Centers,
             Inc., Osorio and Watkin, D.M.D., P.C., the Purchasers and the Agent (as defined therein).
    10.2     Form of Warrant Agreement dated July 25, 1997 between First New England Dental
             Centers, Inc. and each of the Purchasers.
    10.3     Security Agreement dated as of July 25, 1997 between First New England Dental
             Centers, Inc., Osorio and Watkin, D.M.D., P.C. and the Collateral Agent named therein.
    10.4     Registration Rights Agreement dated as of July 25, 1997 by and among First New
             England Dental Centers, Inc. and the Initial Holders named therein.
    10.5     Management Agreement effective as of August 4, 1995 between First New England
             Dental Centers, Inc. and Osorio and Watkin, D.M.D., P.C.+
    10.6     Revolving Credit Agreement between First New England Dental Centers, Inc. and
             Osorio and Watkin, D.M.D., P.C. effective as of August 4, 1995.+
    10.7     Security Agreement between First New England Dental Centers, Inc. and Osorio and
             Watkin, D.M.D., P.C. dated as of August 4, 1995.+
    10.8     Amended and Restated Stock Transfer Restriction Agreement by and among First New
             England Dental Centers, Inc., Osorio and Watkin, D.M.D., P.C. Arnold Watkin,
             D.D.S. and Julian Osorio, D.M.D., dated as of November 15, 1996.+
    10.9     Amended and Restated By-laws of Osorio and Watkin D.M.D., P.C.
    10.10    Employment Agreement with Donald E. Strange dated September 30, 1996.+
    10.11    Employment Agreement with Jerald Robbins dated November 7, 1996.+
    10.12    Consulting Agreement with Arnold Watkin, D.D.S. dated December 29, 1995.+
    10.13    Consulting Agreement with Julian Osorio, D.M.D. dated December 29, 1995.+
    10.14    Consulting Agreement with The Fort Hill Group, Inc. dated November 1, 1996.+
    10.15    1996 Stock Plan.+
    10.16    Lease between Landman Omnibus VII Limited Partnership and First New England Dental
             Centers, Inc. for space at 85 Devonshire Street, Boston, Massachusetts dated as of
             April 12, 1996.+
    10.17    License of Dentech Dental Office Management Computer System.+
    10.18    Stock Purchase Agreement dated as of August 29, 1997 between First New England
             Dental Centers, Inc. and Saul Herman, D.D.S. and Robert Armento, D.D.S.
    10.19    Stock Purchase Agreement dated as of August 29, 1997 between FNEDC of New Jersey,
             Inc. and Saul Herman, D.D.S. and Robert Armento, D.D.S.
    10.20    Stock Purchase Agreement between First New England Dental Centers, Inc. and Clark
             Ingoldsby, D.D.S. and Steven Bergman, D.M.D.
    10.21    Asset Purchase and Sale Agreement by and among Mark E. Ellicson, D.M.D., P.C.,
             Mark E. Ellicson, D.M.D. and First New Englind Dental Centers, Inc.
    10.22    Plan of Reorganization and Agreement of Merger among First New England Dental
             Centers, Inc., Frank Weisner, D.M.D., Orthodontist, P.C. and Frank Weisner, D.M.D.

    10.23    Schedule of material differences between (i) each Asset Purchase Agreement entered into by First New England Dental Centers, Inc. during the last two years and
             Exhibit 10.21 and (ii) each Merger Agreement entered into by First New England
             Dental Centers, Inc. during the last two years and Exhibit 10.22.
    11*      Computation of Net Income Per Share.
    23.1     Consent of KPMG Peat Marwick, LLP.
    23.2     Consent of Vitale, Caturano and Company, P.C.
    23.3     Consent of Caras & Shulman, P.C.
    23.4     Consent of Vitale, Caturano and Company, P.C.
    23.5     Consent of Vitale, Caturano and Company, P.C.
    23.6     Consent of Ellie Rozinsky.
    23.7     Consents of Caras & Shulman, P.C.
    23.8     Consent of Vitale, Caturano and Company, P.C.
    23.9     Consent of Moody, Cavanaugh & Company, LLP.
    23.10    Consent of DeBairos & Company, P.C.
    23.11    Consent of Vitale, Caturano and Company, P.C.
    23.12    Consent of Moody, Cavanaugh & Company, LLP.
    23.13    Consent of dePaola, Begg & Associates, P.C.
    23.14    Consent of Jon H. Fudeman
    23.15    Consent of Jurnak & Jurnak, CPAs.
    23.16    Consent of Rucci, Bardaro & Barrett, P.C.
    23.17    Consent of Vitale, Caturano and Company, P.C.
    23.18    Consent of Beers, Hamerman & Company, P.C.
    23.19    Consent of Carlin, Charron & Rosen LLP.
    23.20    Consent of Vitale, Caturano and Company, P.C.
    23.21    Consent of deBairos & Company, P.C.
    23.22    Consent of Joseph D. Kalicka & Company LLP.
    23.23    Consent of Vitale, Caturano and Company, P.C.
    23.24    Consent of Barrett & Dattilio, P.C.
    23.25    Consent of Barrett & Dattilio, P.C.
    23.26    Consent of Lyne, Woodworth & Evarts LLP (included as part of Exhibit 5.1).
    24       Powers of Attorney (included at Pages II-7 of the Registration Statement).
    27       Financial Data Schedule for years ended December 31, 1995 and 1996 and 6 months ended June 30, 1997 (for SEC use only).

---------------
* To be filed by amendment

+ Incorporated by reference, pursuant to Rule 411(c), from Registration
  Statement on Form S-1 of the Registration filed January 31, 1997 (File No. 333-20845) and withdrawn on order of the Commission at the request of the Registrant effective September 17, 1997.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 23rd day of October, 1997.

                                      FIRST NEW ENGLAND DENTAL CENTERS, INC.

                                      By: /s/ DONALD E. STRANGE

                                         ---------------------------------------
                                         Donald E. Strange
                                         Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Donald E. Strange and Joseph A. Anoli such person's true and lawful attorney-in-fact and agent, with power of substitution and resubstitution to execute, deliver, and file for such person and in such person's name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, together with all exhibits thereto and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or advisable to carry out the full intent of this Power of Attorney, to the same extent and with the same effect as such person might or could do personally, hereby ratifying, confirming, and approving all acts and things that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                 TITLE                    DATE
---------------------------------------------   -----------------------------  -----------------

            /s/ DONALD E. STRANGE               Chairman, President, Chief     October 10, 1997
---------------------------------------------   Executive Officer and
              Donald E. Strange                 Director

             /s/ JOSEPH A. ANOLI                Chief Financial Officer        October 10, 1997
---------------------------------------------
               Joseph A. Anoli
          /s/ ARNOLD WATKIN, D.D.S.             Director                       October 7, 1997
---------------------------------------------
            Arnold Watkin, D.D.S.

            /s/ GEORGE R. BEGLEY                Director                       October 10, 1997
---------------------------------------------
              George R. Begley

         /s/ AUSTIN BROADHURST, JR.             Director                       October 8, 1997
---------------------------------------------
           Austin Broadhurst, Jr.

            /s/ DONALD J. LARSON                Director                       October 10, 1997
---------------------------------------------
              Donald J. Larson

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                        ALLOWANCE FOR DOUBTFUL ACCOUNTS

                               BALANCE AT     RESERVE        AMOUNT        MANAGEMENT     BALANCE AT
                               BEGINNING      BALANCES     CHARGED TO      INCREASES        END OF
                               OF PERIOD      ACQUIRED       RESERVE       TO RESERVE       PERIOD
                               ----------     --------     -----------     ----------     ----------
12/31/95.....................  $   --          445,000        (212,892)       212,892     $  445,000
12/31/96.....................     445,000      604,000      (1,253,984)     1,895,984      1,691,000
6/30/97......................   1,691,000        --           (435,661)         4,661      1,260,000

                                 EXHIBIT INDEX

    EXHIBIT
     NO.                             DESCRIPTION OF EXHIBITS                             PAGE
    ------   ------------------------------------------------------------------------    -----
    1*       Form of Underwriting Agreement.
     2.1*    Agreement and Plan of Merger dated as of October 22, 1997 between First
             New England Dental Centers, Inc. and Dental Care Partners, Inc.
     3.1     Restated Certificate of Incorporation of First New England Dental
             Centers, Inc.+
     3.2     By-laws of First New England Dental Centers, Inc.+
     4.1*    Specimen of First New England Dental Centers, Inc. Common Stock
             Certificate.
     5.1     Opinion of Lyne, Woodworth & Evarts LLP as to the Common Stock being registered.+
    10.1     Note Purchase Agreement dated as of July 25, 1997 for $15,000,000 Senior
             Secured Fixed Rate Notes due July 25, 1998, between First New England
             Dental Centers, Inc., Osorio and Watkin, D.M.D., P.C., the Purchasers
             and the Agent (as defined therein).
    10.2     Form of Warrant Agreement dated July 25, 1997 between First New England
             Dental Centers, Inc. and each of the Purchasers.
    10.3     Security Agreement dated as of July 25, 1997 between First New England
             Dental Centers, Inc., Osorio and Watkin, D.M.D., P.C. and the Collateral
             Agent named therein.
    10.4     Registration Rights Agreement dated as of July 25, 1997 by and among
             First New England Dental Centers, Inc. and the Initial Holders named therein.
    10.5     Management Agreement effective as of August 4, 1995 between First New
             England Dental Centers, Inc. and Osorio and Watkin, D.M.D., P.C.+
    10.6     Revolving Credit Agreement between First New England Dental Centers,
             Inc. and Osorio and Watkin, D.M.D., P.C. effective as of August 4,
             1995.+
    10.7     Security Agreement between First New England Dental Centers, Inc. and
             Osorio and Watkin, D.M.D., P.C. dated as of August 4, 1995.+
    10.8     Amended and Restated Stock Transfer Restriction Agreement by and among
             First New England Dental Centers, Inc., Osorio and Watkin, D.M.D., P.C.
             Arnold Watkin, D.D.S. and Julian Osorio, D.M.D., dated as of November
             15, 1996.+
    10.9     Amended and Restated By-laws of Osorio and Watkin D.M.D., P.C.
    10.10    Employment Agreement with Donald E. Strange dated September 30, 1996.+
    10.11    Employment Agreement with Jerald Robbins dated November 7, 1996.+
    10.12    Consulting Agreement with Arnold Watkin, D.D.S. dated December 29,
             1995.+
    10.13    Consulting Agreement with Julian Osorio, D.M.D. dated December 29,
             1995.+
    10.14    Consulting Agreement with The Fort Hill Group, Inc. dated November 1,
             1996.+
    10.15    1996 Stock Plan.+
    10.16    Lease between Landman Omnibus VII Limited Partnership and First New
             England Dental Centers, Inc. for space at 85 Devonshire Street, Boston,
             Massachusetts dated as of April 12, 1996.+
    10.17    License of Dentech Dental Office Management Computer System.+
    10.18    Stock Purchase Agreement dated as of August 29, 1997 between First New
             England Dental Centers, Inc. and Saul Herman, D.D.S. and Robert Armento,
             D.D.S.
    10.19    Stock Purchase Agreement dated as of August 29, 1997 between FNEDC of
             New Jersey, Inc. and Saul Herman, D.D.S. and Robert Armento, D.D.S.
    10.20    Stock Purchase Agreement between First New England Dental Centers, Inc.
             and Clark Ingoldsby, D.D.S. and Steven Bergman, D.M.D.

    EXHIBIT
     NO.                             DESCRIPTION OF EXHIBITS                             PAGE
    ------   ------------------------------------------------------------------------    -----
    10.21    Asset Purchase and Sale Agreement by and among Mark E. Ellicson, D.M.D.,
             P.C., Mark E. Ellicson, D.M.D. and First New Englind Dental Centers,
             Inc.
    10.22    Plan of Reorganization and Agreement of Merger among First New England
             Dental Centers, Inc., Frank Weisner, D.M.D., Orthodontist, P.C. and
             Frank Weisner, D.M.D.
    10.23    Schedule of material differences between (i) each Asset Purchase
             Agreement entered into by First New England Dental Centers, Inc. during the last two years and Exhibit 10.21 and (ii) each Merger Agreement entered into by First New England Dental Centers, Inc. during the last two years and Exhibit 10.22.
    11*      Computation of Net Income Per Share.
    23.1     Consent of KPMG Peat Marwick, LLP.
    23.2     Consent of Vitale, Caturano and Company, P.C.
    23.3     Consent of Carus & Shulman, P.C.
    23.4     Consent of Vitale, Caturano and Company, P.C.
    23.5     Consent of Vitale, Caturano and Company, P.C.
    23.6     Consent of Ellie Rozinsky.
    23.7     Consents of Caras & Shulman, P.C.
    23.8     Consent of Vitale, Caturano and Company, P.C.
    23.9     Consent of Moody, Cavanaugh & Company, LLP.
    23.10    Consent of DeBairos & Company, P.C.
    23.11    Consent of Vitale, Caturano and Company, P.C.
    23.12    Consent of Moody, Cavanaugh & Company, LLP.
    23.13    Consent of dePaola, Begg & Associates, P.C.
    23.14    Consent of Jon H. Fudeman
    23.15    Consent of Jurnak & Jurnak, CPAs.
    23.16    Consent of Rucci, Bardaro & Barrett, P.C.
    23.17    Consent of Vitale, Caturano and Company, P.C.
    23.18    Consent of Beers, Hamerman & Company, P.C.
    23.19    Consent of Carlin, Charron & Rosen LLP.
    23.20    Consent of Vitale, Caturano and Company, P.C.
    23.21    Consent of deBairos & Company, P.C.
    23.22    Consent of Joseph D. Kalicka & Company LLP.
    23.23    Consent of Vitale, Caturano and Company, P.C.
    23.24    Consent of Barrett & Dattilio, P.C.
    23.25    Consent of Barrett & Dattilio, P.C.
    23.26    Consent of Lyne, Woodworth & Evarts LLP (included as part of Exhibit
             5.1).
    24       Powers of Attorney (included at Pages II-7 of the Registration
             Statement).
    27       Financial Data Schedule for years ended December 31, 1995 and 1996 and 6 months ended June 30, 1997 (for SEC use only).

---------------
* To be filed by amendment

+ Incorporated by reference, pursuant to Rule 411(c), from Registration
  Statement on Form S-1 of the Registration filed January 31, 1997 (File No. 333-20845) and withdrawn on order of the Commission at the request of the Registrant effective September 17, 1997.